UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (Amendment No. 5)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

PLATINUM ENERGY RESOURCES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common Stock, par value $.0001 per share

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
1/50 of 1% of $102,000,000 in cash Average of high and low prices for common stock on _____________

(4)	Proposed maximum aggregate value of transaction: $102,000,000

(5)	Total fee paid: $20,400

☒	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

PLATINUM ENERGY RESOURCES, INC.
25 Phillips Parkway
Montvale, New Jersey 07645

To the Stockholders of Platinum Energy Resources, Inc.:

You are cordially invited to attend a special meeting of the stockholders of Platinum Energy Resources, Inc. (“Platinum”), relating to the proposed acquisition of all of the assets and assumption of substantially all of the liabilities of Tandem Energy Corporation and related matters, which will be held at 10:00 a.m., eastern time, on,            2007, at the offices of Sills Cummis Epstein & Gross P.C., One  Rockefeller Plaza, New York, New York 10020.

At this meeting, you will be asked to consider and vote upon the following proposals:

(1) to approve and authorize the Asset Acquisition Agreement and Plan of Reorganization, dated October 4, 2006, among Platinum, PER Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Platinum (“Acquisition Sub”), Tandem Energy Corporation, a Colorado corporation (“TEC”), and certain affiliates of TEC, as amended, and the transactions contemplated thereby; we refer to this proposal as the asset acquisition proposal; and

(2) to approve and authorize the amendment and restatement of the certificate of incorporation of Platinum to delete the preamble and sections A through D, inclusive, of Article Sixth from the certificate of incorporation from and after the consummation of the asset acquisition, as these provisions will no longer be applicable to Platinum; we refer to this proposal as the amendment proposal; and

(3) to approve and authorize the Platinum Energy Resources, Inc. 2006 Long-Term Incentive Plan (an equity-based incentive compensation plan); we refer to this proposal as the incentive compensation plan proposal.

The approval of the asset acquisition proposal will require the affirmative vote of the holders of a majority of the shares of Platinum common stock issued in Platinum’s initial public offering (the “IPO”) represented in person or by proxy and entitled to vote at the meeting, provided that, if the holders of 20% or more of the shares of the common stock issued in Platinum’s IPO vote against the asset acquisition and demand that Platinum convert their shares into a pro rata portion of Platinum’s trust account, then the asset acquisition will not be consummated.

The affirmative vote of the holders of a majority of the outstanding shares of Platinum common stock on the record date is required to approve the amendment proposal. The approval of the incentive compensation plan proposal will require the affirmative vote of the holders of a majority of the shares of Platinum common stock represented in person or by proxy and entitled to vote at the meeting. The approval of the asset acquisition proposal and the consummation of the asset acquisition are conditions to the effectiveness of the amendment proposal and the incentive compensation plan proposal assuming such proposals are approved by the stockholders.

Each Platinum stockholder who holds shares of common stock issued in Platinum’s IPO has the right to vote against the asset acquisition proposal and at the same time demand that Platinum convert such stockholder’s shares into cash equal to a pro rata portion of the funds held in the trust account into which a substantial portion of the net proceeds of Platinum’s IPO was deposited. These shares will be converted into cash only if the asset acquisition agreement is consummated. However, if the holders of 2,880,000 or more shares of common stock issued in Platinum’s IPO vote against the asset acquisition proposal and demand conversion of their shares, Platinum will not consummate the asset acquisition. Prior to exercising conversion rights, Platinum stockholders should verify the market price of Platinum’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. Shares of Platinum’s common stock are quoted on the Over-the-Counter Bulletin Board under the symbol PGRI. On the record date, the last sale price of Platinum’s common stock was $          .

Platinum’s initial stockholders acquired certain shares of common stock prior to its IPO. Such shares represent an aggregate of 20% of the outstanding shares of Platinum common stock which shares they have agreed to vote on the asset acquisition proposal in accordance with the vote of the majority of the votes cast by the holders of shares issued in connection with the IPO.

After careful consideration, Platinum’s board of directors has determined that the asset acquisition proposal is fair to and in the best interests of Platinum and its stockholders. Platinum’s board of directors unanimously recommends that you vote or give instruction to vote “FOR” the adoption of the asset acquisition proposal, the amendment proposal and the incentive compensation plan proposal.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the asset acquisition proposal and the transactions contemplated thereby as well as detailed information concerning the amendment proposal and the incentive compensation plan proposal. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and to vote your shares.

Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

I look forward to seeing you at the meeting.

Sincerely,

Mark Nordlicht
Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities commission has determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

See “Risk Factors” beginning on page 23 for a discussion of various factors that you should consider in connection with the asset acquisition proposal.

This proxy statement is dated,           , 2007 and is first being mailed to Platinum stockholders on or about,           , 2007

PLATINUM ENERGY RESOURCES, INC.
25 Phillips Parkway
Montvale, New Jersey  07645

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON            , 2007

To the Stockholders of Platinum Energy Resources, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Platinum Energy Resources, Inc. (“Platinum”), a Delaware corporation, will be held at 10:00 a.m. eastern time, on             , 2007, at the offices of Sills Cummis Epstein & Gross P.C., One Rockefeller Plaza, New York, New York 10020 for the following purposes:

(1) to consider and vote upon a proposal to approve and authorize the Asset Acquisition Agreement and Plan of Reorganization, dated October 4, 2006, among Platinum, PER Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Platinum (“Acquisition Sub”), Tandem Energy Corporation, a Colorado corporation (“TEC”), and certain affiliates of TEC, as amended and the transactions contemplated thereby; we refer to this proposal as the asset acquisition proposal;

(2) to consider and vote upon a proposal to approve and authorize the amendment and restatement of the certificate of incorporation of Platinum to delete the preamble and sections A through D, inclusive, of Article Sixth from the certificate of incorporation from and after the consummation of the asset acquisition, as these provisions will no longer be applicable to Platinum; we refer to this proposal as the amendment proposal; and

(3) to consider and vote upon a proposal to approve and authorize the Platinum Energy Resources, Inc. 2006 Long-Term Incentive Plan (an equity-based incentive compensation plan); we refer to this proposal as the incentive compensation plan proposal.

These proposals are described in the attached proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of Platinum common stock at the close of business on        , 2007 are entitled to notice of the special meeting of stockholders and to vote at the special meeting and any adjournments or postponements of the special meeting. Only the holders of record of Platinum common stock on that date are entitled to have their votes counted at the Platinum special meeting and any adjournments or postponements of the special meeting. Platinum will not transact any other business at the special meeting except for business properly brought before the special meeting or any adjournment or postponement of it by Platinum’s board of directors.

Your vote is important regardless of the number of shares you own.

All Platinum stockholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the special meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of Platinum common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the amendment proposal but will have no effect on the asset acquisition proposal or the incentive compensation plan proposal.

The board of directors of Platinum unanimously recommends that you vote “FOR” the approval of each of the proposals, which are described in detail in the accompanying proxy statement.

By Order of the Board of Directors

Mark Nordlicht
Chairman of the Board

                    , 2007

Page

Tax Treatment	83
Recommendation and Vote Required	84
OTHER INFORMATION RELATED TO PLATINUM	85
Business of Platinum	85
Offering Proceeds Held in Trust	85
Fair Market Value of Target Business	85
Stockholder Approval of Business Combination	84
Liquidation If No Business Combination	85
Facilities	86
Employees	86
Periodic Reporting and Audited Financial Statements	87
Platinum’s Management’s Discussion and Analysis of Financial Condition and Results of Operations	87
Legal Proceedings	90
BUSINESS OF TEC	91
Overview	91
Tandem Corporate Structure	93
Business Strategy	94
Drilling, Exploration and Production Activities	95
Title to Properties	95
Competition	95
Regulatory Matters	95
Environmental Matters	96
Employees and Consultants	97
Legal Proceedings	97
DESCRIPTION OF PROPERTIES	98
Principal Executive Offices	97
Current Oil and Gas Activities	98
Spring Creek Limited Partnership	100
Reserve Report Summary	100
Areas of Opportunity	101
TANDEM’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	102
Overview	102
Tandem Acquisitions	102
Business	105
Results of Operations	106
Liquidity and Capital Resources	108
Cash Flow	108
Financing Activities	108
Proved Reserves	109
Supplemental Information	110
Capital Expenditures	111
Off Balance Sheet Arrangements	111
Contractual Obligations	111
Critical Accounting Policies	111
Significant Estimates and Assumptions	112
Provision for DD&A	114
Recent Accounting Pronouncements	114
Quantitative and Qualitative Disclosures About Market Risk	115
Market Price and Dividend Data for Tandem Securities	117
DIRECTORS AND EXECUTIVE OFFICERS OF PLATINUM FOLLOWING THE CONSUMMATION OF THE ASSET ACQUISITION	118
Executive Compensation	120
BENEFICIAL OWNERSHIP OF PLATINUM SECURITIES	121
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	123
Platinum Related Party Transactions	123

Page

TEC Related Party Transactions	124
APPRAISAL RIGHTS	125
STOCKHOLDER PROPOSALS	125
EXPERTS	125
WHERE YOU CAN FIND MORE INFORMATION	125
GLOSSARY OF TERMS	126
INDEX TO FINANCIAL STATEMENTS	F-1

ANNEX A-1 — ASSET ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION	A1-1
ANNEX A-2 — AMENDMENT NO. 1 TO ASSET ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION	A2-1
ANNEX A-3 — AMENDMENT NO. 2 TO ASSET ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION	A3-1
ANNEX A-4 — AMENDMENT NO. 3 TO ASSET ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION	A4-1
ANNEX B — AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	B-1
ANNEX C — 2006 LONG-TERM INCENTIVE COMPENSATION PLAN	C-1
ANNEX D — FAIRNESS OPINION	D-1
ANNEX E — TANDEM ENERGY HOLDINGS, INC. SHAREHOLDINGS INFORMATION	E-1

SUMMARY OF THE MATERIAL TERMS OF THE ASSET ACQUISITION

•

The parties to the Asset Acquisition Agreement and Plan of Reorganization are Platinum Energy Resources, Inc. (“Platinum”), Tandem Energy Corporation (“TEC”) and PER Acquisition Corp., a company which was formed by Platinum to effect the transaction and is referred to as “Acquisition Sub.” See the section entitled “The Asset Acquisition Proposal” beginning on page 39 of the proxy statement.

•

TEC, a Colorado corporation, is an independent oil and gas exploration and production company and a wholly-owned subsidiary of Tandem Energy Holdings, Inc., a Nevada corporation (“Tandem”). Its properties are located principally in Texas and New Mexico. See the section entitled “Business of TEC” beginning on page 91 of the proxy statement.

•

The Asset Acquisition Agreement and Plan of Reorganization provides that TEC will sell to Acquisition Sub all of the assets and substantially all of the liabilities of TEC, including approximately $42 million of TEC’s debt which will be retired at the closing, for $60 million in shares of common stock of Platinum calculated in accordance with the terms of the asset acquisition agreement. See the section entitled “The Asset Acquisition Agreement and Plan of Reorganization — Asset Acquisition Consideration” beginning on page 60 of the proxy statement.

•

In addition to voting on the asset acquisition proposal, the stockholders of Platinum will vote on proposals to approve and authorize the amendment and restatement of its charter to delete certain provisions that will no longer be applicable after the consummation of the asset acquisition and to approve and authorize a long-term incentive compensation plan. See the sections entitled “Amendment Proposal” and “Long-Term Incentive Compensation Plan Proposal” beginning on pages 78 and 79, respectively, of the proxy statement. The approval of the asset acquisition proposal and the consummation of the asset acquisition are conditions to the effectiveness of the amendment proposal and the incentive compensation plan proposal assuming such proposals are approved by the stockholders.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.

Why am I receiving this proxy statement?

A.

Platinum and TEC have agreed to a purchase and sale of all of the assets and substantially all of the liabilities of TEC to Platinum under the terms of the Asset Acquisition Agreement and Plan of Reorganization, dated October 4, 2006, as amended, that is described in this proxy statement. This agreement is referred to as the asset acquisition agreement. A copy of the asset acquisition agreement is attached to this proxy statement as Annex A, which we encourage you to review.

In order to consummate the asset acquisition, Platinum stockholders must vote to approve and authorize the asset acquisition agreement.

In addition to voting on the asset acquisition, the stockholders of Platinum will vote on proposals to approve and authorize the amendment and restatement of its charter to delete certain provisions that will no longer be applicable after the consummation of the asset acquisition and to approve and authorize a long-term incentive compensation plan. See the sections entitled “Amendment Proposal” and “Long-Term Incentive Compensation Plan Proposal” beginning on pages 78 and 79, respectively, of this proxy statement. The approval of the asset acquisition proposal and the consummation of the asset acquisition are conditions to the effectiveness of the amendment proposal and the incentive compensation plan proposal assuming such proposals are approved by the stockholders.

Platinum will hold a special meeting of its stockholders to obtain these approvals. This proxy statement contains important information about the proposed asset acquisition. You should read it carefully.

Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement.

Q.

Why is Platinum proposing the  asset acquisition?

A.

Platinum was organized to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more U.S. or international operating businesses in the global oil and gas exploration and production industry. TEC is the operating subsidiary of Tandem Energy Holdings, Inc., a Nevada corporation, and is an independent oil and gas exploration and production company. Platinum believes that the assets of TEC, which generate estimated net proved reserves of 9,004,369 barrels of oil equivalent, or boe, at December  31, 2006 and include interests in approximately 400 active TEC-operated wells and 500 non-operated royalty interest wells, are such that they can position Platinum for significant growth in present and future energy markets and Platinum believes that the acquisition of all of the assets of TEC will provide Platinum stockholders with an opportunity to participate in a company with significant growth potential.

Q.

What is being voted on?

A.

There are three proposals on which the Platinum stockholders are being asked to vote. The first proposal is to approve and authorize the asset acquisition agreement and the transactions contemplated thereby. We refer to this proposal as the asset acquisition proposal.

The second proposal is to approve and authorize an amendment to the certificate of incorporation to delete the preamble and sections A through D, inclusive, of Article Sixth from the certificate of incorporation from and after the consummation of the asset acquisition. Upon the consummation of the asset acquisition, the sections sought to be deleted would have no further effect as a result of the asset acquisition in any event. We refer to this proposal as the amendment proposal.

The third proposal is to approve and authorize Platinum’s 2006 Long-Term Incentive Compensation Plan. We refer to this proposal as the incentive compensation plan proposal.

Q.

What vote is required in order to approve and authorize the asset acquisition proposal?

A.

The approval of the asset acquisition proposal will require the affirmative vote of holders of a majority of the shares of Platinum common stock issued in Platinum’s initial public offering (the “IPO”), represented in person and entitled to vote at the special meeting, provided that, if the holders of 20% or more of the shares of the common stock issued in Platinum’s IPO vote against the asset acquisition proposal and demand that Platinum convert their shares into a pro rata portion of Platinum’s trust account, then the asset acquisition will not be consummated. Platinum’s founding stockholders, who acquired their shares of common stock prior to Platinum’s IPO and, as of December 31, 2006, own an aggregate of 20.3% of the outstanding shares of Platinum common stock, of which 3,600,000 shares (or 20% of Platinum’s outstanding common stock) were acquired prior to the IPO, and to whom we refer to herein as the “initial stockholders,” have agreed to vote their shares of Platinum common stock acquired prior to the IPO on the asset acquisition proposal in the same manner as how the majority of the shares of common stock held by all other Platinum stockholders are voted on the asset acquisition proposal. Any shares acquired by the “initial stockholders” after the IPO will be considered a part of the holdings of public stockholders and will have the same rights as other public stockholders, including voting and conversion rights, with respect to the asset acquisition proposal and, as such, they may vote on the asset acquisition proposal with respect to such after-acquired shares any way they choose. The initial stockholders have indicated that they will vote the after-acquired shares held by them in favor of the approval and authorization of the asset acquisition agreement and the transactions contemplated thereby.

No vote of the holders of Platinum’s warrants is necessary to adopt the asset acquisition proposal and Platinum is not asking the warrant holders to vote on the asset acquisition proposal.

Q.

What vote is required in order to approve and authorize the amendment proposal?

A.

The approval of the amendment proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Platinum’s common stock. If the asset acquisition proposal is not approved and/or the asset acquisition is not consummated, the amended and restated certificate of incorporation will not be filed and, therefore, will not be effective.

Q.

What vote is required in order to approve and authorize the incentive compensation plan proposal?

A.

The approval of the incentive compensation plan proposal will require the affirmative vote of the holders of a majority of the shares of Platinum common stock represented in person or by proxy and entitled to vote at the special meeting. If the asset acquisition proposal is not approved and/or the asset acquisition asset acquisition is not consummated, the incentive compensation plan will not be effective.

Q.

Why is Platinum proposing the incentive compensation plan?

A.

Platinum is proposing the incentive compensation plan to enable it to attract, retain and reward its directors, officers, employees and consultants using equity-based incentives. The incentive compensation plan has been approved by Platinum’s board of directors and will be effective upon consummation of the asset acquisition subject to stockholder approval of the plan.

Q.

Does the Platinum board recommend voting in favor of the asset acquisition proposal, the amendment proposal and the incentive compensation plan proposal?

A.

Yes. After careful consideration of the terms and conditions of the asset acquisition agreement, the certificate of incorporation and the incentive compensation plan, the board of directors of Platinum has determined that the asset acquisition agreement and the transactions contemplated thereby, the certificate of incorporation amendment and the incentive compensation plan are fair to and in the best interests of Platinum and its stockholders. The Platinum board of directors unanimously recommends that Platinum stockholders vote “FOR” each of (i) the asset acquisition, (ii) the amendment and (iii) the incentive compensation plan proposals. The members of Platinum’s board of directors have interests in the asset acquisition that are different from, or in addition to, your interests as a stockholder. For a description of such interests, please see the section entitled “Summary of the Proxy Statement — Interests of Platinum’s Directors and Officers in the Asset Acquisition” beginning on page 14.

For a description of the factors considered by Platinum’s board of directors in making its determination, see the section entitled “Reasons for the Asset Acquisition” beginning on page 45.

Platinum has obtained an opinion from C.K. Cooper & Company, Inc. (“C. K. Cooper”) that as of October 3, 2006, the asset acquisition consideration to be paid by Platinum is fair, from a financial point of view, to the stockholders of Platinum. For a description of the fairness opinion and the assumptions made, matters considered and procedures followed by C.K. Cooper in rendering such opinion, see the section entitled “Fairness Opinion” beginning on page 48.

Q.

What will happen in the proposed asset acquisition?

A.

As a consequence of the asset acquisition, a wholly-owned subsidiary of Platinum, PER Acquisition Corp., will acquire all of the assets and assume substantially all of the liabilities of TEC, including approximately $42 million of TEC’s debt which will be retired at closing, for $60 million in shares of common stock of Platinum. The total number of shares to be issued to TEC will be $60 million divided by the per share cash value of the Platinum trust account calculated by dividing the amount held in trust by 14,400,000 shares issued in Platinum’s IPO at the time of closing. The per share cash value of the Platinum trust account at December 31, 2006 was $7.58 which, had we closed on that date, would have resulted in the issuance of approximately eight million shares of Platinum common stock. The trust account will continue to bear interest until closing and, as such, determination of the actual number of shares of Platinum common stock to be issued cannot be made until such time.

Q.

How do the Platinum insiders intend to vote their shares?

A.

All of the Platinum insiders (including all of Platinum’s initial stockholders, officers and directors) have agreed to vote the shares held by them that they acquired prior to the IPO on the asset acquisition proposal in accordance with the vote of the majority of the shares of common stock issued in the IPO. Any shares acquired by the “initial stockholders” after the IPO will be considered a part of the holdings of public stockholders and will have the same rights as other public stockholders, including voting and conversion rights, with respect to the asset acquisition proposal and, as such, they may vote on the asset acquisition proposal with respect to such after-acquired shares any way they choose. The initial stockholders have indicated that they will vote the after-acquired shares held by them in favor of the approval and authorization of the asset acquisition agreement and the transactions contemplated thereby.

They have also indicated that they will vote the shares held by them in favor of the amendment proposal and the incentive compensation plan proposal.

Q.

What will I receive as a consequence of the proposed asset acquisition?

A.

Platinum stockholders will not receive any cash or securities as a consequence of the asset acquisition. Platinum stockholders will continue to hold the shares of Platinum common stock that they owned prior to the asset acquisition and, as a consequence of the asset acquisition, Platinum, through its wholly-owned subsidiary, PER Acquisition Corp., will own all of the assets and assume substantially all of the liabilities of TEC.

Q.

How much of Platinum will existing Platinum stockholders own after the consummation of the asset acquisition?

A.

After the consummation of the asset acquisition, if no Platinum stockholder demands that Platinum convert his, her or its shares into a pro rata portion of the trust account, then existing Platinum stockholders will own approximately 70% of the outstanding common stock of Platinum. Existing Platinum stockholders would own less than that percentage of the outstanding if one or more Platinum stockholders vote against the asset acquisition proposal and demand conversion of their shares into a pro rata portion of the trust account.

Q.

Do I have conversion rights?

A.

If you hold shares of common stock issued in Platinum’s IPO, then you have the right to vote against the asset acquisition proposal and demand that Platinum convert your shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Platinum’s IPO are held. We sometimes refer to these rights to vote against the asset acquisition proposal and demand conversion of the shares into a pro rata portion of the trust account as conversion rights. See the section entitled “Special Meeting of Platinum Stockholders — Conversion Rights” beginning on page 36.

Q.

If I have conversion rights, how do I exercise my conversion rights?

A.

If you wish to exercise your conversion rights, you must vote against the asset acquisition proposal and at the same time demand that Platinum convert your shares into cash. You may exercise your conversion rights either by checking the box on the proxy card or by submitting your request in writing to Platinum at the address listed below. You may remedy an improperly executed demand for conversion at any time until the special meeting of stockholders. If, notwithstanding your negative vote, the asset acquisition is consummated, then you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon through the record date. As of the record date, there was approximately $              in trust, so, if, hypothetically, we were to close on such date you would be entitled to convert each share of common stock that you hold into approximately $             . If you exercise your conversion rights, then you will be exchanging your shares of Platinum common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the consummation of the asset acquisition and then tender your stock certificate. Exercise of your conversion rights does not result in either the conversion or a loss of your warrants. Your warrants will continue to be outstanding and exercisable following a conversion of your common stock.

Q.

What if I object to the proposed asset acquisition? Do I have appraisal rights?

A.

Stockholders of Platinum do not have appraisal rights in connection with the asset acquisition under the General Corporation Law of the State of Delaware (“DGCL”).

Q.

What happens to the funds deposited in the trust account after consummation of the asset acquisition?

A.

After consummation of the asset acquisition, Platinum stockholders electing to exercise their conversion rights will receive their pro rata portion of the funds in the trust account. The balance of the funds in the trust account will be released to Platinum and used for, among other things, the payment of outstanding liabilities assumed in connection with the asset acquisition and payment of transaction-related expenses.

Q.

Who will manage Platinum and TEC after the consummation of the asset acquisition?

A.

Mark Nordlicht, Barry Kostiner and James Dorman, who are currently chairman of the board, chief executive officer and executive vice president of Platinum, respectively, and Messrs. Nordlicht and Kostiner, who are also members of the board of directors, will continue in such positions after the consummation of the asset acquisition. We currently anticipate that Michael G. Cunningham, Todd M. Yocham and Toben A. Scott, who are all currently officers of TEC, will become employees of Acquisition Sub, which we intend to rename Tandem Energy Corporation after the consummation of the asset acquisition. While definitive agreements have not been entered into as yet, the parties have accepted written offers of employment subject to execution of definitive documentation. In addition, pursuant to the terms of the asset acquisition agreement, Tim Culp, the current CEO of Tandem and TEC and an indirect controlling stockholder of TEC, or his designee, will be elected to the board of Platinum and will continue to have a seat on the board for so long as Mr. Culp holds at least 1% of the outstanding common stock of Platinum. Mr. Culp will hold approximately 10% of the total outstanding common stock of Platinum after the consummation of the asset acquisition and the subsequent distribution in liquidation by TEC and Tandem to its stockholders of the shares of Platinum common stock TEC receives as consideration for the assets sold. See the section entitled “Directors and Executive Officers of Platinum Following the Consummation of the Asset Acquisition” beginning on page 118.

Q.

What happens if the asset acquisition is not consummated?

A.

Platinum must liquidate if it does not consummate a business combination by October 28, 2007. In any liquidation, the funds held in the trust account, plus any interest earned thereon, together with any remaining net assets not held in trust, will be distributed pro rata to the holders of Platinum’s common stock issued in Platinum’s IPO. Holders of Platinum common stock acquired prior to the IPO, including all of Platinum’s initial stockholders, officers and directors, have waived any right to any liquidation distribution with respect to those shares. Please see the information set forth in the section entitled “Special Meeting of Platinum Stockholders — Liquidation of Platinum” beginning on page 37.

Q.

When do you expect the asset acquisition to be consummated?

A.

It is currently anticipated that the asset acquisition will be consummated promptly following the special meeting of stockholders on                  , 2007, provided that all conditions to the consummation of the asset acquisition are met, including the receipt of approval of the Platinum stockholders.

For a description of the conditions to completion of the asset acquisition, see the section entitled “The Asset Acquisition Agreement — Conditions to Closing of the Asset Acquisition” Agreement beginning on page 64.

Q.

What do I need to do now?

A.

Platinum urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the asset acquisition will affect you as a stockholder of Platinum. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.

How do I vote?

A.

If you are a holder of record of Platinum common stock, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares.

Q.

What will happen if I abstain from voting or fail to vote?

A.

An abstention by a Platinum stockholder will have the same effect as a vote against the asset acquisition, but will not have the effect of converting your shares of common stock into a pro rata portion of the trust account. If you fail to vote on the asset acquisition proposal it will have no effect on the outcome of that proposal. An abstention or failure to vote will have the effect of voting against the amendment proposal. An abstention will have the effect of voting against the incentive compensation plan proposal but a failure to vote will have no effect on the incentive compensation plan proposal.

Q.

If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.

No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Broker non-votes, while considered present for purposes of establishing a quorum, will have the effect of votes “AGAINST” the amendment proposal, but will have no effect on the asset acquisition proposal or the incentive compensation plan proposal.

Q.

Can I change my vote after I have mailed my signed proxy or direction form?

A.

Yes. Send a later-dated, signed proxy card to Platinum’s secretary at the address of Platinum’s corporate headquarters prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Platinum’s secretary.

Q.

Do I need to send in my stock certificates?

A.

No. Platinum stockholders who do not elect to have their shares converted into a pro rata share of the trust account should not submit their stock certificates now or after the asset acquisition, because their shares will not be converted or exchanged in the asset acquisition.

Q.

What should I do if I receive more than one set of voting materials?

A.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Platinum shares.

Q.

What are the federal income tax consequences of the asset acquisition to Platinum stockholders?

A.

A stockholder of Platinum who exercises conversion rights and effects a termination of the stockholder’s interest in Platinum will generally be required to recognize capital gain or loss upon the exchange of that stockholder’s shares of common stock of Platinum for cash, if such shares were held as a capital asset on the date of the conversion. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of Platinum common stock. However, under certain circumstances, a portion of the cash received might be treated as a dividend for tax purposes.

No gain or loss will be recognized by non-converting stockholders of Platinum.

For a description of the material federal income tax consequences of the asset acquisition to Platinum stockholders, please see the information set forth in the section entitled “Material Federal Income Tax Consequences of the Asset Acquisition” beginning on page 57.

Q.

Who can help answer my questions?

A.

If you have questions about the asset acquisition or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Mark Nordlicht
Platinum Energy Resources, Inc.
25 Phillips Parkway
Montvale, New Jersey 07645
Tel: (212) 581-2401

You may also obtain additional information about Platinum from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 125.

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the asset acquisition, you should read this entire document carefully, including the asset acquisition agreement attached as Annex A to this proxy statement. We encourage you to read the asset acquisition agreement carefully. It is the legal document that governs the asset acquisition and the other transactions contemplated by the asset acquisition agreement. It is also described in detail elsewhere in this proxy statement.

The Parties to the Asset Acquisition Agreement and Plan of Reorganization

Platinum

Platinum is a blank check company organized as a corporation under the laws of the State of Delaware on April 25, 2005. It was formed with the purpose of effecting one or more business combinations with unidentified operating businesses in the global oil and gas exploration and production (“E&P”) industry. On October 28, 2005, Platinum consummated an initial public offering (the “IPO”) of its equity securities from which it derived net proceeds of $106,472,000. The Platinum common stock, warrants to purchase common stock and units (each unit consisting of one share of common stock and one warrant to purchase one share of common stock) are quoted on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbols PGRI for the common stock, PGRIW for the warrants and PGRIU for the units. Of the net proceeds of the IPO, $105,408,000 were placed in a trust account. Such funds, which are being held in an interest -bearing account and will continue to bear interest through the closing, will be released to Platinum upon consummation of the asset acquisition, and used to (i) retire approximately $42 million in indebtedness of TEC assumed in connection with the asset acquisition, (ii) make payments to Platinum stockholders who exercise conversion rights and (iii) pay the finder’s fee of $3.0 million payable to Mr. Lance Duncan upon consummation of the asset acquisition as well as other transaction-related expenses. Platinum intends that the remaining funds will be used for, among other things, future acquisitions, working capital, capital expenditures associated with TEC’s assets and repurchases of shares of Platinum common stock under the contemplated Platinum share repurchase program.

The balance of the net proceeds of the IPO, not held in trust, or $1,064,000, has been used by Platinum to pay the expenses incurred in its pursuit of a business combination. As of December 31, 2006, Platinum had used all funds available from net proceeds that were not initially deposited in the trust fund.

Other than its IPO and the pursuit of a business combination, Platinum has not engaged in any business to date. If Platinum does not consummate the business combination contemplated by the Asset Acquisition Agreement and Plan of Reorganization among Platinum, PER Acquisition Corp. and TEC by October 28, 2007, then, pursuant to its certificate of incorporation, Platinum’s officers must take all actions necessary to dissolve and liquidate Platinum as soon as reasonably practicable.

The mailing address of Platinum’s principal executive office is Platinum Energy Resources, Inc., 25 Phillips Parkway, Montvale, New Jersey 07645, and its telephone number is (212) 581-2401.

PER Acquisition Corp.

PER Acquisition Corp. was organized as a corporation under the laws of the State of Delaware on January 25, 2006. It was formed to effect a business transaction and is a wholly-owned subsidiary of Platinum. We sometimes refer to PER Acquisition Corp. as the “Acquisition Sub.” The mailing address and telephone number of PER Acquisition Corp. is the same as that of Platinum.

TEC

Tandem Energy Corporation (“TEC”) is an independent oil and gas exploration and production company headquartered in Midland, Texas and a wholly-owned subsidiary of Tandem Energy Holdings, Inc., a Nevada Corporation (“Tandem”). TEC has approximately 21,000 acres under lease in relatively long-lived fields with well-established production histories. TEC’s properties are concentrated primarily in the Gulf Coast region in Texas, the Permian Basin in Texas and New Mexico, and the Fort Worth Basin in Texas.

TEC was incorporated in Colorado on December 20, 1977, and has been engaged in the oil and gas exploration and production industry since its inception.

The mailing address of TEC’s principal executive offices is 200 N. Loraine, Suite 500, Midland, Texas 79701 and its telephone number is (432) 686-7136. See the section entitled “Business of TEC” beginning on page 91 for a more complete description of the business of TEC.

Introduction of TEC to Platinum

On December 9, 2005, Mark Nordlicht, Chairman of Platinum, was introduced by Mr. Howard Crosby to Mr. Lance Duncan, an individual who had previously made an unsuccessful attempt to purchase the assets of Shamrock Energy Corporation (“Shamrock”) and TEC (the businesses that were eventually rolled up into Tandem), and who, with the permission of management of Tandem, continued to seek financing to purchase the controlling interest in Tandem. Mr. Duncan knew Mr. Tim Culp, one of the stockholders of TEC, and Mr. Jack Chambers, who along with Mr. Tim Culp and his brother, Dyke Culp, comprised all of the stockholders of Shamrock, prior to the roll up of these companies into Tandem, as a consequence of his dealings with these parties in his prior purchase attempt. See the section entitled “Business of TEC” beginning on page 91 .. Mr. Duncan was unable to consummate these acquisitions but continued his relationship with Messrs. Culp and Chambers and, in fact, was an officer and director of Tandem for a short time from mid-March 2005 through June 1, 2005.

Our Chairman, Mark Nordlicht, had become generally aware of the existence of Tandem and its operating subsidiary, TEC, on December 7, 2005, through Mr. Howard Crosby, a personal friend of Mr. Nordlicht for many years and an investor in small cap companies. On the previous evening, Mr. Crosby, a principal in two corporations which hold common stock of Tandem, had been introduced to Mr. Duncan, who was in New York seeking financing to acquire the controlling interest in Tandem, by Mr. William Ritger, an equity analyst who prepares research reports for small cap companies including Tandem and who is also a stockholder of Tandem. Mr. Crosby described Tandem to Mr. Nordlicht and advised him that he could obtain additional information about Tandem from Mr. Duncan. On that same day, Mr. Nordlicht contacted Mr. Ritger to inquire about Tandem and about Mr. Duncan.

In light of Mr. Ritger’s work and the fact that he often invests in small cap companies and the fact that Mr. Nordlicht is manager of a hedge fund, Platinum Partners Value Arbitrage Fund, which also occasionally invests in small cap companies, the two men had occasion to meet a few years ago and have met on various occasions since their initial introduction. Mr. Ritger’s company, The Research Works, Inc., prepares and provides research and investor guidance and had been engaged by Tandem on April 6, 2005 to prepare certain research and stockholder promotional materials. Mr. Ritger’s company received compensation for such services rendered to Tandem in the form of 65,000 shares of Tandem common stock. A limited liability company, Seaside Partners, LLC, of which Mr. Ritger is a principal, also participated in a private placement of Tandem common stock in March 2005 in which that entity purchased 360,000 shares of common stock of Tandem at a purchase price of $1.00 per share.

Messrs. Nordlicht and Crosby are both stockholders and serve on the board of directors of Platinum Diversified Mining, Inc., a company which had its origins as a special purpose acquisition company (“PDMI”). Mr. Nordlicht also holds the position of Executive Chairman and Mr. Crosby also holds the position of Vice President of PDMI. Messrs. Nordlicht and Crosby first discussed possible involvement in a special purpose acquisition company in the mining sector on September 14, 2005. Messrs. Nordlicht and Crosby are also both investors in Vivid Learning Systems, Inc. and White Mountain Titanium Corporation. Two companies of which Mr. Crosby is a principal, HHBC Corporation and Cork Investments, Inc., are stockholders of Tandem having purchased 10,000 and 15,000 shares of common stock of Tandem, respectively, at a purchase price of $1.00 per share in a private placement by Tandem offered in March 2005.

To Platinum’s knowledge, Messrs. Ritger and Crosby are personal friends but, other than both being stockholders of Tandem, they have no connections, associations or affiliations with one another.

Prior to discussions with Mr. Duncan in December, 2005, no member of the management team of Platinum had any pre-existing relationship or contact with Mr. Duncan or with any member of the management team of Tandem and TEC and, prior to Mr. Nordlicht’s discussions with Mr. Crosby on December 7, 2005, neither Mr. Nordlicht nor any other member of the management team of Platinum had any knowledge of Tandem and TEC’s assets. See also the section entitled “The Asset Acquisition Proposal — Background of the Asset Acquisition” beginning on page 39.

The Asset Acquisition

The asset acquisition agreement provides for a business combination transaction by means of the acquisition by Acquisition Sub of all of the assets and assumption of substantially all of the liabilities of TEC including approximately $42 million in debt to be retired at closing, for $60 million in shares of common stock of Platinum calculated in accordance with the terms of the asset acquisition agreement.

Platinum and TEC plan to consummate the asset acquisition promptly after the Platinum special meeting of stockholders, provided that:

•

Platinum’s stockholders have approved the asset acquisition agreement;

•

holders of 20% or more of the shares of common stock issued in Platinum’s IPO have not voted against the asset acquisition proposal and demanded conversion of their shares into cash; and

•

the other conditions specified in the asset acquisition agreement have been satisfied or waived.

Promptly after the closing, TEC intends to proceed to wind up its affairs, liquidate and distribute its remaining assets, including the shares of Platinum common stock received in consideration of the sale of assets.

Amendment to the Certificate of Incorporation

The amendment and restatement of Platinum’s certificate of incorporation is being proposed, upon consummation of the asset acquisition, to eliminate certain provisions that are applicable to Platinum only prior to its completion of a business combination. The amended and restated certificate of incorporation is attached as Annex B to this proxy statement. We encourage you to read the amended and restated certificate of incorporation in its entirety. The approval of the asset acquisition proposal and the consummation of the asset acquisition are conditions to the effectiveness of the amendment proposal assuming such proposal is approved by the stockholders.

The Platinum Energy Resources, Inc. 2006 Long-Term Incentive Compensation Plan

The Platinum Energy Resources, Inc. 2006 Long-Term Incentive Compensation Plan (the “Plan”) reserves four million shares of Platinum common stock for issuance in accordance with the Plan’s terms. The purpose of the Plan is to create incentives designed to motivate our employees to significantly contribute toward our growth and profitability, to provide Platinum executives, directors and other employees and persons who, by their position, ability and diligence are able to make important contributions to our growth and profitability, with an incentive to assist us in achieving our long-term corporate objectives, to attract and retain executives and other employees of outstanding competence and to provide such persons with an opportunity to acquire an equity interest in Platinum. The Plan is attached as Annex C to this proxy statement. We encourage you to read the Plan in its entirety. The approval of the asset acquisition proposal and the consummation of the asset acquisition are conditions to the effectiveness of the incentive compensation plan proposal assuming such proposal is approved by the stockholders.

Platinum’s Recommendations to Stockholders; Reasons for the Asset Acquisition

After careful consideration of the terms and conditions of the asset acquisition agreement and the consideration to be paid in the asset acquisition, on October 3, 2006, the board of directors of Platinum determined that the asset acquisition and the issuance of Platinum stock and other transactions contemplated thereby are fair to and in the best interests of Platinum and its stockholders. In reaching its decision with respect to the asset acquisition and the issuance of Platinum stock and other transactions contemplated thereby, the board of directors of Platinum reviewed various industry and financial data and the due diligence and evaluation materials provided by Tandem and TEC, including the reports of proved reserves prepared by Williamson Petroleum Consultants regarding proved reserves on the properties and interests of TEC, in order to determine that the consideration to be paid to TEC was reasonable. Further, Platinum received an opinion from C.K. Cooper & Company, Inc. that, in its opinion, the asset acquisition consideration to be paid by Platinum to TEC is fair to Platinum’s stockholders from a financial point of view. Accordingly, Platinum’s board of directors unanimously recommends that Platinum stockholders vote “FOR” the asset acquisition proposal as well as for the other proposals submitted to the stockholders.

Management of Platinum and TEC Following the Consummation of the Asset Acquisition

As a result of the asset acquisition, Acquisition Sub will acquire all of the assets and substantially all of the liabilities of TEC and Acquisition Sub will be renamed Tandem Energy Corporation (“New TEC”).

Platinum

After the consummation of the asset acquisition, the board of directors of Platinum will consist of James  E. Bashaw (in the class to stand for election in 2007), Albert Helmig and William C. Glass (in the class to stand for election in 2008), and Mark Nordlicht and Barry Kostiner (in the class to stand for election in 2009). Pursuant to the asset acquisition agreement, Tim Culp, the current CEO of Tandem and TEC and an indirect controlling stockholder of TEC, or his designee, will become a member of the board and will continue to hold a position on the board for so long as Mr. Culp continues to own at least one percent of the outstanding common stock of Platinum. Mr. Culp will hold approximately 10% of the total outstanding common stock of Platinum after the consummation of the asset acquisition and the subsequent distributions in liquidation by TEC and Tandem to their respective stockholders of the shares of Platinum common stock received as consideration for TEC’s assets.

After the consummation of the asset acquisition, the executive officers of Platinum will be Mark Nordlicht, chairman, Barry Kostiner, chief executive officer and secretary, James H. Dorman, executive vice president, each of whom currently is an executive officer of Platinum.

New Tandem Energy Corporation

After the consummation of the asset acquisition, the board of directors of New TEC will consist of Mark Nordlicht and Barry Kostiner, each of whom shall serve until his successor is elected and qualifies. Also, thereafter, Messrs. Nordlicht and Kostiner shall serve as president and chief executive officer and vice president, treasurer and secretary, respectively. We currently anticipate that Michael G. Cunningham, Todd H. Yocham and Toben A. Scott, currently with TEC, will continue employment with New TEC after the asset acquisition. Those individuals have accepted offers from Platinum which are subject to entering into definitive agreements.

Stock Ownership

On the record date, directors and executive officers of Platinum and their affiliates beneficially owned and were entitled to vote       shares or      % of Platinum’s outstanding common stock of which 3,600,000 shares (or 20% of Platinum’s outstanding common stock) were acquired prior to the IPO. In connection with its IPO, Platinum entered into agreements with each of such stockholders pursuant to which they agreed to vote their shares of Platinum common stock owned prior to the IPO on the asset acquisition proposal in accordance with the majority of the votes cast by the holders of shares issued in connection with the IPO. These stockholders also agreed, in connection with the IPO, to place their shares acquired prior to the IPO in escrow until October 24, 2008. These stockholders who acquired shares of Platinum’s common stock after the IPO will have the same rights as other public stockholders, including voting and conversion rights, with respect to such after-acquired shares.

Asset Acquisition Consideration

In consideration for the sale of all of the assets and assumption of substantially all of the liabilities of TEC, including $42 million in debt to be retired at closing, TEC will receive $60 million in shares of common stock of Platinum. The total number of shares to be issued to TEC will be $60 million divided by the per share cash value of the Platinum trust account at time of closing. The per share cash value at December 31, 2006 was $7.58 which, had we closed on that date, would have resulted in the issuance of approximately 8 million shares of Platinum common stock. The shares of common stock of Platinum to be issued to TEC in the asset acquisition will be “restricted securities” under the federal securities laws and may not be transferred, distributed or resold except pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act. Following the consummation of the asset acquisition TEC will dissolve and in connection therewith transfer the shares of Platinum common stock to Tandem, its sole stockholder.  Platinum has agreed to register such shares for distribution to the stockholders of Tandem upon the contemplated dissolution of Tandem. See “The Asset Acquisition Agreement and Plan of Reorganization — Registration Rights.”

The purchase price to be paid by Platinum was based upon a valuation of price per boe. Platinum believes that a purchase price of approximately $11 per proved boe is an attractive price based on, among other things, valuations of comparable companies and prices paid per boe in comparable transactions. As a consequence, the $102 million price determined by Platinum was irrespective of the then current market price of Tandem’s (TEC’s parent company) common stock or the fact that it was a 63% premium over the $62 million valuation that Tandem itself had placed on the same assets six months earlier, on June 8, 2005 when the market price of oil was $52.54 per boe, notwithstanding that TEC had not acquired any additional significant assets in the interim. On March 26, 2007, the market price of oil was $62.91 per boe. See the section entitled “The Asset Acquisition Proposal – Background of the Asset Acquisition” beginning on page 39.

Registration Rights

Within 30 days after receiving notice that the dissolution of TEC is complete and the shares of Platinum common stock issued to TEC in the asset acquisition have been transferred to Tandem, its sole stockholder, pursuant to an exemption from registration provided by Section 4(2) of the Securities Act Platinum will file a registration statement to register such shares of Platinum common stock in connection with the distribution of such shares to Tandem stockholders upon the dissolution of Tandem. Platinum will use its best efforts to have the registration statement declared effective within 90 days after it is filed with the SEC.

Date, Time and Place of Special Meeting of Platinum’s Stockholders

The special meeting of the stockholders of Platinum will be held at 10:00 a.m., eastern time on          , 2007, at the offices of Sills Cummis Epstein & Gross P.C., One Rockefeller Plaza, New York, New York 10020 to consider and vote upon the asset acquisition proposal, the amendment proposal and the incentive compensation plan proposal.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting of stockholders if you owned shares of Platinum common stock at the close of business on          , 2007, which is the record date for the special meeting. You will have one vote for each share of Platinum common stock you owned at the close of business on the record date. Platinum warrants do not have voting rights. On the record date, there were           shares of Platinum common stock outstanding.

Quorum and Vote of Platinum Stockholders

A quorum of Platinum stockholders is necessary to hold a valid meeting. A quorum will be present at the Platinum special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

•

The approval of the asset acquisition proposal will require the affirmative vote of the holders of a majority of the shares of Platinum common stock issued in Platinum’s IPO represented in person or by proxy and entitled to vote at the meeting, provided that, if the holders of 20% or more of the shares of the common stock issued in Platinum’s IPO vote against the asset acquisition and demand that Platinum convert their shares into a pro rata portion of Platinum’s trust account then the asset acquisition will not be consummated. Platinum’s initial stockholders, who acquired their shares of common stock prior to its IPO and presently own an aggregate of 20% of the outstanding shares of Platinum common stock, have agreed to vote their shares of Platinum common stock acquired prior to the IPO on the asset acquisition proposal in the same manner as how the majority of the shares of common stock held by all other Platinum stockholders are voted on the asset acquisition proposal. No vote of the holders of Platinum’s warrants is necessary to adopt the asset acquisition proposal and Platinum is not asking the warrant holders to vote on the asset acquisition proposal.

•

The approval of the amendment proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Platinum common stock on the record date.

•

The approval of the incentive compensation plan proposal will require the affirmative vote of the holders of a majority of the shares of the outstanding shares of Platinum common stock represented in person or by proxy and entitled to vote at the meeting.

Abstentions will have the same effect as a vote “AGAINST” the asset acquisition proposal, the amendment proposal and the incentive compensation plan proposal. Broker non-votes, while considered present for the purposes of establishing a quorum, will have the effect of a vote “AGAINST” the amendment proposal but will have no effect on the asset acquisition proposal or the incentive compensation plan proposal. Please note that you cannot seek conversion of your shares unless you affirmatively vote against the asset acquisition.

Relation of Proposals

If approved, the asset acquisition will be consummated even if the amendment proposal and the incentive compensation plan proposal are not approved. The approval of the asset acquisition proposal will require the affirmative vote of the holders of a majority of the shares of Platinum common stock issued in Platinum’s IPO represented in person or by proxy and entitled to vote at the meeting, provided that, if the holders of 20% or more of the shares of the common stock issued in Platinum’s vote against the asset acquisition and demand that Platinum convert their shares into a pro rata portion of Platinum’s trust account, then the asset acquisition will not be consummated. The approval of the asset acquisition proposal and the consummation of the asset acquisition are conditions to the effectiveness of the amendment proposal and the incentive compensation plan proposal assuming such proposals are approved by the stockholders.

If the asset acquisition proposal is not approved and the asset acquisition asset acquisition is not consummated, the amended and restated certificate of incorporation will not be filed and, as such, will not take effect and the incentive compensation plan will not be effective.

Conversion Rights

Pursuant to Platinum’s certificate of incorporation, a holder of shares of Platinum’s common stock issued in its IPO may, if the stockholder votes against the asset acquisition, demand that Platinum convert such shares into cash. This demand must be made in writing at the same time that the stockholder votes against the asset acquisition proposal. If properly demanded, Platinum will convert each share of common stock into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Platinum’s IPO are held, plus interest earned thereon. Based on the amount of cash held in the trust account at December 31, 2006, you would be entitled to convert each share of common stock that you hold into approximately $7.58. If you exercise your conversion rights, then you will be exchanging your shares of Platinum common stock for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the effective time of the asset acquisition and then tender your stock certificate to Platinum. If the asset acquisition is not consummated, these shares will not be converted into cash. However, if we are unable to consummate the asset acquisition by October 28, 2007, we will be forced to liquidate and all public stockholders will receive at least the amount they would have received if they sought conversion of their shares and we did consummate the  asset acquisition.

The asset acquisition will not be consummated if the holders of 20% or more of the common stock issued in Platinum’s IPO (2,880,000 shares or more) exercise their conversion rights.

Appraisal Rights

Platinum stockholders do not have appraisal rights in connection with the asset acquisition under the DGCL.

Liquidation  of Platinum

If we do not consummate the asset acquisition with TEC by October 28, 2007 we will dissolve and liquidate. We anticipate that, promptly following such date, our board would adopt a specific plan of dissolution and liquidation pursuant to the provisions of the Delaware General Corporation Law. Pursuant to the terms of our certificate of incorporation, only holders of shares issued in our IPO will be entitled to receive liquidating distributions. Shares issued to Platinum’s initial stockholders prior to the IPO will not be entitled to receive any liquidating distributions. The plan of dissolution would be submitted to stockholders for approval. The submission of the plan for approval by the stockholders would require the filing of a proxy statement with the SEC which could be subject to review by the SEC. As such, the process from the adoption of the plan of dissolution and liquidation by the board until completion of the plan and distribution of funds to the stockholders could take up to two to four months or possibly even longer.

We will not liquidate the trust account unless and until our stockholders approve our plan of dissolution and liquidation. Accordingly, the foregoing procedures may result in substantial delays in our liquidation and the distribution to our public stockholders of the funds in our trust account and any remaining net assets as part of our plan of dissolution and liquidation.

Proxies

Proxies may be solicited by mail, telephone or in person.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting of stockholders.

Interests of Platinum Directors and Officers in the Asset Acquisition

When you consider the recommendation of Platinum’s board of directors in favor of adoption of the asset acquisition proposal, you should keep in mind that Platinum’s executive officers and members of Platinum’s board have interests in the asset acquisition transaction that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•

if the asset acquisition proposal is not approved and Platinum does not consummate the asset acquisition by October 28, 2007, Platinum will be required to liquidate; in such event, the 3,600,000 shares of common stock held by Platinum’s initial stockholders, officers and directors that were acquired prior to the IPO will be worthless because Platinum’s initial stockholders are not entitled to receive any liquidation proceeds. Such shares had an aggregate value of $26,640,000 based on the last sale price of Platinum common stock of $7.40 on the OTCBB on March 20, 2007;

•

if Platinum is liquidated prior to the consummation of a business combination, Mark Nordlicht, our chairman of the board, and Barry Kostiner, our chief executive officer, have agreed to indemnify Platinum against losses, liabilities, claims, damages and expenses incurred as a result of any claim by a vendor who is owed money by Platinum for services or products, to the extent necessary to ensure that such losses, liabilities, claims, damages or expenses do not reduce the amount in the trust fund in the event of liquidation; and

•

after the completion of the acquisition, it is expected that the directors will continue to serve on Platinum’s board of directors, Mark Nordlicht will continue to serve as Platinum’s chairman of the board and Barry Kostiner will continue to serve as Platinum’s chief executive officer. Mr. Nordlicht, as Platinum’s chairman of the board, Mr. Kostiner, as Platinum’s chief executive officer, and each director of Platinum, will, following the consummation of the asset acquisition, be compensated in such manner, and in such amounts, as Platinum’s board of directors may determine to be appropriate. No agreements or plans with respect to such compensation have been entered into, adopted or otherwise agreed upon by Platinum.

Conditions to the Closing of the Asset Acquisition

Consummation of the asset acquisition and the related transactions is conditioned on the Platinum stockholders adopting and approving the asset acquisition proposal. If stockholders owning 20% or more of the shares issued in the IPO vote against the transaction and exercise their right to convert their shares issued in the IPO into a pro rata portion of the funds held in trust by Platinum for the benefit of the holders of shares issued in the IPO, then the asset acquisition cannot be consummated. TEC’s board of directors have approved and adopted and TEC’s sole stockholder, its parent company, Tandem, has already approved and adopted the asset acquisition agreement.

In addition, the consummation of the asset acquisition is conditioned upon the following:

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no statute, rule, regulation, executive order, decree or injunction or other legal restraint having been enacted, entered, promulgated or enforced by any court or other governmental authority which is in effect and has the effect of prohibiting the consummation of the asset acquisition;

•

no legal proceeding shall be pending or thereafter seeking to restrain, prohibit or obtain material damages or other relief in connection with the asset acquisition;

•

all approvals (including permits) of, and consents by, all federal, state, local and foreign governmental agencies and authorities and all filings with and submissions to all such agencies and authorities as may be required for the consummation of the asset acquisition having been obtained or made; and

•

each of the parties hereto shall have taken all action necessary to ensure that (i) no takeover statute or similar law is or becomes applicable to the asset acquisition, the asset acquisition agreement or any of the other transactions contemplated thereby, or (ii) if any takeover statute or similar law becomes applicable to the asset acquisition, the asset acquisition agreement or any of the other transactions contemplated thereby may be consummated as promptly as practicable on the terms contemplated by the asset acquisition agreement and otherwise to minimize the effect of such law on the asset acquisition and the other transactions contemplated by the asset acquisition agreement.

TEC’s Conditions to Closing of the Asset Acquisition

The obligations of TEC to consummate the transactions contemplated by the asset acquisition agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•

all representations and warranties of Platinum and Acquisition Sub contained in the asset acquisition agreement being true as of the date when made and on and as of the closing date;

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Platinum and Acquisition Sub shall have performed and complied with all agreements, covenants and conditions required by the asset acquisition agreement to be performed and complied with by it prior to or on the closing date;

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all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated by the asset acquisition agreement thereto being reasonably satisfactory in form and substance to TEC and its counsel, and counsel to TEC shall have received all such information and such counterpart originals or certified or other copies of such documents as TEC or its counsel may reasonably request. TEC shall have received such other instruments, approvals and other documents as it may reasonably request to make effective the transactions contemplated by the asset acquisition agreement;

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TEC having received a certificate of the Chairman, President or Vice President – Finance of Platinum in form and substance reasonably satisfactory to TEC dated the closing date and certifying that the conditions set forth above have been satisfied and that Platinum and Acquisition Sub are not in breach of any provision of the asset acquisition agreement; and

•

TEC having received an opinion of counsel to Platinum and Acquisition Sub, in an agreed form, dated as of the closing date;

•

the average closing sale price of a share of Platinum common stock for each business day in the 60-calendar day period ending the day before the closing shall not have been less than $7 per share.

As the asset acquisition consideration will be paid in shares of Platinum common stock valued at the per share cash value of the trust account at closing, any decline in the market price of Platinum common stock below such per share cash value would cause a decrease in the value of the consideration to be received by TEC. To protect against such a decrease, the parties agreed to insert a minimum per share market price of Platinum common stock as one of TEC’s conditions to closing.

Platinum’s Conditions to Closing of the Asset Acquisition

The obligations of Platinum to consummate the transactions contemplated by the asset acquisition agreement, in addition to the conditions described above in the second paragraph of this section, are conditioned upon each of the following, among other things:

•

all representations and warranties of TEC contained in the asset acquisition agreement being true and correct as of the date when made and on and as of the closing date;

•

TEC shall have performed and complied with all agreements, covenants and conditions required by the asset acquisition agreement to be performed and complied with by them prior to or on the closing date;

•

Platinum shall have received an opinion of counsel to TEC, in an agreed form, dated as of the closing date;

•

all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated by the asset acquisition agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Platinum and its counsel, and counsel to Platinum shall have received all such information and such counterpart originals or certified or other copies of such documents as Platinum or its counsel may reasonably request; Platinum shall have received such other instruments, approvals and other documents as it may reasonably request to make effective the transactions contemplated by the asset acquisition agreement;

•

the asset acquisition shall have been duly approved and the asset acquisition agreement approved and authorized by the requisite vote under applicable law and Platinum’s certificate of incorporation by the stockholders of Platinum at a duly held meeting and the stockholders of Platinum owning 20% or more of the shares issued in Platinum’s IPO shall not have exercised their conversion rights; and

•

Platinum and its counsel shall have received a certificate of the President of TEC dated the closing date and certifying that the conditions set forth in form and substance reasonably satisfactory to Platinum in the first two bullet points of this section have been satisfied.

Termination, Amendment and Waiver

The asset acquisition agreement may be terminated at any time, but not later than the closing, as follows:

•

by mutual written consent of Platinum and TEC;

•

by Platinum if (i) the asset acquisition has been submitted to a vote and not approved by the requisite vote of the stockholders of Platinum or (ii) (a) any of the representations and warranties of TEC contained in the asset acquisition agreement shall not be true and correct in any material respect, when made or at any time prior to the closing as if made at and as of such time, in any respect which is material to TEC considered as a whole or the ability of TEC to consummate the asset acquisition or (b) TEC shall have failed to fulfill in any material respect any of its material obligations under the asset acquisition agreement, which failure is material to the obligations of TEC under the asset acquisition agreement, and, in the case of each of clauses (a) and (b), such misrepresentation, breach of warranty or failure (provided it can be cured) has not been cured within ten days of actual knowledge thereof by TEC;

•

by either party if (i) the asset acquisition has not been consummated by May 31, 2007, or (ii) there shall be any statute, rule or regulation that makes consummation of the transaction contemplated illegal or otherwise prohibited or a governmental entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transaction and such order, decree, ruling or other action shall have become final and non-appealable or (iii) Platinum shall be delinquent in filing or is no longer filing periodic reports under the Securities Exchange Act of 1934, as amended;

•

by TEC if (i) any of the representations and warranties of Platinum and Acquisition Sub contained in the asset acquisition agreement shall not be true and correct in any material respect, when made or at any time prior to the closing as if made at and as of such time, in any respect which is material to Platinum and Acquisition Sub or the ability of Platinum and Acquisition Sub to consummate the asset acquisition or (ii) Platinum or Acquisition Sub shall have failed to fulfill in any material respect any of its material obligations under the asset acquisition agreement, which failure is material to the obligations of Platinum and Acquisition Sub under the asset acquisition agreement, and, in the case of each of clauses (i) and (ii), such misrepresentations, breach of warranty or failure (provided it can be cured) has not been cured within ten days of actual knowledge thereof by Platinum or Acquisition Sub.

The asset acquisition agreement does not specifically address the rights of a party in the event of a refusal or wrongful failure of the other party to consummate the asset acquisition. The non-wrongful party would be entitled to assert its legal rights for breach of contract against the wrongful party.

If permitted under the applicable law, either TEC or Platinum may waive any inaccuracies in the representations and warranties made to such party contained in the asset acquisition agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the asset acquisition agreement. We cannot assure you that any or all of the conditions will be satisfied or waived.

Quotation

Platinum’s outstanding common stock, warrants and units are quoted on the OTCBB.

Tax Consequences of the Asset Acquisition

Since Platinum stockholders will not be exchanging or otherwise disposing of their shares of stock in Platinum pursuant to the asset acquisition, the Platinum stockholders will continue to hold their shares of Platinum common stock and will not recognize any gain or loss from the asset acquisition. However, for those Platinum stockholders who exercise their conversion rights and convert their Platinum shares into the right to receive cash, such stockholders will generally be required to treat the transaction as a sale of the shares and recognize gain or loss upon the conversion. Such gain should be capital gain or loss if such shares were held as a capital asset on the date of the conversion. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of Platinum common stock. A stockholder’s tax basis in his shares of Platinum common stock generally will equal the cost of such shares. A stockholder who purchased Platinum’s units will have to allocate the cost between the shares of common stock and the warrants comprising the units based on their fair market values at the time of the purchase. Under certain circumstances, if the stockholder actually or constructively still owns shares of Platinum common stock after the conversion of shares into cash, the conversion may not be treated as a sale of stock by that stockholder for tax purposes but rather as a corporate distribution. A stockholder may constructively own stock for tax purposes because, among other reasons, stock may be owned by certain family members or affiliated entities or the stockholder may retain warrants in Platinum. If the conversion does not qualify as a sale for federal tax purposes but instead is treated as a corporate distribution, then the receipt of cash in the conversion will be treated (i) as a dividend to the extent of Platinum’s earnings and profits, (ii) as a reduction of basis in the shares for any excess and (iii) to the extent of any excess over basis, gain from the sale or exchange of shares. Platinum stockholders who do not exercise their conversion rights will continue to hold their shares of Platinum common stock and as a result will not recognize any gain or loss from the asset acquisition.

For a description of the material federal income tax consequences of the asset acquisition to Platinum stockholders please see the information set forth in the section entitled “Material Federal Income Tax Consequences of the Asset Acquisition” beginning on page  57.

Accounting Treatment

The acquisition of all of the assets and substantially all of the liabilities of TEC by Platinum will be accounted for under the purchase method of accounting in accordance with the Statement of Financial Accounting Standard (“SFAS”) No. 141, Business Combinations. Based upon a report prepared by Williamson Petroleum Consultants, independent petroleum engineers, substantially all of the excess of purchase price of assets acquired over book value as of the date of acquisition will be allocated entirely to oil and gas properties. All other assets and liabilities to be acquired are primarily estimated to be stated at their fair values, which approximate their recorded cost. In addition, a deferred tax liability will be provided on the difference between the value allocated to the oil and gas properties and their tax basis.

Regulatory Matters

The asset acquisition and the transactions contemplated by the asset acquisition agreement are not subject to any additional federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act.

Risk Factors

In evaluating the asset acquisition proposal, the amendment proposal and the incentive compensation plan proposal, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 23.

SELECTED SUMMARY HISTORICAL AND PRO FORMA
COMBINED FINANCIAL INFORMATION

Tandem’s Selected Historical Financial Information

The following table sets forth certain selected financial and operational data of Tandem Energy Holdings, Inc. (“Tandem”) as the parent company of TEC. TEC is the sole subsidiary of Tandem. Tandem’s assets consist solely of its investment in TEC, and, accordingly, the consolidated financial statements of Tandem represent the assets to be acquired and liabilities to be assumed by Platinum. The selected financial information presented below was derived from Tandem’s audited consolidated financial statements for the three year period ended December 31, 2006, and the unaudited consolidated financial statements for the two year period ended December 31, 2003. The unaudited selected financial information for the two years ended December 31, 2003 is presented for TEC only and does not include financial information reflecting the acquisition of the properties of Shamrock Energy Corporation. The operational data for all periods presented are unaudited. All the data should be read together with Tandem’s historical consolidated financial statements and accompanying notes and Tandem’s Management’s Discussion and Analysis of Financial Condition and Results of Operations presented elsewhere in this proxy statement. The selected data provided are not necessarily indicative of Tandem’s future results of operations or financial performance.

	For the Years Ended December 31,
	Unaudited		Audited
	2002	2003	2004	2005	2006
	(in thousands)
Consolidated Income Statement Data:
Operating revenues	$3,987	$5,360	$8,018	$13,758	$17,812
Lease operating expenses(1)	1,981	3,093	2,841	4,273	6,517
Net income (loss)	557	696	3,714	(36,309)	6,295
Net income (loss) per common share
Basic and diluted	$0.19	$0.23	$1.24	$(1.96)	$0.26
Weighted average common stock and common stock equivalents outstanding
Basic and diluted	3,000	3,000	3,000	18,515	23,799
Consolidated Balance Sheet Data:
Total assets	$3,141	$4,374	$8,520	$34,650	$36,903
Total liabilities	1,851	1,831	3,227	51,397	47,356
Long-term debt, less current maturities	1,300	1,300	—	42,000	40,250
Total stockholders’ equity (deficit)	1,290	2,543	5,293	(16,747)	(10,453)
Consolidated Statement of Cash Flow Data:
Cash flow provided by (used in)
Operating activities	$693	$689	$4,524	$6,259	$5,995
Investing activities	(189)	(475)	(998)	(6,751)	(6,702)
Financing activities	(360)	—	(1,771)	610	(500)
Operating Data:
Product sales
Oil (Bbl)	113,941	96,459	103,788	156,503	214,845
Gas (Mcf)	425,294	462,817	678,085	723,634	735,550
Boe	184,823	173,595	216,802	277,109 (2)	337,437
Average sales prices
Oil ($/Bbl)
Before hedging gains (losses)	$24.45	$29.91	$40.48	$56.18	$62.94
Hedging gains (losses)	—	—	—	—	(1.40)
Net realized price	$24.45	29.91	40.48	56.18	61.54
Gas ($/Mcf)
Before hedging gains (losses)	$3.30	$5.40	$5.63	$7.54	$6.16
Hedging gains (losses)	—	—	—	(0.68)	0.08
Net realized price	$3.30	$5.40	$5.63	$6.86	$6.24
Average Lifting Cost per Boe of Production:	$10.72	$17.82	$13.10	$15.42	$19.31
Proved reserves
Oil (Bbls)	364,609	268,150	988,597	5,814,505	5,539,928
Gas (Mcf)	6,311,490	5,848,673	16,603,591	21,896,697	20,786,645
Boe	1,416,524	1,242,929	3,755,862	9,463,955 (3)	9,004,369

The following unaudited information relates to TEC’s net and gross oil and gas wells and developed leasehold acres as of December 31, 2006:

	Net	Gross

Productive oil wells	201.3	272.0
Productive gas wells	13.8	21.0
Total productive wells(4)	215.1	293.0

Developed leasehold acres	16,480	21,550

——————

(1)

Lease operating expenses include all direct operating expenses, severance taxes on oil and gas, and ad  valorem taxes associated with oil and gas properties.

(2)

Production on a Boe basis for 2005 was 28% higher than 2004. This increase was due primarily to the production from the oil and gas properties acquired from Shamrock in June, 2005.

(3)

Proved reserves increased approximately 250% from 2004 to 2005 due primarily to the oil and gas properties acquired from Shamrock in June, 2005 and the effect of higher pricing on the economic limit of the consolidated reserves at the end of 2005. See Note 14 of Tandem’s financial statements and the audited statements of revenue and direct operating expenses of the oil and gas properties purchased from Shamrock.

(4)

The total productive well count includes 40 oil wells and no gas wells completed in multiple zones.

Platinum’s Selected Historical Financial Information

The following table sets forth certain selected financial information of Platinum. The selected financial information presented below was derived from Platinum’s audited consolidated financial statements for the period from April 25, 2005 (inception) to December 31, 2005 and for the year ended December 31, 2006. All of the data should be read together with Platinum’s historical financial statements for the period from April 25, 2005 (inception) to December 31, 2005 and the year ended December 31, 2006 and the related notes thereto and Platinum’s Management’s Discussion and Analysis of Financial Condition and Results of Operations presented elsewhere in this proxy statement.

	Period From April 25, 2005 (inception) to December 31, 2005	Year Ended December 31, 2006
		(unaudited)
Income Statement Data:
Operating Expenses	$167,274	$786,300
Other Income – Interest, net	$471,102	$2,565,979
Net income	$275,728	$1,659,679
Weighted Average Common Shares Outstanding –
Basic	6,549,489	15,121,440
Diluted	6,980,246	17,479,194
Net Income Per Common Share –
Basic	$0.04	$0.11
Diluted	$0.04	$0.09
Cash Dividends Declared Per Share	$—	$—

	Period Ended December 31, 2005	Year Ended December 31, 2006

Balance Sheet Data
Working Capital (Excluding Cash held in trust)	888,439	$(1,683,186)
Cash Held in Trust	105,884,102	$109,213,492
Total Assets	106,905,311	$110,955,650
Common Stock Subject to Possible Redemption, 2,878,560 Common Shares at Conversion Value	21,071,059	$21,831,777
Stockholders’ Equity	85,701,482	$87,361,161

Historical and Pro Forma Unaudited Per Share Data of Platinum and Tandem

The following historical and pro forma unaudited per share data is intended to provide a comparison of the historical and pro forma per share data of Platinum and Tandem on a standalone basis and as if the asset acquisition had been completed on January 1, 2006. This per share information may have been different had the asset acquisition actually been completed on that date. You should not rely on the per share data as being indicative of the historical results that would have occurred had the asset acquisition occurred or the future per share amounts that may be achieved after the asset acquisition. The following table of historical and pro forma per share data of Platinum and Tandem has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes thereto starting on page 70, the historical consolidated financial statements of Platinum and notes thereto starting on page F3-1 and the historical consolidated financial statements of Tandem and notes thereto starting on page F1-1.

	Period From April 25, 2005 (inception) to December 31, 2005	Year Ended December 31, 2006

Book value per common share:
Platinum – Historical	$5.67	$5.78
Tandem – Historical	$(0.70)	$(0.44)
Pro forma information effective upon consummation of the asset acquisition:
Assuming no conversions(1)		$6.41
Assuming maximum conversions(2)		$6.27

Net Income (Loss) Per Common Share – Basic and Diluted:
Platinum – Historical
Basic	$0.04	$0.11
Diluted	$0.04	$0.09
Tandem – Historical	$(1.96)	$0.26
Pro forma information effective upon consummation of the asset acquisition:
Assuming no conversions(1)
Basic		$0.02
Diluted		$0.02
Assuming maximum conversions(2)
Basic		$0.02
Diluted		$0.02

Cash dividends per share:
Platinum – Historical	$—	$—
Tandem – Historical		$—
Pro forma information effective upon consummation of the asset acquisition:
Assuming no conversions(1)		$—
Assuming maximum conversions(2)		$—

——————

(1)

Assumes no Platinum stockholder seeks conversion of Platinum stock into a pro rata share of the trust account.

(2)

Assumes that 2,878,560 shares of Platinum common stock were converted into a pro rata share of the trust account.

Selected Unaudited Pro Forma Condensed Combined Financial Information of Platinum and Tandem

The following selected unaudited pro forma condensed combined financial information is intended to provide you with a picture of what Platinum’s business might have looked like had the asset acquisition been completed on January 1, 2006. The condensed consolidated financial information may have been different had the asset acquisition actually been completed. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have occurred had the asset acquisition occurred or the future results that may be achieved after the asset acquisition. The following selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes thereto starting on page 70.

	December 31, 2006
	No Conversion(1)	Maximum Conversion(2)

Consolidated Pro forma Income Statement Data:
Oil and gas sales	$17,812,015	$17,812,015
Lease operating expenses	$6,516,711	$6,516,711
Net income	$476,412	$476,412
Net income (loss) per common share
Basic	$0.02	$0.02
Diluted	$0.02	$0.02
Weighted average common stock and common stock equivalents outstanding:
Basic	26,387,583	23,509,023
Diluted	28,745,337	25,866,777
Consolidated Pro forma Balance Sheet Data:
Total assets	$215,898,696	$194,066,919
Working capital	$63,596,182	$41,764,405
Total liabilities	$46,705,758	$46,705,758
Long-term debt, less current maturities	$—	$—
Total stockholders’ equity	$169,192,938	$147,361,161
Book value per common share	$6.41	$6.27

——————

(1)

Assumes that no Platinum stockholder seeks conversion of Platinum stock into a pro rata share of the trust account.

(2)

Assumes that the maximum allowable number of shares of Platinum common stock, 2,878,560, were converted into a pro rata share of the trust account.

Market Price and Dividend Data for Platinum Securities

Platinum consummated its IPO on October 28, 2005. In the IPO, Platinum sold 14,400,000 units. Each unit consists of one share of Platinum’s common stock and one redeemable common stock purchase warrant. Platinum common stock, warrants and units are quoted on the OTCBB under the symbols “PGRI”, “PGRIW” and “PGRIU”, respectively. Platinum’s units commenced public trading on October 28, 2005 and its common stock and warrants commenced separate public trading on December 9, 2005. The high and low bid prices of our units, common stock and warrants as reported by the OTCBB for the quarter indicated are as follows. Such inter-dealer quotations do not necessarily represent actual transactions and do not reflect retail mark-ups, mark-downs or commissions:

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low

2007:
First Quarter (through March 27, 2007)	$7.95	$7.60	$7.41	$7.26	$0.57	$0.43
2006:
Fourth Quarter	$8.10	$7.60	$7.30	$7.08	$0.85	$0.47
Third Quarter	$8.22	$7.70	$7.30	$7.08	$1.00	$0.55
Second Quarter	$8.88	$7.98	$7.40	$7.07	$1.39	$0.78
First Quarter	$8.38	$7.78	$7.24	$6.90	$1.12	$0.84
2005:
Fourth Quarter	$8.00	$7.50	$7.10	$6.80	$1.06	$0.80

Holders

As of          , 2007, the record date for the special meeting, there were          holders of record of the units, holders of record of the common stock and          holders of record of the warrants. Platinum believes the beneficial holders of the units, common stock and warrants to be in excess of      persons each.

Dividends

Platinum has not paid any cash dividends on its common stock to date and does not intend to pay dividends prior to the completion of the asset acquisition. It is the present intention of the board of directors to retain all earnings, if any, for use in the business operations, and accordingly, the board does not anticipate declaring any dividends in the foreseeable future. The payment of any dividends subsequent to the asset acquisition will be within the discretion of the then board of directors and will be contingent upon revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy  statement, before you decide whether to vote or instruct your vote to be cast to adopt the asset acquisition proposal.

Risks Related to Our Business and Operations Following the Consummation of the Asset Acquisition with TEC

After the consummation of the asset acquisition, Acquisition Sub will change its name to Tandem Energy Corporation and will operate the business of TEC. The business of TEC faces many risks. The value of your investment in Platinum following consummation of the purchase of TEC’s assets will be subject to the significant risks inherent in the oil and natural gas business. Additional risks that we do not know of, or that we currently think are immaterial, may also impair our business operations or financial results. In addition to the information contained in this proxy statement, you should carefully consider the following risk factors before you decide whether to vote or instruct your vote to be cast to approve the asset acquisition proposal. If any of the events described below actually occurs, the business of Platinum post acquisition of TEC’s assets and financial results could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and therefore, you may lose all or part of your investment.

The volatility of oil and natural gas prices due to factors beyond TEC’s control greatly affects its profitability.

TEC’s revenues, operating results, profitability, future rate of growth and the carrying value of TEC’s oil and natural gas properties depend primarily upon the prevailing prices for oil and natural gas. Historically, oil and natural gas prices have been volatile and are subject to fluctuations in response to changes in supply and demand, market uncertainty and a variety of additional factors that are beyond TEC’s control. Historically, oil and natural gas prices have been volatile and are subject to fluctuations in response to changes in supply and demand, market uncertainty and a variety of additional factors that are beyond TEC’s control. Any significant decline in the price of oil and natural gas or any other unfavorable market conditions could have a material adverse effect on TEC’s operations, financial condition and level of expenditures for the development of its oil and natural gas reserves, and may result in write downs of TEC’s investments as a result of TEC’s use of the full cost accounting method.

Prices for natural gas and crude oil fluctuate widely. These fluctuations in oil and natural gas prices may result from relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and other factors that are beyond TEC’s control, including:

•

worldwide and domestic supplies of oil and natural gas;

•

weather conditions;

•

the level of consumer demand;

•

the price and availability of alternative fuels;

•

the availability of drilling rigs and completion equipment;

•

the proximity to, and capacity of transportation facilities;

•

the price and level of foreign imports;

•

the nature and extent of domestic and foreign governmental regulation and taxation;

•

the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

•

worldwide economic and political conditions;

•

the effect of worldwide energy conservation measures;

•

political instability or armed conflict in oil-producing regions; and

•

the overall economic environment.

These factors and the volatility of the energy markets make it extremely difficult to predict future oil and natural gas price movements with any certainty. Declines in oil and natural gas prices would not only reduce revenue, but could reduce the amount of oil and natural gas that TEC can produce economically and, as a result, could have a material adverse effect on its financial condition, results of operations and reserves.

TEC’s ability to sell its crude oil and natural gas production could be materially harmed by failure to obtain adequate services such as transportation and processing.

The sale of crude oil and natural gas production depends on a number of factors beyond TEC’s control, including the availability, proximity and capacity of pipelines, natural gas gathering systems and processing facilities. Any significant change in market factors affecting these infrastructure facilities or TEC’s failure to obtain these services on acceptable terms could materially harm its business. TEC delivers crude oil and natural gas through gathering systems and pipelines that TEC does not own. These facilities may be temporarily unavailable due to market conditions or mechanical reasons or may become unavailable in the future.

TEC’s proved reserves will generally decline as reserves are produced and as such, success will depend on acquiring or finding additional reserves.

TEC’s future success depends upon its ability to find, develop or acquire additional oil and natural gas reserves that are economically recoverable. According to reports of proved reserves prepared as of December 31, 2006 by Williamson Petroleum Consultants, independent petroleum engineers, TEC’s proved reserves will decline at a rate of 10% per year as reserves are produced and, except to the extent that TEC conducts successful exploration or development activities or acquires properties containing proved reserves, or both, such reserves will continue to decline. To increase reserves and production, TEC must commence drilling, workover or acquisition activities. There can be no assurance, however, that TEC will have sufficient resources to undertake these actions, that TEC’s drilling and workover projects or other replacement activities will result in significant additional reserves or that TEC will have success drilling productive wells at low finding and development costs. Furthermore, although TEC’s revenues may increase if prevailing oil and natural gas prices increase significantly, TEC’s finding costs for additional reserves may also increase.

Estimates of oil and natural gas depend on many assumptions that may vary substantially from actual production.

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of expenditures, including many factors beyond TEC’s control. The reserve information relating to proved reserves set forth in this proxy statement represents only estimates based on reports of proved reserves prepared as of December 31, 2006 by Williamson Petroleum Consultants, independent petroleum engineers. Williamson Petroleum Consultants was not engaged to evaluate and prepare reports relating to the probable reserves on TEC properties and interests as these are more uncertain than evaluations of proved reserves. Petroleum engineering is not an exact science. Information relating to the TEC’s proved oil and natural gas reserves is based upon engineering estimates. Estimating quantities of proved crude oil and natural gas reserves is a complex process. It requires interpretations of available technical data and various assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions or changes of conditions could cause the quantities of TEC’s reserves to be overstated.

To prepare estimates of economically recoverable crude oil and natural gas reserves and future net cash flows, engineers analyze many variable factors, such as historical production from the area compared with production rates from other producing areas. It is also necessary to analyze available geological, geophysical, production and engineering data, and the extent, quality and reliability of this data can vary. The process also involves economic assumptions relating to commodity prices, production costs, severance and excise taxes, capital expenditures and workover and remedial costs. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers at different times may vary substantially. Actual production, revenues and expenditures with respect to TEC’s reserves will likely vary from estimates, and such variations may be material.

TEC’s operations entail inherent casualty risks which may not be covered by adequate insurance.

TEC must continually acquire, explore and develop new oil and natural gas reserves to replace those produced and sold. TEC’s hydrocarbon reserves and revenues will decline if it is not successful in its drilling, acquisition or exploration activities. Although TEC has historically maintained its reserve base primarily through successful E&P operations, future efforts may not be similarly successful. Casualty risks and other operating risks could cause reserves and revenues to decline.

TEC’s operations are subject to inherent casualty risks such as fires, blowouts, cratering and explosions. Other risks include pollution, the uncontrollable flows of oil, natural gas, brine or well fluids. These risks may result in injury or loss of life, suspension of operations, environmental damage or property and equipment damage, all of which would cause TEC to experience substantial financial loss.

TEC’s drilling operations involve risks from high pressures and from mechanical difficulties such as stuck pipes, collapsed casings and separated cables. In accordance with customary industry practice, TEC maintains insurance against some, but not all, of these risks. There can be no assurance that any insurance will be adequate to cover any losses or liabilities. TEC cannot predict the continued availability of insurance, or its availability at premium levels that justify its purchase. In addition, TEC may be liable for environmental damages caused by previous owners of properties purchased by TEC, which liabilities would not be covered by TEC’s insurance. TEC is currently unaware of any material liability it may have for environmental damages caused by previous owners of properties purchased by TEC.

Many of TEC’s wells produce at very low production rates while producing waste water many times that rate.

Many of TEC’s wells produce at production rates as low as one boe per day and produce waste water at many times the rate of production. Even a modest decrease in oil and gas prices may render these wells uneconomic to produce, when compared to wells which produce at higher rates. Consequently, these uneconomic wells could cause a downward revision in TEC’s oil and gas reserves.

TEC’s operations also entail significant operating risks.

TEC’s drilling activities involve risks, such as drilling non-productive wells or dry holes, which are beyond its control. The cost of drilling and operating wells and of installing production facilities and pipelines is uncertain. Cost overruns are common risks that often make a project uneconomical. The decision to purchase and to exploit a property depends on the evaluations made by reserve engineers, the results of which are often inconclusive or subject to multiple interpretations. TEC may also decide to reduce or cease its drilling operations due to title problems, weather conditions, noncompliance with governmental requirements or shortages and delays in the delivery or availability of equipment or fabrication yards.

TEC’s operations are subject to various governmental regulations that require compliance that can be burdensome and expensive.

TEC’s oil and natural gas operations are subject to extensive federal, state and local governmental regulations that may be changed from time to time in response to economic and political conditions. Matters subject to regulation relate to the general population’s health and safety and are associated with compliance and permitting obligations including regulations related to discharge from drilling operations, use, storage, handling, emission and disposal, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and natural gas wells below actual production capacity to conserve supplies of oil and natural gas. In addition, the production, handling, storage, transportation and disposal of oil and natural gas, by-products thereof and other substances and materials produced or used in connection with oil and  natural gas operations are subject to regulation under federal, state and local laws and regulations primarily relating to protection of human health and the environment. These laws and regulations have continually imposed increasingly strict requirements for water and air pollution control and solid waste management, and compliance with these laws may cause delays in the additional drilling and development of TEC’s properties. Significant expenditures may be required to comply with governmental laws and regulations applicable to TEC. TEC believes the trend of more expansive and stricter environmental legislation and regulations will continue. While historically TEC has not experienced any material adverse effect from regulatory delays, there can be no assurance that such delays will not occur in the future.

TEC’s method of accounting for investments in oil and natural gas properties may result in impairment of asset value, which could affect TEC’s stockholder equity and net profit or loss.

TEC follows the full cost method of accounting for its crude oil and natural gas properties. Under this method, all direct costs and certain directly related internal costs associated with acquisition of properties and successful, as well as unsuccessful, exploration and development activities are capitalized. Depreciation, depletion and amortization of capitalized crude oil and natural gas properties and estimated future development costs, excluding unproved properties, are based on the unit-of-production method based on proved developed reserves. Net capitalized costs of crude and natural gas properties, as adjusted for asset retirement obligations, net of salvage value, are limited, by country, to the lower of unamortized cost or the cost ceiling, defined as the sum of the present value of estimated future net revenues from proved reserves based on unescalated prices discounted at 10%, plus the cost of properties not being amortized, if any, plus the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any, less related income taxes. Excess costs are charged to proved property impairment expense. No gain or loss is recognized upon sale or disposition of crude oil and natural gas properties, except in unusual circumstances.

Properties that TEC acquires may not produce as projected, and TEC may be unable to identify liabilities associated with the properties or obtain protection from sellers against them.

As part of its business strategy, TEC continually seeks acquisitions of oil and gas properties. The successful acquisition of oil and natural gas properties requires assessment of many factors, which are inherently inexact and may be inaccurate, including the following:

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future oil and natural gas prices;

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the amount of recoverable reserves;

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future operating costs;

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future development costs;

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failure of titles to properties;

•

costs and timing of plugging and abandoning wells; and

•

potential environmental and other liabilities.

TEC’s assessment will not necessarily reveal all existing or potential problems, nor will it permit TEC to become familiar enough with the properties to assess fully their capabilities and deficiencies. With respect to properties on which there is current production, TEC may not inspect every well location, every potential well location, or pipeline in the course of its due diligence. Inspections may not reveal structural and environmental problems such as pipeline corrosion or groundwater contamination. TEC may not be able to obtain or recover on contractual indemnities from the seller for liabilities that it created. TEC may be required to assume the risk of the physical condition of the properties in addition to the risk that the properties may not perform in accordance with TEC’s expectations.

Changes in technology may render TEC’s products or services obsolete.

The oil and gas E&P industry is substantially affected by rapid and significant changes in technology. These changes may render certain existing energy sources, such as oil and gas, and certain services and technologies currently used obsolete. We cannot assure you that the technologies used by or relied upon by TEC will not be subject to such obsolescence. While we may attempt to adapt and apply the services TEC provides to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

Oil and gas drilling and producing operations can be hazardous and may expose us to environmental liabilities.

TEC’s oil and gas operations will subject us to many risks, including well blowouts, cratering and explosions, pipe failure, fires, formations with abnormal pressures, uncontrollable flows of oil, natural gas, brine or well fluids, and other environmental hazards and risks. If any of these risks occurs, we could sustain substantial losses as a result of:

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injury or loss of life;

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severe damage to or destruction of property, natural resources and equipment;

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pollution or other environmental damage;

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clean-up responsibilities;

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regulatory investigations and penalties; and

•

suspension of operations.

Our liability for environmental hazards could include those created either by the previous owners of properties that we purchase or lease or by acquired companies prior to the date we acquire them. We expect to maintain insurance against some, but not all, of the risks described above. Our insurance may not be adequate to cover casualty losses or liabilities. Also, we may not be able to obtain insurance at premium levels that justify its purchase.

TEC depends on key personnel to execute its business plans.

The loss of any key executives or any other key personnel could have a material adverse effect on TEC’s operations. TEC depends on the efforts and skills of its key executives and personnel. Moreover, as TEC continues to grow its asset base and the scope of its operations, future profitability will depend on TEC’s ability to attract and retain qualified personnel. Mr. Tim Culp, TEC’s current President and Chief Executive Officer, will become a member of Platinum’s board of directors but will not be an officer of Platinum or its operating subsidiary after the asset acquisition and we cannot predict the effect this will have on the management of operations.

Hedging activities may prevent TEC from benefiting from price increases and may expose it to other risks.

From time to time, TEC uses derivative instruments (primarily collars and price swaps) to hedge the impact of market fluctuations on natural gas and crude oil prices and net income and cash flow. To the extent that TEC engages in hedging activities, it may be prevented from realizing the benefits of price increases above the levels of the hedges. In addition, hedging activities are subject to risks associated with differences in prices at different locations, particularly where transportation constraints restrict a producer’s ability to deliver oil and gas volumes to the delivery point to which the hedging transaction is indexed.

Terrorist activities and military and other actions could adversely affect TEC’s business.

Terrorist attacks and the threat of terrorist attacks, whether domestic or foreign, as well as the military or other actions taken in response to these acts, cause instability in the global financial and energy markets. The United States government has issued public warnings that indicate that energy assets might be specific targets of terrorist organizations. These actions could adversely affect TEC, in unpredictable ways, including the disruption of fuel supplies and markets, increased volatility in crude oil and natural gas prices, or the possibility that the infrastructure on which TEC relies could be a direct target or an indirect casualty of an act of terror.

Risks Related to the Asset Acquisition

Platinum’s stockholders will experience immediate dilution as a consequence of the issuance of shares of Platinum common stock to TEC as consideration in the asset acquisition.

As a consequence of the issuance of approximately eight million shares of Platinum common stock in consideration for the acquisition of the assets of TEC, Platinum stockholders will experience immediate dilution with TEC (and, subsequent to the contemplated liquidation of TEC and Tandem, the ultimate stockholders of Tandem) owning 31% of the outstanding shares of common stock of Platinum immediately after the closing. Additionally, the control persons of TEC, namely, Mr. Tim Culp, Mr. Michael G. Cunningham, Mr. Jack Chambers

and Mr. Todd Yocham, will, in the aggregate hold approximately 23% of the outstanding shares of common stock of Platinum immediately after the closing with Mr. Culp, alone, holding approximately 10%.

Shares of Platinum common stock issued in connection with the acquisition will be subject to all of the risks associated with Platinum as combined with the assets of TEC.

TEC (and subsequent to the contemplated liquidation of TEC and Tandem, the ultimate stockholders of Tandem) which will be receiving shares of Platinum common stock in connection with the acquisition, will be subject to all of the risks associated with ownership of stock in a public company and with investment in shares of Platinum which will include TEC’s assets upon consummation of the acquisition.

Our working capital will be reduced if Platinum stockholders exercise their right to convert their shares into cash. This would reduce our cash reserve after the asset acquisition.

Pursuant to our certificate of incorporation, holders of shares issued in our IPO may vote against the asset acquisition and demand that we convert their shares, as of the record date, into a pro rata share of the trust account where a substantial portion of the net proceeds of the IPO are held. We and TEC will not consummate the asset acquisition if holders of 2,880,000 or more shares of common stock issued in our IPO exercise these conversion rights. To the extent the asset acquisition is consummated and holders have demanded to so convert their shares, there will be a corresponding reduction in the amount of funds available to the combined company following the asset acquisition. As of          , 2007, the record date, assuming the asset acquisition proposal is adopted, the maximum amount of funds that could be disbursed to our stockholders upon the exercise of their conversion rights is approximately $          , or approximately 20% of the funds then held in the trust account.

Our current directors and executive officers have interests in the asset acquisition that are different from yours because if the asset acquisition is not approved the securities held by them will become worthless.

In considering the recommendation of our board of directors to vote for the proposal to adopt the asset acquisition agreement, you should be aware that members of our board are parties to agreements or arrangements that provide them with interests that differ from, or are in addition to, those of our stockholders generally. Our executives and directors are not entitled to receive any of the net proceeds of our IPO that may be distributed upon our liquidation. Therefore, if the asset acquisition asset acquisition is not approved and we are forced to liquidate, the shares held by our officers and directors will be worthless.

If the contemplated benefits of the asset acquisition do not meet the expectations of financial or industry analysts, the market price of Platinum’s common stock may decline.

The market price of Platinum common stock may decline as a result of the asset acquisition if:

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Platinum does not achieve the perceived benefits of the asset acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; and

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the effect of the asset acquisition on Platinum’s financial results is not consistent with the expectations of the financial or industry analysts.

Accordingly, investors may experience a loss as a result of a decreasing stock price and Platinum may not be able to raise future capital easily, if necessary, in the equity markets.

Platinum expects to incur significant costs associated with the asset acquisition, whether or not the asset acquisition is consummated which costs will reduce the amount of cash available to be used for other corporate purposes.

Platinum expects to incur significant costs associated with the asset acquisition, whether or not the asset acquisition is consummated. The incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes.

As a result of the asset acquisition, Platinum stockholders will be solely dependent on a single business.

As a result of the asset acquisition, Platinum stockholders will be solely dependent upon the performance of TEC and its oil and gas business. TEC will remain subject to a number of risks that relate generally to the oil and gas E&P industry and other risks. See “Risks Related to Our Business and Operations Following the Consummation of the Asset Acquisition with TEC” beginning on page 23.

Failure to consummate the asset acquisition could negatively impact the market price of Platinum common stock and operating results.

If the asset acquisition is not consummated for any reason, Platinum may be subject to a number of material risks including:

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the market price of Platinum common stock may decline to the extent that the current market price of its common stock reflects a market assumption that the asset acquisition will be consummated; and

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costs related to the asset acquisition, such as legal and accounting fees and a portion of the costs of the fairness opinion, must be paid even if the asset acquisition is not consummated.

Platinum may be unable to attract and retain key management personnel and other employees in the oil and gas E&P industry, which may negatively affect the effectiveness of Platinum’s management and results of operations.

Platinum’s success depends to a significant extent upon the abilities and efforts of its management team. Platinum’s success will depend upon its ability to hire and retain key members of its management team. The loss of any of these individuals could adversely affect its business prospects and financial condition. Difficulty in hiring and retaining personnel could adversely affect its results of operations.

Since Tandem, TEC’s parent entity, was a publicly-traded shell corporation, our acquisition all of the assets and substantially all liabilities of TEC may subject us to successor liability for the shell corporation’s known and unknown liabilities.

Tandem was originally incorporated in Nevada as Las Vegas Major League Sports, Inc. (“LVMS”) on July 22, 1993 with the plan of engaging in certain business activities associated with the Canadian Football League. In April 1994, it completed an initial public offering and began trading under the symbol LVTD. In 1996, LVMS filed for bankruptcy protection and ceased being a reporting company and also ceased operations and was considered to be a “shell” corporation. In 1998, LVMS changed its name to Pacific Medical Group, Inc. (“Pacific Medical Group”) in connection with a share exchange transaction with a privately-held company whose business plan was to engage in the manufacture and sale of medical products. To our knowledge, that business was unsuccessful and, again, the company ceased operations and was considered to be a “shell” corporation. In February, 2005, Pacific Medical Group changed its name to Tandem Energy Holdings, Inc. and changed its trading symbol to TDYH.PK. In June, 2005, Tandem Energy Corporation became a wholly-owned subsidiary of Tandem Energy Holdings, Inc.

The risks and uncertainties involved in our proposed acquisition of all of the assets and substantially all liabilities of TEC include that we may be deemed to a successor to Tandem, TEC’s parent, and thus subject to the existing liabilities, including undisclosed liabilities, of the prior shell corporations arising out of the their prior business operations, financial activities and equity dealings. These risks and uncertainties are greater when a corporation is used as a shell vehicle more than once, such as Tandem. There is a risk of litigation by third parties or governmental investigations or proceedings. Some potential claims against Tandem that have been identified to date include the following:

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Tandem has been informed of a claim of ownership of 2.7 million shares of Tandem common stock. Tandem believes such shares to be a portion of 2.878 million shares which Tandem asserts were invalidly issued but such claim could result in a successor liability claim against Platinum upon consummation of the asset acquisition. Tandem has filed a lawsuit in the Judicial District Court in Tarrant County, Texas, seeking a declaration by the court that the certificates evidencing the shares are void, that the certificates were properly cancelled by Tandem and that the transfer agent is authorized to cancel and destroy the certificate. These shares are not included in the outstanding shares of Tandem.

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Messrs. Jack and Rex Chambers are the subjects of an Order of Permanent Injunction resulting from proceedings instituted against them in 1984 by the Securities and Exchange Commission. The Order enjoins Messrs. Chambers from, directly or indirectly, engaging in the sale or offer for sale of securities in the form of fractional undivided interests in oil or gas leases of Chambers Oil and Gas or any other security without a registration statement being in effect or an exemption from registration otherwise being available. To the extent a court were to conclude that the asset acquisition constitutes the sale of securities by Messrs. Chambers in violation of the Order of Permanent Injunction, Platinum potentially could be subject to a successor liability claim to the extent that any liability was imposed upon Tandem as a result.

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The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering. Claims may be made that certain persons who have sold shares of Tandem common stock may have been considered promoters or affiliates of Tandem and thus may have sold shares in violation of this position. In that event, Platinum potentially could be subject to a successor liability claim to the extent that any liability was imposed upon Tandem as a result.

•

Lance Duncan played a key role in connection with the acquisition by Tandem of the stock of TEC and the assets of Shamrock as described more fully in the section entitled “Business of TEC - Overview”. It is possible that a court could determine that Mr. Duncan acted as an unlicensed broker dealer in connection with such transactions. In that event, Platinum potentially could be subject to a successor liability claim to the extent that any liability was imposed upon Tandem as a result.

Risks Related to Not Consummating the Asset Acquisition

If we are unable to complete the asset acquisition with TEC, we will not have enough time to negotiate and consummate another business combination and will be required to liquidate. In a liquidation, holders of our shares purchased in the IPO will receive less than the $8.00 per unit IPO offering price.

If we are unable to complete the asset acquisition with TEC, we will not have enough time to negotiate and consummate another business combination. We will therefore be forced to liquidate our assets. If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation distribution will be less than the $8.00 per unit price that purchasers paid in our IPO because of the expenses of our IPO and our general and administrative expenses.

There are significant obstacles to completing the asset acquisition with TEC and we cannot assure you that the deal will be consummated.

The asset acquisition agreement that we entered into with TEC contains numerous conditions to closing, some or all of which we may not be able to satisfy, or are beyond our control. First, a majority of the shares of Platinum common stock issued in our IPO must vote in favor of the asset acquisition proposal; provided however, that if the holders of 20% or more of the shares of the common stock issued in the IPO vote against the asset acquisition and demand that Platinum convert their shares into a pro rata portion of Platinum’s trust account (as permitted by our certificate of incorporation), then the asset acquisition will not be consummated. There are other conditions contained in our agreement, including, among others:

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complying with the agreements, covenants and conditions set forth in the asset acquisition agreement; and

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subject to certain exceptions, the continued accuracy of our representations and warranties in the asset acquisition agreement.

We cannot be certain that we will obtain the necessary stockholder approval or that 20% or more of the holders of the IPO shares will not vote against the acquisition and opt to convert their shares, or that we and TEC will satisfy other closing conditions. Accordingly, we may be unable to complete the TEC asset acquisition in a timely manner and be forced to liquidate.

If we do not consummate the asset acquisition with TEC by October  28, 2007 and are forced to dissolve and liquidate, payments from the trust account to our public stockholders may be delayed.

If we do not consummate the asset acquisition with TEC by October  28, 2007 we will dissolve and liquidate. We anticipate that, promptly following a termination of the asset acquisition agreement with TEC, our board of directors would adopt a specific plan of dissolution and liquidation. Pursuant to the terms of our certificate of incorporation, only holders of shares issued in our IPO will be entitled to receive liquidating distributions. Shares issued to Platinum’s initial stockholders prior to the IPO will not be entitled to receive any liquidating distributions. The plan of dissolution would be submitted to stockholders for approval. The submission of the plan for approval by the stockholders would require the filing of a proxy statement with the SEC. Depending on whether the SEC decided to review the proxy statement (over which we have no control and cannot predict), the process from the adoption of the plan of dissolution and liquidation by the board until completion of the plan and distribution of funds to the stockholders may take up to two to four months or possibly even longer.

We expect that all costs associated with the implementation and completion of our plan of dissolution and liquidation will be funded by any remaining net assets not held in the trust account, although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, we anticipate that our management will advance us the funds necessary to complete such dissolution and liquidation (currently anticipated to be no more than approximately $50,000).

We will not liquidate the trust account unless and until our stockholders approve our plan of dissolution and liquidation. Accordingly, the foregoing procedures may result in substantial delays in our liquidation and the distribution to our public stockholders of the funds in our trust account and any remaining net assets as part of our plan of dissolution and liquidation.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we are unable to consummate the asset acquisition with TEC by October 28, 2007, we will dissolve and liquidate pursuant to Section 275 of the Delaware General Corporation Law. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Pursuant to Section 280, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and liquidation, we will seek to conclude this process as soon as possible and as a result do not intend to comply with those procedures. Accordingly, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. As of December 31, 2006, Platinum’s accounts payable and accrued expenses were approximately $1,471,167, including the following obligations:

Sills Cummis Epstein & Gross P.C. (Platinum’s legal counsel)	$794,198
Marcum & Kliegman LLP (Platinum’s registered public accountants)	$255,000
JTL Enterprises (Platinum’s accountant)	$48,800

None of the named vendors has executed any waivers of any rights, title, interest or claim of any kind or to any monies held in the trust account, nor has any of such vendors agreed to defer payment of any obligations owed to them. Platinum has performed an analysis of the current vendors and given their familiarity with the histories of the parties and the evolution of the transaction, management of Platinum has determined that it is in the best interests of its stockholders to remain with the current vendors. Mark Nordlicht, our chairman of the board, and Barry Kostiner, our chief executive officer and a member of the board of directors of Platinum have agreed to indemnify Platinum against losses, liabilities, claims, damages and expenses incurred as a result of any claim by any vendor who is owed money by Platinum for services or products to the extent necessary to ensure that such losses, liabilities, claims, damages or expenses do not reduce the amount in the trust fund in the event of liquidation. Notwithstanding such agreements, Platinum is unable to predict the future personal financial circumstances of Messrs. Nordlicht and Kostiner and, as such, there is no assurance that they will be able to satisfy such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders in our dissolution could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution.

In the event that 20% or more of the holders of shares of Platinum common stock issued in its IPO decide to vote against the asset acquisition, Platinum will be forced to liquidate, stockholders may receive less than what they paid for their shares on a per share basis and the warrants may expire worthless.

Under the terms of Platinum’s certificate of incorporation if 20% of more of the shares issued in Platinum IPO decide to vote against the asset acquisition and opt to convert their shares to cash, Platinum will be unable to consummate the asset acquisition and will be forced to liquidate. In any liquidation, the net proceeds of Platinum’s IPO held in the trust account, plus any interest earned thereon, will be distributed pro rata to the stockholders of Platinum common stock issued in its IPO. If Platinum is forced to liquidate its assets, the per-share liquidation to such stockholders will be approximately $7.32, plus interest accrued thereon until the date of any liquidation. Furthermore, there will be no distribution with respect to Platinum’s outstanding warrants and, accordingly, the warrants will expire worthless.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, the safe-harbor provisions of that act do not apply to statements made in this proxy statement. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

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discuss future expectations;

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contain projections of future results of operations or financial condition; or

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state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us or TEC in such forward-looking statements, including among other things:

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the number and percentage of our stockholders voting against the asset acquisition proposal and seeking conversion;

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outcomes of government reviews, inquiries, investigations and related litigation;

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continued compliance with government regulations;

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legislation or regulatory environments, requirements or changes adversely affecting the business in which TEC is engaged;

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fluctuations in customer demand;

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management of rapid growth;

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general economic conditions;

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TEC’s business strategy and plans;

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the actual quantities of TEC’s reserves of oil and natural gas;

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the future levels of production of oil and natural gas by TEC;

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future prices of and demand for oil and natural gas;

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the results of TEC’s future exploration, development and exploitation activities;

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future operating and development costs of TEC’s oil and natural gas properties; and

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the results of future financing efforts.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to any of us, TEC or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Platinum and TEC undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the adoption of the asset acquisition agreement, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on Platinum and/or TEC.

SPECIAL MEETING OF PLATINUM STOCKHOLDERS

General

We are furnishing this proxy statement to Platinum stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of Platinum stockholders to be held on           , 2007, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about           , 2007 in connection with the vote on the proposed asset acquisition. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting of stockholders.

Date, Time and Place

The special meeting of stockholders will be held on           , 2007, at 10:00 a.m., eastern time at the offices of Sills Cummis Epstein & Gross P.C., One Rockefeller Plaza, New York, New York 10020.

Purpose of the Platinum Special Meeting

At the special meeting, we are asking holders of Platinum common stock to:

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approve and authorize the asset acquisition agreement and the transactions contemplated thereby (asset acquisition proposal);

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approve and authorize an amendment to our certificate of incorporation to delete the preamble and sections A through D, inclusive, of Article Sixth from the certificate of incorporation from and after the closing of the asset acquisition, as these provisions will no longer be applicable to us (amendment proposal);

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approve and authorize the Platinum Energy Resources, Inc. 2006 Long-Term Incentive Compensation Plan (incentive compensation plan proposal).

The approval of the asset acquisition proposal and the consummation of the asset acquisition are conditions to the effectiveness of the amendment proposal and the incentive compensation plan proposal assuming such proposals are approved by the stockholders.

Recommendation of Platinum Board of Directors

Platinum’s board of directors:

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has unanimously determined that the asset acquisition proposal, the amendment proposal and the incentive compensation plan proposal is fair to and in the best interests of us and our stockholders; and

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has unanimously approved the asset acquisition proposal, the amendment proposal and the incentive compensation plan proposal; and

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unanimously recommends that our common stockholders vote “FOR” the asset acquisition proposal; and

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unanimously recommends that our common stockholders vote “FOR” the proposal to approve and authorize the amendment to our certificate of incorporation; and

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unanimously recommends that our common stockholders vote “FOR” the proposal to approve and authorize the incentive compensation plan.

Record Date; Who Is Entitled to Vote

We have fixed the close of business on           , 2007, as the “record date” for determining Platinum’s stockholders entitled to notice of and to attend and vote at the special meeting of stockholders. As of the close of business on           , 2007, there were shares of our common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote per share at the special meeting.

Pursuant to agreements with us, 3,600,000 shares of our common stock held by stockholders who acquired shares of common stock prior to our IPO will be voted on the asset acquisition proposal in accordance with the majority of the votes cast at the special meeting. The holders of such common stock are free to vote their shares issued in the IPO or afterwards as they see fit and are free to vote all of their common stock, however obtained, on the other proposals as they see fit. Messrs. Nordlicht and Kostiner have made additional purchases of Platinum securities since the IPO. Mr. Kostiner has purchased shares and continues to purchase of Platinum common stock pursuant to the terms of a trading plan established in compliance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. He has also purchased warrants in the open market. Mr. Nordlicht has purchased shares of Platinum common stock in the open market. The open market purchases made by Mr. Kostiner and Mr. Nordlicht were made on a discretionary basis. The Company does not believe that Messrs. Kostiner or Nordlicht were aware of any material non-public information at the time of such purchases. However, to the extent that a court were to conclude that Mr. Kostiner or Mr. Nordlicht did possess material non-public information regarding Platinum at the time of their respective open market purchases of securities of Platinum, Mr. Kostiner or Mr. Nordlicht could be subject to claims of insider trading violations. See the section entitled “Beneficial Ownership of Platinum Securities” beginning on page  120. Platinum’s issued and outstanding warrants do not have voting rights and record holders of Platinum warrants will not be entitled to vote at the special meeting.

Quorum

The presence, in person or by proxy, of a majority of all of the outstanding shares of common stock constitutes a quorum at the special meeting.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to shares held in “street name” that are returned to us but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. If you do not give the broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the asset acquisition proposal, the amendment proposal and the incentive compensation plan proposal. Since a stockholder must affirmatively vote against the asset acquisition proposal to have conversion rights individuals who fail to vote or who abstain from voting may not exercise their conversion rights. Beneficial holders of shares held in “street name” that are voted against the asset acquisition may exercise their conversion rights. See “Special Meeting of Platinum Stockholders – Conversion Rights” on page 36.

Vote of Our Stockholders Required

The approval of the asset acquisition proposal will require the affirmative vote of the holders of a majority of the shares of Platinum common stock issued in Platinum’s IPO represented in person or by proxy and entitled to vote at the meeting, provided that, if the holders of 20% or more of the shares of the common stock issued in Platinum’s IPO vote against the asset acquisition and demand that Platinum convert their shares into a pro rata portion of Platinum’s trust account, then the asset acquisition will not be consummated.

The affirmative vote of the holders of a majority of the outstanding shares of Platinum common stock on the record date is required to approve the amendment proposal. The approval of the incentive compensation plan proposal will require the affirmative vote of the holders of a majority of the shares of Platinum common stock represented in person or by proxy and entitled to vote at the meeting.

Abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against these proposals. Abstentions are deemed entitled to vote on the proposals. Therefore, they have the same effect as a vote against the proposal. Broker non-votes are not deemed entitled to vote on the proposals and will have no effect on the vote on the asset acquisition proposal or the incentive compensation plan proposal but will have the effect of a vote “AGAINST” the amendment proposal.

For both the amendment proposal and the incentive compensation plan proposal to be implemented, the asset acquisition proposal must be approved by the stockholders.

Voting Your Shares

Each share of Platinum common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of our common stock that you own.

There are two ways to vote your shares of Platinum common stock at the special meeting:

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You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board “FOR” the adoption of the asset acquisition proposal, the amendment proposal and the incentive compensation plan proposal.

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You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU DO NOT VOTE YOUR SHARES OF PLATINUM COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE, IT WILL HAVE NO EFFECT ON THE ASSET ACQUISITION PROPOSAL BUT ALSO WILL NOT HAVE THE EFFECT OF A DEMAND FOR CONVERSION OF YOUR SHARES INTO A PRO RATA SHARE OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE PROCEEDS OF OUR IPO ARE HELD.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

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you may send another proxy card with a later date;

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you may notify Mark Nordlicht, our chairman, or Barry Kostiner, our chief executive officer, in writing before the special meeting that you have revoked your proxy; or

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you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call Mark Nordlicht, our chairman, or Barry Kostiner, our chief executive officer, at (212) 581-2401.

No Additional Matters May Be Presented at the Special Meeting

This special meeting of stockholders has been called only to consider the proposals described herein. Under our by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting if they are not included in the notice of the meeting.

Conversion Rights

Any of our stockholders holding shares of Platinum common stock issued in our IPO who votes against the asset acquisition proposal may, at the same time, demand that we convert his or her shares into a pro rata portion of the trust account. If demand is made and the asset acquisition is consummated, we will convert these shares into a pro rata portion of funds held in a trust account plus interest.

The closing price of our common stock on           , 2007, the record date, was $           and the per share, pro rata cash held in the trust account on that date was approximately $          . If a Platinum stockholder would have elected to exercise their conversion rights on such date, then they would have been entitled to receive approximately $           per share, or $           less than the per unit offering price of $           for which the Platinum stockholder purchased units of the IPO. Prior to exercising conversion rights, our stockholders should verify the market price of our common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price.

If the holders of at least 2,880,000 or more shares of common stock issued in our IPO (an amount equal to 20% or more of those shares), vote against the proposed asset acquisition and demand conversion of their shares, we will not be able to consummate the asset acquisition.

If you exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you continue to hold those shares through the consummation of the asset acquisition and then tender your stock certificate to us. If you hold the shares in street name, you will need to coordinate with your broker to have your shares certificated.

Liquidation of Platinum

If we do not consummate the asset acquisition with TEC by October  28, 2007, we will dissolve and liquidate. We anticipate that, promptly following such date, our board would adopt a specific plan of dissolution and liquidation pursuant to the provisions of the Delaware General Corporation Law. Pursuant to the terms of our certificate of incorporation, only holders of shares issued in our IPO will be entitled to receive liquidating distributions. Shares issued to Platinum’s initial stockholders prior to the IPO will not be entitled to receive any liquidating distributions. The plan of dissolution would be submitted to stockholders for approval. The submission of the plan for approval by the stockholders would require the filing of a proxy statement with the SEC which could be subject to review by the SEC. As such, the process from the adoption of the plan of dissolution and liquidation by the board until completion of the plan and distribution of funds to the stockholders could take up to two to four months or possibly even longer.

We will not liquidate the trust account unless and until our stockholders approve our plan of dissolution and liquidation. Accordingly, the foregoing procedures may result in substantial delays in our liquidation and the distribution to our public stockholders of the funds in our trust account and any remaining net assets as part of our plan of dissolution and liquidation.

Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Pursuant to Section 280, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and liquidation, we will seek to conclude this process as soon as possible and as a result do not intend to comply with those procedures. Accordingly, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Mark Nordlicht, our chairman of the board, and Barry Kostiner, our chief executive officer and a member of the board of directors of Platinum have agreed to indemnify Platinum against losses, liabilities, claims, damages and expenses incurred as a result of any claim by a vendor who is owed money by Platinum for services or products to the extent necessary to ensure that such losses, liabilities, claims, damages or expenses do not reduce the amount in the trust fund in the event of liquidation. Notwithstanding such agreements, Platinum is unable to predict the future personal financial circumstances of Messrs. Nordlicht and Kostiner and, as such, there is no assurance that they will be able to satisfy such claims. None of Platinum’s vendors has executed any waivers of any rights, title, interest or claim of any kind or to any monies held in the trust account, nor has any of such vendors agreed to defer payment of any obligations owed to them. Platinum has performed an analysis of the current vendors and given their familiarity with the histories of the parties and the evolution of the transaction, management of Platinum has determined that it is in the best interests of its stockholders to remain with the current vendors.

Appraisal Rights

Stockholders of Platinum do not have appraisal rights in connection the asset acquisition under the DGCL.

Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Stock Ownership

At the close of business on the record date, Mark Nordlicht, Barry Kostiner, William C. Glass, Richard Geyser, James H. Dorman, Jim L. Troxel, Albert Helmig and James E. Bashaw, beneficially owned and were entitled to vote            shares or           % of the then outstanding shares of our common stock, which includes all of the shares held by our directors and executive officers and their affiliates. Mr. Nordlicht is currently our chairman of our board of directors, Mr. Kostiner is currently our chief executive officer and director, Mr. Glass is currently our president and a director, Messrs. Dorman and Troxel are currently executive vice presidents, Mr. Geyser is currently vice president and Messrs. Bashaw and Helmig are currently directors. Our initial stockholders, who acquired shares of Platinum common stock prior to our IPO, which total 3,600,000 shares or 20% of the outstanding shares of Platinum common stock on the record date, have agreed to vote such shares on the asset acquisition proposal in accordance with the majority of the votes cast by the holders of shares issued in our IPO. These stockholders have also placed their shares acquired prior to the IPO in escrow until October 24, 2008. They are entitled, however, to vote the shares acquired by them in or subsequent to the IPO as they see fit and have indicated that they will vote those shares in favor of the asset acquisition proposal, the amendment proposal and the incentive plan proposal.

Platinum Fairness Opinion

Pursuant to an engagement letter dated February 8, 2006, we engaged C. K. Cooper & Company, Inc. (“C. K. Cooper”), after first contacting the firm on January 16, 2006 with regard to such engagement, to render an opinion that our original proposed merger transaction with TEC’s parent, Tandem Energy Holdings, Inc. on the terms and conditions set forth in the original merger agreement was fair to our stockholders, from a financial point of view, and that the fair market value of Tandem was at least equal to 80% of our net assets. C. K. Cooper delivered its fairness opinion to the Platinum board at it meeting on March 20, 2006.

C. K. Cooper is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements, and for other purposes. Our board of directors determined to use the services of C. K. Cooper because it is a recognized investment banking firm that has substantial experience in similar matters. Mr. Nordlicht, Chairman of Platinum, was contacted by a representative of C. K. Cooper by telephone some time in 2004 in an unsolicited business call regarding possible transactions in which Mr. Nordlicht might be interested. As a result of such introduction, Mr. Nordlicht was familiar with C.K. Cooper and, on this basis, considered the firm and raised it to the board for consideration in connection with the fairness evaluation contemplated for the transaction with Tandem. None of the assets owned by Tandem, including TEC and Shamrock, were ever mentioned to Mr. Nordlicht by C.K. Cooper in any contacts between them prior to the engagement of C.K. Cooper. The engagement letter provided that we would pay C. K. Cooper a fee of $80,000, of which $50,000 was paid with the remaining balance due upon consummation of the transaction as previously structured together with the reimbursement of C. K. Cooper for its reasonable out-of-pocket expenses, including attorneys’ fees. As the transaction as previously structured was not consummated, the $30,000 balance of the fee due to C. K. Cooper was not payable. Upon restructuring of the transaction, C.K. Cooper was engaged to revisit their original fairness opinion in light of the terms of the restructured transaction. On October 3, 2006, we executed a new engagement letter with C.K. Cooper. The engagement letter provides that we pay a fee of $50,000, of which $25,000 was paid upon execution of the engagement letter and $25,000 will be paid upon the closing of the asset acquisition. As the $30,000 balance relating to the original fairness opinion was not payable, upon consummation of the asset acquisition, C.K. Cooper will have been paid an aggregate of $100,000. We have also agreed to customary indemnification obligations for liabilities, including liabilities under federal securities laws, arising out of or relating to C.K. Cooper’s engagement unless such liabilities result from C.K. Cooper’s gross negligence or willful misconduct. It is the position of the SEC that indemnification for liabilities arising under federal securities laws is against public policy and, therefore, may be unenforceable.

On October 3, 2006, C. K. Cooper delivered its verbal opinion to our board of directors which stated that, as of that date, and based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, (i) the consideration to be paid by us in the asset acquisition is fair, from a financial point of view, to our stockholders and (ii) the fair market value of TEC’s assets is at least equal to 80% of our net assets. The amount of such consideration was determined pursuant to negotiations between us and TEC and not pursuant to recommendations of C. K. Cooper. The full text of C. K. Cooper’s written opinion, attached hereto as Annex D, is incorporated by reference into this proxy statement. You are urged to read the C. K. Cooper opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by C. K. Cooper in rendering its opinion. The summary of the C. K. Cooper opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. C. K. Cooper’s opinion does not constitute a recommendation to any of our stockholders as to how such stockholders should vote with respect to the asset acquisition proposal and the transactions contemplated thereby.

THE ASSET ACQUISITION PROPOSAL

The discussion in this document of the asset acquisition proposal and the principal terms of the asset acquisition agreement, dated as of October 4, 2006 as amended, by and among Platinum, TEC, Acquisition Sub and certain affiliates of TEC is subject to, and is qualified in its entirety by reference to, the asset acquisition agreement. A copy of the asset acquisition agreement is attached as Annex A to this proxy statement and is incorporated in this proxy statement by reference.

General Description of the Asset Acquisition

Pursuant to the asset acquisition agreement, Acquisition Sub, a wholly-owned subsidiary of Platinum, will acquire all of the assets and assume substantially all of the liabilities of TEC including, without limitation, approximately $42 million of TEC’s debt which will be retired at the closing. The acquisition will also include the name, Tandem Energy Corporation, to which the name of Acquisition Sub will be changed after consummation of the asset acquisition. In exchange for its assets, TEC will receive $60 million in shares of common stock of Platinum calculated in accordance with the terms of the asset acquisition agreement.

Background of the Asset Acquisition

Platinum was formed on April 25, 2005 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the global oil and gas exploration and production business. Platinum completed its IPO on October 28, 2005 raising net proceeds of $106,472,000. Of these net proceeds, $105,408,000 were placed in a trust account immediately following the IPO and, in accordance with Platinum’s certificate of incorporation, will be released either upon the consummation of a business combination, such as the acquisition of all of the assets and substantially all of the liabilities of TEC, or upon the liquidation of Platinum. Platinum must liquidate unless it has consummated a business combination by April 28, 2007 or, if a letter of intent, agreement in principle or definitive agreement is executed, but not consummated by April 28, 2007, then by October 28, 2007. As of December 31, 2006, approximately $109,213,492 was held in deposit in the trust account.

Promptly following our IPO, we contacted several investment bankers, private equity firms, consulting firms, legal and accounting firms and other firms specializing in our target industry, as well as current and former senior executives of energy companies with whom we have worked in the past. Through these efforts, we identified and reviewed information with respect to more than 40 business combination opportunities. We entered into confidentiality, standstill and exclusivity agreements with respect to many of these opportunities.

By December, 2005, we had entered into substantive discussions with eight companies, including discussions regarding the type and amount of consideration to be provided relative to a potential transaction. In addition to Tandem Energy Holdings, Inc., TEC’s parent (“Tandem”), three of these companies were provided with a preliminary letter of intent, which included specific proposed target consideration. Following further discussions, the managements of two of the companies determined not to proceed further with discussions with us as we were unable to agree on valuation, we could not provide them with their requested deposit and they were concerned about the uncertainty and time delays associated with our obtaining stockholder approval. The third opportunity involved the potential acquisition of a working interest in offshore oil and gas leases off the coast of a highly regulated state. The opportunity was in essence a financial investment rather than an operational one and involved additional risks and capital costs inherent to offshore drilling enterprises. TEC, in comparison, is an independent operating entity that already has an infrastructure, management team and its own drilling rigs which management of Platinum views as more suited to serving as a platform for future growth. Management of Platinum believes that its stated long term goals of building a substantial company through both internal development and external acquisitions would not best be achieved through this third opportunity at least not at that time. As such, on January 17, 2006, we determined not to proceed with this third opportunity, due to our belief that, although attractive, the opportunity was not appropriate for us at that time as it would not serve as a broad and solid platform for future growth. Although the members of the board were generally kept apprised of the progress and status of various potential target candidates, none of these proposals were formally presented to our board of directors for consideration. The third opportunity may be reconsidered following the asset acquisition.

On December 9, 2005, Mark Nordlicht, Chairman of Platinum, was introduced by Mr. Howard Crosby to Mr. Lance Duncan, an individual who had previously made an unsuccessful attempt to purchase the assets of Shamrock Energy Corporation (“Shamrock”) and TEC (the businesses that were eventually rolled up into Tandem), and who, with the permission of management of Tandem, continued to seek financing to purchase the controlling interest in Tandem. Mr. Duncan knew Mr. Tim Culp, one of the stockholders of TEC, and Mr. Jack Chambers, who along with Mr. Tim Culp and his brother, Dyke Culp, comprised all of the stockholders of Shamrock, prior to the roll up of these companies into Tandem, as a consequence of his dealings with these parties in his prior purchase attempt. Although to our knowledge Mr. Duncan currently has interests in Mark III Energy Holdings, LLC and BHB Operating, Inc., entities recently formed to engage in the oil and gas business, Mr. Duncan had been engaged in the residential construction business prior to his acquisition discussions with Messrs. Tim and Dyke Culp and Chambers regarding TEC and Shamrock, which was his first attempt to become involved in the oil and gas industry. See the section entitled “Business of TEC” beginning on page 91. Mr. Duncan was unable to consummate these acquisitions but continued his relationship with Messrs. Culp and Chambers and, in fact, was an officer and director of Tandem for a short time from mid-March 2005 through June 1, 2005.

Our Chairman, Mark Nordlicht, had become generally aware of the existence of Tandem and its operating subsidiary, TEC, on December 7, 2005, through Mr. Howard Crosby, a personal friend of Mr. Nordlicht for many years and an investor in small cap companies. On the previous evening, Mr. Crosby, a principal in two corporations which hold common stock of Tandem, had been introduced to Mr. Duncan, who was in New York seeking financing to acquire the controlling interest in Tandem, by Mr. William Ritger, an equity analyst who prepares research reports for small cap companies including Tandem and who is also a stockholder of Tandem. Mr. Crosby described Tandem to Mr. Nordlicht and advised him that he could obtain additional information about Tandem from Mr. Duncan. On that same day, Mr. Nordlicht contacted, Mr. Ritger to inquire about Tandem and about Mr. Duncan.

In light of Mr. Ritger’s work and the fact that he often invests in small cap companies and the fact that Mr. Nordlicht is manager of a hedge fund, Platinum Partners Value Arbitrage Fund, which also occasionally invests in small cap companies, the two men had occasion to meet a few years ago and have met on various occasions since their initial introduction. Mr. Ritger’s company, The Research Works, Inc., prepares and provides research and investor guidance and had been engaged by Tandem on April 6, 2005 to prepare certain research and stockholder promotional materials. Mr. Ritger’s company received compensation for such services rendered to Tandem in the form of 65,000 shares of Tandem common stock. A limited liability company, Seaside Partners, LLC, of which Mr. Ritger is a principal, also participated in a private placement of Tandem common stock in March 2005 in which that entity purchased 360,000 shares of common stock of Tandem at a purchase price of $1.00 per share.

Messrs. Nordlicht and Crosby are both stockholders and serve on the board of directors of Platinum Diversified Mining, Inc., a company which had its origins as a special purpose acquisition company (“PDMI”). Mr. Nordlicht also holds the position of Executive Chairman and Mr. Crosby also holds the position of Vice President of PDMI. Messrs. Nordlicht and Crosby first discussed possible involvement in a special purpose acquisition company in the mining sector on September 14, 2005 which was the first time Messrs. Nordlicht and Crosby had any discussions regarding any special purpose acquisition company or similar entity. Messrs. Nordlicht and Crosby are also both investors in Vivid Learning Systems, Inc. and White Mountain Titanium Corporation. Two companies of which Mr. Crosby is a principal, HHBC Corporation and Cork Investments, Inc., are stockholders of Tandem having purchased 10,000 and 15,000 shares of common stock of Tandem, respectively, at a purchase price of $1.00 per share in a private placement by Tandem offered in March 2005.

To Platinum’s knowledge, Messrs. Ritger and Crosby are personal friends but, other than both being stockholders of Tandem, they have no connections, associations or affiliations with one another. Mr. Nordlicht has never had any discussions with Mr. Ritger about becoming involved in a special purpose acquisition company.

Prior to discussions with Mr. Duncan in December, 2005, no member of the management team of Platinum had any pre-existing relationship or contact with Mr. Duncan or with any member of the management team of Tandem and TEC and, prior to Mr. Nordlicht’s discussions with Mr. Crosby on December 7, 2005, neither Mr. Nordlicht nor any other member of the management team of Platinum had any knowledge of Tandem and TEC’s assets.

On December 12, 2005, Platinum entered into a confidentiality agreement with Mr. Duncan, who had limited authority to disclose confidential information concerning Tandem to potential acquisition financing sources. We understand from management of Tandem that Mr. Duncan had previously met with them on November 12, 2005 in Tandem’s Midland, Texas offices and proposed to acquire the controlling interest in Tandem for his own account. Attending the meeting from Tandem were Mr. Tim G. Culp, President and Chief Executive Officer, Mr. Jack A. Chambers, Executive Vice President and Chief Operating Officer, Mr. Michael G. Cunningham, Senior, Vice President – Finance and Chief Financial Officer and Mr. Todd M. Yocham, Sr. Vice President – Engineering.

Based on Mr. Nordlicht’s discussions with Mr. Crosby, Mr. Nordlicht concluded that Tandem appeared to be an opportunity worthy of pursuit and, as such, a meeting was scheduled between James Dorman, Platinum’s Executive Vice President – Geology, and Mr. Duncan. The meeting took place on December 15, 2005 at a hotel in Houston, Texas. At that meeting, Mr. Duncan shared substantial confidential information with Mr. Dorman regarding TEC’s assets, operations and prospects.

On December 20, 2005, our Chief Executive Officer, Barry Kostiner, met with Mr. Duncan at the City Center Westin in Dallas, Texas. At that meeting, which lasted for about two hours, Mr. Duncan provided additional confidential information, including a report of proved reserves on TEC’s properties and interests prepared by Williamson Petroleum Consultants, Inc. During this period of time, Mr. Duncan also provided to us detailed information concerning the oil and gas reserves located in TEC’s properties, including TEC’s belief that the assets had greater potential for exploration and production.

We understand from Tandem’s management that Mr. Duncan met with members of Tandem’s management on December 28, 2005 and presented several proposals and term sheets from various financing sources, as well as a proposal from Platinum to purchase all of the outstanding common stock of Tandem. Although Platinum’s proposal involved the acquisition of Tandem by Platinum, rather than Mr. Duncan, via a merger, the offer provided, among other things, that Mr. Duncan would assume the position with Platinum of President of Midland Operations. After protracted discussions, members of Tandem’s management outlined for Mr. Duncan the principal terms of a proposed merger transaction for discussion with and consideration by Platinum management.

Subsequently, Mr. Kostiner advised Mr. Duncan of Platinum’s position regarding the basic terms of a proposed merger of Platinum and Tandem, including terms relating to the structure of the merger, the form and amount of consideration to be paid and related issues. In addition to the evaluation by Mr. Dorman of materials provided by Tandem of TEC’s assets and properties and of the report of proved reserves prepared by Williamson Petroleum Consultants, which were duly considered in the determination of the merger consideration, the merger consideration was determined based on Tandem’s belief regarding the greater potential in TEC’s assets for exploration and production and in Platinum’s analysis of TEC’s inventory of proved undeveloped drilling locations and significant behind pipe potential. The merger consideration in the aggregate amount of $102 million in cash, less the amount required to retire the indebtedness of Tandem and its subsidiaries of approximately $42 million, was arrived at through a valuation of price per boe rather than price per share. Management of Platinum believes that a purchase price of under $11 per proved boe is an attractive price based on, among other things, valuations of comparable companies and prices paid per boe in comparable transactions. The increase in the market price of crude oil in the months prior to these discussions, from a low of $56.50 in July 2005 to a high of $68.35 in January 2006, further justified the valuation placed on TEC’s assets at that time. Consequently, Platinum determined that $102 million was an attractive price irrespective of the then current market price of Tandem stock or the fact that it was a 63% premium over the $62 million valuation that Tandem had placed on its assets six months earlier, on June 8, 2005 when the market price of oil was $52.54 per boe, notwithstanding that Tandem had not acquired any additional significant assets in the interim. On March 26, 2007, the market price of oil was $62.91 per boe.

On January 5, 2006, further discussions took place during which terms were discussed with the aim of executing a non-binding letter of intent; no letter of intent was ever executed, the parties having determined to proceed directly to a definitive merger agreement. The discussions included terms relating to an independent transaction whereby Mr. Duncan, individually, proposed to purchase certain oil and gas leases in Reagan County, Texas, from Mr. Steven James of Millennium Resources, which assets would later be sold to Platinum. No agreement was entered into in connection with this proposed transaction because Mr. Duncan was only willing to consummate the transaction following the consummation by Platinum of a business combination that satisfied the requirements of its charter, such as the proposed merger with Tandem. Mr. James informed Mr. Duncan that he had received another offer to purchase the assets that did not involve a significant time delay and, as such, determined to pursue that transaction. Mr. Nordlicht has no connection, direct or indirect, with Millennium Resources.

Subsequent to these discussions, Platinum delivered an extensive due diligence request, including a separate oil and gas due diligence request, to Tandem. In addition, an initial draft of a proposed merger agreement was circulated on January 9, 2006. Over the following weeks, revised drafts of the merger agreement were prepared in response to comments and suggestions of the parties and their legal counsel and other advisors, with management and counsel for both companies engaging in numerous telephonic conferences and negotiating sessions.

On January 16, 2006, Messrs. Nordlicht and Kostiner of Platinum met with Messrs. Culp, Chambers, Cunningham and Yocham of Tandem at the office’s of Tandem’s legal counsel, Snell, Wylie & Tibbals, in Dallas, Texas, together with their respective legal counsel to conduct due diligence and further negotiate the merger agreement.

During the week of January 16, 2006, Platinum also commenced due diligence investigations which included a detailed analysis of TEC’s oil and gas interests and title and environmental matters. Reports from legal counsel relating to the preliminary results of the due diligence investigations were distributed to the members of the board.

Also, during the week of January 16, 2006, Mr. Dorman engaged in protracted discussions with Mr. Yocham and Toben Scott, Vice President – Operations of TEC, who confirmed TEC’s belief of greater potential in the assets for exploration and production and reviewed with Mr. Dorman additional geological and engineering data.

On January 17, 2006, Tandem issued a press release announcing that it had entered into merger discussions with an unnamed third party.

Throughout the due diligence process and the negotiation of the merger agreement, Messrs. Kostiner and Nordlicht contacted the other Platinum directors on several occasions to discuss the transaction and to describe the status of the negotiations. Specifically, Mr. Kostiner spoke to each of the directors over the January 21, 2006 weekend to update them on the progress of the negotiations.

On January 24, 2006, a formal telephonic meeting of the board of directors of Platinum was convened to discuss the details of the merger agreement. Present on the call were all of the members of our board. Also present by invitation were, among others, Eliezer Helfgott and Michele Vaillant from Sills Cummis Epstein & Gross P.C., our general counsel, Kip Plankinton from Fulbright & Jaworski LLP, our oil and gas counsel, and Mr. Dorman. Prior to the meeting, copies of the most recent draft of the merger agreement were delivered to the directors. At the meeting, Mr. Helfgott discussed certain legal considerations relating to the board’s consideration of the proposed merger; Messrs. Nordlicht and Kostiner described the proposed merger and TEC’s business and prospects, and explained the rationale for the proposed merger; and Ms. Vaillant and Messrs. Plankinton and Dorman summarized the status of their respective due diligence investigations which had been described at length in preliminary reports distributed to the board. It was noted to the board that there was a provision in the merger agreement permitting Platinum to terminate the merger agreement in the event it was not satisfied with the results of its continued due diligence investigation although the parameters of this provision were still being negotiated. It was further noted to the board that Platinum intended to seek a fairness opinion relating to the transaction. After review and discussion, the merger agreement, including the merger consideration of $102 million, was unanimously approved, subject to final negotiations and modifications, and the board determined to recommend the approval and adoption of the merger agreement to Platinum’s stockholders. However, the board members requested that they be informed prior to execution of the merger agreement of the final resolution of the terms of the termination provision and certain other provisions.

On January 25, 2006, Mr. Kostiner contacted each board member separately to advise them of the final terms of the merger agreement. Each of the board members confirmed his approval to proceed with the transaction based upon the terms as finalized.

The merger agreement was executed on January 26, 2006 and, immediately thereafter, we issued a press release announcing the proposed merger. On February 1, 2006, we filed a Current Report on Form 8-K disclosing the execution of the merger agreement and describing the material terms and conditions of the merger agreement.

In connection with the execution of the merger agreement, Platinum entered into a letter agreement with Mr. Duncan pursuant to which Platinum agreed to pay Mr. Duncan a fee of $3.0 million at the consummation of the merger for services rendered in connection with the merger, including introduction of the parties, facilitation of the negotiations between the parties and release of all of Mr. Duncan’s and his affiliate’s claims to equity holdings in Tandem to the extent any existed as this was unclear at that time. Pursuant to the letter agreement, Platinum also agreed to issue to Mr. Duncan, over an 18-month period following the consummation of the merger, restricted shares of Platinum common stock valued at $5.0 million in consideration of future consulting services, including investigation of possible future acquisitions for the Company and, if warranted, introduction of the parties and facilitation of negotiations between the parties. The agreement contemplated that the shares to be issued to Mr. Duncan would be issued under our incentive compensation plan.

Subsequent to the announcement of the merger agreement, Platinum management made a number of similar presentations to existing and prospective Platinum shareholders, including one made at the Houston Country Club on May 23, 2006. Although no public announcement was made prior to each presentation, the contents of the presentations, including the one made at the Houston Country Club, were filed with the SEC on April 5, 2006, prior to the first such presentation. No material non-public information was provided at these presentations.

On June 30, 2006, the merger agreement was amended to extend to August 31, 2006 the date upon which either Platinum or TEC can terminate the merger agreement.

On July 31, 2006, the merger agreement was further amended to, among other things, provide for an escrow arrangement whereby at closing certain named stockholders of Tandem would deposit into escrow for a period of two years an aggregate of $5 million out of the merger consideration that they are otherwise to receive to support their indemnification obligations.

Subsequent to signing the merger agreement, Platinum commenced preparation of a preliminary proxy statement in connection with the solicitation of its stockholders for approval of the proposed merger. The preliminary proxy statement was submitted to the SEC for review and we have been proceeding with the regulatory review process. In addition, issues relating to Tandem’s corporate history have resulted in the commencement of litigation. See the section entitled “Business of TEC–Legal Proceedings” beginning on page  97 for a description of the pending legal proceedings.

As a result of obstacles to the merger, the management of both Platinum and Tandem determined to restructure the transaction as a purchase of all of the assets of TEC rather than the originally contemplated merger of Tandem with and into Platinum’s wholly-owned subsidiary, PER Acquisition Corp. A review of various legal issues relating to the restructuring of the transaction was undertaken and the managements of both Platinum and Tandem met in New York on September 18, 2006 to negotiate the terms of a restructured transaction. The parties agreed that, since TEC was Tandem’s only subsidiary and that the assets and operations of TEC were Tandem’s only assets and operations, the original consideration contemplated in the merger agreement continued to reflect a fair valuation of the assets subject to confirmation of this by Platinum’s financial advisor, C.K. Cooper. Based upon the discussions among the parties, it was determined, among other things, that Platinum would acquire all of the assets and assume substantially all of the liabilities of TEC, including approximately $42 million of debt of TEC which would be retired at closing, for $60 million in shares of common stock of Platinum. A draft asset acquisition agreement was circulated on or about September 25, 2006. Concurrently, Platinum revisited its due diligence conducted in connection with the proposed merger to focus attention on issues relating to transfer of assets. C.K. Cooper was contacted regarding the proposed restructuring and the need for an updated and revised fairness opinion. Review and negotiation of the draft asset acquisition agreement occurred in parallel with C.K. Cooper’s review and update of its initial fairness opinion.

On October 3, 2006, a formal telephonic meeting of the board of directors of Platinum was convened to discuss the restructured transaction, the members having previously received the final draft of the asset acquisition agreement. Present on the call were all of the members of our board and, by invitation, Eliezer Helfgott and Michele Vaillant from Sills Cummis Epstein & Gross P.C., our general counsel, and Adam Connor of C.K. Cooper. At the meeting, Mr. Helfgott described the transaction as restructured. Mr. Connor gave a presentation to the board of the review undertaken relating to the fairness determination and presented to the board C.K. Cooper’s opinion that the transaction and the consideration to be paid by Platinum to TEC for the acquisition of all of the assets and substantially all of the liabilities of TEC was fair to the Platinum stockholders from a financial point of view. After all of the presentations were completed, a discussion ensued regarding the matters described and, thereafter, the board unanimously approved the proposed asset acquisition with Mr. Sherry abstaining on the grounds that he had not been involved with the transaction from its inception and did not have the same familiarity with the issues as the other members of the board.

On October 4, 2006, the asset acquisition agreement was executed and, immediately thereafter, we issued a press release announcing the termination of the merger agreement and the execution of the asset acquisition agreement. On October 11, 2006, we filed a Current Report on Form 8-K disclosing the termination of the merger agreement and the execution of the asset acquisition agreement and the material terms and conditions of the proposed asset acquisition.

On October 26, 2006, Platinum entered into a formal agreement with Mr. Duncan that terminated the letter agreement and, concurrently, entered into a new agreement with Mr. Duncan acknowledging his role in introducing the parties and agreeing to pay him a fee of $3.0 million upon the consummation of the asset acquisition. Also, at this time the parties entered into a consulting agreement pursuant to which Mr. Duncan will provide consulting services including investigating and evaluating possible future acquisitions for Platinum. Under the terms of the consulting agreement, we have offered to Mr. Duncan, contingent upon the closing of the acquisition, a total of 714,286 shares of restricted common stock of Platinum to be issued in semi-annual installments over the eighteen-month term of the agreement beginning with the closing of the acquisition. This offer was made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act. In the consulting agreement, Mr. Duncan represents that he is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, that he is acquiring the shares for his own account for investment and not with a view toward distribution and that he acknowledges that the shares will be “restricted securities” that cannot be resold, except under certain circumstances permitted by the securities law.

On November 3, 2006, the board of directors of Platinum met to address, among other things, the acceptance of Mr. Sherry’s resignation from the board, a proposed share repurchase program and the recommendation to the stockholders regarding the approval and adoption of the asset acquisition agreement and the transactions contemplated thereby. At such meeting, the board unanimously approved a share repurchase program pursuant to which Platinum intends to repurchase, from time to time (in accordance with the terms of applicable federal and state securities laws and regulations including Rule 10b-18 of the Securities Exchange Act of 1934, as amended), in the open market, shares of common stock in an amount not to exceed $80 million (less any amounts used to pay stockholders who exercise their rights of conversion in connection with the vote on the asset acquisition proposal), exclusive of fees, commissions and any other related expenses. The board noted that we received a commitment letter from a bank, for $45 million in financing, and that, in the event we are able to consummate the financing, together with approximately $60 million of cash we will have available to us from the release of the funds in the trust account, we will have over $100 million to use for the proposed share repurchase program and other purposes. The Board determined to approve the share repurchase program because they believed that it would increase stockholder value and thus would be in the best interest of their stockholders. As approximately 8 million shares of Platinum common stock will be issued in the acquisition, the acquisition will be dilutive to existing Platinum earnings per share. In order to increase earnings per share following the acquisition, the Board determined that the best available use of the Company’s capital, including its cash, cash flow and borrowings, was to repurchase its shares. In making this determination, the Board considered, among other things, the availability and sources of capital, the Company’s growth strategy as well as the alternate uses for such funds. Further, the board determined to recommend the approval and adoption of the asset acquisition agreement and the transactions contemplated thereby to Platinum’s stockholders. Subsequent to the board meeting, the bank initially verbally indicated that it was willing to provide a new commitment letter on similar terms to Platinum given the fact that the original commitment letter was no longer applicable due to the restructuring of the proposed merger and the execution of the asset acquisition agreement. However, there have been no further discussions with the bank. In January 2007, the Company received a non binding summary of terms and conditions from financial institutions for up to a $75,000,000 revolving line of credit facility (initial borrowing base would be set at $38,000,000), subject to a borrowing base limitation and compliance with other debt covenants, which would be defined in a definitive agreement. No assurance can be given that either bank will enter into a definitive credit facility on terms satisfactory to Platinum, if at all.

On November 7, 2006, we filed a Registration Statement on Form S-4 pursuant to which the shares of Platinum common stock to be issued to TEC would be registered. On December 6, 2006, we executed an amendment to the asset acquisition agreement pursuant to which, among other things, it was agreed that the shares to be issued to TEC in the acquisition would be “restricted securities” under the federal securities laws and that following the transfer of such shares to Tandem, its sole stockholder, upon TEC’s dissolution, Platinum would register such shares of Platinum common stock for distribution to the stockholders of Tandem in connection with the contemplated dissolution of Tandem. On December 7, 2006 we withdrew the Registration Statement on Form S-4. See “The Asset Acquisition Agreement and Plan of Reorganization — Registration Rights.”

On March 28, 2007, a formal meeting of the board of directors of Platinum was convened to discuss, among other things, the asset acquisition and the board’s decision to recommend the asset acquisition in light of the fact that more updated information was available to the board since the original approval of the transaction. The board again noted that the purchase price of $102 million was a 63% premium over the $62 million valuation that Tandem had itself placed on the same assets on June 8, 2005, notwithstanding that Tandem had not acquired any additional significant assets in the interim. As part of the board’s discussion, the board took note of certain updated information, including that the price of oil had risen by over 19% from $52.54 per boe on June 8, 2005 to $62.91 on March 26, 2007. The board also was informed that Tandem had procured a new reserve report prepared by Williamson Petroleum Consultants, which indicated that the number of proved reserves had declined from approximately 9.4 million boe at December 31, 2005 to approximately 9.0 million boe as of December 31, 2006. Further, primarily because of the change in the price of natural gas, the PV-10 valuation of Tandem had also dropped from approximately $201 million on December 31, 2005 to approximately $178 million on March 28, 2007, although still significantly higher than the $102 million purchase price. The board further noted that although there are still very few corporate records relating to the transfer and ownership of TEC’s parent entity, formerly a publicly traded shell company, only a single claim had been made against Tandem since the start of the transaction. See “Business of Tandem – Legal Proceedings.” The board made a determination that although potential liabilities may exist arising from successor liability claims, the risk of such claims was outweighed by the merits of the transaction. Further, Platinum has indemnification from certain shareholder of Tandem for the single claim made to date. At the conclusion of the discussion and after having weighed all of the updated information, the board determined that the basis and rationale for the transaction as described “Reasons for the Asset Acquisition” continued to support the board’s decision to enter into the transaction and determined to reaffirm its recommendation to the Platinum stockholders the approval and adoption of the asset acquisition agreement and the transactions contemplated thereby.

Reasons for the Asset Acquisition

Platinum conducted a due diligence review of TEC that included an industry analysis, an evaluation of TEC’s existing business model and the review of financial projections. During its negotiations with Tandem, Platinum received advice from its outside financial advisor, C.K. Cooper and Company, Inc.

The Platinum board of directors concluded that restructuring the transaction as an asset acquisition and entering into the asset acquisition agreement with TEC are in the best interests of Platinum’s stockholders. The Platinum board of directors considered a wide variety of factors in connection with its evaluation of the asset acquisition. In light of the complexity of those factors, the Platinum board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Platinum board may have given different weight to different factors.

In its consideration of the restructured transaction and the asset acquisition agreement, the Platinum board of directors gave considerable weight to the following as positive factors, which factors it had previously considered in connection with the transaction as originally structured:

Potential for Future Growth

As part of our negotiations with Tandem initially and our review in connection with the restructuring of the transaction as an asset acquisition, prior to the execution of the asset acquisition agreement, management of Tandem indicated its belief of greater potential in the assets for exploration and production. Management of Tandem had informed us that they wanted to sell the company and that the primary objective of the roll up of TEC and the assets of Shamrock into TEC was to provide an exit strategy from the business for Mr. Culp. Further, management was constrained regarding capital expenditures by its already high debt level at approximately $44 million and was unwilling to obtain equity financing in light of the resultant dilutive effect and, as such, chose not make the necessary capital expenditures to pursue an aggressive business plan that would involve exploiting these potential oil and gas reserves.

The board understands that reserve estimates are inherently imprecise and that estimates of probable oil and gas reserves are more imprecise than those of proved oil and gas reserves and that any estimates are likely to change as future information becomes available. Further, no reserve report was prepared or available quantifying any such probable or possible reserves. However, based on its own analysis of TEC’s portfolio of diverse leases, the board believes the estimates provided by TEC to be reasonable. The board analysis is based on, among other things, its belief that the amount of proved reserves identified in the reserve reports prepared by Williamson Petroleum Consultants was less than the historical recovery amounts from analogous producing wells, that there was the possibility of additional producing wells given TEC’s lease acreage and well spacing and that TEC’s capital expenditures were lower than those of comparable oil and gas companies and as such greater recovery would be possible if more funds were to be invested in the company.

As part of its consideration of TEC’s growth potential, our board also reviewed TEC’s existing business strategies, as described under “Business of TEC — Business Strategy.”

Infrastructure and Experienced Management Team

The acquisition of TEC’s assets includes substantial operations and drilling equipment and infrastructure. One of the major concerns in oil and gas E&P companies of TEC’s size is the availability of drilling rigs to drill new wells. However, the board noted that TEC owns two drilling rigs that can be deployed to drill new wells when and wherever they are needed.

The board also noted that the majority of Tandem’s management team, including its chief financial officer and its senior engineering and operations officer had verbally agreed to continue their employment with the New TEC after the asset acquisition (which verbal agreements have been translated to written acceptances of offers of employment or consulting subject to execution of definitive documentation). Based upon, among other things, biographical information relating to Tandem’s management, which reflect numerous years of experience in the oil and gas industry as well as degrees in petroleum engineering in the case of Messrs. Yocham and Scott, the board determined that Tandem’s management team has specialized knowledge and significant experience in the oil and gas E&P industry.

The following is a summary of the background and experience of each of the members of Tandem’s management team who have accepted offers of employment to continue with the New TEC after the consummation of the asset acquisition subject to execution of definitive employment agreements.

Todd M. Yocham (45). Mr. Yocham joined Tandem in March 2005 and serves as Sr. Vice President, Engineering. He has been a registered professional engineer (P.E.) since 1992, and has been a member of the Society of Petroleum Engineers since 1998 and the Society of Petroleum Evaluation Engineers since 2005. He has served in exploration, drilling and production sectors. Prior to joining Tandem, he was a reservoir engineer with Fasken Oil and Ranch, Ltd. from 2001, for Pioneer Natural Resources from 1996, for V-F Petroleum, Inc. from 1992 and for Halliburton Company from 1984. Mr. Yocham earned a Bachelor of Science degree in Petroleum Engineering from Texas Tech University in 1984.

Michael (Mickey) G. Cunningham (49). Mr. Cunningham joined Tandem in May 2005 as Senior Vice President and Chief Financial Officer and continues to serve in that capacity today. Mr. Cunningham has been a Certified Public Accountant since 1988 but, even prior to becoming a CPA, was involved in the oil and gas industry working as an accountant with Gulf Oil Corporation from 1980 in a wide variety of areas through a special management program developed by Gulf. From 1985 through 2005, Mr. Cunningham was Controller of Clayton Williams Energy, Inc. He has been a member of the AICPA and TSCPA since 1988.

Toben A. Scott (31). Mr. Scott joined Tandem in May 2005 as Vice President, Operations and continues to serve in that capacity today. Prior to joining Tandem, Mr. Scott was employed by Fasken Oil and Ranch, Ltd. from 2004 as a drilling engineer involved daily drilling, workover, and completion activities. Previously, from 2002-2004, he was employed by Walsh Petroleum, Inc. as a petroleum engineer, responsible for production and workover operations in the Permian Basin of west Texas. From 1999 to 2002, he was employed as a drilling engineer by Phillips Petroleum Company in Midland, Texas where his responsibilities included the preparation and execution of drilling, completion, and workover operations in the Permian Basin. Mr. Scott has been a member of the American Association of Drilling Engineers since 2001, and he earned a Bachelor of Science degree in Petroleum Engineering from Texas Tech University in 2000.

Hedging and Financing Opportunities

The board believes that TEC’s assets and properties are attractively valued as compared against weighted industry averages. Based on TEC’s 9.0 million proved reserves and the asset acquisition consideration, the value that we are paying in the asset acquisition is under $11.50 per barrel.

The board believes that TEC’s assets and properties are particularly conducive to hedging because of its substantial existing cash flow and stable production history, which will allow us to extract funds from our revenues in volatile markets that can be used to pursue our growth business strategy.

Further, although there is no assurance that we will be able to obtain financing on favorable terms, if at all, the board feels that because of TEC’s reserves and production history and because, following the asset acquisition, it will be left with no long-term indebtedness, we should be able to obtain financing on favorable terms with which to pursue our growth business strategy.

While the board of Platinum was satisfied with the due diligence investigations performed by Platinum’s Executive Vice President – Geology, James Dorman, the report of proved reserves prepared by Williamson Petroleum Consultants (dated September 29, 2005 relating to data obtained as of March 31, 2005) and management’s own discussions with management of Tandem in connection with pursuit of the transaction and approval of the merger agreement in January 2006, management of Platinum recognized the benefit of a fairness opinion by an independent investment bank with expertise in the oil and gas industry. The merger agreement provided that satisfactory completion of all due diligence was a condition precedent to consummation of the merger. Further, under the terms of the merger agreement, Platinum had a “due diligence out” which, subject to certain limited exceptions, permitted Platinum to terminate the merger agreement if it was not satisfied in its sole discretion with its legal, financial, geological and business investigations of the business, assets and liabilities of Tandem. The fairness opinion was a part of Platinum's ongoing due diligence effort and by obtaining such a fairness opinion the board would have an opportunity to revisit their financial analysis of Tandem. Furthermore, the board believed that stockholders could derive some comfort from the knowledge that Platinum's board obtained a third-party opinion as to the fairness of the consideration from a financial point of view to the stockholders of Platinum. While the opinion would based in part on information supplied by Platinum, the board believed that it would be beneficial for an investment bank to perform complex financial analyses of such information and produce different types of valuation and useful comparative information. Although a written fairness opinion had not been rendered prior to the execution of the merger agreement, the board expressed the intention to seek such an opinion at the time that the transaction and merger agreement was approved.

On March 20, 2006, C.K. Cooper delivered to the board of Platinum a written fairness opinion, dated March 10, 2006, that, as of that date, the merger consideration to have been paid by Platinum was fair, from a financial point of view, to the stockholders of Platinum. The opinion was based, in part, upon a review of the report of proved reserves prepared by Williamson Petroleum Consultants, dated February 20, 2006 which relates to data obtained as of December 31, 2005. While this report is slightly more favorable than the report dated September 29, 2005 which relates to data obtained as of March 31, 2005, which the board relied upon in connection with its approval of the merger on January 24, 2006, management of Platinum as well as C.K. Cooper believed that it would be most helpful in the board's ongoing due diligence investigations to perform the fairness analysis on the most current information available regarding Tandem’s reserves.

In connection with restructuring the transaction, C.K. Cooper was contacted regarding need for an updated and revised fairness opinion and, on October 3, 2006, C.K. Cooper gave a presentation to the board of the review undertaken relating to the fairness determination and presented to the board C.K. Cooper’s opinion that the transaction and the consideration to be paid by Platinum to TEC was fair to the Platinum stockholders from a financial point of view.

Platinum’s board of directors believes that the above factors strongly support its determination and recommendation to approve the asset acquisition. In its deliberations concerning the asset acquisition, Platinum’s board of directors did, however, consider the many risks relating to the purchase of all of TEC’s assets, including, among others, the risks described under “Risk Factors.” Platinum’s board of directors, in determining to recommend the asset acquisition, concluded that these potentially negative factors were outweighed by the potential benefits of the asset acquisition, including the opportunity for Platinum stockholders to share in TEC’s possible future growth.

Satisfaction of 80% Test

It is a requirement that any business acquired by Platinum have a fair market value equal to at least 80% of Platinum’s net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on analysis of TEC’s assets and properties generally used to approve the transaction, the Platinum board of directors determined that this requirement was met. The board determined that the consideration being paid in the asset acquisition, which amount was negotiated at arm’s-length, was fair to and in the best interests of Platinum and its stockholders and appropriately reflected the value of TEC’s assets and properties. The Platinum board of directors believes, because of the financial skills and background of several of its members, it was qualified to conclude that the acquisition of TEC’s assets and properties met this requirement. However, Platinum also received an opinion from C.K. Cooper that the 80% test has been met.

Interest of Platinum’s Directors and Officers in the Asset Acquisition

In considering the recommendation of the board of directors of Platinum to vote for the proposal to approve the asset acquisition agreement, you should be aware that certain members of the Platinum board have agreements or arrangements that provide them with interests in the asset acquisition that differ from, or are in addition to, those of Platinum stockholders generally. In particular, if the asset acquisition is not consummated by October 28, 2007, Platinum will be forced to liquidate. In such event, the 3,600,000 shares of common stock held by Platinum’s initial stockholders, directors and officers that were acquired before the IPO would be worthless because Platinum’s initial stockholders, directors and officers are not entitled to receive any of the liquidation proceeds. Such shares had an aggregate market value of $26,028,000, based upon the last sale price of $7.23 on the OTCBB on October 3, 2006, the date of the last reported sale before the asset acquisition agreement was executed.

Recommendation of Platinum’s Board of Directors

The foregoing discussion of the information and factors considered by the Platinum board of directors is not meant to be exhaustive, but includes the material information and factors considered by the Platinum board of directors. After careful consideration, Platinum’s board of directors determined unanimously (with its newest member abstaining since he had not been involved with the transaction from its inception) that the asset acquisition agreement is fair to and in the best interests of Platinum and its stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL AND AUTHORIZATION OF THE ASSET ACQUISITION AND THE ASSET ACQUISITION AGREEMENT.

Fairness Opinion

In connection with its determination to approve the acquisition of all of the assets and the assumption of substantially all of the liabilities of TEC, Platinum’s board of directors engaged C. K. Cooper & Company (“C. K. Cooper”) to provide it with an opinion as to whether the consideration to be paid by Platinum is fair, from a financial point of view, to the stockholders of Platinum and whether fair market value of the assets of TEC is at least equal to 80% of the net assets of Platinum. C. K. Cooper, which was founded in 1981 and is headquartered in Irvine, California and elsewhere in the United States, is a national investment banking firm whose senior officers and other employees are highly experienced in the evaluation of companies and other elements of finance and investment banking with expertise in the oil and gas E&P industry section. The board selected C. K. Cooper on the basis of C. K. Cooper’s expertise in the oil and gas industry, recommendations from other companies that had engaged C. K. Cooper for similar purposes, and its ability to do the research and provide the fairness opinion within the required time period.

On October 3, 2006, at a meeting of Platinum’s board of directors, C. K. Cooper delivered its oral opinion that, as of that date and based upon and subject to the assumption, factors and limitations set forth in the written opinion and described below, the consideration to be paid by Platinum is fair, from a financial point of view, to the stockholders of Platinum. C. K. Cooper subsequently delivered its written opinion to such effect.

While C. K. Cooper rendered its opinion and provided certain analyses to the board of directors, C. K. Cooper was not requested to and did not make any recommendation to the board of directors as to the specific form or amount of the consideration to be received by TEC in the proposed asset acquisition, which was determined through negotiations between Platinum and TEC.

C. K. Cooper’s written opinion, which was directed to the Platinum board of directors, addresses only the fairness, from a financial point of view, to the stockholders of Platinum of the consideration to be paid by Platinum in the asset acquisition and the value of the TEC assets relative to Platinum’s net assets and does not address Platinum’s underlying business decision to proceed with or effect the asset acquisition and the value of the transaction, or the relative merits of the transaction compared to any alternative business strategy or transaction in which Platinum might engage and does not constitute a recommendation to any Platinum stockholder as to how to vote in the transaction. The full text of C. K. Cooper’s written opinion is attached to this proxy statement as Annex

D and its incorporated herein by reference. You are urged to read this opinion carefully and in its entirety. This summary of the opinion is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, C. K. Cooper  reviewed:

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a draft of the asset acquisition agreement dated October 2, 2006

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certain publicly available business and financial information relating to Platinum that C. K. Cooper deemed relevant;

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audited financial statements for Tandem for the fiscal year ended December 31, 2004 and 2005;

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independent Engineering Report prepared for Tandem Energy Holdings, Inc. by Williamson Petroleum Consultants dated February 17, 2006;

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the pro forma impact of the transaction;

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such other information and analyses C. K. Cooper deemed appropriate;

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certain publicly available financial information for companies whose operations C. K. Cooper considered relevant in evaluating Platinum and Tandem;

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the financial terms of the transaction and compared them with the financial terms of certain other transactions that C. K. Cooper deemed relevant;

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certain publicly available financial information for companies whose operations C. K. Cooper considered relevant in evaluating Platinum and Tandem;

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the financial terms of the acquisition with the financial terms of certain other transactions that C. K. Cooper deemed relevant.

In addition, C. K. Cooper engaged in several conversations with senior management of Platinum and Tandem, including, in particular, conversations regarding the course of discussions concerning the transaction.

For purposes of its opinion, C.K. Cooper relied upon and assumed, without independent verification or investigation, the accuracy and completeness of the financial and other information provided to or discussed with it by Platinum, TEC and their respective employees, representatives and affiliates or otherwise made available to C. K. Cooper. In its analyses, C. K. Cooper utilized the same definition of proved reserves as utilized by Williamson Petroleum Consultants which is as follows:

Proved oil and gas reserves: Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

(1)

Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas oil and/or oil water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(2)

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the proved classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(3)

Estimates of proved reserves do not include the following:  (A) oil that may become available from known reservoirs but is classified separately as indicated additional reserves; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources. With respect to financial forecasts and estimates provided to C. K. Cooper by management of Platinum and TEC, C. K. Cooper relied upon, without independent verification or investigation, the assurances of Platinum’s and TEC’s respective management that such information had been prepared on a reasonable basis in accordance with industry practice, and, with respect to financial forecasts, reflects the best currently available estimates and judgment of TEC’s and Platinum’s respective management, and management was not aware of any information or facts that would make the information provided to C. K. Cooper incomplete or misleading. C. K. Cooper expressed no opinion regarding such financial planning data or the assumptions on which it is based.

The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances. Therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, C. K. Cooper did not attribute any particular weight to any analysis or factor considered by it, or make any conclusion as to how the results of any given analyses, taken alone, supported its opinion. Accordingly, C. K. Cooper believes that the analysis must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all of the factors and analyses, would create a misleading view of the processes underlying C. K. Cooper’s opinion. In addition, in certain of its analyses C. K. Cooper compared the total consideration being paid by Platinum and the value of TEC to other public companies and other transactions that C. K. Cooper deemed comparable. No public companies and/or transaction utilized by C. K. Cooper, as a comparison is identical to Platinum or to the transaction with TEC. An analysis of the results of such comparison is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and transactions and other factors that could effect the public trading value of the comparable companies or enterprise value of the comparable transactions to which Platinum and the transaction was being compared.

In performing its analysis, C. K. Cooper made certain assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of C. K. Cooper, Platinum, and TEC. Any estimates contained in the analyses performed by C. K. Cooper are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. The C. K. Cooper opinion and C. K. Cooper’s presentation to the Platinum board of directors were among several factors taken into consideration by the Platinum board of directors in making its determination to approve the transaction. Consequently, C. K. Cooper analyses described herein should not be viewed as determinative of the decision of Platinum’s board of directors or Platinum’s management to engage this transaction.

The following is a summary of the material financial analyses that C. K. Cooper prepared and relied on in delivering its opinion to the board of directors of Platinum. The financial analyses summarized below include information presented in tabular format. In order to fully understand C. K. Cooper’s financial analyses, the tables must be read together with the text of each summary.

Comparable Company Analysis

C. K. Cooper compared implied values of TEC to a group of companies, which in C. K. Cooper’s judgment were comparable to TEC for purposes of this analysis. C. K. Cooper analyzed these comparable companies to TEC by using publicly available information to compare the enterprise value of TEC expressed as estimated multiples to these comparable companies. In this case, C. K. Cooper utilized when available, actual results for revenues, EBITDA and net income for the period 2005. C. K. Cooper utilized estimates for revenues, EBITDA and net income for 2006. In addition, C. K. Cooper utilized present value of reserves, discounted by 10% (as standard SEC Measures referred to as PV-10) as most recently publicly reported for each issue. These multiples compared to 2005 and 2006 revenues, EBITDA, net income, and PV-10 were then applied to TEC for purposes of this analysis. Enterprise value is defined as market value of equity plus book value of debt and liquidation value of preferred stock, less excess cash and cash equivalents. EBITDA is defined as earnings before interest expense, taxes and depreciation, depletion and amortization.

C. K. Cooper considered a number of factors in selecting companies for comparison including size, financial condition and geographic scope of operations. The group of comparable companies used in this comparison included:

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Abraxas Petroleum

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Arena Resources

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Edge Petroleum

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Goodrich Petroleum

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The Exploration Company

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Whittier Energy

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Parallel Petroleum

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GMX Resources

The values associated with the entities above were taken into consideration and compared to TEC under similar valuation scenarios. The following tables provide a brief overview of the establishment of both the median and mean values utilized herein, as of October 2, 2006. C. K. Cooper has calculated the total enterprise value as a multiple of the following categories for each of the following companies for the years 2005 and 2006:

		Total Enterprise Value as a Multiple of
		Revenue		EBITDA		Net Income		PV-10
Issue	Enterprise Value	2005	2006	2005	2006	2005	2006	Current

Abraxas Petroleum	$309,362,500	5.5	4.8	6.8	7.4	15.8	40.8	0.9
Arena Resources	528,920,000	18.2	7.6	26.1	9.9	49.6	18.1	1.1
Edge P etroleum	415,079,700	3.2	2.6	4.3	2.6	11.7	14.0	0.9
Goodrich Petroleum	865,748,000	12.1	6.7	20.7	9.2	(45.9)	55.8	2.0
The Exploration Company	362,129,700	4.7	3.9	8.0	7.1	22.9	19.5	3.2
Whittier Energy	121,045,600	4.1	2.4	6.4	3.6	21.1	9.9	1.3
Parallel Petroleum	939,676,800	25.5	8.3	19.3	18.5	(471.9)	33.9	2.4
GMX Resources	379,382,400	19.7	11.2	30.7	8.0	52.9	44.5	1.3
High	939,676,800	25.5	11.2	30.7	18.5	52.9	55.8	3.2
Low	121,045,600	3.2	2.4	4.3	2.6	(471.9)	9.9	0.9
Mean	515,997,457	11.6	6.0	15.3	8.3	(43.0)	29.5	1.6
Median	415,079,700	8.8	5.7	13.7	7.7	18.4	26.7	1.3
TEC	$102,000,000	7.4	3.3	13.3	4.5	(6.0)	6.0	0.5

Based upon this analysis, the following were the range of multiples realized when comparing the total enterprise value of these comparable companies versus revenues, EBITDA, and net income for the periods ended December 31, 2005 and 2006. Furthermore, the range of multiples realized when comparing total enterprise value versus the most recently reported PV-10 values.

	Comparison Group Multiples
	Revenue		EBITDA		Net Income		PV-10
	2005	2006	2005	2006	2005	2006	Current

High	25.5	11.2	30.7	18.5	52.9	55.8	3.2
Low	3.2	2.4	4.3	2.6	(471.9)	9.9	0.9
Mean	11.6	6.0	15.3	8.3	(43.0)	29.5	1.6
Median	8.8	5.7	13.7	7.7	18.4	26.7	1.3

Finally, C. K. Cooper applied these ranges of valuation multiples against estimated revenues, EBITDA and net income for TEC which are based upon estimates presented by management. Based upon these estimates C. K. Cooper was able to determine a range of inferred values based upon valuation multiples from a comparable group of companies.

	Inferred Values (In Millions)
	Revenue		EBITDA		Net Income		PV-10
	2005	2006	2005	2006	2005	2006	Current

High	$350.9	$347.2	$235.3	$415.7	$(892.1)	$942.6	$648.3
Low	44.5	74.7	32.8	59.5	7,957.2	166.9	172.6
Mean	160.1	183.8	117.1	186.1	724.6	499.3	327.4
Median	121.2	177.0	104.9	172.5	(310.7)	451.1	256.1

When considering the range of inferred values for TEC, C. K. Cooper, based upon its industry experience significantly discounted the inferred value based upon earnings. C. K. Cooper recognized that as a result of non-cash accounting issues, including charges for hedging, compensation, impairment and ceiling test write-downs, that net income can be materially altered. As a result, it is common within the industry to gauge value based upon other measures of performance including reserve values (PV-10) EBITDA, and free cash flow.

C. K. Cooper determined that based upon the valuation multiples recognized by these comparable companies, utilizing in its opinion, those measures of value most common within the industry, the inferred mean value for TEC would range from a low figure of $117.1 million to a high figure of $327.4 million.

Comparable Transaction Analysis

C. K. Cooper conducted a comparable transactions analysis by examining the terms of selected publicly disclosed acquisitions related to the exploration and production industry from 2005 through 2006, having transaction enterprise values ranging from a low of $3 million to a high of $845 million, which C. K. Cooper considered reasonably comparable this transaction.

C. K. Cooper compared the purchase price being paid, versus the amount of proved reserves being purchased to determine an inferred price being paid per proved boe. In reviewing these transactions, C. K. Cooper took into consideration factors including, total transaction value, geographic location and diversity of the proven assets and the relative mix of reserves broken down into proved developed and proved un-developed categories.

For the purpose of this study, C. K. Cooper compared the proposed transaction between Platinum and TEC with the following transactions;

•

Tremisis Energy Acquisition purchased RAM Energy, Inc. for $300 million

•

El Paso Corporation purchased Thorp Petroleum Corp. for $211 million

•

BayCorp Holdings, Ltd. purchased SunStone Corp. for $3 million

•

Chesapeake Energy Corp. purchased Sinclair Oil Corp. for $845 million

•

The Houston Exploration co. purchased Samson Lone Star LP for $22 million

•

Blackwell Energy Group LLC purchased Venoco, Inc. for $45 million

•

XTO Energy Incorporated purchased Plains Exploration & Production Co. for $350 million

•

Edge Petroleum Corp. purchased Cinco Energy Corp. for $63 million

•

Lime Rock Resources purchased undisclosed private company for $21 million

•

Comstock Resources purchased Denali Oil & Gas for $67 million

•

Dune Energy purchased Voyager Partners Ltd. for $68 million

•

Foothills Resources, Inc. purchased Texas American Resources Co. for $62 million

In reviewing these transactions, C. K. Cooper established the following valuations in relation to the inferred price paid per proved boe:

COMPARABLE TRANSACTION ANALYSIS

	Range Paid per Proved BOE
High	Low	Mean	Median

$22.63	$8.15	$14.38	$13.73

Accordingly, the implied value of TEC based upon this range of inferred price per proved boe would be as follows:

COMPARABLE TRANSACTION ANALYSIS

	Inferred Value For TEC
High	Low	Mean	Median

$214,155,800	$77,113,985	$136,123,001	$129,971,470

Thus after reviewing these comparable transactions, C. K. Cooper was able to determine the inferred price paid in each instance per proved boe. By taking this range of transactions, C. K. Cooper was able to determine that the high range of value was $22.63 per proved boe while the low range of value was $8.15 per proved boe. Furthermore, the analysis provided for a mean value per proved boe of $14.38 and a median value per proved boe of $13.73.

Finally, by taking this range of value and applying it against the proved reserves of TEC as reported by Williamson Petroleum Consultants in their report dated February 17, 2006, C. K. Cooper was able to determine that based upon comparable transactions the mean value of TEC was $136.1 million while the median value for TEC was $129.9 million.

Discounted Cash Flow

A discounted cash flow, or DCF, analysis estimates value based upon a company’s projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.

Utilizing projections provided by TEC and its advisors, C. K. Cooper determined the net present value of the unlevered free cash flows for the years ended 2006-2020 to determine the enterprise value for TEC.

To arrive at a present value, C. K. Cooper used discount rates ranging from 10.0%, 12.5% and 15.0%. This was based on estimated capital requirements as outlined in the independent engineering report equal to $41,809,684. C. K. Cooper used the remaining net present value of cash flows from proven reserves provided by Williamson Petroleum Consultants to Platinum and TEC to determine a terminal value.

C. K. Cooper determined that this DCF analysis should be conducted in two distinct pricing scenarios, thereby providing a price sensitivity analysis. These scenarios maintain constant all of the variables with the exception of commodity price assumptions.

The first case utilized flat commodity prices of $62.50 per Bbl of oil, $7.25 per Mcf of natural gas. This resulted in a DCF valuation for TEC of $177.8 million using a 10% discount rate; $151.5 million using a 12.5% discount rate; and $135.7 million using a 15% discount rate.

The second case utilized a the current futures prices as reported by the New York Mercantile Exchange (NYMEX) as of September 29, 2006. This resulted in the following prices for oil and natural gas;

NYMEX PRICING
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019

Oil	$69.43	70.22	73.37	72.17	70.28	68.48	68.48	68.48	68.48	68.48	68.48	68.48	68.48	68.48
Gas	$6.70	6.14	7.61	7.52	7.14	6.79	6.81	6.83	6.84	6.85	6.86	6.87	6.87	6.88

This pricing scenario resulted in a DCF valuation for TEC of $191.9 million using a 10% discount rate; $170.8 million using a 12.5% discount rate; and $153.5 million using a 15% discount rate.

By conducting these two distinct Discounted Cash Flow analyses, the following summary was derived:

Discounted Cash Flow Analysis

	Discount Rate
PV (in millions)	5.0%	10.0%	12.5%	15.0%

Discounted Cash Flow Case 1	$221,301.9	$177,820.1	$151,596.5	$135,752.3
Discounted Cash Flow Case 2	$247,793.8	$191,924.3	$170,879.8	$153,510.0
Williamson Case	$263,243.3	$201,590.1	—	$161,672.7

Based upon this analysis, C. K. Cooper determined that the range of value for TEC based upon Discounted Cash Flow analysis using a 10% discounted cash flow ranged from $201.5 million to $177.8 million. This would change depending upon the discount factor utilized, coupled with the commodity price deck to determine present value.

80% Test

As required by Platinum’s certificate of incorporation, Platinum’s initial business combination must be with a target business whose fair market value is at least equal to 80% of Platinum’s net assets at the time of such acquisition.

As part of its engagement, C. K. Cooper was asked to conduct an 80% net asset test as it relates to this transaction and the impact to Platinum.

To completely establish the basis for this test, the following formula was utilized;

Fair Market Value of TEC	=	80%
Platinum’s Stockholders Equity

This formula was based upon taking the fair market value of TEC (the numerator) and dividing it by the stockholders equity of Platinum (the denominator), with the quotient resulting in a number equal to 80% or greater.

C. K. Cooper utilized the stockholders equity for Platinum of as of June 30, 2006, which was $86,389,046, and assumed that there will be no increase in that number until the closing of this transaction.

C. K. Cooper furthermore established the denominator by applying each of the valuation methodologies described above. The result of these valuation models resulted in the following fair market values for TEC.

Comparable Company Analysis: C. K. Cooper determined to utilize the inferred market value of TEC by taking the mean multiple of the comparable group of companies as determined by taking total enterprise value divided by actual (or estimated where actual were not yet available) 2005 EBITDA. The mean multiple was 16.5 times resulting in an inferred market value for TEC of $126,447,920.

Comparable Transaction Analysis: C. K. Cooper determined to utilize the inferred market value of TEC by taking the mean inferred value paid per proved boe in the set of comparable transactions analyzed by C. K. Cooper. This analysis resulted in a mean implied value of $14.38 per proved boe resulting in an inferred market value for TEC of $136,123,001.

Discounted Cash Flow Analysis: C. K. Cooper determined to utilize the discounted cash flow estimates for TEC taking the reserve volumes as prepared by Williamson Petroleum Consultants in its report dated February 17, 2006 modifying the commodity prices utilized to the most conservative case considered by C. K. Cooper. In applying this analysis the present value of the proved reserves of TEC, discounted by 10% resulted in estimated free cash flow of $177,820,100.

Based upon these figures, the following results were achieved;

Based upon Comparable Company Value for TEC

Based upon Comparable Company Value for TEC
$126,447,920	=	146%
$86,389,046

Based upon Comparable Transaction Value for TEC
$136,123,001	=	158%
$86,389,046

Based upon Discounted Cash Flow for TEC
$177,820,100	=	206%
$86,389,046

By conducting this analysis, it was determined that the percentage of the fair market value of TEC versus the net assets of Platinum was in summary as follows;

Based Upon Comparable Company Value(s)	146%
Based Upon Comparable Transactions Value(s)	158%
Based Upon Discounted Cash Flow Value(s)	206%
Mean	170%

In each of these test scenarios, the quotient derived was equal to 80% or greater, with the mean quotient being 170%.

Based on the information and analysis set forth, C. K. Cooper was able to confirm that the fair market value of TEC was equal to or greater than 80% of the net asset value of Platinum, thereby confirming that the transaction satisfied the 80% net asset test.

For purposes of its opinion, C. K. Cooper relied upon and assumed the accuracy and completeness of the financial statements and other information provided by Platinum and TEC or otherwise made available to C. K. Cooper and did not assume responsibility to independently verify such information. C. K. Cooper further relied upon the assurances of Platinum’s and TEC’s respective management that the information provided has been prepared on a reasonable basis in accordance with industry practice, and, with respect to financial planning data, reflects the best currently available estimates and judgment of Platinum’s and TEC’s respective management, and management was not aware of any information or facts that would make the information provided to C. K. Cooper incomplete or misleading. C. K. Cooper expressed no opinion regarding such financial planning data or the assumptions on which it is based.

For the purposes of its opinion, C. K. Cooper assumed that neither Platinum nor TEC are party to any material pending transaction, including any external financing, recapitalization, acquisition or merger, other than the asset acquisition. C. K. Cooper also assumed the transaction will be consummated pursuant to the terms of the asset acquisition agreement without amendments thereto and without waiver by any party of any conditions or obligations thereunder. In arriving at its opinion, C. K. Cooper assumed that all the necessary regulatory approvals and consents required for the transaction will be obtained in a manner that will not adversely affect Platinum or TEC or alter the terms of the transaction.

In arriving at its opinion, C. K. Cooper did not perform any appraisals or valuations of any specific assets or liabilities of Platinum or TEC, and was not furnished with any such appraisals or valuations. C. K. Cooper expressed no opinion regarding the liquidation value of Platinum, or any other entity. Without limiting the generality of the foregoing, C. K. Cooper undertook no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which Platinum, or any of its affiliates was a party or may be subject and, at Platinum’s direction and with its consent, C. K. Cooper’s opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters.

C. K. Cooper’s opinion is necessarily based upon the information available to C. K. Cooper and facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion.

C. K. Cooper was retained to render its opinion on the basis of its experience with mergers and acquisitions in the energy industry in general, and on the basis of its experience with companies in the exploration and production sector of the energy industry. C. K. Cooper is a nationally recognized investment banking firm regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, C. K. Cooper and its affiliates may actively trade in the equity securities of Platinum for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Representatives of C. K. Cooper have informed us that, after review of the firm’s transaction logs, they have concluded that no trades have been made in any securities of Platinum by C. K. Cooper or its affiliates between the date of Platinum’s initial public offering and the date of this proxy statement.

Pursuant to the terms of the engagement of C. K. Cooper, Platinum has agreed to pay C. K. Cooper a fee of $50,000, plus reasonable out-of-pocket expenses. Of this amount, $25,000 was paid at the time of engagement and the remainder is payable upon closing. No portion of the fee is based upon whether C. K. Cooper delivered a favorable opinion with respect to the proposed transaction. Platinum also agreed to reimburse C. K. Cooper for reasonable expenses and to indemnify C. K. Cooper and related parties against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement unless such liabilities result from C.K. Cooper’s gross negligence or willful misconduct. It is the position of the SEC that indemnification for liabilities arising under federal securities laws is against public policy and, therefore, may be unenforceable.

Material Federal Income Tax Consequences of the Asset Acquisition

The following general discussion summarizes the material U.S. federal income tax consequences to a U.S. holder of Platinum’s shares of common stock with respect to the proposed acquisition by Platinum of all of the assets and substantially all of the liabilities of TEC. For purposes of this discussion, a U.S. holder is:

•

an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxed as a corporation) created or organized under the laws of the U.S. or its political subdivisions;

•

an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has a valid election to be treated as a U.S. person.

•

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current and proposed Treasury regulations promulgated thereunder, and administrative and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

•

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each person’s decision to vote on the asset acquisition or to exercise conversion rights. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular U.S. holder based on such holder’s individual circumstances. In particular, this discussion considers only U.S. holders that own Platinum’s shares as capital assets within the meaning of Code Section 1221 and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to U.S. holders that are subject to special treatment, including:

•

broker-dealers;

•

insurance companies;

•

taxpayers who have elected mark-to-market accounting;

•

tax-exempt organizations;

•

regulated investment companies;

•

financial institutions or “financial services entities”;

•

taxpayers who hold Platinum’s shares as part of a straddle, hedge, conversion transaction or other integrated transaction;

•

certain expatriates or former long-term residents of the United States;

•

taxpayers whose functional currency is not the U.S. dollar; and

•

stockholders who acquired their shares of Platinum’s common stock through the exercise of employee stock options or other compensation arrangements.

•

this discussion does not address any aspect of U.S. federal gift or estate tax, or state, local or non-U.S. tax laws. Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities.

Since Platinum stockholders will not be exchanging or otherwise disposing of their shares of stock in Platinum pursuant to the asset acquisition, the Platinum stockholders will continue to hold their shares of Platinum common stock and will not recognize any gain or loss from the asset acquisition.

In the event that a U.S. holder converts shares of Platinum common stock (the “Shares”) into a right to receive cash under the circumstances described above (see “Conversion Rights”), the transaction will be treated for tax purposes as a redemption of the Shares. If the conversion qualifies as a sale of Shares by a U.S. holder under Section 302 of the Code, the U.S. holder will recognize gain or loss equal to the difference between such U.S. holder’s basis in its Shares and the amount realized pursuant to the conversion. A stockholder’s tax basis in the Shares generally will equal the cost of the Shares. A stockholder who purchased Platinum’s units will have to allocate the cost between the Shares and the warrants of the units based on their fair market values at the time of the purchase. Assuming the Shares are held as a capital asset, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if such stockholder’s holding period in the Shares is longer than one year. The deductibility of a capital loss recognized on the conversion is subject to limitations under the Code. If the conversion does not qualify as a sale of Shares under Section 302, a U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of the U.S. holder’s Shares (including any Shares constructively owned by the U.S. holder as a result of, among other things, owning Platinum’s warrants) that are converted. The conversion of Shares generally be treated as a sale or exchange of the Shares (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the U.S. holder, (2) results in a “complete termination” of the U.S. holder’s interest in Platinum or (3) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests (the “Section 302 Tests”) are explained more fully below.

In determining whether any of the Section 302 Tests is satisfied, a U.S. holder takes into account not only Shares actually owned by the U.S. holder, but also Shares that are constructively owned by him. A U.S. holder may constructively own, in addition to Shares owned directly, Shares owned by certain related individuals and entities in which the U.S. holder has an interest as well as any Shares the stockholder has a right to acquire by exercise of an option, which would include Shares which could be acquired pursuant to the exercise of Platinum warrants. In order to meet the substantially disproportionate test, the percentage of outstanding Shares actually and constructively owned by the U.S. holder immediately following the conversion of Shares must be less than 80% of the percentage of the outstanding Shares actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder’s interest if either (1) all of the Shares actually and constructively owned by the U.S. holder are converted or (2) all of the Shares actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of Shares constructively owned by certain family members and the U.S. holder does not constructively own any other Shares. The conversion of the Shares will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in Platinum. Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest will depend on particular facts and circumstances. However, the U.S. Internal Revenue Service (the “IRS”) has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction”. Although a U.S. holder exercising his conversion right must convert all his Shares, the U.S. holder would still be entitled to retain Platinum warrants and thus may constructively own Shares. Accordingly, a U.S. holder should consult with his tax advisors in order to determine the appropriate tax treatment to him of a conversion of Shares.

If none of the Section 302 Tests are satisfied, then the conversion will be treated as a corporate distribution. In the event the conversion is treated as a corporate distribution, a U.S. holder will be required to include in gross income as ordinary dividend income the amount of the cash received on the conversion of the Shares to the extent the cash is paid out of Platinum’s current or accumulated earnings and profits, as determined for U.S. income tax purposes. The portion of the cash received in excess of such earnings and profits will be applied against and will reduce the U.S. holder’s basis in the Shares and to the extent in excess of such basis will be treated as gain from the sale or exchange of Shares. Individual U.S. holders who meet applicable holding period requirements under the Code for “qualified dividends” (generally more than 60 days during the 120 day period surrounding the ex-dividend date) will be taxed on the dividend portion of the conversion payment at a maximum federal income tax rate of 15%. After the application of those rules, any remaining tax basis of the U.S. holder in the converted Shares will be added to the U.S. holder’s basis in his Platinum warrants or possibly in other Shares constructively owned by him.

Platinum stockholders who do not exercise the conversion rights will continue to hold their Platinum Shares and as a result will not recognize any gain or loss from the asset acquisition.

U.S. holders of Shares may be subject to information reporting requirements with respect to cash received from the conversion of the Shares unless the U.S. holder is a corporation or other exempt recipient. In addition, U.S. holders are subject to back-up withholding (currently at a rate of 28%), unless the U.S. holder provides a duly executed IRS Form W-9 or otherwise establishes an exemption. Back-up withholding is not an additional tax and the amount of any back-up withholding will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT UPON, THE INDIVIDUAL CIRCUMSTANCES OF HOLDERS OF SHARES OF PLATINUM COMMON STOCK. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE ASSET ACQUISITION OR EXERCISE OF CONVERSION RIGHTS. THIS DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES OF ANY TRANSACTION OTHER THAN THE EFFECT OF THE ASSET ACQUISITION AND THE EXERCISE OF CONVERSION RIGHTS ON A HOLDER OF SHARES OF PLATINUM COMMON STOCK. TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE ASSET ACQUISITION AND EXERCISE OF CONVERSION RIGHTS ON THE HOLDERS OF PLATINUM COMMON STOCK WILL DEPEND ON THE FACTS OF THEIR PARTICULAR SITUATION. ACCORDINGLY, PLATINUM STRONGLY URGES HOLDERS OF SHARES OF PLATINUM COMMON STOCK TO CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO THEM AS A RESULT OF THE ASSET ACQUISITION AND EXERCISE OF CONVERSION RIGHTS.

Accounting Treatment

The acquisition of all of the assets and substantially all liabilities of TEC by Platinum will be accounted for under the purchase method of accounting in accordance with the Statement of Financial Accounting Standard (“SFAS”) No. 141, Business Combinations. Platinum will be the accounting acquiror in accordance with SFAS No. 141 because upon consummation of the acquisition: (1) the current holders of Platinum common stock will continue to hold a majority of the outstanding Platinum common stock; (2) Platinum will continue to control the board of directors; and (3) existing senior management of Platinum will continue as senior management. Based upon a report prepared by Williamson Petroleum Consultants, independent petroleum engineers, substantially all of the excess of purchase price of assets acquired over book value as of the date of acquisition will be allocated entirely to oil and gas properties. All other assets and liabilities to be acquired are primarily estimated to be stated at their fair values, which approximate their recorded cost. Deferred income taxes have been provided on the difference between the income tax basis of the oil and gas assets and the preliminary fair value allocated pursuant to SFAS No. 141. The acquisition of all of the assets and substantially all of the liabilities of TEC pursuant to the asset acquistion agreement is contemplated to qualify as a tax-free reorganization under Section 368(a)(1)(C) of the IRS Code. Accordingly, for income tax purposes, Platinum will assume the carryover basis of TEC and have no income tax deduction for the depletion provided on the difference between the amount allocated to the oil and gas assets and their carryover basis from TEC.

Regulatory Matters

The asset acquisition and the transactions contemplated by the asset acquisition agreement are not subject to any additional federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or HSR Act.

THE ASSET ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION

The following summary of the material provisions of the asset acquisition agreement is qualified by reference to the complete text of the asset acquisition agreement a copy of which is attached as Annex A to this proxy statement, and is incorporated by reference. All stockholders are encouraged to read the asset acquisition agreement in its entirety for a more complete description of the terms and conditions of the proposed asset acquisition.

General; Structure of the Asset Acquisition

On October 4, 2006, Platinum entered into an asset acquisition agreement with TEC and certain affiliates of TEC. Acquisition Sub, a wholly-owned subsidiary of Platinum, formed to effectuate the transaction is also a party to the asset acquisition agreement. The asset acquisition agreement contemplates that Acquisition Sub will acquire all of the assets and assume substantially all of the liabilities of TEC, including approximately $42 million in debt of TEC which is to be retired at closing, for $60 million in shares of common stock of Platinum to be calculated in accordance with the terms of the asset acquisition agreement. The assets are also to include the name Tandem Energy Corporation to which Acquisition Sub intends to change its name after consummation of the asset acquisition. Platinum will assume all of the liabilities of TEC except liabilities (i) with respect to any transactions occurring after the closing date, (ii) relating to taxes imposed on TEC by reason of the asset acquisition transaction, (iii) arising out of TEC’s failure to comply with any provision of the federal securities laws and state securities laws, (iv) arising from or related to any TEC employee welfare benefit plans or employee pension benefit plans and
(v) relating to or arising out of any actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or threatened against TEC to the extent they relate to or arise out of events occurring prior to closing.

TEC’s parent company and sole stockholder approved and adopted the asset acquisition agreement and the transactions contemplated thereby.

Consummation of the Asset Acquisition

The closing of the asset acquisition will take place promptly following the satisfaction of the conditions described below under “The Asset Acquisition Agreement – Conditions to the Closing of the Asset Acquisition,” unless Platinum and TEC agree in writing to another time. The asset acquisition is expected to be consummated in the second quarter of 2007.

Asset Acquisition Consideration

Pursuant to the asset acquisition agreement, TEC will receive $60 million in shares of common stock of Platinum. The number of shares to be issued will be that number (rounded upward to the nearest whole share) determined by dividing $60 million by the actual per share conversion price, as calculated as the amount of funds held in Platinum’s trust account as of two business days prior to the closing date divided by 14,400,000 (the number of shares of Platinum common stock issued in the IPO).The shares of common stock of Platinum to be issued to TEC in the asset acquisition will be “restricted securities” under the federal securities laws and may not be transferred, distributed or resold except pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act. Following the consummation of the asset acquisition TEC will dissolve and in connection therewith transfer the shares of Platinum common stock to Tandem, its sole stockholder.  Platinum has agreed to register such shares for distribution to the stockholders of Tandem upon the contemplated dissolution of Tandem. See “The Asset Acquisition Agreement and Plan of Reorganization — Registration Rights.”

Representations and Warranties

The asset acquisition agreement contains representations and warranties of TEC relating, among other things, to:

•

proper corporate organization and similar corporate matters;

•

the authorization, performance and enforceability of the asset acquisition agreement;

•

the execution, delivery, validity and binding nature of the asset acquisition agreement;

•

governmental authorities and consents;

•

capital stock;

•

financial statements;

•

condition of properties;

•

intellectual property;

•

absence of undisclosed liabilities;

•

absence of litigation;

•

compliance with laws and permits;

•

title to assets;

•

oil and gas operations including hydrocarbon sales and purchase agreements;

•

environmental matters;

•

tax matters;

•

contracts;

•

employees;

•

labor relations;

•

employee benefit plans;

•

bank accounts;

•

books and records;

•

brokerage;

•

indebtedness;

•

filing information;

•

insurance;

•

affiliated transactions;

•

sufficiency of assets;

•

absence of material adverse change; and

•

accuracy of information;

•

accredited investor status; and

•

restricted nature of the shares of Platinum common stock.

The asset acquisition agreement contains representations and warranties of Platinum and Acquisition Sub relating, among other things, to:

•

proper corporate organization and similar corporate matters;

•

the authorization, performance and enforceability of the asset acquisition agreement;

•

the execution, delivery, validity and binding nature of the asset acquisition agreement;

•

absence of breach;

•

governmental authorities and consents;

•

capital stock;

•

financial statements;

•

absence of undisclosed liabilities;

•

absence of material adverse change;

•

tax matters;

•

absence of litigation;

•

employees;

•

employee benefit plans;

•

SEC filings;

•

brokerage

•

validity of Platinum common stock; and

•

accuracy of information.

The asset acquisition agreement contains representations and warranties of TEC, Platinum and Acquisition Sub relating to qualifications of the transaction as a “C” reorganization, including:

•

value of Platinum common stock;

•

characteristics of Platinum common stock;

•

no intention by Platinum to reacquire Platinum common stock;

•

no intention by Acquisition Sub to sell the assets acquired;

•

TEC’s historic business;

•

payment of expenses;

•

intercompany indebtedness;

•

no investment companies;

•

absence of equity interest in TEC;

•

continuation of Acquisition Sub;

•

ownership of Acquisition Sub;

•

validity of business reason for acquisition of assets;

•

acquisition of  all assets;

•

TEC’s distribution of shares received as consideration;

•

TEC’s incurrence of assumed liabilities in the ordinary course; and

•

value of assets transferred.

Covenants

TEC has agreed that from the date of the asset acquisition agreement until the consummation of the asset acquisition, it will do the following:

•

conduct its operations according to its ordinary and usual course of business and consistent with past practice and in material compliance with law;

•

use its reasonable best efforts to preserve, maintain and protect its properties; and

•

preserve intact its business organization in all material respects, and maintain satisfactory relationships with employees, licensors, licensees, suppliers, contractors, distributors, customers, banks and others having business relationships with it;

and that TEC will not do any of the following without the prior written consent of Platinum and Acquisition Sub:

•

create, incur, assume, guarantee, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;

•

make any loans, advances or capital contributions to, or investments in, any other person;

•

pledge or otherwise encumber any equity securities of TEC;

•

acquire, sell, lease or otherwise dispose of any assets outside the ordinary course of business;

•

acquire, sell, lease or dispose of (directly or by asset acquisition, consolidation or other business combination) any assets outside the ordinary course of business;

•

acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or business organization or division thereof;

•

except in the ordinary course of business, mortgage or pledge any of its material assts, tangible or intangible or create any material lien;

•

make any capital expenditure which, individually is in excess of $100,000 or, in the aggregate, are in excess of $100,000 and not consistent with TEC’s current business plan;

•

make any tax election or settle or improvise any tax liability material to TEC;

•

pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than payment of interest on existing indebtedness;

•

waive, release, grant or transfer any rights of value or modify or change in any existing material license, lease, contract or other agreement or arrangement;

•

propose or adopt any amendments to its articles of incorporation or bylaws if the result would be a material detriment in the assets or the business;

•

enter into any new employment agreement with any officer, director or employee or grant any material increase in the compensation or benefits to any officer, director or employee;

•

take any action to terminate any of its employee benefit plans;

•

pay any benefit not required by any existing employer benefit plans;

•

take any action with respect to the grant of any severance or termination pay (otherwise than pursuant to written policies or consistent with written practices in effect prior to the date of the asset acquisition agreement) or with respect to any increase of benefits payable under its written severance or termination pay practices in effect on the date of the asset acquisition agreement;

•

purchaser acquired or proposes to purchase or acquire any of its outstanding securities;

•

declare or pay any dividend or distribution on any shares of its capital stocks;

•

except as described in any schedule to the asset acquisition agreement, make any tax election or settle or compromise any federal, state, local or foreign income tax including material to TEC;

•

change any of its accounting principles or practices except for charge required by reason of a concurrent change in GAAP or applicable law; or

•

take any action which would make any of the representations or warranties of TEC untrue or incorrect in any material respect; or

•

authorize or propose, or agree in writing or otherwise to take any of the actions described above.

Platinum and Acquisition Sub have agreed that from the date of the asset acquisition agreement until the consummation of the asset acquisition, they will do the following:

•

conduct their operations according to their ordinary practice of business and in material compliance with applicable laws;

•

use their reasonable best efforts to preserve, maintain and protect their properties; or

•

use their reasonable best efforts to preserve intact their business organizations to keep available the services of officers and employees and maintain existing relationships with licensors, suppliers, contractors, distributors, customers and others having business relationships with them;

and that neither Platinum nor Acquisition Sub will do any of the following without the prior written consent of TEC:

•

amend its articles of incorporation or by-laws;

•

take any action which would make any of the representations or warranties of Platinum and Acquisition Sub contained in the asset acquisition agreement untrue or inaccurate in any material respect as of any time from the date of the asset acquisition agreement to the closing or would or might result in any of the conditions set forth in the asset acquisition agreement not being satisfied; or

•

authorize or propose, or agree in writing or otherwise to take, any of the actions described in the preceding two bullet points.

The asset acquisition agreement also contains additional covenants of the parties, including covenants providing for:

•

the requirement that TEC not solicit, initiate or participate in any way in any discussions or negotiations with or encourage any inquiry or proposal from any person concerning or in respect of any asset acquisition, sale of substantial assets, sale of shares of capital stock or similar transactions involving TEC or any subsidiary or division of TEC or disclose any information not customarily disclosed to any person concerning its business or properties or amend or waive compliance with any confidentiality agreement;

•

the obligation of each party to give reasonable access to the other of, as applicable, its assets, facilities and books and records;

•

the parties will use their respective reasonable best efforts to take or cause to be taken all appropriate action to consummate the transactions contemplated by the asset acquisition agreement including the preparation and filing of the proxy statement and related materials with the Securities and Exchange Commission;

•

the parties will not, except as required by law, issue or cause the publication of any press release or other public announcement without the prior consent of the other party;

•

Platinum will not for a period of one year following the closing, repurchase or redeem any of its common stock except in transactions on the open market that comply with Rule 10b-18 of the Securities Exchange Act of 1934, as amended;

•

Acquisition Sub will employ Michael A. Cunningham as Senior Vice President, Todd Yocham as Senior Vice President of Engineering and Toben Scott as Vice President of Operations;

•

Platinum will increase the size of its board by one and elect Tim G. Culp or his designee as a director to fill the vacancy and cause his re-election for so long as he owns at least one percent of the issued and outstanding shares of Platinum; and

•

Platinum will insure that for three years following the closing the shares of common stock issued to TEC will have no less favorable characteristics (as to voting, liquidity, transferability, anti-dilution, price or any other characteristics) other than common equity securities of Platinum.

Conditions to Closing of the Asset Acquisition

General Conditions

Consummation of the asset acquisition and the related transactions is conditioned on the Platinum stockholders, at a meeting called for these purposes, approving and adopting the asset acquisition agreement and approving the asset acquisition. The Platinum stockholders will also be asked to adopt the incentive compensation plan and to approve the removal of all of the provisions of Article Sixth of Platinum’s certificate of incorporation other than the paragraph relating to Platinum’s staggered board of directors. The consummation of the asset acquisition is not dependent on the approval of either of such actions.

In addition, the consummation of the transactions contemplated by the asset acquisition agreement is conditioned upon customary closing conditions in a transaction of this nature, including:

•

no proceedings, actions, claims, suits, investigations and inquiries will be pending or threatened seeking to restrain, prohibit or obtain damages or other relief in connection with the consummation of the asset acquisition; and

•

all approvals (including permits) of, and consents by, all federal, state, local and foreign governmental agencies and authorities and all filing with and submissions to all such agencies and authorities as may be required for the consummation of the asset acquisition having been obtained or made.

TEC’s Conditions to Closing

The obligations of TEC to consummate the transactions contemplated by the asset acquisition agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•

all representations and warranties of Platinum contained in the asset acquisition agreement being true as of the date when made and on and as of the closing date;

•

Platinum having performed and complied with all agreements, covenants and conditions required by the asset acquisition agreement to be performed and complied with by it prior to or on the closing date;

•

all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated by the asset acquisition agreement and all documents incident thereto being reasonably satisfactory in form and substance to TEC and its counsel;

•

TEC having received a certificate of the Chairman, President or the Vice Present - Finance of Platinum in form and substance reasonably satisfactory to TEC and dated the closing date and certifying that the representations and warranties made in the asset acquisition agreement continue to be true and correct and that all conditions have been satisfied;

•

TEC having received an opinion of Platinum’s counsel in form and substance reasonably satisfactory to TEC and its counsel with respect to such matters as TEC or its counsel may reasonably request; and

•

the average of the closing sale prices of a share of Platinum common stock for each business day in the 60-calendar day period ending on or before the closing will be not less than $7.00 per share.

As the asset acquisition consideration will be paid in shares of Platinum common stock valued at the per share cash value of the trust account at closing, any decline in the market price of Platinum common stock below such per share cash value would cause a decrease in the value of the consideration to be received by TEC. To protect against such a decrease, the parties agreed to insert a minimum per share market price of Platinum common stock as one of TEC’s conditions to closing.

Platinum’s Conditions to Closing

The obligations of Platinum to consummate the transactions contemplated by the asset acquisition agreement, in addition to the conditions described above in the second paragraph of this section, are conditioned upon each of the following, among other things:

•

all representations and warranties of TEC contained in the asset acquisition agreement (including the Disclosure Schedule thereto) being true and correct as of the date when made and on and as of the closing date;

•

TEC and its affiliates who executed the asset acquisition agreement, respectively, having performed and complied with all agreements, covenants and conditions required by the asset acquisition agreement to be performed and complied with by TEC or any such major stockholder prior to or on the closing date;

•

any consent from any party that under any contract could terminate by reason of the transactions contemplated hereby having been delivered to Platinum and shall be in form and substance reasonably satisfactory to Platinum;

•

Platinum having received an opinion of counsel to TEC informed substance reasonably satisfactory to Platinum with respect to such matters as TEC or its counsel may reasonably request;

•

all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated by the asset acquisition agreement and all documents incident thereto being reasonably satisfactory in form and substance to Platinum and its counsel;

•

the asset acquisition having been duly approved by the requisite vote under applicable law and Platinum’s certificate of incorporation by the shareholders of Platinum at a duly held meeting and the stockholders of Platinum owning twenty percent (20%) or more of the shares issued in Platinum’s IPO shall not have exercised their conversion rights as described in the Platinum’s IPO prospectus dated October 24, 2005; and

•

Platinum and its counsel shall have received a certificate of the President and Treasurer of TEC in form and substance reasonably satisfactory to Platinum and dated the closing date and certifying that the representations and warranties made in the asset acquisition agreement continue to be true and correct and that all conditions have been satisfied.

Indemnification

Certain affiliates of TEC, namely, Messrs. Tim Culp, Michael G. Cunningham, Jack Chambers and Todd Yocham, who have executed the asset acquisition agreement have agreed to indemnify Platinum, Acquisition Sub and their respective officers, directors, employees, agents and representatives with respect to any and all damages (including interest, penalties and reasonable attorneys’ fees) of every kind and description relating to or arising out of (i) any inaccurate representation made by TEC in the asset acquisition agreement, (ii) any breach of any warranties made by TEC in the asset acquisition agreement; (iii) the operations of TEC prior to the closing date other than relating to assumed liabilities, and (iv) liabilities incurred as a result of the cancellation of shares of common stock of Tandem originally issued to Aritex Corporation.

Except with respect to claims relating to liabilities incurred as a result of the cancellation of the shares of common stock Tandem originally issued to Aritex Corporation, the indemnification obligations of TEC’s affiliates who executed the asset acquisition agreement shall be subject to the following limitations and provisions:

(i)

no indemnification will be required to be made unless and until the aggregate amount of damages incurred with respect to all claims (whether asserted, resulting, arising, imposed or incurred before, on or after the closing date) exceed $5 million, it being agreed and understood that, if such amount is exceeded, the indemnifying parties will be liable only to the extent such aggregate damages exceed $5 million;

(ii)

the indemnifying parties will not be required to indemnify or be otherwise liable in any way whatsoever for any damages that are subject to indemnification under the asset acquisition agreement in excess of $10 million in total amount;

(iii)

the indemnification obligations will be limited to actual damages and shall not include incidental, consequential, indirect, punitive or exemplary damages; and

(iv)

all indemnification obligations shall be made in cash, or at the option of the affiliates, in shares of Platinum common stock having a fair market value based upon the 60-day average adjusted price equal to the amount of such obligation.

Platinum has agreed to indemnify the stockholders of Tandem with respect to any damages relating to or arising out of Acquisition Sub of any of its representations, warranties, covenants or agreements contained in the asset acquisition agreement; or (b) the assumed liabilities. The indemnification obligations of Platinum shall be subject to the following limitations and provisions:

(i)

no indemnification will be required to be made by Platinum with respect to any claims to the extend that the aggregate amount of damages incurred exceeds $10 million in total amount;

(ii)

no indemnification shall be required to be made by Platinum with respect to any claims unless and until the aggregate amount incurred with respect to all claims exceeds $10 million, it being agreed and understood that, if such amount is exceeded, Platinum shall not be liable to the full extent of such damages but shall be liable only to the extent that the aggregate amount of damages incurred exceeds $5 million;

(iii)

the amount of damages required to be paid by Platinum as a result of any claim shall be reduced to the extent of any amounts to which the indemnitees are entitled to receive pursuant to the terms of any insurance policy (if any) covering such claim;

(iv)

the amount of damages required to be paid by Platinum as a result of any claim shall be reduced by the amount of any tax benefit actually realized by indemnitees as a result of such claim;

(v)

no indemnification shall be requited to be made by Platinum with respect to any claim arising out of or resulting from the breach of representations and warranties of Platinum or Acquisition Sub, it Platinum can establish that one of the TEC affiliates who executed the asset acquisition agreement had actual knowledge on or before the closing date of the event, occurrence, condition or circumstances constituting such breach;

(vi)

the indemnification obligations of Platinum shall be limited to actual damages and shall not include incidental, consequential, indirect, punitive or exemplary damages;

(vii)

all indemnification obligations of Platinum shall be made in shares of Platinum common stock having a fair market value based upon the 6-day average adjusted price equal to the amount of such obligation;

(viii)

no indemnification shall be required for any claims relating to or arising out of the liquidation and dissolution of TEC, including, without limitation, the failure or delay of TEC to effect or consummate such liquidation and dissolution or the tax treatment of such liquidation and dissolution; and

(ix)

notwithstanding anything herein to the contrary, the limitations set forth in subsections (i) and (ii) above shall not apply with respect to claims relating to liabilities incurred by the indemnitees as a result of any claims by Lance Duncan or his affiliates for finder’s or other fees relating the acquisition.

Termination

The asset acquisition agreement may be terminated at any time notwithstanding approval thereof by the stockholders of TEC:

(a)

by mutual written consent duly authorized by the boards of directors of TEC, Platinum and Acquisition Sub;or

(b)

by Platinum, Acquisition Sub or TEC if there shall be any statute, rule or regulation that make consummation of the transactions contemplated by the asset acquisition agreement illegal or otherwise prohibited or a governmental entity shall issued an order, decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the asset acquisition and such order, decree, ruling or other action has become final and nonappealable; or

(c)

by Platinum if the asset acquisition has been submitted to a vote and not approved by the requisite vote of the respective stockholders of Platinum; or

(d)

by either Platinum, Acquisition Sub or TEC if Platinum is delinquent in filing or is no longer filing periodic reports with the Securities Exchange Act of 1934, as amended;

(e)

by either of Platinum, Acquisition Sub or TEC if the closing of the asset acquisition has not occurred by May 31, 2007; or

(f)

TEC if (i) any of the representations and warranties of Platinum and Acquisition Sub contained in the asset acquisition agreement shall not be true and correct in any material respect, when made or at any time prior to the closing as if made at and as of such time, in any respect which is material to Platinum and Acquisition Sub or the ability of Platinum and Acquisition Sub to consummate the transactions contemplated hereby or (ii) Platinum or Acquisition Sub shall have failed to fulfill in any material respect any of its material obligations under the asset acquisition agreement, which failure is material to the obligations of Platinum and Acquisition Sub under the asset acquisition agreement, and, in the case of each of clauses (i) and (ii), such misrepresentations, breach or warranty or failure (provided it can be cured) has not been cured within ten (10) days of actual knowledge thereof by Platinum or Acquisition Sub; or

(f)

by Platinum and Acquisition Sub if (i) any of the representations and warranties of TEC contained in this asset acquisition agreement shall not be true and correct in any material respect, when made or at any time prior to the closing as if made at and as of such time, in any respect which is material to TEC considered as a whole or the ability of TEC to consummate the transactions contemplated herby or (ii) TEC shall have failed to fulfill in any material respect any of its material obligations under the asset acquisition agreement, which failure is material to the obligations of TEC under the asset acquisition agreement, and, in the case of each of clauses (i) and (II), such misrepresentation, breach of warrant or failure (provided it can be cured) has not been cured within ten (10) days of actual knowledge thereof by TEC.

In the event of the termination and abandonment of the asset acquisition agreement, except for the provisions of non-solicitation and expenses, the asset acquisition agreement would immediately become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders.

Liquidation and Dissolution of TEC

Promptly after the closing date but not later than thirty (30) calendar days after the closing date, TEC shall proceed, and Tandem shall cause TEC to proceed, with due diligence to wind up TEC’s affairs, liquidate, and distribute TEC’s remaining assets, including the shares of Platinum common stock received pursuant to the exchange, to Tandem and voluntarily dissolve TEC. In connection with the winding up of TEC’s affairs, TEC shall proceed promptly after the closing date to prepare and file all income tax returns and reports required under applicable law, covering all periods (or portions of any period) ending on or before the closing date for which tax returns and reports have not previously been filed.

Registration Rights

Within 30 days after receiving notice that the liquidation and dissolution of TEC is complete and the shares of Platinum common stock issued to TEC in the asset acquisition have been transferred to Tandem, its sole stockholder, pursuant to an exemption from registration provided by Section 4(2) of the Securities Act, Platinum will file a registration statement to register such shares of Platinum common stock in connection with the subsequent distribution of such shares to Tandem stockholders upon the dissolution of Tandem. Platinum will use its best efforts to have the registration statement declared effective within 90 days after it is filed with the SEC.

Fees and Expenses

All fees and expenses incurred in connection with the asset acquisition agreement and the transactions contemplated thereby will be paid by the party incurring; provided, however, that if the closing shall occur, Platinum will pay at closing TEC’s attorney and accountants for unpaid fees and expenses incurred in connection with the transaction contemplated by the asset acquisition agreement.

Confidentiality; Access to Information

Platinum and TEC will afford to the other party and its financial advisors, accountants, counsel and other representatives prior to the completion of the asset acquisition reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel, as each party may reasonably request. Platinum and TEC will maintain in confidence any non-public information received from the other party, and use such non-public information only for purposes of consummating the transactions contemplated by the asset acquisition agreement.

Waiver

At any time prior to the closing, any party to the asset acquisition agreement may, in writing, to the extent legally allowed:

•

waive any inaccuracies in the representations and warranties made to such party contained in the asset acquisition agreement or in any document delivered pursuant to the asset acquisition agreement; and

•

waive compliance with any of the agreements or conditions for the benefit of such party contained in the asset acquisition agreement.

Public Announcements

Platinum and TEC have agreed that until closing or termination of the asset acquisition agreement, the parties will:

•

cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the asset acquisition agreement and the transactions governed by it; and

•

not issue or otherwise make any public announcement or communication pertaining to the asset acquisition agreement or the transaction without the prior consent of the other party, which shall not be unreasonably withheld by the other party, except as may be required by applicable laws or court process.

PLATINUM ENERGY RESOURCES, INC./
TANDEM ENERGY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2006

The following unaudited pro forma condensed combined financial statements of Platinum and Tandem Energy Holdings, Inc., the parent company of TEC (“Tandem”), the sole operating subsidiary are provided to assist you in your analysis of the financial aspects of the transactions described in the Asset Acquisition Agreement and Plan of Reorganization, dated October 4, 2006 (“Acquisition Agreement”) as amended. TEC is a wholly-owned subsidiary of Tandem and is the only asset owned by Tandem. Accordingly the financial statements of Tandem include all of the assets and all of the liabilities and operations of TEC.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Platinum and Tandem as of December 31, 2006 giving effect to the transactions described in the asset acquisition agreement as if they had occurred on December 31, 2006.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 combines the historical statements of operations of Platinum and Tandem giving effect to the acquisition as if it had occurred on January 1, 2006.

The pro forma adjustments give effect to events that are directly attributable to the transactions discussed below and that have a continuing impact on the operations of Platinum and are based on available data and certain assumptions that management believes are factually supportable.

The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical consolidated financial statements of Platinum for the period April 25, 2005 (inception) to December 31, 2005 and the year ended December 31, 2006 and the related notes thereto and the historical financial statements of TEC for the years ended December 31, 2004, 2005 and 2006 and the related notes thereto which are contained elsewhere in this proxy statement. The Pro Forma adjustments are preliminary and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the asset acquisition taken place on the dates noted, or the future financial position or operating results of Platinum.

On October 4, 2006, Platinum and its wholly-owned subsidiary, PER Acquisition Corp. entered into a definitive asset acquisition agreement with TEC and certain of its affiliates, pursuant to which, subject to the terms and conditions of the asset acquisition agreement, PER Acquisition Corp. will acquire all of the assets and assume substantially all of the liabilities of TEC, including approximately $42 million of TEC’s indebtedness, in exchange for the issuance of approximately eight million shares of Platinum common stock to TEC. TEC will receive that number of shares determined by dividing $60 million by the per share cash value of Platinum’s IPO trust account calculated by dividing the amount held in trust by 14,400,000 shares issued in Platinum’s IPO, at the time of closing. The per share cash value was $7.58 as of December 31, 2006. Upon the consummation of the asset acquisition, PER Acquisition Corp. would continue as a wholly-owned subsidiary of Platinum and change its name to Tandem Energy Corporation.

Consummation of the asset acquisition is conditioned upon, among other things, the Platinum stockholders adopting and approving the asset acquisition agreement. If Platinum stockholders owning 20% or more of Platinum common stock sold in the IPO vote against the asset acquisition and exercise their right to convert their shares of Platinum common stock issued in the IPO into a pro rata portion of the funds held in the trust account, then the asset acquisition cannot be consummated. Consequently, up to 2,878,560 common shares of Platinum, representing 19.99% of the 14,400,000 shares of Platinum common stock issued in the IPO are subject to possible conversion in this manner. This would represent an aggregate maximum conversion liability of $21,831,777 as of December 31, 2006 (plus the pro rata share of any interest earned thereafter) which Platinum would be required to pay from the trust account. As indicated in the pro forma balance sheet as of December 31, 2006 which follows, Platinum would have adequate cash resources to satisfy this liability. These pro forma financial statements have been presented using two assumptions, as follows:

•

Assuming no conversions – under this assumption, no holders of Platinum’s common stock sold in the IPO seek to convert their shares into a pro rata share of the trust account, and

•

Assuming maximum conversions – under this assumption, holders of 19.99% of Platinum’s common stock sold in the IPO seek to convert their shares into a pro rata share of the trust account.

The aggregate purchase price as of December 31, 2006 for the assets and liabilities of TEC determined based upon the pro forma assumptions contained herein is as follows:

Shares of Platinum common stock as consideration to selling stockholder valued at	$60,000,000
Closing costs	5,026,000	(1)
Consideration to selling stockholder and closing costs	65,026,000
Assumption of liabilities of TEC	47,355,840
Total Purchase Price for Assets of TEC	112,381,840
Deferred tax liability	40,845,789
Total amount to be allocated to Assets Acquired (SFAS 141)	$153,227,629

——————

(1)

The following are the components of closing costs:

Nature of Cost	Cost*

Legal Counsel	$1,134,000
Legal – Special Texas Counsel	60,000
Legal – TEC costs, as agreed	150,000
Accounting – Outside Auditors	375,000
Accounting – Special Auditors	35,000
Accounting – Consultant Services	87,000
Financial Advisor’s Fee	100,000
Platinum Management Costs – travel, etc	85,000
Other:
Lance Duncan Fee	3,000,000
$5,026,000

——————

*

Costs will increase as further services are rendered in connection with the proposed transaction.

The Unaudited Pro Forma Condensed Combined Financial Statements reflect that the Platinum acquisition of all of the assets and substantially all of the liabilities of TEC is accounted for under the purchase method of accounting in accordance with the Statement of Financial Accounting Standard (“SFAS”) No. 141, Business Combinations. Based upon a preliminary allocation, utilizing currently available information and contingent upon the closing of the asset acquisition, the excess of purchase price of assets acquired over their carrying value as of December 31, 2006 has been allocated entirely to the oil and gas properties. All other assets and liabilities acquired are preliminarily estimated to be stated at their fair values, which approximates their recorded historical cost. Deferred income taxes have been provided on the difference between the income tax basis of the oil and gas assets and the preliminary fair value allocated pursuant to SFAS No. 141. The acquisition of all of the assets and substantially all of the liabilities of TEC pursuant to the asset acquisition agreement is contemplated to qualify as a tax-free reorganization under Section 368(a)(1)(C) of the IRS Code. Accordingly, for income tax purposes, Platinum will assume the carryover basis of TEC and have no income tax deduction for the depletion provided on the difference between the amount allocated to the oil and gas assets and their carryover basis from TEC. Upon the closing of the asset acquisition we intend to engage a firm to prepare a final valuation of the acquired assets and liabilities. At such time as the valuation is complete, we will adjust the allocation of the purchase price among the acquired assets and assumed liabilities to reflect the final valuation as prescribed by SFAS No. 141. We do not anticipate any material changes to this preliminary allocation. The only assets that may be subject to adjustment upon closing are the oil and gas properties included in property and equipment, other property and equipment and the real estate held for development. All other assets and all of the liabilities excluding the deferred tax liability are expected to be realized within one year of the balance sheet date. Accordingly, historical cost approximates fair value for these assets. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities is as follows:

Assets:
Current assets	$4,665,915
Oil and gas properties (depletion @ 3.6121% for year ended December 31, 2006)	146,872,573
Other property and equipment	1,104,974
Other assets	584,167
$153,227,629
Liabilities:
Current liabilities	$4,986,671
Long-term debt	40,250,000
Long-term derivative liability	440,873
Asset retirement obligation	1,678,296
Deferred income taxes	40,845,789
88,201,629
Net purchase price	$65,026,000

The reserve report prepared by Williamson Petroleum Consultants, Inc., TEC’s independent petroleum engineers, dated as of December 31, 2006, assumes that TEC will expend approximately $12.8 million in expenditures in 2007 to drill a number of existing proved undeveloped locations, with the intent of converting them into proved developed producing locations, thereby generating new cash flows. TEC expects continued positive operating cash flow, which approximated $6.0 million in 2006, to contribute towards these costs. TEC expects some of these expenditures will be deferred until 2008 based on the 2006 operating cash flow. To the extent that actual costs exceed cash provided by operating activities, TEC will need to either reduce its capital expenditures, delay these expenditures or seek additional capital resources primarily by attempting to increase its borrowing capacity with its bank. Furthermore, the level of expenditures is subject to the availability of third party vendor services required to execute its drilling program. Additionally, TEC’s actual expenditures during 2007 may be substantially higher or lower than these estimates since plans for developmental activities may change during the year in response to drilling results or additional opportunities which TEC may identify in the course of the year and for which it has adequate sources of financing available.

PLATINUM ENERGY RESOURCES, INC./TANDEM ENERGY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2006

	Tandem Energy Holdings, Inc.	Platinum Energy Resources, Inc.	Pro Forma Adjustments – No Conversion		Notes	Pro Forma Combined – No Conversion	Pro Forma Adjustments – Maximum Allowable Conversion		Notes	Pro Form Combined – Maximum Allowable Conversion
			DR	CR			DR	CR
Revenues
Oil and gas sales	$17,812,015	$—	$—	$—		$17,812,015	$—	$—		$17,812,015
Costs and expenses
Lease operating expense	6,516,711	—	—	—		6,516,711	—	—		6,516,711
General and administrative	2,836,837	786,300	557,000	—	A	4,180,137	—	—		4,180,137
Stock-based compensation	—	—	3,633,333	—	C	3,633,333	—	—		3,633,333
Depreciation, depletion and amortization	2,641,315	—	4,269,034	—	D	6,910,349	—	—		6,910,349
Accretion of asset retirement obligation	137,222	—	—	—		137,222	—	—		137,222
Total costs and expenses	12,132,085	786,300	8,459,367	—		21,377,752	—	—		21,377,752
Operating income (loss)	5,679,930	(786,300)	(8,459,367)	—		(3,565,737)	—	—		(3,565,737)
Other income (expense):
Interest income	—	2,565,979	2,565,979	—	B	—		—		—
Interest (expense)	(3,503,812)	—	—	3,503,812	B	—	—	—		—
Partnership income (loss)	49,877	—	—	—		49,877	—	—		49,877
Change in fair value of derivatives	3,547,748	—	—	—		3,547,748	—	—		3,547,748
Gain on sale of property, other	401,470	—	—	—		401,470	—	—		401,470
Other	229,054	—	—	—		229,054	—	—		229,054
Total other income (expense), net	724,337	2,565,979	2,565,979	3,503,812		4,228,149	—	—		4,228,149
Income (loss) before income taxes	6,404,267	1,779,679	(11,025,346)	3,503,812		662,412	—	—		662,412
Income tax benefit (expense)
Pro forma benefit (provision)	—	—	—	(186,000)	E	(186,000)	—	—		(186,000)
Current	(109,747)	(120,000)	—	229,747	F	—	—	—		—
Deferred	—	—	—	—		—	—	—		—
Total income tax benefit (expense)	(109,747)	(120,000)	—	43,747		(186,000)	—	—		(186,000)
Net Income	$6,294,520	$1,659,679	$(11,025,346)	$3,547,559		$476,412	$—	$—		$476,412
Pro forma weighted average common shares outstanding:
Basic		15,121,440		11,266,143	G	26,387,583	2,878,560		H	23,509,023
Diluted		17,479,194		11,266,143	G	28,745,337	2,878,560		H	25,866,777
Pro forma income per common share:
Basic						$0.02				$0.02
Diluted						$0.02				$0.02
Pro forma book value per common share						$6.41				$6.27

PLATINUM ENERGY RESOURCES, INC./TANDEM ENERGY HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
December 31, 2006

Income Statement Pro Forma Notes to Pro Forma Statement of Operations for the year ended
December 31, 2006

Assuming no conversions:

Note A

To provide for compensation expense of Platinum’s officers and salary increases of TEC officers for services from the period commencing January 1, 2006.

Expense	General and Administrative Expense – officers salary and expense	$557,000

Note B

To eliminate interest income earned on IPO proceeds which would have been applied to the asset acquisition as of January 1, 2006, and to eliminate interest expense on long-term indebtedness paid off with the proceeds.

Expense	Interest Income	$2,565,979
Income	Interest Expense	$(3,503,812)

Note C

To provide for contractually obligated anticipated stock compensation expense.

Expense	Stock based compensation	$3,633,333

Note D

To increase depletion allowance related to the allocation of purchase price to the fair value of oil and gas properties acquired.

Expense	Depletion expense	$4,269,034

Note E

To reflect the reduction in income tax expense associated with the effect on pro forma income of Notes A-D.

Income	Income Tax Expense	$(186,000)

Note F

To reverse historical tax benefit of TEC.

Expense	Income Tax Benefit – current	$(229,747)
Expense	Income Tax Benefit – deferred	0

Notes G and H

Determination of additional shares that would have been required to be issued and the resulting pro forma common shares outstanding:

		Basic	Diluted

Shares of Platinum common stock issuable to TEC in consideration of Purchase Price of $60,000,000. Shares valued at per share trust account was $7.584 at December 31, 2006		7,911,392	7,911,392
Shares of Platinum common stock issuable as stock compensation to Lance Duncan, earned in the period from January 1, 2006 through December 31, 2006. Shares valued at $7.00 per share.		476,191	476,191
Shares of Platinum common stock restored to stockholders’ equity on the assumption of “no conversion”		2,878,560	2,878,560
Note G Pro forma adjustment assuming “no conversion”	G	11,266,143	11,266,143
Shares of Platinum common stock outstanding attributable to common stockholders, beginning of period		15,121,440	15,121,440
Dilutive common shares issuable determined by application of the treasury stock method with respect to common stock purchase warrants outstanding		—	2,357,754
Weighted average common shares outstanding, assuming no conversion		26,387,583	28,745,337
Note H Pro forma adjustment for common shares to be converted into pro rata share of trust account assuming “maximum allowable conversion”	H	(2,878,560)	(2,878,560)
Weighted average common shares outstanding, assuming maximum allowable conversion		23,509,023	25,866,777

PLATINUM ENERGY RESOURCES, INC./TANDEM ENERGY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
December 31, 2006

	Tandem Energy Holdings, Inc.	Platinum Energy Resources, Inc.	Pro Forma Adjustments – No Conversion		Notes	Pro Forma Combined–No Conversion	Pro Forma Adjustments – Maximum Allowable Conversion		Notes	Pro Forma Combined – Maximum Allowable Conversion
Assets			Dr	Cr			Dr	Cr

Current assets:
Cash and cash equivalents	$2,482,608	$—	$109,213,492	$46,621,951	1,3,4	$65,074,149		$21,831,777	7	$43,242,372
Cash held in trust	—	109,213,492		109,213,492	1	—	—	—		—
Accounts receivable:
Oil and gas sales	1,551,494	—	—	—		1,551,494	—	—		1,551,494
Joint interest and other	493,120	—	—	—		493,120	—	—		493,120
Inventory	73,781	—	—	—		73,781	—	—		73,781
Other current assets	331,579	79,526	—	266,667	3	144,438	—	—		144,438
Total current assets	4,932,582	109,293,018	109,213,492	156,102,110		67,336,982	—	21,831,777		45,505,205
Property and equipment:
Oil and gas properties, full cost method – net	30,170,319	—	116,702,254	—	3,4,5	146,872,573	—	—		146,872,573
Other fixed assets rigs, equipment, office – net	1,104,974	—	—	—		1,104,974	—	—		1,104,974
Total property and equipment – net	31,275,293	—	116,702,254	—		147,977,547	—	—		147,977,547
Other assets:										—
Deferred acquisition costs	—	1,662,632	—	1,662,632	4	—	—	—		—
Deferred fees, net of amortization	111,109	—	—	111,109	3	—	—	—		—
Real estate held for development	584,167	—	—	—		584,167	—	—		584,167
Total assets	$36,903,151	$110,955,650	$225,915,746	$157,875,851		$215,898,696	$—	$21,831,777		194,066,919

PLATINUM ENERGY RESOURCES, INC./TANDEM ENERGY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
December 31, 2006

	Tandem Energy Holdings, Inc.	Platinum Energy Resources, Inc.	Pro Forma Adjustments – No Conversion		Notes	Pro Forma Combined-No Conversion	Pro Forma Adjustments – Maximum Allowable Conversion		Notes	Pro Forma Combined - Maximum Allowable Conversion
Liabilities and Stockholders’ Equity (Deficit)			Dr	Cr			Dr	Cr

Current liabilities:
Accounts payable:
Trade	$970,894	$—	$—	$—	1	$970,894	—	$—		$970,894
Oil and gas sales	395,528	—	—	—		395,528	—	—		395,528
Current portion of long-term debt	1,750,000	—	1,750,000	—	3	—	—	—		—
Fair value of commodity derivatives	633,073	—	—	—		633,073	—	—		633,073
Due to related party	—	85,585	85,585	—	4	—	—	—		—
Note payable – stockholder	—	75,000	75,000	—	4	—	—	—		—
Accrued liabilities and other	936,712	1,471,167	1,097,998	—	4	1,309,881	—	—		1,309,881
Asset retirement obligation – current	177,411					177,411	—	—		177,411
Income taxes payable	123,053	130,960	—	—		254,013	—	—		254,013
Total current liabilities	4,986,671	1,762,712	3,008,583	—		3,740,800	—	—		3,740,800
Long-term debt, net of current portion	40,250,000	—	40,250,000	—	3	—	—	—		—
Deferred tax liability	—			40,845,789	5	40,845,789	—	—		40,845,789
Fair value of commodity derivatives – non-current	440,873	—	—	—		440,873	—	—		440,873
Common stock, subject to redemption, 2,878,560 shares at conversion value	—	21,831,777	21,831,777	—	2	—	21,831,777	21,831,777	6,7	—
Asset retirement obligation – non-current	1,678,296	—	—	—		1,678,296	—	—		1,678,296
Total liabilities	47,355,840	23,594,489	65,090,360	40,845,789		46,705,758	21,831,777	21,831,777		46,705,758

Stockholders’ equity (deficit):
Preferred stock	—	—	—	—		—	—	—		—
Common stock		1,512		1,079	2,3	2,591	288	—	6	2,303
Net Equity (Deficit) Tandem	(10,452,689)			10,452,689	3	—	—	—		—
Additional paid-in capital		85,424,242		81,830,698	2,3	167,254,940	21,831,489	—	6	145,423,451
Retained earnings (deficit)	—	1,935,407	—	—		1,935,407	—	—		1,935,407
Total stockholders’ equity (deficit)	(10,452,689)	87,361,161	—	92,284,466		169,192,938	21,831,777	—		147,361,161
Total liabilities and stockholders’ equity (deficit)	$36,903,151	$110,955,650	$65,090,360	$133,130,255	4	$215,898,696	$43,663,554	$21,831,777	6,7	$194,066,919

PLATINUM ENERGY RESOURCES, INC./TANDEM ENERGY HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
December 31, 2006

Balance Sheet pro forma notes
Assuming no conversions:

Note 1

Represents the transfer of 100% of cash and interest income from the trust account to operating cash upon consummation of the asset acquisition.

Increase	Cash	$109,213,492
Decrease	Cash held in trust	(109,213,492)

Note 2

Represents the conversion liability reflected on the Company’s balance sheet being transferred to equity, consistent with Note 1.

Decrease	Common stock subject to redemption	$21,831,777
Increase	Par value	(288)
Increase	Additional paid-in capital	(21,831,489)

Note 3

Represents the application of the adjusted purchase price to the excess of fair value over the cost of the assets acquired, the payoff of long-term indebtedness and elimination of deferred costs associated with the long-term indebtedness.

Increase	Oil and Gas properties	$70,830,465
Decrease	Current and long-term debt	42,000,000
Increase	Equity Accounts – TEC	(10,452,689)
Decrease	Other current assets	(266,667)
Decrease	Deferred fees	(111,109)
Increase	Issuance of common shares – par value	(791)
Increase	Issuance of common shares – additional paid-in-capital	(59,999,209)
Decrease	Cash	(42,000,000)

Note 4

Represents asset acquisition transaction costs allocated to fair value of oil and gas properties and satisfaction of other transaction related liabilities.

Increase	Oil and Gas properties	$5,026,000
Decrease	Due to related party	85,585
Decrease	Note payable – stockholder	75,000
Decrease	Accrued liabilities	1,097,998
Decrease	Cash	(4,621,951)
Decrease	Deferred acquisition costs	(1,662,632)

Note 5

Represents deferred taxes liability associated with allocating purchase price to the fair value of assets acquired in the asset acquisition transaction.

Increase	Oil and Gas properties	$40,845,789
Decrease	Deferred Tax Liability	(40,845,789)

Assuming maximum conversions:

Note 6

Represents the establishment of the conversion liability assuming the maximum eligible are tendered for conversion.

Decrease	Par value	$288
Decrease	Additional paid-in capital	21,831,489
Increase	Common stock subject to redemption	(21,831,777)

Note 7

Represents the cash payment of liability associated with payment of common stock redemption liability

Decrease	Common stock subject to redemption	$21,831,777
Decrease	Cash	21,831,777

AMENDMENT PROPOSAL

The amendment and restatement of Platinum’s certificate of incorporation will substantially involve the deletion of the preamble and sections A through D, inclusive, of Article Sixth of Platinum’s certificate of incorporation upon consummation of the asset acquisition. Other non-substantive revisions are also contemplated as indicated in the Amended and Restated Certificate of Incorporation set forth in Annex B.

Article Sixth of the Company’s certificate of incorporation sets forth that certain provisions of the certificate of incorporation shall apply during the period from the filing of the certificate of incorporation through the consummation of any business combination and that the certificate of incorporation shall not be subject to amendment prior to the consummation of such business combination. The provisions proposed to be deleted relate to the operation of Platinum as a blank check company prior to the consummation of a business combination. Such provisions will not be applicable upon the consummation of the asset acquisition in any event. Under the terms of the certificate of incorporation, after the consummation of a business combination, the certificate of incorporation may be amended and, as it was not intended that the provisions which are the subject of the proposed amendment be operative once a business combination was consummated, these are sought to be deleted in the proposed amendment.

The approval of the asset acquisition proposal and the consummation of the asset acquisition are conditions to the effectiveness of the amendment proposal and the incentive compensation plan proposal assuming such proposals are approved by the stockholders. If the asset acquisition proposal is not approved and/or the asset acquisition is not consummated, the amended and restated certificate of incorporation will not be filed and, as such, will not take effect.

Recommendation and Vote Required

The approval of the amendment and restatement of the certificate of incorporation will require the affirmative vote of the holders of a majority of the outstanding shares of Platinum common stock on the record date.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL AND AUTHORIZATION OF THE AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION.

LONG-TERM INCENTIVE COMPENSATION PLAN PROPOSAL

Background

Platinum’s 2006 Long-Term Incentive Plan has been approved by Platinum’s board of directors subject to approval and consummation of the asset acquisition with TEC (as set forth in the board’s action) and further subject to the approval of our stockholders. The approval of the asset acquisition proposal and the consummation of the asset acquisition are conditions to the effectiveness of the amendment proposal and the incentive compensation plan proposal assuming such proposals are approved by the stockholders. If the asset acquisition proposal is not approved and/or the asset acquisition is not consummated, the Plan will not be effective.

The purposes of our Plan are to create incentives designed to motivate our employees to significantly contribute toward our growth and profitability, to provide our executives, directors and other employees, and persons who, by their position, ability and diligence, are able to make important contributions to our growth and profitability, with an incentive to assist us in achieving our long-term corporate objectives, to attract and retain executives and other employees of outstanding competence, and to provide such persons with an opportunity to acquire an equity interest in us.

We may grant incentive and non-qualified stock options, stock appreciation rights, performance units, restricted stock awards and performance bonuses, or collectively, awards, to our officers and key employees, and those of our subsidiaries. In addition, the Plan authorizes the grant of non-qualified stock options and restricted stock awards to our directors and to any independent contractors and consultants who by their position, ability and diligence are able to make important contributions to our future growth and profitability. Generally, all classes of our employees are eligible to participate in our Plan. No options, restricted stock or other awards under the Plan have been made or committed to be made as of the date of this proxy statement.

The following is a summary of the material provisions of our Plan and is qualified in its entirety by reference to the complete text of our Plan, a copy of which is attached to this proxy statement as Annex C. We cannot determine the benefits to be received by our directors or officers under the Plan, or the benefits that would have been received by our directors and officers in 2005 had the Plan been in effect in 2005.

Stock Subject to the 2006 Plan

We have reserved a maximum of 4 million shares of our authorized common stock for issuance upon the exercise of awards to be granted pursuant to our Plan.  Each share issued under an option or under a restricted stock award will be counted against this limit. Shares to be delivered at the time a stock option is exercised or at the time a restricted stock award is made may be available from authorized but unissued shares or from stock previously issued but which we have reacquired and hold in our treasury.

In the event of any change in our outstanding common stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, asset acquisition, consolidation, issuance of rights or other similar transactions, the number of shares of our common stock which may be issued upon exercise of outstanding options, and the exercise price of options previously granted under our Plan, will be proportionally adjusted to prevent any enlargement or dilution of the rights of holders of previously granted options as may be appropriate to reflect any such transaction or event.

Administration

Our board will establish a compensation committee that, among other duties, will administer the Plan. The compensation committee will be composed of at least three members of the board, a majority of whom will be “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended. Members of our compensation committee will serve at the pleasure of our board.  In connection with the administration of our Plan, the compensation committee, with respect to awards to be made to any person who is not one of our directors, will:

•

determine which employees and other persons will be granted awards under our Plan;

•

grant the awards to those selected to participate;

•

determine the exercise price for options; and

•

prescribe any limitations, restrictions and conditions upon any awards.

With respect to stock options or restricted stock awards to be made to any of our directors, the compensation committee will make recommendations to our board of directors as to:

•

which of such persons should be granted stock options, restricted stock awards, performance units or stock appreciation rights;

•

the terms of proposed grants of awards to those selected by our board of directors to participate;

•

the exercise price for options; and

•

any limitations, restrictions and conditions upon any awards.

Any grant of awards to any of directors under our Plan must be approved by our board of directors.

In addition, the compensation committee will:

•

interpret our Plan; and

•

make all other determinations and take all other action that may be necessary or advisable to implement and administer our Plan.

Types of Awards

Our Plan permits the compensation committee to grant the following types of awards.

Stock Options. Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of our common stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under our Plan will be determined by our board of directors or a committee of the board at the time of the grant, but will not be less than fair market value on the date of the grant. Our board of directors or a committee of the board will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, the board of directors or committee of the board may, in its discretion, impose limitations on exercise of all or some options granted under our Plan, such as specifying minimum periods of time after grant during which options may not be exercised. Options granted under our Plan will vest at rates specified in the option agreement at the time of grant; however, all options granted under our Plan will vest upon the occurrence of a change of control, as defined in the Plan. Our Plan also contains provisions for our board of directors or a committee of the board to provide in the participants’ option award agreements for accelerating the right of an individual employee to exercise his or her stock option or restricted stock award in the event of retirement or other termination of employment. No cash consideration is payable to us in exchange for the grant of options.

Our Plan provides that the stock options may either be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or Non-Qualified Options, which are stock options other than Incentive Stock Options within the meaning of Sections 422 of the Code. Incentive Stock Options may be granted only to our employees or employees of our subsidiaries, and must be granted at a per share option price not less than the fair market value of our common stock on the date the Incentive Stock Option is granted. In the case of an Incentive Stock Option granted to a stockholder who owns shares of our outstanding stock of all classes representing more that 10% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share option price must be not less than 110% of the fair market value of one share of our common stock on the date the Incentive Stock Option is granted and the term of such option may not exceed five years. As required by the Code, the aggregate fair market value, determined at the time an Incentive Stock Option is granted, of our common stock with respect to which Incentive Stock Options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option plans may not exceed $100,000.

The exercise price for Non-Qualified Options may not be less than the fair market value of our common stock on the date the Non-Qualified Option is granted. Non-Qualified Options are not subject to any of the restrictions described above with respect to Incentive Stock Options. The exercise price of stock options may be paid in cash, in whole shares of our common stock, in a combination of cash and our common stock, or in such other form of consideration as our board of directors or the committee of the board may determine, equal in value to the exercise price. However, only shares of our common stock which the option holder has held for at least six months on the date of the exercise may be surrendered in payment of the exercise price for the options. The maximum number of shares subject to stock options that may be awarded in any fiscal year to any employee may not exceed 100,000 and the number of shares subject to stock options that may be awarded in any fiscal year to any director may not exceed 10,000. In no event may a stock option be exercised after the expiration of its stated term.

Stock Appreciation Rights. A stock appreciation right permits the grantee to receive an amount (in cash, common stock, or a combination thereof) equal to the number of stock appreciation rights exercised by the grantee multiplied by the excess of the fair market value of our common stock on the exercise date over the stock appreciation rights’ exercise price. Stock appreciation rights may or may not be granted in connection with the grant of an option. The exercise price of stock appreciation rights granted under the Plan will be determined by the board of directors or a committee of the board; provided, however, that such exercise price cannot be less than the fair market value of a share of common stock on a date the stock appreciation right is granted (subject to adjustments). A stock appreciation right may be exercised in whole or in such installments and at such times as determined by the board of directors or a committee of the board.

Restricted Stock. Restricted shares of our common stock may be granted under our Plan subject to such terms and conditions, including forfeiture and vesting provisions, and restrictions against sale, transfer or other disposition as the board of directors or a committee of the board may determine to be appropriate at the time of making the award. In addition, the board of directors or a committee of the board may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition, and may direct that the certificates, along with a stock power signed in blank by the grantee, be delivered to and held by us until such restrictions lapse. The board of directors or a committee of the board, in its discretion, may provide in the award agreement for a modification or acceleration of shares of restricted stock in the event of permanent disability, retirement or other termination of employment or business relationship with the grantee. The maximum number of restricted shares that may be awarded under the Plan to any employee may not exceed 100,000 shares and the number of restricted shares that may be awarded in any fiscal year to any director may not exceed 10,000 shares.

Performance Units. The Plan permits grants of performance units, which are rights to receive cash payments equal to the difference (if any) between the fair market value of our common stock on the date of grant and its fair market value on the date of exercise of the award, except to the extent otherwise provided by the board of directors or a committee of the board or required by law. Such awards are subject to the fulfillment of conditions that may be established by the board of directors or a committee of the board including, without limitation, the achievement of performance targets based upon the factors described above relating to restricted stock awards.

Performance Bonus. The Plan permits grants of performance bonuses, which may be paid in cash, common stock or combination thereof as determined by the board of directors or a committee of the board. The maximum value of performance bonus awards granted under the Plan shall be established by the compensation committee at the time of the grant. An employee’s receipt of such amount will be contingent upon achievement of performance targets during the performance period established by the compensation committee. The performance targets will be determined by the board of directors or a committee of the board based upon the factors described above relating to restricted stock awards. Following the end of the performance period, the board of directors or a committee of the board will determine the achievement of the performance targets for such performance period. Payment may be made within 60 days of such determination. Any payment made in shares of common stock will be based upon the fair market value of the common stock on the payment date. The maximum amount of any performance bonus payable to a participant in any calendar year is $500,000.

Transferability

With the exception of Non-Qualified Stock Options, awards are not transferable other than by will or by the laws of descent and distribution. Non-Qualified Stock Options are transferable on a limited basis. Restricted stock awards are not transferable during the restriction period.

Change of Control Event

The Plan provides for the acceleration of any unvested portion of any outstanding awards under the Plan upon a change of control event.

Termination of Employment/Relationship

Awards granted under our Plan that have not vested will generally terminate immediately upon the grantee’s termination of employment or business relationship with us or any of our subsidiaries for any reason other than retirement with our consent, disability or death. The board of directors or a committee of the board may determine at the time of the grant that an award agreement should contain provisions permitting the grantee to exercise the stock options for any stated period after such termination, or for any period the board of directors or a committee of the board determines to be advisable after the grantee’s employment or business relationship with us terminates by reason of retirement, disability, death or termination without cause. Incentive Stock Options will, however, terminate no more than three months after termination of the optionee’s employment, twelve months after termination of the optionee’s employment due to disability and three years after termination of the optionee’s employment due to death. The board of directors or a committee of the board may permit a deceased optionee’s stock options to be exercised by the optionee’s executor or heirs during a period acceptable to the board of directors or a committee of the board following the date of the optionee’s death but such exercise must occur prior to the expiration date of the stock option.

Dilution; Substitution

As described above, our Plan will provide protection against substantial dilution or enlargement of the rights granted to holders of awards in the event of stock splits, recapitalizations, asset acquisitions, consolidations, reorganizations or similar transactions. New award rights may, but need not, be substituted for the awards granted under our Plan, or our obligations with respect to awards outstanding under our Plan may, but need not, be assumed by another corporation in connection with any asset acquisition, consolidation, acquisition, separation, reorganization, sale or distribution of assets, liquidation or like occurrence in which we are involved. In the event that our Plan is assumed, the stock issuable with respect to awards previously granted under our Plan shall thereafter include the stock of the corporation granting such new option rights or assuming our obligations under the Plan.

Amendment of the Plan

Our board may amend our Plan at any time. However, without stockholder approval, our Plan may not be amended in a manner that would:

•

increase the number of shares that may be issued under our Plan;

•

materially modify the requirements for eligibility for participation in our Plan;

•

materially increase the benefits to participants provided by our Plan; or

•

otherwise disqualify our Plan for coverage under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Awards previously granted under our Plan may not be impaired or affected by any amendment of our Plan, without the consent of the affected grantees.

Accounting Treatment

Under generally accepted accounting principles with respect to the financial accounting treatment of stock options used to compensate employees, upon the grant of stock options under our Plan, the fair value of the options will be measured on the date of grant and this amount will be recognized as a compensation expense ratably over the vesting period. Stock appreciation rights granted under the Plan must be settled in common stock. Therefore, stock appreciation rights granted under the Plan will receive the same accounting treatment as options. The cash we receive upon the exercise of stock options will be reflected as an increase in our capital. No additional compensation expense will be recognized at the time stock options are exercised, although the issuance of shares of common stock upon exercise may reduce basic earnings per share, as more shares of our common stock would then be outstanding.

When we make a grant of restricted stock, the fair value of the restricted stock award at the date of grant will be determined and this amount will be recognized over the vesting period of the award. The fair value of a restricted stock award is equal to the fair market value of our common stock on the date of grant.

Due to consideration of the accounting treatment of stock options and restricted stock awards by various regulatory bodies, it is possible that the present accounting treatment may change.

Tax Treatment

The following is a brief description of the federal income tax consequences, under existing law, with respect to awards that may be granted under our Plan.

Incentive Stock Options. An optionee will not realize any taxable income upon the grant or the exercise of an Incentive Stock Option. However, the amount by which the fair market value of the shares covered by the Incentive Stock Option (on the date of exercise) exceeds the option price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of the shares of our common stock acquired by exercising an Incentive Stock Option within two years from the date of the grant of the Incentive Stock Option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the stock, any amount realized by the optionee in excess of the option price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an Incentive Stock Option.

If any shares of our common stock acquired upon exercise of an Incentive Stock Option are resold or disposed of before the expiration of the prescribed holding periods, the optionee would realize ordinary income, instead of capital gain. The amount of the ordinary income realized would be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the option price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized. Any additional gain would be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an Incentive Stock Option, we would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

Non-Qualified Options. An optionee will not realize any taxable income upon the grant of a Non-Qualified Option. At the time the optionee exercises the Non-Qualified Option, the amount by which the fair market value at the time of exercise of the shares covered by the Non-Qualified Option exceeds the option price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. We will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee. If the optionee thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the optionee as capital gain or loss, short- or long-term depending on the length of time the stock was held by the optionee before sale.

Stock Appreciation Rights. A participant realizes no taxable income and we are not entitled to a deduction when a stock appreciation right is granted. Upon exercising a stock appreciation right, a participant will realize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and we will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a stock appreciation right will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a stock appreciation right, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Restricted Stock Award. A recipient of restricted stock generally will not recognize any taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the price paid for the stock, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the Code permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of income that must be recognized by virtue of the restricted stock grant. We will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

Performance Units and Performance Bonuses. A participant realizes no taxable income and we are not entitled to a deduction when performance units or performance bonuses are awarded. When the performance units or performance bonuses vest and become payable upon the achievement of the performance objectives, the participant will realize ordinary income equal to the amount of cash received or the fair market value of the shares received minus any amount paid for the shares, and we will be entitled to a corresponding deduction. A participant’s tax basis in shares of common stock received upon payment will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1.0 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations thereunder, our ability to deduct compensation income generated in connection with the exercise of stock options or stock appreciation rights granted under the Plan should not be limited by Section 162(m) of the Code. Further, we believe that compensation income generated in connection with performance awards granted under the Plan should not be limited by Section 162(m) of the Code. The Plan has been designed to provide flexibility with respect to whether restricted stock awards or performance bonuses will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. If the vesting restrictions relating to any such award are based solely upon the satisfaction of one of the performance goals set forth in the Plan, then we believe that the compensation expense relating to such an award will be deductible by us if the awards become vested. However, compensation expense deductions relating to such awards will be subject to the Section 162(m) deduction limitation if such awards become vested based upon any other criteria set forth in such award (such as the occurrence of a change in control or vesting based upon continued employment with us).

Certain Awards Deferring or Accelerating the Receipt of Compensation. Section 409A of the Internal Revenue Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. Stock appreciation rights and deferred stock awards which may be granted under the plan may constitute deferred compensation subject to the Section 409A requirements. It is our intention that any award agreement governing awards subject to Section 409A will comply with these new rules.

Recommendation and Vote Required

Approval of our incentive compensation plan will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock represented in person or by proxy and entitled to vote at the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL AND AUTHORIZATION OF THE PLATINUM ENERGY RESOURCES, INC. 2006 LONG-TERM INCENTIVE COMPENSATION PLAN.

OTHER INFORMATION RELATED TO PLATINUM

Business of Platinum

Platinum was formed on April 25, 2005, to effect a merger, capital stock exchange, asset acquisition or other similar business combination in the global oil and gas E&P industry. Prior to entering into an agreement first with Tandem and subsequently, as restructured, with TEC, efforts were limited to organizational activities, completion of its IPO and the evaluation of possible business combinations.

Offering Proceeds Held in Trust

Platinum consummated its IPO on October 28, 2005. The net proceeds of our IPO, after payment of underwriting discounts and expenses, were $106,472,000. Of that amount, $105,408,000 was placed in the trust account and invested in municipal money market funds. The remaining proceeds have been used by Platinum in its pursuit of a business combination. The trust account will not be released until the earlier of the consummation of a business combination or the liquidation of Platinum. The trust account contained approximately $                     as of                                , 2007, the record date. If the asset acquisition with TEC is consummated, the trust account will be released to Platinum, less the amounts paid to stockholders of Platinum who do not approve the asset acquisition proposal and elect to convert their shares of common stock into their pro rata share of the trust account.

Fair Market Value of Target Business

Platinum has indicated in its IPO that the initial target business that Platinum acquires must have a fair market value equal to at least 80% of Platinum’s net assets at the time of such acquisition. Platinum’s board of directors determined that this test was met in connection with its proposed acquisition of all of the assets and substantially all of the liabilities of TEC. Further, Platinum has received an opinion from C. K. Cooper & Company, Inc. that this test has been met.

Stockholder Approval of Business Combination

Platinum will proceed with the acquisition of all of the assets and substantially all of the liabilities of TEC only if a majority of the shares of Platinum common stock issued in our IPO present in person or by proxy is voted in favor of the asset acquisition proposal. Platinum’s initial stockholders, who purchased their shares of common stock prior to its IPO and presently own an aggregate of      % of the outstanding shares of Platinum, have agreed to vote their common stock acquired prior to the IPO, equal to an aggregate of 20% of the outstanding shares of Platinum, on the asset acquisition proposal in accordance with the vote of holders of a majority of the outstanding shares of Platinum’s common stock issued in the IPO. Shares acquired by such parties in the IPO or afterwards may be voted however the holder chooses. Messrs. Nordlicht and Kostiner have made additional purchases of Platinum securities since the IPO. Mr. Kostiner has purchased shares and continues to purchase of Platinum common stock pursuant to the terms of a trading plan established in compliance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. He has also purchased warrants in the open market. Mr. Nordlicht has purchased shares of Platinum common stock in the open market. The open market purchases made by Mr. Kostiner and Mr. Nordlicht were made on a discretionary basis. The Company does not believe that Messrs. Kostiner or Nordlicht were aware of any material non-public information at the time of such purchases. However, to the extent that a court were to conclude that Mr. Kostiner or Mr. Nordlicht did possess material non-public information regarding Platinum at the time of their respective open market purchases of securities of Platinum, Mr. Kostiner or Mr. Nordlicht could be subject to claims of insider trading violations. See the section entitled “Beneficial Ownership of Platinum Securities” beginning on page  121. If the holders of 20% or more of Platinum’s common stock issued in our IPO vote against the asset acquisition proposal and demand that Platinum convert their shares into their pro rata share of the trust account, then Platinum will not consummate the asset acquisition. If the asset acquisition is not consummated by October  28, 2007, Platinum will be forced to liquidate.

Liquidation If No Business Combination

Platinum’s certificate of incorporation provides for mandatory liquidation of Platinum in the event that Platinum does not consummate a business combination within 18 months from the date of consummation of its IPO, or 24 months from the consummation of the IPO if either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but not consummated within such 18-month period. Such dates are April 28, 2007 and October 28, 2007, respectively. Platinum signed a definitive asset acquisition agreement with TEC on October 4, 2006. As a result of having signed the asset acquisition agreement, Platinum satisfied the extension criteria and now has until October 28, 2007 to consummate the asset acquisition.

If Platinum does not consummate the asset acquisition by October 28, 2007, Platinum will be dissolved and will distribute to all of its stockholders who hold shares that were issued in the IPO, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Platinum’s stockholders who acquired their Platinum stock prior to Platinum’s IPO have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the IPO. There will be no distribution from the trust account with respect to Platinum’s warrants.

In the first instance the board would adopt a specific plan of dissolution and liquidation. The plan of dissolution would be submitted to the stockholders for approval. The submission of the plan for approval by the stockholders would require the filing of a proxy statement with the SEC which may be subject to review by the SEC. As such, the process from the adoption of the plan of dissolution and liquidation by the board until completion of the plan and distribution of funds to the stockholders could take up to two to four months or possibly even longer.

We will not liquidate the trust account unless and until our stockholders approve a plan of dissolution and liquidation. Accordingly, the foregoing procedures could result in substantial delays in our liquidation and the distribution to our public stockholders of the funds in our trust account and any remaining net assets as part of our plan of dissolution and liquidation.

Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Pursuant to Section 280, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and liquidation, we will seek to conclude this process as soon as possible and as a result do not intend to comply with those procedures. Accordingly, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Mark Nordlicht, our chairman of the board, and Barry Kostiner, our chief executive officer and a member of the board of directors of Platinum, have agreed to indemnify Platinum against losses, liabilities, claims, damages and expenses incurred as a result of any claim by any vendor who is owed money by Platinum for services or products to the extent necessary to ensure that such losses, liabilities or expenses do not reduce, the amount in the trust fund.

If Platinum were to expend all of the net proceeds of the IPO, other than the proceeds deposited in the trust account, the per share liquidation price as of December 31, 2006 would be approximately $7.58, or $0.42 less than the per unit offering price of $8.00 in Platinum’s IPO. The proceeds deposited in the trust account could, however, become subject to the claims of Platinum’s creditors and there is no assurance that the actual per share liquidation price will not be less than $7.58, due to those claims.

The stockholders holding shares of Platinum common stock issued in the IPO will be entitled to receive funds from the trust account only in the event of Platinum’s liquidation or if the stockholders seek to convert their respective shares into cash and the asset acquisition is actually consummated. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Facilities

Platinum maintains executive offices at 25 Phillips Parkway, Montvale, New Jersey 07645 pursuant to a sublease. The term of the sublease commenced on March 1, 2006 and expires February 28, 2009. Gross rent, including annual escalations and electric charge, approximated $20,000 for each year of the three year lease term, subject to earlier termination as described. Platinum considers its current office space adequate for current operations.

Employees

Platinum has five executive officers and five directors. These individuals are not obligated to contribute any specific number of hours per week and devote only as much time as they deem necessary to our affairs. Platinum does not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

Platinum completed its initial public offering on October 28, 2005. Platinum has registered its securities under the Securities Exchange Act of 1934, as amended, and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, Platinum’s annual reports contain financial statements audited and reported on by Platinum’s independent accountants. Platinum has filed with the Securities and Exchange Commission a Form 10-K for the fiscal year ended December 31, 2006.

Platinum’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

Platinum is a blank check company. We were formed on April 25, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business in the global oil and gas exploration and production, or E&P industry. Our initial business combination must be with a target business or businesses whose fair market value is at least equal to 80% of net assets at the time of such acquisition. We intend to utilize a portion of the cash derived from the proceeds of our recently completed public offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

At December 31, 2006, Platinum had not yet commenced any commercial operations. All activities for the period from April 25, 2005 (inception) through December 31, 2006 relate to the Company’s formation, the completion of the public offering and the consummation of the Asset Purchase Agreement described below.

Acquisition Announcement

On January 26, 2006, we announced that we had executed a definitive agreement and plan of merger with Tandem Energy Holdings, Inc., a Nevada corporation (“Tandem”), which was amended on June 30, 2006 and July 31, 2006, pursuant to which, subject to satisfaction of the conditions contained in the merger agreement, our wholly-owned subsidiary, PER Acquisition Corp., would merge with and into Tandem. At the effective time of the merger, Tandem would be the surviving corporation in the merger with PER Acquisition Corp. and would continue as a wholly-owned subsidiary of Platinum. Currently, Tandem, through its wholly-owned subsidiary, Tandem Energy Corporation, a Colorado corporation headquartered in Midland, Texas, is engaged in the oil and gas E&P industry and operates oil fields in Texas and New Mexico.

The definitive merger agreement contemplated the merger of our wholly-owned subsidiary, PER Acquisition Corp., with and into Tandem, with current stockholders of Tandem receiving, in the aggregate, approximately $102 million in cash less the amount required to retire the indebtedness of Tandem and its subsidiaries of approximately $42 million.

On October 4, 2006, Platinum, its wholly-owned subsidiary, PER Acquisition Corp., and Tandem restructured their previously announced merger and Platinum, PER Acquisition Corp. and Tandem’s wholly-owned subsidiary Tandem Energy Corporation (“TEC”) entered into an Asset Acquisition Agreement and Plan of Reorganization pursuant to which Platinum will acquire substantially all of the assets and assume substantially all of the liabilities of TEC, including approximately $42 million of TEC’s debt which will be retired at closing, in exchange for the issuance of approximately eight million shares of Platinum common stock to TEC. The total number of shares to be received by TEC will be determined by dividing $60 million by the per share cash value of Platinum’s IPO trust account, which is determined by dividing the amount held in trust by 14,400,000 (the number of shares issued in Platinum’s IPO). The per share cash value was $7.58 at December 31, 2006.

After the consummation of the acquisition, TEC and its parent, Tandem, will liquidate and distribute the Platinum shares to Tandem’s stockholders.

Results of Operations

For the year ended December 31, 2006 and the period from April 25, 2005 (Inception) to December 31, 2005, we had net income of $1,659,579 and $275,728, respectively, attributable to net interest income on the proceeds of our IPO of $2,568,672 and $476,102, respectively (net of interest income in the amount of $760,718 and $0, respectively, attributable to shares of common stock subject to conversion rights), offset by expenses attributable to organization and formation expenses, expenses incurred in identifying and qualifying an acquisition candidate and legal, accounting and administrative costs. As more fully described below, the interest income is earned on funds held in the trust account. This interest income as well as other operating expenses increased in 2006 as compared to 2005 principally because the funds were invested for a full year in 2006 as compared to less than three months in 2005. The funds held in trust and related interest income are only available, subject to certain conditions, for use in making a qualified acquisition and not for our normal daily operating expenses. Interest income was derived from sources free of federal income taxes resulting in a lower than normal provision for income taxes.

Liquidity and Capital Resources

On October 28, 2005, we consummated our initial public offering (the “IPO”) of 14,400,000 units with each unit consisting of one share of our common stock, $0.0001 per share, and one warrant to purchase one share of common stock at an exercise price of $6.00 per share. The units were sold at an offering price of $8.00 per unit, generating gross proceeds of $115,200,000. The total net proceeds to us from the offering were approximately $106,472,000, of which $105,408,000 was deposited into a trust fund and the remaining proceeds ($1,064,000) were available to be used to provide for business, legal and accounting, due diligence on prospective business combinations and continuing general and administrative expenses. The net proceeds deposited into the trust fund remain on deposit in the trust fund, earning interest, and are contemplated for use in connection with a business combination. As of December 31, 2006, there was $109,213,492 held in the trust fund. During the year ended December 31, 2006, we used $500,000 towards a deposit on the Tandem acquisition (of which $350,000 was returned in September 2006) and $520,533 for payment of deferred acquisition and financing costs, principally for the Tandem acquisition. An additional $1,142,099 of deferred acquisition and financing costs have been incurred and are included in accounts payable and accrued expenses in the December 31, 2006 balance sheet. In June 2006 and August 2006, we received $50,000 and $25,000, respectively of proceeds from short-term notes payable issued to our Chairman, as well as an additional $200,000 from similar notes issued on February 1, 2007 for $100,000 and March 7, 2007 for $100,000. At December 31, 2006, we had a cash overdraft of $3,174 for balances not deposited in the trust fund. This amount was classified as accounts payable and accrued expenses as of December 31, 2006.

In July 2006, we received a commitment letter from a bank, conditioned upon consummation of the Tandem transaction and execution of a definitive financing agreement for $45 million in financing. This arrangement was comprised of a $35 million formula based secured reducing revolving line of credit and a $10 million secured acquisition line of credit. Availability will be subject to a formula based upon assets and maintenance of compliance with certain financial ratios. The arrangement would have a four-year term, and would require minimum $825,000 monthly mandatory payments to reduce any outstanding balance of the revolving line of credit. Subsequent to the restructuring of the proposed merger and the execution of the Asset Acquisition Agreement with TEC, while the original commitment letter is no longer applicable the bank initially verbally indicated that it was willing to provide a new commitment letter on similar terms. However, there have been no further discussions with the bank. In January 2007, the Company received a non binding summary of terms and conditions from financial institutions for up to a $75,000,000 revolving line of credit facility (initial borrowing base would be set at $38,000,000), subject to a borrowing base limitation and compliance with other debt covenants, which would be defined in a definitive agreement. No assurance can be given that either bank will enter into a definitive credit facility on terms satisfactory to Platinum, if at all.

We intend to use a substantial amount of the net proceeds from the IPO to acquire a target business. To the extent that our capital stock is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business and purchase shares of Platinum common stock pursuant to Platinum’s Share Repurchase Plan.

We believe that we will consummate the Asset Acquisition discussed above and that we will have sufficient available funds (outside of the trust fund) to operate through the consummation of the Asset Acquisition. The principal sources of these funds will be from loans advanced from certain of our stockholders. Upon consummation of the Asset Acquisition, cash held in trust will be released to us and, after payment of debt pursuant to the Asset Acquisition Agreement, payment to stockholders exercising their conversion rights and payment of certain fees and expenses relating to the asset acquisition, will be available for operations and conduct of the business.

There can be no assurance that the acquisition will be consummated. Should this Asset Acquisition not be consummated by October 28, 2007, we would be required to return the funds held in trust to holders of shares issued in the Initial Public Offering as a mandatory liquidating distribution, pursuant to a plan of dissolution and liquidation. Any such plan of dissolution, if required, would have to first be submitted to stockholders for approval. These conditions raise a substantial doubt about our ability to continue as a going concern.

In the period from October 28, 2005 through October 28, 2007, we initially estimated that we would incur approximately $300,000 in expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination and preparation of a proxy statement, an aggregate of $180,000 for the administrative fees payable to Platinum Partners Value Arbitrage, L.P. or other designated parties (a total of $7,500 per month for two years), $100,000 for expenses for the due diligence and investigation of a target business, $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $358,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $75,000 for director and officer liability insurance premiums. Many of these expenses have already been incurred, have increased substantially, and been paid resulting in the Company’s cash position at December 31, 2006 as noted above.

Expenses attributable to the asset acquisition incurred through December 31,2006 aggregated $1,662,632, of which $520,533 were paid through that date.

In connection with the IPO, we sold to the representatives of the underwriters a five year option to purchase up to a total of 720,000 units in the aggregate at a per unit price of $10.00. The units issuable upon exercise of this option are identical to those offered in the IPO except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the IPO). The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the option without the payment of any cash. If circumstances warrant and in the event that any holders of the unit purchase option choose to exercise all or a portion of the unit purchase option on a cashless basis, we will receive no cash proceeds but would be required to issue additional units.

In the event that we consummate the currently proposed asset acquisition with TEC, the net proceeds of our IPO would be released and approximately $42 million of such funds would be used to retire the indebtedness of TEC assumed as part of the transaction. The remaining amount, together with the financing which we anticipate, would be used to (1) make payments to Platinum stockholders who exercise their conversion rights in the business combination vote, (2) pay the finder’s fee of $3 million payable in connection with the transaction as well as other transaction-related expenses and (3) fund future acquisitions, working capital, capital expenditures associated with TEC’s assets and repurchases of shares of Platinum common stock under the contemplated Platinum share repurchase program.

Off-Balance Sheet Arrangements

As of December 31, 2006, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Contractual Obligations and Commitments

In February 2006, we entered into a sublease arrangement for office space located in Montvale, New Jersey. The term of the sublease commenced on March 1, 2006 and expires February 28, 2009, subject to earlier termination pursuant to the sublease terms. Gross rent, including annual escalations and electric charges are approximately $20,000 for each year of the three year lease term.

Critical Accounting Policies

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted, would have a material effect on the accompanying financial statements.

Legal Proceedings

A lawsuit was filed against Platinum and Tandem in Florida Circuit Court on or about June 14, 2006. The lawsuit involves a claim with respect to ownership of 2.7 million shares of the common stock of Tandem that were purportedly transferred to a third party by an affiliate of Mr. Lyle Mortensen, one of the promoters of Tandem, which shares Tandem maintains were invalidly issued and subsequently cancelled in 2005 by board action of Tandem’s board. The third party’s suit is against Tandem and Platinum seeking a declaration by the court that Tandem’s cancellation of the shares was improper and that the third party is the rightful owner of the shares and an injunction prohibiting Tandem and Platinum from taking any action in detriment to his alleged rights in and to the shares. Tandem and Platinum have no contacts with the State of Florida and have filed a motion seeking dismissal of the lawsuit on the grounds that Florida courts have no jurisdiction over them. A hearing on the motion was held on November 7, 2006 and the court subsequently issued an order dismissing the lawsuit without prejudice against Tandem and Platinum. The third party has indicated that he may file an amended complaint, and if he should do so, Tandem and Platinum intend to vigorously contest any such action. In addition, Platinum and Tandem are seeking sanctions against the third party for filing a frivolous lawsuit.

BUSINESS OF TEC

Overview

Tandem Energy Corporation, a privately held Colorado corporation engaged in the oil and gas E&P business (“TEC”), is the wholly-owned subsidiary of Tandem Energy Holdings, Inc. (“Tandem”), a publicly traded, non-reporting company. It was originally incorporated in Nevada as Las Vegas Major League Sports, Inc. (“LVMS”) on July 22, 1993, to engage in certain business activities associated with the Canadian Football League. In April, 1994, it completed an initial public offering and began trading under the symbol LVTD. In 1996, LVMS filed for bankruptcy protection and ceased being a reporting company and ceased operations. In 1998, LVMS changed its name to Pacific Medical Group, Inc. (“Pacific Medical Group”) in connection with a share exchange transaction with a privately held company whose business plan was to engage in the manufacture and sale of medical products. That business was unsuccessful and Pacific Medical Group ceased operations and its charter was revoked in July, 2002. In March, 2005, Ronald G. Williams purchased controlling interest in Pacific Medical Group from Jon Karlsson, an attorney in Vancouver, British Columbia, Canada, and caused its name to be changed to Tandem Energy Holdings, Inc. At about the same time, a 1 for 500 reverse split of the common stock of Tandem was effected which resulted in reducing the number of shares of Tandem common stock outstanding to 16,322 and the company’s trading symbol was also changed to TDYH.PK.

 Mr. Williams claimed that he paid cash in the amount of $250,000 for controlling interest in Pacific Medical Group ($200,000 to Mr. Karlsson and $50,000 to the broker who located the entity on Mr. Williams’ behalf), and subsequently requested reimbursement from Tandem for the payments. Tandem reimbursed Mr. Williams for the full $250,000 that he paid for Pacific Medical Group, and thereafter received written acknowledgement of such reimbursement from Mr. Williams’ accountant and confidant, Mr. Lyle J. Mortensen.

In August, 2004, Mr. Lance Duncan, whose prior business ventures had been in the residential real estate construction industry and who was seeking an opportunity to enter the oil and gas business through the purchase of existing producing oil and gas properties, approached Mr. Jack Chambers, a principal of Shamrock Energy Corporation, a privately held Texas corporation engaged in the oil and gas E&P industry (“Shamrock”), regarding the possible acquisition of certain assets of Shamrock (the “Shamrock Assets”) by Mr. Duncan. Discussions ensued and, as a consequence of these discussions, Mr. Duncan met Mr. Tim Culp, one of the other principals of Shamrock (together with Mr. Chambers and Mr. Tim Culp’s brother, Mr. P. Dyke Culp). Mr. Duncan became aware of the fact that, in addition to being a principal in Shamrock, Mr. Tim Culp was also one of two stockholders in TEC. TEC is the wholly-owned operating subsidiary of Tandem Energy Holdings, Inc. (“Tandem”) and that TEC was for sale. Discussions among Messrs. Lance Duncan, Tim Culp and Jack Chambers resulted in an oral understanding on the principal terms pursuant to which Mr. Duncan would purchase the Shamrock Assets and the stock of TEC subject to Mr. Duncan obtaining the necessary financing for the acquisitions. In October 2004, Mr. Duncan called Mr. Clois Talbot to see if he was aware of anyone that might be interested in providing financing for Mr. Duncan’s initial proposed acquisition of the stock of TEC and the assets of Shamrock. Mr. Talbot suggested that Mr. Duncan speak with Mr. Kerry Smith who might be interested in providing financing. Mr. Smith said that he did not have any interest, but suggested that Mr. Duncan might want to talk with Roland Carey, who Mr. Smith said was well-funded and looking for opportunities in the oil and gas sector. Based on Mr. Smith’s recommendation, Mr. Duncan called Mr. Carey, who expressed interest and eventually introduced Mr. Duncan to Messrs. Williams and Mortensen (together, the “Promoters”) who committed to help structure the transaction and arrange for the necessary financing. Also, Mr. Todd Yocham, an experienced engineer with expertise in the oil and gas E&P industry, was engaged to perform engineering work needed for the financing.

Under the plan proposed by the Promoters to Mr. Duncan, the stock of TEC and the Shamrock Assets would be rolled up into a newly-incorporated, non-public entity which it was contemplated would then be acquired by Tandem. In February, 2005, one of the Promoters incorporated a new Texas corporation (Tandem, Texas) to facilitate the acquisition of TEC and the Shamrock Assets and, on or about March 1, 2005, that entity entered into an agreement with Shamrock to purchase the Shamrock Assets and an agreement with Messrs. Tim Culp and Joe Bullard, the other stockholder of TEC, to acquire all of the outstanding shares of capital stock of TEC. The necessary financing for these acquisitions was not obtained and the transactions were not consummated.

In early March, 2005, Mr. Mortensen, as sole director of Tandem (he resigned from that position on March 30, 2005), authorized the issuance of 20 million shares of common stock of Tandem to himself, a portion of which were subsequently transferred, on or about March 17, 2005, to various parties including the principals of TEC and

Shamrock, Messrs. Tim Culp, Dyke Culp and Jack Chambers, as well as Mr. Duncan, who had the 4,100,000 shares he was to receive issued to L&H Family Limited Partnership (these were the only shares issued of Tandem or its predecessor, Pacific Medical Group, ever issued to, or with respect to, Mr. Duncan). All of these shares, including the shares issued with respect to Mr. Duncan, were issued in pursuant to an exemption from registration under Section 4(2) of the Securities Act. It is Tandem’s position that no consideration was ever received by Tandem for the shares, originally issued to Mr. Mortensen and that they were issued in connection with the fulfillment of the acquisition of Tandem, Texas by Tandem, which never occurred. Consequently, the board of directors of Tandem cancelled these shares. All of the certificates evidencing these shares (including those which had been issued to Messrs. Tim Culp, Dyke Culp and Jack Chambers and L&H Family Limited Partnership), except for certificates for the 2.878 million shares that Mr. Mortensen caused to be transferred to a corporation controlled by him, were returned to Tandem on or about June 1, 2005, and cancelled. The certificates held by Mr. Mortensen’s affiliate, and the shares represented by those certificates, were not returned but are not considered by TEC to be outstanding. In May 2005, Tandem received notification that Mr. Mortensen’s affiliate had purported to transfer 2.7 million of the shares to a third party, and lawsuits were filed, one by Tandem in Nevada and one by the third party in Florida, regarding the validity of the shares. See “Business of Tandem — Litigation.”

After it became apparent that the Promoters could not obtain the necessary financing for the acquisitions, Tandem entered into discussions with Messrs. Tim Culp, Dyke Culp and Jack Chambers, which resulted in the restructuring of the transactions so that (1) TEC would obtain bank financing to redeem the shares held by Mr. Joe Bullard (who did not want to participate in a seller financed transaction), and to finance the purchase of the Shamrock Assets and (2) Tandem would purchase all of the outstanding stock of TEC from Mr. Tim Culp. It was contemplated that the transactions as well as the financing thereof would occur as contemporaneous transactions. Having concerns about the Tandem stock issued without consideration, Mr. Tim Culp advised the board of Tandem that he was unwilling himself to enter into new agreements unless the board cancelled the 20 million shares of TEC that Mr. Mortensen had caused to be issued.

The board of Tandem agreed to these conditions, and new agreements between Tandem and Mr. Tim Culp, on one hand, and Shamrock and TEC, on the other, reflecting the re-structured transactions were executed on or about June 1, 2005 and, after financing for TEC to redeem the shares of its stock owned by Mr. Bullard was obtained from Guaranty Bank, the transactions were consummated contemporaneously on June 8, 2005. As a consequence of the consummation of the transactions, TEC (by this time including the Shamrock Assets) became a wholly-owned subsidiary of Tandem and the principals of TEC and Shamrock received, together with other consideration, shares of common stock of Tandem as follows:

Mr. Tim Culp	6,000,000
Mr. Dyke Culp	500,000
Mr. Jack Chambers	4,000,000
10,500,000

In addition, on or about June 1, 2005, Tandem also issued shares of its common stock to the following members of management in order to secure their continued services:

Mr. Tim Culp	1,786,983
Mr. Jack Chambers	1,191,322
Mr. Michael Cunningham	2,595,661
Mr. Todd Yocham	2,595,661
Mr. Dyke Culp	148,915
Mr. Rex Chambers	324,458
Mr. Toben Scott	500,000
9,143,000

The board of Tandem and Messrs. Tim Culp (individually and as attorney-in-fact for Dyke Culp) and Jack Chambers elected to enter into the restructured transactions out of concern that persons who had purchased shares of Tandem in Tandem’s private placement and in the open market upon the belief that the acquisition of TEC and the assets of Shamrock had or would be occurring would lose their investment if they did not proceed with some form of transaction. The positives of proceeding with a transaction in a restructured format, including the elimination of the foregoing concern, in the opinion of the board of Tandem outweighed the negatives of lack of information about Pacific Medical Group prior to March 2005 and the questionable actions of the Promoters. The factors that permitted the restructured transactions to close were (i) finding a way to liquidate Mr. Bullard’s interest in TEC (since the time for implementation of the proposed transaction with Tandem had expired without fulfillment, he wanted to put TEC back on the market for sale to another third party), and (ii) a change from the insistence by Messrs. Tim Culp, Dyke Culp and Jack Chambers on an essentially all-cash transaction (Messrs. Tim Culp, Dyke Culp and Jack Chambers had insisted in the original transaction that the amount they wanted for the stock of TEC and the assets of Shamrock be paid in cash and viewed the shares of stock of Tandem they were to receive as a part of that transaction as bonus consideration) to a willingness on their part to take a portion of the purchase price in the form of long-term indebtedness of Tandem. This indebtedness to Messrs. Tim Culp, Dyke Culp and Jack Chambers is a portion of the indebtedness that will be retired at the closing. See “The Asset Acquisition Proposal – General Description of the Asset Acquisition.”

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering. Annex E to this Proxy Statement sets forth a list of Tandem shareholders of record as of December 31, 2006 as well as a list of sales or transfers of Tandem common stock between January 1, 2005 through December 31, 2006. The list of sales or transfers of Tandem common stock describes sales of shares of Tandem common stock registered with Tandem as well as shares of Tandem common stock that at the request of the recordholder were transferred to Cede & Co. and reissued in street name. While Tandem believes that any such transfer of shares to Cede & Co. and reissuance in street name was for the purpose, or in connection with, the sales of such shares by such beneficial owner, Tandem has no information on such possible sales.

None of Messrs. Tim Culp, P. Dyke Culp, Jack Chambers, Rex Chambers, Todd Yocham, Michael Cunningham, Toben Scott, Donald Mixon or Ronald Chambers have sold any of their respective interests in Tandem since their acquisitions of these interests. Messrs. Jack and Rex Chambers are the subjects of an Order of Permanent Injunction resulting from proceedings instituted against them in 1984 by the Securities and Exchange Commission; the Order enjoins Messrs. Chambers from, directly or indirectly, engaging in the sale or offer for sale of securities in the form of fractional undivided interests in oil or gas leases of Chambers Oil and Gas or any other security without a registration statement being in effect or an exemption from registration otherwise being available.

Prior to consummation of the acquisition of TEC on June 8, 2005, Tandem owned no oil and gas assets. Upon the consummation of the acquisitions by Tandem of TEC and the simultaneous acquisition by TEC of the Shamrock Assets, the percentage of Tandem’s assets represented by the Shamrock Assets was approximately 49% and the percentage of Tandem’s assets represented by the TEC acquisition (exclusive of the Shamrock Assets) was approximately 51%. The transactions are further described below. TEC is Tandem’s sole operating subsidiary.

Tandem Corporate Structure

TEC Stock Redemption Agreement

On June 8, 2005, TEC purchased and retired as treasury stock one-half of TEC’s outstanding common stock from one of its two stockholders, Mr. Joe Bullard, for $13.0 million.

Acquisition of TEC

As indicated above, the transactions were restructured and Mr. Tim Culp, TEC’s sole stockholder after the redemption of Mr. Bullard’s interest, agreed to accept TEC’s promissory note in the amount of $12.0 million and equity in the form of 3.0 million shares of Tandem common stock in consideration for all of the issued and outstanding shares of TEC. For further discussion of the acquisition of TEC, see note 3 to Tandem’s consolidated financial statements included elsewhere in this proxy statement. This acquisition was accounted for as a combination of entities under common control.

Acquisition of Shamrock Assets by TEC

As part of the restructured transactions, TEC acquired the Shamrock Assets, comprised largely of oil and gas properties, for $44.2 million. At the date of the Shamrock acquisition, TEC’s then sole stockholder, Mr. Tim Culp, also owned or controlled two-thirds of the outstanding stock of Shamrock. The remaining one-third of Shamrock was owned or controlled by Mr. Jack Chambers who received approximately $19.2 million, including cash of $2.6 million, the issuance of a $3.0 million note payable, repayment of certain Shamrock debt totaling $1.6 million and 4.0 million shares of Tandem common stock valued at $3.00 per share, or $12.0 million, for his one-third interest.

In connection with the acquisition of the two-thirds interest in Shamrock, TEC paid to Messrs. Tim and Dyke Culp, $25.0 million, including payment of cash totaling $5.3 million, notes payable of $6.0 million, and the repayment of certain Shamrock debt totaling approximately $3.2 million, and issued to Messrs. Culp an aggregate 3.5 million shares of Tandem common stock valued at $3.00 per share or $10.5 million. For further discussion of the acquisition of Shamrock assets, see note 3 to Tandem’s consolidated financial statements included elsewhere in this proxy statement.

Mixon Drilling Acquisition

TEC, through its subsidiary, Mixon Drilling Company, currently owns 2 drilling rigs. Although, these rigs may be used to drill for third parties from time to time at rates commiserate with the market, the primary focus is on drilling the inventory of available TEC drilling locations. As previously indicated, rig availability, especially to smaller independent oil companies, is an ongoing concern in the E&P industry. Often, a small independent oil company’s ability to drill new wells is dependent on the contract drilling company’s rig availability. Under TEC’s current strategy, it can deploy its rigs when and wherever they are needed, and thereby execute its drilling plan on its own terms.

Business Strategy

TEC’s primary business strategy is to provide long-term growth in stockholder value by drilling, developing and exploiting its existing oil and gas properties. TEC is currently engaged in an active drilling and workover program in order to achieve this goal.

Through a number of identifiable synergies, TEC believes that it is in a unique position to exploit its inventory of identified prospects more effectively and efficiently than many other small independents.

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Virtually all of TEC’s value is associated with properties that it operates. Having operations is key to its ability to execute a flexible business plan.

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TEC has approximately 21,000 acres under lease and all of these leases are held by production. As a result, these leases will remain in force until production ceases.

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TEC’s properties should afford TEC with numerous, as yet untapped, drilling opportunities such as infill drilling locations of several TEC properties.

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One of the major concerns in companies TEC’s size is the availability of drilling rigs in the continental United States. To mitigate that concern, TEC owns two drilling rigs capable of drilling in all of our operating areas except for the Tomball Field in southeast Texas.

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In addition to the drilling opportunities, there appears to be extensive upside in upgrading two existing fields currently under waterflood, which have been neglected for some time prior to TEC’s acquisition of them.

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TEC’s properties are located primarily in Texas and southeast New Mexico and are not confined to one geographic area. Therefore, catastrophic weather conditions such as the 2005 hurricanes along the Gulf Coast should not cause significant changes to the operating or financial condition of TEC.

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TEC has assembled a talented team of technical and operationally adept professionals who are capable of executing its business plan.

In addition to its exploitation strategy, TEC is continually evaluating potential low risk strategic acquisitions that might complement its existing business plan. TEC believes there exist significant opportunities to exploit mature fields that may have substantial remaining reserves. As the major and large independent oil and gas companies continue to focus on more costly and risky international and offshore prospects, the smaller independents have a tremendous opportunity to take advantage of the significant reserves left behind.

Drilling, Exploration and Production Activities

TEC’s exploration efforts are focused on discovering new reserves by drilling and completing wells under its existing leases, as well as leases it may acquire in the future. The investment associated with drilling a well and future development of TEC’s leasehold acreage depends principally upon whether any problems are encountered in drilling the wells, whether the wells, in the case of gas wells, can be timely connected to existing infrastructure or will require additional investment in infrastructure, and, if applicable, the amount of water encountered in the wells.

Title to Properties

TEC believes that the title to its leasehold properties is good and defensible in accordance with standards generally acceptable in the oil and gas industry, subject to exceptions that are not so material as to detract substantially from the use of the properties. TEC’s leasehold properties are subject to royalty, overriding royalty and other outstanding interests customary in the industry. The properties may be subject to burdens such as liens incident to operating agreements and taxes, development obligations under oil and gas leases, and other encumbrances, easements and restrictions. TEC does not believe any of these burdens will materially interfere with its use of these properties.

As is customary in the oil and gas industry, only a preliminary title examination is conducted at the time properties believed to be suitable for drilling operations are acquired. TEC relies upon oil and gas landmen to conduct the title examination. TEC intends to perform necessary curative work with respect to any significant defects in title prior to proceeding with drilling operations.

Competition

The oil and natural gas business is highly competitive. TEC competes with private and public companies in all facets of the oil and gas business, including suppliers of energy and fuel to industrial, commercial and individual customers. Numerous independent oil and gas companies, oil and gas syndicates and major oil and gas companies actively seek out and bid for oil and gas prospects and properties as well as for the services of third-party providers, such as drilling companies, upon which TEC relies. Many of these companies not only explore for, produce and market oil and gas, but also carry out refining operations and market the resultant products on a worldwide basis. A substantial number of TEC’s competitors have longer operating histories and substantially greater financial and personnel resources than it does.

Competitive conditions may be substantially affected by various forms of energy legislation and regulation considered from time to time by the government of the United States and the states in which TEC has operations, as well as factors that TEC cannot control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources. Intense competition occurs with respect to marketing, particularly of natural gas.

Regulatory Matters

General. The availability of a ready market for oil and gas production depends upon numerous factors beyond TEC’s control. These factors include local, state, federal and international regulation of oil and gas production and transportation, as well as regulations governing environmental quality and pollution control, state limits on allowable rates of production by a well or proration unit, the amount of oil and gas available for sale, the availability of adequate pipeline and other transportation and processing facilities, and the marketing of competitive fuels. For example, in the case of gas wells, a productive well may be “shut-in” because of an over-supply of gas or lack of an available pipeline in the areas in which TEC may conduct operations. State and federal regulations are generally intended to prevent waste of oil and gas, protect rights to produce oil and gas between owners in a common reservoir, and control contamination of the environment. Pipelines and gas plants are also subject to the jurisdiction of various federal, state and local agencies that may affect the rates at which they are able to process or transport gas from our properties.

Applicable legislation is under constant review for amendment or expansion. These efforts frequently result in an increase in the regulatory burden on companies in the oil and gas industry and a consequent increase in the cost of doing business and decrease in profitability. Numerous federal and state departments and agencies issue rules and regulations imposing additional burdens on the oil and gas industry that are often costly to comply with and carry substantial penalties for non-compliance. TEC’s production operations may be affected by changing tax and other laws relating to the petroleum industry, constantly changing administrative regulations and possible interruptions or termination by government authorities.

Sales of Oil and Natural Gas. Sales of any oil that TEC produces will be affected by the availability, terms and costs of transportation. The rates, terms and conditions applicable to the interstate transportation of oil by pipelines are regulated by the Federal Energy Regulatory Commission (“FERC”) under the Interstate Commerce Act. FERC has implemented a simplified and generally applicable ratemaking methodology for interstate oil pipelines to fulfill the requirements of Title VIII of the Energy Policy Act of 1992 comprised of an indexing system to establish ceilings on interstate oil pipeline rates. FERC has announced several important transportation-related policy statements and rule changes, including a statement of policy and final rule issued February 25, 2000, concerning alternatives to its traditional cost-of-serve rate-making methodology to establish the rates interstate pipelines may charge for their services. The final rule revises FERC’s pricing policy and current regulatory framework to improve the efficiency of the market and further enhance competition in natural gas markets.

Sales of any natural gas that TEC produces will be affected by the availability, terms and costs of transportation. The rates, terms and conditions applicable to the interstate transportation of gas by pipelines are regulated by FERC under the Natural Gas Acts, as well as under Section 311 of the Natural Gas Policy Act. Since 1985, the FERC has implemented regulations intended to increase competition within the gas industry by making gas transportation more accessible to gas buyers and sellers on an open-access, non-discriminatory basis.

Pipelines. Pipelines used by TEC to gather and transport its oil and gas are subject to regulation by the Department of Transportation (“DOT”) under the Hazardous Liquids Pipeline Safety Act of 1979, as amended (“HLPSA”), relating to the design, installation, testing, construction, operation, replacement and management of pipeline facilities. The HLPSA requires pipeline operators to comply with regulations issued pursuant to HLPSA designed to permit access to and allowing copying of records and to make certain reports and provide information as required by the Secretary of Transportation.

State Restrictions. State regulatory authorities have established rules and regulations requiring permits for drilling operations, drilling bonds and reports concerning operations. Many states have statutes and regulations governing various environmental and conservation matters, including the unitization or pooling of oil and gas properties and establishment of maximum rates of production from oil and gas wells, and restricting production to the market demand for oil and gas. Such statutes and regulations may limit the rate at which oil and gas could otherwise be produced from our properties.

Most states impose a production or severance tax with respect to the production and sale of crude oil, natural gas and natural gas liquids within their respective jurisdictions. State production taxes are generally applied as a percentage of production or sales. In addition, in the event TEC conducts operations on federal or state oil and gas leases, such operations must comply with numerous regulatory restrictions, including various nondiscrimination statutes, royalty and related valuation requirements, and certain of such operations must be conducted pursuant to certain on-site security regulations and other appropriate permits issued by the Bureau of Land Management or the Minerals Management Service or other appropriate federal or state agencies.

Other. Oil and gas rights may be held by individuals and corporations, and, in certain circumstances, by governments having jurisdiction over the area in which such rights are located. As a general rule, parties holding such rights grant licenses or leases to third parties, such as TEC, to facilitate the exploration and development of these rights. The terms of the licenses and leases are generally established to require timely development. Notwithstanding the ownership of oil and gas rights, the government of the jurisdiction in which the rights are located generally retains authority over the manner of development of those rights.

Environmental Matters

General. TEC’s activities are subject to local, state and federal laws and regulations governing environmental quality and pollution control in the United States. The exploration, drilling and production from wells, natural gas facilities, including the operation and construction of pipelines, plants and other facilities for transporting, processing, treating or storing natural gas and other products, are subject to stringent environmental regulation by state and federal authorities, including the Environmental Protection Agency (“EPA”). Such regulation can increase TEC’s cost of planning, designing, installing and operating such facilities.

Significant fines and penalties may be imposed for the failure to comply with environmental laws and regulations. Some environmental laws provide for joint and several strict liability for remediation of releases of hazardous substances, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, TEC may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances, such as oil and gas related products.

Waste Disposal. TEC may generate wastes, including hazardous wastes, that are subject to the federal Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes. The EPA has limited the disposal options for certain wastes that are designated as hazardous under RCRA (“Hazardous Wastes”). Furthermore, it is possible that certain wastes generated by TEC’s oil and gas operations that are currently exempt from treatment as Hazardous Wastes may in the future be designated as Hazardous Wastes, and therefore be subject to more rigorous and costly operating and disposal requirements.

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), also known as the “Superfund” law, generally imposes joint and several liability for costs of investigation and remediation and for natural resource damages, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release into the environment of substances designated under CERCLA as hazardous substances (“Hazardous Substances”). These classes of persons or so-called potentially responsible parties include the current and certain past owners and operators of a facility where there is or has been a release or threat of release of a Hazardous Substance and persons who disposed of or arranged for the disposal of the Hazardous Substances found at such a facility. CERCLA also authorizes the EPA and, in some cases, third parties to take action in response to threats to the public health or the environment and to seek to recover from the potentially responsible parties the costs of such action. Although CERCLA generally exempts petroleum from the definition of Hazardous Substances, we may have generated and may generate wastes that fall within CERCLA’s definition of Hazardous Substances.

Air Emissions. TEC’s operations may be subject to local, state and federal regulations for the control of emissions of air pollution. Major sources of air pollutants are subject to more stringent, federally imposed permitting requirements, including additional permits. Producing wells may generate volatile organic compounds and nitrogen oxides. If ozone problems are not resolved by the deadlines imposed by the federal Clean Air Act, or on schedule to meet the standards, even more restrictive requirements may be imposed, including financial penalties based upon the quantity of ozone producing emissions. If TEC fails to comply strictly with applicable air pollution regulations or permits, it may be subject to monetary fines and be required to correct any identified deficiencies. Alternatively, regulatory agencies could require TEC to forego construction, modification or operation of certain air emission sources.

TEC believes that it is in substantial compliance with current applicable environmental laws and regulations and that, absent the occurrence of an extraordinary event, compliance with existing local, state, federal and international laws, rules and regulations governing the release of materials in the environment or otherwise relating to the protection of the environment will not have a material effect upon our business, financial condition or results of operations.

Employees and Consultants

TEC has approximately 50 employees, including its President and Chief Executive Officer, Tim G. Culp, its Senior Vice President – Finance and Chief Financial Officer, Michael G. Cunningham, its Senior Vice President – Engineering, Todd M. Yocham and its Vice President – Operations, Toben Scott. TEC also utilizes the services of several consultants who provide, among other things, technical support and accounting services to TEC.

Legal Proceedings

As indicated above in “Business of TEC — Overview,” a third party raised a claim with respect to ownership of 2.7 million shares of common stock of Tandem that were purportedly transferred to the third party by an affiliate of Mr. Mortensen’s, these being a portion of the same shares that the board of directors of Tandem cancelled in 2005. The third party claims that these shares were received in connection with the partial satisfaction of a judgment against Mr. Ronald G. Williams and his co-defendants (including Select Capital Advisors, of which Mr. Mortensen is believed to be a principal) in a case otherwise unrelated to Tandem. Tandem is vigorously contesting the ownership claims of this third party and filed a lawsuit in Nevada District Court on May 23, 2006, against the third party, Mr. Williams, Mr. Mortensen, Mr. Mortensen’s affiliate and Tandem’s transfer agent seeking a declaration by the court that the certificates evidencing the shares issued to Mr. Mortensen and subsequently transferred to his affiliate were not validly issued, that such shares should be cancelled by the transfer agent in accordance with the previous instructions of Tandem’s board, and that the third party does not have a valid claim to or interest in the shares. Tandem is also seeking, in the interim, an injunction prohibiting the transfer agent from effecting a transfer of the shares or taking any other action with respect to the certificates representing the shares, except actions previously directed by the board.

The third party, as well as Messrs. Williams and Mortensen and Mr. Mortensen’s affiliate, contested the personal jurisdiction of the Nevada District Court, and were able to obtain a court order dismissing the lawsuit as to them. Notwithstanding the dismissal of the third party and Messrs. Williams and Mortensen and Mr. Mortensen’s affiliate, Tandem is proceeding with the lawsuit and is seeking to obtain a judgment against the transfer agent for the relief sought in the lawsuit as originally filed.

The third party also filed a lawsuit in the Florida Circuit Court on or about June 14, 2006, against Tandem and Platinum seeking a declaration by the court that Tandem’s cancellation of the shares was improper and that the third party is the rightful owner of the shares, and an injunction prohibiting Tandem and Platinum from taking any action in detriment to his alleged rights in and to the shares. Tandem and Platinum have no contacts with the State of Florida and have filed a motion seeking dismissal of the lawsuit on the grounds that the Florida courts have no jurisdiction over them. A hearing on the motion was held on November 7, 2006, and the court subsequently issued an order dismissing the lawsuit without prejudice against Tandem and Platinum. The third party has indicated that he may file an amended complaint, and if he should do so, Tandem and Platinum intend to vigorously contest any such action. Tandem and Platinum are also seeking sanctions against the third party for filing a frivolous lawsuit.

On September 25, 2006, Tandem filed a lawsuit against Mr. Mortensen and Mr. Mortensen’s corporate affiliate in the Judicial District Court in Tarrant County, Texas, the domicile of Mr. Mortensen and his affiliate, seeking a declaration by the court that the certificates issued to Mr. Mortensen and subsequently transferred to his affiliate are void, that the certificates were properly cancelled by Tandem and that the transfer agent is authorized to cancel and destroy the certificates. In addition, Tandem is seeking a temporary and permanent injunction against Mr. Mortensen, his affiliate and any other person in possession of the certificates prohibiting any transfer or other disposition of the certificates and ordering that they be cancelled. An answer to this lawsuit was filed on behalf of Mr. Mortensen and his affiliate, and Tandem is moving to aggressively prosecute the case.

DESCRIPTION OF PROPERTIES

The properties in which TEC has an interest consist of its principal executive offices and its oil and gas properties on which it conducts its exploration, development and production activities.

Principal Executive Offices

TEC’s principal executive offices are located at 200 N. Loraine, Suite 500, Midland, Texas. TEC rents this office space for approximately $7,017 per month. TEC believes its current offices will be adequate to support its operations for the foreseeable future.

Current Oil and Gas Activities

Tomball Field. TEC owns an interest in, and is operator of, oil and natural gas properties in the Tomball Field, which is located in Harris County, Texas, and is approximately 30 miles northwest of Houston, Texas. The Tomball Field contains multiple productive formations ranging in depth from 1,000 to 9,000 feet, including the Yegua, Cockfield, and Wilcox. Current operations consist of 18 producing wells and 6 water disposal wells. At December 31, 2006, TEC held 7,000 acres and had an inventory of 3 proved undeveloped locations in the Tomball Field. TEC owns a 100% working interest and net revenue interests ranging from 84.5% to 87.5%. The Tomball field has been operated by TEC since 1996, but has been producing continuously since 1930. The daily net production from the field for 2006 averaged 242 Bbls of oil and 729 Mcf of gas per day. The field is also producing approximately 19,000 Bbls of water per day.

Ira Field. TEC owns an interest in, and is operator of, an oil production unit in the Ira Field, which is located in Scurry County, Texas, and is approximately 75 miles northeast of Midland, Texas. The Ira Field production is from the San Andres formation at approximately 1,800 feet. Current operations consist of 150 producing wells and 75 water injection wells. At December 31, 2006, TEC held 3,600 acres and had an inventory of 76 proved undeveloped locations in the Ira Field. TEC owns an 88% working interest and 72% net revenue interest. The Ira field has been operated by TEC/Shamrock since 2004, but has been producing continuously since 1955. The daily net production from the field for 2006 averaged 131 Bbls of oil per day. The field is also producing approximately 3,000 Bbls of water per day.

Ball Field. TEC owns an interest in, and is operator of, oil and natural gas properties in the Ball Field, which is located in Palo Pinto County, Texas, and is approximately 75 miles west of Fort Worth, Texas. The Ball Field contains multiple productive formations ranging in depth from 3,000 to 3,800 feet, including the Big Saline, Duffer, and Barnett Shale. Current operations consist of 17 producing wells and 1 water disposal well. At December 31, 2006, TEC held 4,900 acres and had an inventory of 29 proved undeveloped locations in the Ball Field. TEC owns working interests ranging from 50% to 100%, and net revenue interests ranging from 40.3% to 87.5%. The Ball field has been operated by TEC since 1993, but has been producing continuously since 1930. The daily net production from the field for 2006 averaged 4 Bbls of oil and 529 Mcf of gas per day. The field is also producing approximately 450 Bbls of water per day.

Ballard Field. TEC owns an interest in, and is operator of, an oil production unit in the Ballard Field, which is located in Eddy County, New Mexico, and is approximately 150 miles northwest of Midland, Texas. The Ballard Field contains multiple productive formations ranging in depth from 2,000 to 3,000 feet, including the Yates, Grayburg, and San Andres. Current operations consist of 40 producing wells and 26 water injection wells. At December 31, 2006, TEC held 3,000 acres and had an inventory of 36 proved undeveloped locations in the Ballard Field. TEC owns an 86% working interest and 78.7% net revenue interest. The Ballard field has been operated by TEC/Shamrock since 2004, but has been producing continuously since 1965. The daily net production from the field for 2006 averaged 93 Bbls of oil per day. The field is also producing approximately 1,300 Bbls of water per day.

USM Field. TEC owns an interest in, and is operator of, oil and natural gas properties in the USM Field, which is located in Pecos County, Texas, and is approximately 120 miles southwest of Midland, Texas. The USM Field production is from the Yates and Queen formations at approximately 3,200 feet. Current operations consist of 50 producing wells and 4 water disposal wells. At December 31, 2006, TEC held 3,000 acres and had an inventory of 54 proved development locations in the USM Field. TEC owns working interests ranging from 90% to 100%, and net revenue interests ranging from 79.3% to 89.6%. The USM field has been operated by TEC/Shamrock since

2004, but has been producing continuously since 1985. The daily net production from the field for 2006 averaged 35 Bbls of oil and 64 Mcf per day. The field is also producing approximately 300 Bbls of water per day.

Choate Field. TEC owns an interest in, and is operator of, oil and natural gas properties in the Choate Field, which is located in Hardin County, Texas, and is approximately 35 miles northwest of Beaumont, Texas. The Choate Field production is from sand lenses flanking a salt dome ranging in depth from 1,000 to 2,500 feet. Current operations consist of 14 producing wells. At December 31, 2006, TEC held 50 acres and had an inventory of 9 proved undeveloped locations in the Choate Field. TEC owns a 75% working interest and 57% net revenue interest. The Choate field has been operated by TEC/Shamrock since 2004, but has been producing continuously since 1960. The daily net production from the field for 2006 averaged 43 Bbls of oil per day. The field is also producing approximately 100 Bbls of water per day.

Other. TEC owns numerous small mineral, royalty and non-operated working interests in various oil and natural gas properties located in Texas, New Mexico, Louisiana, Montana, and North Dakota.

Below is a map indicating the locations of TEC’s significant properties in Texas and New Mexico.

Spring Creek Limited Partnership

TEC owns 33.33% of the limited partnership units in Spring Creek Limited Partnership (“SCLP”). SCLP owns the surface rights in one real estate tract comprising approximately 2.5 acres near the Tomball Field in southeast Texas.

Reserve Report Summary

Tandem has engaged Williamson Petroleum Consultants, Inc. (“WPC”), as its independent petroleum engineers. WPC performed an engineering evaluation to estimate proved reserves and future net revenues from TEC’s oil and gas properties and issued their report thereon as of December 31, 2006. Certain information utilized in the preparation of this report with respect to interests, reversionary status, oil and gas prices, gas contract terms, operating expenses, investments and current operating conditions, as applicable were provided by Tandem and TEC. All such data provided to WPC have been reviewed by WPC for reasonableness and, unless obvious errors were detected, have been accepted as correct. WPC did not provide any geological mapping, seismic interpretations or well log analysis in the course of their evaluation but relied upon data and analysis provided by previous evaluators. A summary of their report is as follows:

	Proved Developed Producing	Proved Developed Nonproducing	Proved Undeveloped	Total Proved

Crude oil (Bbl)	2,103,614	66,441	3,369,873	5,539,928
Natural gas (MCF)	4,904,077	787,234	15,095,334	20,786,645
Bbl Oil Equivalent	2,920,960	197,647	5,885,762	9,004,369
Future net revenue:
Undiscounted	$78,794,088	5,875,849	183,606,188	268,276,125
Discounted at 10%	$47,184,942	3,740,636	91,900,453	142,826,031

As of December 31, 2006 and 2005, on an equivalent barrel basis, 65% of TEC’s proved reserves, for both years were classified as proved undeveloped.

A summary of the total proved reserves of TEC by major field is as follows:

	Proved Producing		Proved Non Producing		Proved Undeveloped		Total Proved Reserves
	Oil (bbls)	Gas (mcf)	Oil (bbls)	Gas (mcf)	Oil (bbls)	Gas (mcf)	Oil (bbls)	Gas (mcf)

Tomball	768,926	994,573	28,646	—	—	9,274,077	797,572	10,268,650
Ira	389,194	—	—	—	1,367,857	—	1,757,051	—
Ballard	525,426	114	—	—	708,309	—	1,233,735	114
USM	112,493	222,320	—	—	1,148,000	2,296,000	1,260,493	2,518,320
Ball	2,731	1,631,297	—	787,234	—	3,525,257	2,731	5,943,788
Choate	106,025	—	37,795	—	145,707	—	289,527	—
Other	198,819	2,055,773	—	—	—	—	198,819	2,055,773
Total	2,103,614	4,904,077	66,441	787,234	3,369,873	15,095,334	5,539,928	20,786,645

Areas of Opportunity

The following is a discussion of the specific areas of opportunity that TEC believes are available but not addressed in the proved reserve report analysis:

•

The Ira Field has produced 20 million boe to date. TEC believes that there are approximately 105 million boe oil in place at such property. Using area and industry primary and secondary recovery standards for the Ira Field reservoir, TEC believes that approximately 28% of the property’s oil in place can be recovered. Only a small fraction of the Ira Field lease has been effectively waterflooded. Based on this recovery rate, if the total estimated capital cost of the re-instituted waterflood program is $12 million to $15 million, the finding and development cost would be under $1.75 per boe.

•

TEC believes that the Ball lease has significant Barnett Shale reserves, as well as shallow sands (behind pipe reserves) that have never been completed.

TANDEM’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Tandem is a publicly traded, non-reporting company. It was originally incorporated in Nevada as Las Vegas Major League Sports, Inc. (“LVMS”) on July 22, 1993, to engage in certain business activities associated with the Canadian Football League. In April 1994, it completed an initial public offering and began trading under the symbol LVTD. In 1996, LVMS filed for bankruptcy protection and ceased being a reporting company and ceased operations. In 1998, LVMS changed its name to Pacific Medical Group, Inc. (“Pacific Medical Group”) in connection with a share exchange transaction with a privately-held company whose business plan was to engage in the manufacture and sale of medical products. That business was unsuccessful and Pacific Medical Group ceased operations for some years. In February 2005, Pacific Medical Group changed its name to Tandem Energy Holdings, Inc. and changed its trading symbol to TDYH.PK. In June, 2005, Tandem Energy Corporation, a privately held Colorado corporation (“TEC”), which had acquired certain oil and gas assets of Shamrock Energy Corporation, a privately held Texas corporation (“Shamrock”), became a wholly owned subsidiary of Tandem. TEC and Shamrock, independent oil and gas E&P companies headquartered in Midland, Texas, have been engaged in the oil and gas industry since 1977 and 2004, respectively.

Tandem Acquisitions

The following is a description of Tandem’s common stock transactions and other significant events:

Date	Description of Transaction	Issuance (Cancellation) of Shares of Common Stock

February 2005(1)	Acquisition of control of Pacific Medical Group		16,322
March 1, 2005(2)	Proposed acquisitions of TEC and Shamrock by Tandem Energy Holdings, Inc. (Texas)		—
March 7, 2005(1)	Shares issued to sole officer and director (Mortensen)		20,000,000
March 8, 2005(3)	Shares issued to third parties		2,000,000
March 16, 2005(3)	Shares issued to third parties		250,000
March 17, 2005(4)	Cancellation of shares issued to Mortensen		(20,000,000)
March 17, 2005(4)	Issuance of shares to TEC/Shamrock control group and former director Mortensen		20,000,000
May 31, 2005(5)	Original TEC and Shamrock purchase agreements terminated		—
June 1, 2005(5)	Cancellation of shares issued to TEC/Shamrock control group and former director (Mortensen)		(20,000,000)
June 1, 2005(6)	Restated acquisition agreements of TEC and Shamrock		—
June 1, 2005(7)	Issuance of shares to Tandem management as compensation	9,143,000
June 8, 2005(8)	Acquisition and retirement of Tandem treasury stock	—
June 8, 2005(9)	Shares issued for acquisition of Shamrock assets	7,500,000
June 8, 2005(10)	Shares issued for acquisition of TEC stock	3,000,000
June 14, 2005(7)	Shares issued to related party	100,000
June-July 2005(7)	Shares issued to others for compensation	257,000
	Total shares issued		20,000,000
June 14, 2005(11)	Shares issued in connection with private placement offering		1,533,000
	Total shares outstanding		23,799,322

1. Acquisition of Control of Pacific

In February 2005, a group of promoters, including Mr. Lyle Mortensen (“Mortensen”), acquired control of Pacific Medical Group. Mr. Mortensen was named sole officer and director, changed Pacific Medical Group’s name to Tandem, declared a 1 for 500 reverse stock split resulting in 16,322 shares of common stock outstanding and, on March 7, 2005, issued himself 20,000,000 shares of common stock.

2. Proposed Acquisitions of TEC and Shamrock

In February, 2005, Mr. Mortensen had incorporated a new privately held Texas corporation, Tandem Energy Holdings, Inc., (“Tandem, Texas”) to facilitate the acquisition of TEC and the Shamrock Assets. It was intended that Tandem, Texas would then be rolled up into Tandem.

On March 1, 2005, Tandem, Texas entered into agreements to purchase the common stock of TEC and certain oil and gas properties owned by Shamrock to be completed no later than May 31, 2005. See the discussion below under the captions “9 – Acquisition of Shamrock Assets by TEC” and “10 – Acquisition of TEC.”

3. Shares Issued to Third Parties

In conjunction with its formation, on March 8, 2005 and March 16, 2005, Tandem issued 2,000,000 and 250,000 shares, respectively, to third parties and recorded compensation expense of $2,680,000 and $335,000, respectively, ($1.34 per share) based on Tandem’s average closing trading price on the OTC Pink Sheet system two days before and two days after the transaction (the “average trading price”).

4. March 17, 2005 Cancellation and Issuance of Common Stock

On March 17, 2005, in anticipation of the fulfillment of the March 1, 2005 proposed TEC and Shamrock acquisitions, Mr. Mortensen cancelled the 20,000,000 shares issued to himself on March 7, 2005, and on March 17, 2005, Mr. Mortensen, as sole officer and director, issued 20 million restricted shares of common stock to a group comprised of Mr. Mortensen, principals of TEC and Shamrock (Tim Culp, Dyke Culp and Jack Chambers) and others.

On March 30, 2005, Mr. Mortensen appointed certain TEC and Shamrock owners and management members as officers and directors of Tandem and immediately resigned as officer and director.

5. Termination of Original TEC/Shamrock Acquisition Agreements and Cancellation of Stock

On May 31, 2005, the original TEC/Shamrock acquisition agreements terminated due to the inability to secure the necessary financing. As a result of the terminations, on June 1, 2005, Tandem’s new board of directors cancelled all 20 million shares of common stock issued on March 17, 2005 for lack of consideration, and that they were issued in connection with the fulfillment of the acquisition of Tandem, Texas by Tandem, which never occurred.

All of the cancelled 20 million shares were subsequently returned to Tandem, except for 2.878 million shares controlled by Mr. Mortensen. Management of Tandem believes that all of the shares controlled by Mr. Mortensen are null and void. See the additional discussion below under the caption “Compensation Shares” with respect to any resolution of Mr. Mortensen’s 2.878 million shares.

6. Revised TEC/Shamrock Purchase Agreements

On June 1, 2005, after the May 31, 2005 termination of the original TEC/Shamrock purchase agreements, management of Tandem revised and restated the TEC/Shamrock purchase agreements.

7. Compensation Shares

On June 1, 2005, in anticipation of the acquisition of TEC, as revised and restated, Tandem issued to Tandem’s management team and other related parties 9,143,000 compensation shares valued at $33,554,810 ($3.67 per share) and, on June 14, 2005, 100,000 compensation shares to others valued at $300,000 ($3.00 per share), based on the average trading price at date of issuance. All management shares were restricted and subject to a voting agreement.

As previously discussed, Mr. Mortensen is contesting Tandem’s cancellation of his 2.878 million shares of common stock. Although management believes that Mr. Mortensen’s claim is without merit, if Mr. Mortensen is partially or completely successful, certain members of Tandem’s management team have agreed to reduce their compensation shares for any shares held by Mr. Mortensen which are adjudicated to be validly issued and to reimburse Tandem for any related expense. Accordingly, any resolution regarding Mr. Mortensen’s shares will have no effect on Tandem’s total shares outstanding or its results of operations.

In addition, during June-July 2005, Tandem issued 257,000 compensation shares valued at $735,920 (ranging from $1.96-$3.67 per share), based on the average trading price at date of issuance.

The following is a summary of Tandem’s compensation share expense for the year ended December 31, 2005: (No compensation expense was recorded during 2006)

	Date Issued	Shares	Expense

Third parties (see 3 above)	March 8, 2005	2,250,000	$3,015,000
Management	June 1, 2005	9,143,000	33,554,810
Related party	June 14, 2005	100,000	300,000
Others	June–July 2005	257,000	735,920
Total		11,750,000	$37,605,730

8. Acquisition and Retirement of TEC Treasury Stock

Historically, TEC was owned equally by Joe C. Bullard and Tim G. Culp, who served as its president and vice president, respectively. Prior to 2002, the spouses of Culp and Bullard also owned shares. Under a stock redemption agreement executed in 2002, the spouses redeemed their shares for notes which required annual payments until the notes were satisfied.

On June 8, 2005, in conjunction with the revised and restated TEC/Shamrock purchase agreements and pursuant to a share redemption agreement, TEC repurchased and retired as treasury stock one-half of its outstanding common shares owned by Bullard for $13.0 million and cancelled a $15,000 note receivable, funded by proceeds of the revolving line of credit discussed in Note 7 to Tandem’s Consolidated Financial Statements. As a result, Tim Culp became the sole shareholder of TEC.

9. Acquisition of Shamrock Assets by TEC

Historically, Shamrock was owned equally by Tim Culp, his brother Dyke Culp, and Jack Chambers. At date of acquisition, TEC’s then sole stockholder owned or controlled a two-thirds interest in Shamrock, the other one-third interest was owned or controlled by an unrelated third party. Accordingly, the acquisition of the two-thirds Shamrock interest has been accounted for as a combination of entities under common control using carryover historical costs, and the acquisition of the remaining one-third Shamrock interest has been accounted for as a purchase in accordance with SFAS No. 141, Business Combinations.

The following is a summary of the combination of entities under common control of the two-thirds Shamrock interest:

Consideration paid to predecessor shareholder:
Cash paid	$5.3 million
Issuance of note payable	6.0 million
Repayment of certain debt	3.2 million
Issuance of 3.5 million shares valued at average trading price of $3.00 per share	10.5 million
Total consideration paid	25.0 million
Less historic cost basis of net assets acquired	2.8 million
Distribution to predecessor shareholder	$22.2 million

The following is a summary of the purchase of the one-third Shamrock interest:

Cash paid	$2.6 million
Issuance of note payable	3.0 million
Repayment of certain debt	1.6 million
Issuance of 4.0 million shares valued at average trading price of $3.00 per share	12.0 million
Total purchase price	$19.2 million

The following is a summary of the Shamrock acquisition transactions:

Cost basis of assets acquired:
Two-thirds interest	$2.8 million
One-third interest	19.2 million
Total assets acquired	22.0 million
Distribution to predecessor shareholder	22.2 million
Total consideration paid	$44.2 million

The results of operations of Shamrock’s oil and gas properties have been recorded in Tandem’s consolidated financial statements since the June 1, 2005 acquisition date.

10. Acquisition of TEC

On June 8, 2005, pursuant to a restated purchase agreement, Tandem acquired the remaining 500 shares of capital stock outstanding in TEC from Tim Culp in exchange for 3.0 million shares of Tandem common stock and a note payable of $12.0 million. The 3.0 million shares of Tandem common stock were valued at the historic cost basis of the 500 shares of TEC common stock and the $12.0 million note payable is reflected as a distribution to the TEC shareholder.

Since TEC was owned 100% by Tim Culp, and since Mr. Culp controlled at least 50% of Tandem, the acquisition of TEC by Tandem has been accounted for as a combination of entities under common control using Tandem’s and TEC’s carryover historical cost basis.

11. Private Placement Offering

On March 30, 2005, in contemplation of the original March 1, 2005 proposed TEC and Shamrock acquisitions, Tandem began a 2,000,000 private placement offering at $1.00 per share. On June 14, 2005, Tandem closed the private placement offering and issued 1,533,000 shares of common stock and received net proceeds of approximately $1.5 million. The net proceeds are being used for general operating purposes.

12. “Combination of Entities under Common Control” Accounting and Financial Presentation

As a result of Tandem’s issuance of 10,500,000 shares for the acquisitions of Shamrock and TEC and the issuance of 9,143,000 shares issued to Tandem’s management team and related parties, Tandem’s sole stockholder and members of Tandem’s management team, in accordance with a voting agreement, own or control 19,643,000 (82.5%) of Tandem’s outstanding common stock and, thus, acquired control of TEC. Accordingly, Tandem’s acquisition of TEC has been accounted for as a combination of entities under common control for financial accounting and reporting purposes.

As Tandem was a dormant shell company prior to the business combination, no purchase value adjustment for Tandem is appropriate or necessary. Consequently, Tandem’s Consolidated Financial Statements presented elsewhere herein are the historical results of operations of TEC and of Tandem.

Business

Tandem is an independent oil and gas exploration and production company. Tandem’s primary business strategy is to identify and develop oil and gas reserves through drilling and workover activities on its existing properties, and to sell the production from those reserves at a profit. Secondly, Tandem is active in identifying and evaluating potential long lived and low risk property acquisitions where Tandem can use its experience and expertise to purchase properties larger companies may not have fully exploited. To be successful, Tandem must, over time, be able to find oil and gas reserves and then sell its discovered production at a price that is sufficient to cover its finding costs, operating expenses, administrative costs and interest expense, and provide a reasonable return on its capital investment.

Tandem believes that the economic climate in the domestic oil and gas industry continues to be suitable for its business model. Oil and gas prices have remained strong and Tandem believes that supply and demand fundamentals continue to suggest that energy prices will remain high for the near term, providing Tandem with the economic incentives necessary for it to assume the risks it faces in its search for oil and gas reserves.

Results of Operations

Comparison of Fiscal Year ended December 31, 2006 to Fiscal Year ended December 31, 2005

The results of operations between periods will not be comparable in most respects, primarily due to the significance of the acquisition of certain Shamrock Energy Corporation oil and gas properties in June 2005.

Operating Results

Tandem’s oil and gas sales revenues for 2006, consisting exclusively of oil and gas sales, increased 29% to $17.8 million compared to $13.8 million during 2005. The increase in revenues was primarily attributable to the acquisition of the Shamrock oil and gas properties in June 2005.

Tandem’s production for 2006 (on an Mboe basis) increased by 22% to 337.4 Mboe as compared to 277.1 Mboe during 2005. This increase in production was due primarily to the acquisition of the Shamrock oil and gas properties in June 2005.

For 2006, Tandem’s average realized gas price of $6.24 per Mcf represented a 9% decrease from the average price of $6.86 during 2005, and its realized oil price per barrel increased by 10% from $56.18 during 2005 to $61.54 during 2006. The 2006 average oil price was reduced by actual hedge losses totaling $300,952, and the average gas price was affected by a hedge gain of $61,908. The overall increases in average product prices are attributable to the volatility of the markets for oil and gas, over which Tandem has no control.

Oil and gas production costs in the form of lease operating expense on a boe basis increased from $15.42 per boe during 2005 to $19.31 per boe during 2006. The increase in operating costs in 2006 was due primarily to the increased cost of goods and services in the oil and gas production industry. It is likely that this trend will continue to contribute to higher production costs in future periods.

Depreciation, depletion and amortization (“DD&A”) increased 38%, from $1.9 million in 2005 to $2.6 million in 2006. The increase was due primarily to the Shamrock asset acquisition in June 2005.

General and administrative expense, excluding non-cash stock-based employee compensation, was $2.8 million for 2006, 55% higher than this expense for 2005 of $1.8 million. Such increase was due primarily to higher administrative costs associated with the acquisition of the Shamrock assets and legal and audit fees associated with the historical audits and due diligence efforts related to the proposed merger with Platinum.

Gain on sale of equipment and real estate held for development

Gain on sales of property and equipment for 2005 of $707,239 consisted primarily of a gain associated with the sale of land located in and adjacent to Tandem’s Tomball field. Tandem recognized a gain of $368,067 during the first quarter of 2006 related to the sale to a third party of one of Tandem’s drilling rigs. Total gains for the sale of property and equipment during 2006 was $401,470.

Interest expense

Interest expense was $3.5 million during 2006 as compared to interest expense of $1.7 million during 2005. As of December 31, 2006, Tandem’s indebtedness was $42.0 million as a result of funding the acquisitions of TEC and the assets of Shamrock and the redemption of the shares of one of TEC’s two stockholders, all of which occurred in June 2005. Outstanding indebtedness under a revolving line of credit facility with a bank in the amount of $21.0 million and notes payable to the principles of TEC and Shamrock in the aggregate totaling $21.0 million comprise the $42.0 million in indebtedness. The $3.5 million interest incurred during 2006 consists of approximately $1.8 million associated with the revolving line of credit and $1.7 million associated with the notes to the former principles of TEC and Shamrock.

Change in fair value of derivatives

Tandem recorded a $3.5 million gain during 2006 associated with the change in fair value of its derivatives since the end of 2005. Since Tandem has not designated any derivative contracts as cash flow hedges, all cash settlements and changes resulting from mark-to-market valuations are recorded as changes in fair value of derivatives. Future gains or losses on changes in derivatives will be impacted by the volatility of commodity and interest rates, as well as the terms of any new derivative contracts.

Comparison of Fiscal Year ended December 31, 2005 to Fiscal Year ended December 31, 2004

The results of operations between periods will not be comparable in most respects, primarily due to the significance of the acquisition of certain Shamrock Energy Corporation oil and gas properties in June 2005.

Operating Results

Tandem’s operating revenues, consisting exclusively of oil and gas sales, reached $13.8 million in 2005 compared to $8.0 million in 2004. The increase in revenues was primarily attributable to increases in product prices, as oil and gas product prices increased to record levels, and to the acquisition of the assets of Shamrock in June 2005.

Tandem’s production in 2005 (on an Mboe basis) increased by 28% to 277.1 Mboe in 2005 as compared to 216.8 Mboe in 2004. This increase in production was due primarily to the acquisition of the assets of Shamrock in June 2005.

In 2005, Tandem’s realized gas price per Mcf increased by 22% from $5.63 in 2004 to $6.86 in 2005, and its realized oil price per barrel increased by 39% from $40.48 in 2004 to $56.18 in 2005. These increases are attributable to the volatility of the markets for oil and gas, over which Tandem has no control.

Oil and gas production costs in the form of lease operating expense on a boe basis increased from $13.10 per boe in 2004 to $15.42 per boe in 2005. The increase in operating costs in 2005 was due primarily to the increased cost of goods and services in the oil and gas production industry, as well as increased production tax costs related to higher product prices. It is likely that these factors will continue to contribute to higher production costs in future periods.

Depreciation, depletion and amortization (DD&A) increased $1.5 million from $390,432 in 2004 to $1.9 million in 2005. The increase was due primarily to the acquisition of the assets of Shamrock in June 2005. The costs associated with Tandem’s oil and gas properties, the basis for Tandem’s depletion calculation, were approximately $3.6 million at the end of 2004 as compared to $29.1 million at the end of 2005.

General and administrative expense, excluding non-cash stock-based employee compensation, was $1.8 million in 2005, 165% higher than this expense in 2004 of $0.7 million. Such increase was due primarily to higher personnel costs, professional fees and insurance costs associated with the acquisition of the Shamrock assets which had the effect of increasing Tandem’s operating size by more than 100%. Professional fees include approximately $110,000 related to audit and legal fees incurred to complete the initial audit of Tandem.

Gain on sale of real estate held for development

Gain on sales of real estate held for development for 2005 was $707,239. The gain was associated with the sale of land located in and adjacent to Tandem’s Tomball field. The sale had no effect on TEC’s oil and gas operations.

Interest expense

Interest expense was $1.7 million in 2005 as compared to $28,837 in 2004. In June 2005, Tandem’s indebtedness increased to approximately $44.0 million as a result of funding the acquisitions of TEC and the assets of Shamrock and the redemption of the shares of one of TEC’s two stockholders all of which occurred in 2005. Indebtedness under a revolving line of credit facility with a bank in the amount of $23.0 million and notes payable to the principles of TEC and Shamrock in the aggregate totaling $21.0 million comprised the $44.0 million  in indebtedness.

Change in fair value of derivatives

Tandem recorded a loss of $4.7 million for the change in fair value of derivatives in 2005. Since Tandem has not designated any derivative contracts as cash flow hedges, all cash settlements and changes resulting from mark-to-market valuations are recorded as changes in fair value of derivatives. Future gains or losses on changes in derivatives will be impacted by the volatility of commodity and interest rates, as well as the terms of any new derivative contracts.

Stock based compensation

Stock based compensation resulted in a charge to income of approximately $37.6 million in 2005. The expense was associated with the issuance of approximately 11.8 million shares of common stock issued to officers, directors, employees and outside consultants during the second quarter of 2005 as compensation.

Liquidity and Capital Resources

Overview

Tandem’s primary sources of capital are cash flow from operations and funding under its revolving line of credit facility. Tandem borrows funds under the revolving line of credit facility as needed to supplement its operating cash flow as a financing source for its capital expenditure program.

Cash Flow

Substantially all of Tandem’s cash flow is derived from the production of its oil and gas reserves. Tandem uses this cash flow to fund its on-going developmental activities in search of new oil and gas reserves and for operating expenses relating to the production of existing reserves. Variations in cash flow may impact Tandem’s level of developmental expenditures.

Cash flow from operations was $6.0 million for the year ended December 31, 2006 compared to $6.3 million for 2005. The primary reason for the slight decrease was due to several factors, including higher lease operating costs and higher general and administrative costs. These increases were largely offset by higher oil and gas production in 2006, due primarily to the acquisition of the Shamrock assets in June 2005. At December 31, 2006, Tandem had cash on hand of $2.5 million compared to $3.7 million at  December 31, 2005.

Financing Activities

A major bank has provided Tandem, through its sole operating subsidiary, TEC, with a revolving line of credit facility, initially in the principal amount of $23.0 million, on which it relies heavily for both its short-term liquidity (working capital) and its long-term financing needs. The funds available to Tandem under this revolving line of credit facility are limited to the amount of the borrowing base established by the bank from time to time and are secured by Tandem’s oil and gas properties. The borrowing base was reduced by mandatory principal reduction requirements of $250,000 each month which began on July 1, 2005. Under the terms of the third amendment to the credit agreement, dated September 21, 2006, and in anticipation of the impending asset acquisition referred to in Note 15, the borrowing base was set at $21.35 million and the mandatory principal reduction requirement was waived until December 1, 2006. The December 1, 2006 principle reduction requirement was waived. The January 1, 2007 reduction for $250,000 was paid, and the February 1, 2007 reduction was waived pending a new borrowing base redetermination. On February 28, 2007, under the terms of the fourth amendment to the credit agreement, the new borrowing base was set at $21.1 million with mandatory principle reduction requirements of $250,000 per month beginning June 1, 2007. TEC has reclassed a portion of its long term debt to current debt in the amount of $1.75 million, which is the payment made in January, 2007 and the seven months beginning with June, 2007.

The revolving line of credit is secured by Tandem’s oil and gas properties. The proceeds from the initial borrowings under the revolving line of credit were used primarily for the Shamrock acquisition in 2005 and in conjunction with the stock redemption agreement with one of TEC’s predecessor stockholders in the amount of $13.0 million also in 2005.

The revolving line of credit bears interest at either the bank’s base rate or LIBOR, plus a margin which varies with the ratio of Tandem’s outstanding borrowings to a defined borrowing base. Tandem can choose periodically to change the interest rate base which applies to outstanding borrowings. As of December 31, 2006, $20.5 million of the $21.0 million due under the revolving line of credit bears interest payable at LIBOR plus 2.25% (7.57%); the remainder bears interest at the bank’s base rate (8.25% at December 31, 2006).

There are financial and non-financial covenants in Tandem’s credit agreement with its bank, including working capital and debt service coverage ratio covenants, as well as covenants limiting Tandem’s ability to incur additional debt other than trade debt. While Tandem currently is in compliance with such covenants, there can be no assurance that it will remain in compliance or will be able to obtain any modifications or waivers that might be required in the future. An event of default under the revolving line of credit facility would allow the bank to accelerate the indebtedness and seek to foreclose on the pledged assets.

Pursuant to the terms of the revolving line of credit facility, Tandem and the bank review Tandem’s available reserves at least twice per year, or more often if either party so requests, and on this basis redetermines the borrowing base under the facility. If at any time the borrowing base is less than the amount of outstanding indebtedness, Tandem is required to pledge additional collateral or prepay the excess. In the event Tandem must pledge additional collateral or prepay such excess, it may reduce the funds available to Tandem to fund its capital expenditure program, which could have a material adverse effect on its future production. Further, no assurance can be given that Tandem will have sufficient assets to pledge, or have the funds to prepay such excess at all. Failure to pledge assets or prepay amount as necessary could result in an event of default under the credit agreement, which in turn would allow the bank to accelerate the indebtedness and seek to foreclose on the pledged assets.

At December 31, 2006, Tandem’s outstanding bank indebtedness was $21.0 million. Based on its current cash resources, other current assets, and expected cash flow, Tandem believes there is sufficient liquidity to fund operations and the capital expenditures (as identified below) for the next 12 months.

Tandem currently has notes outstanding of $12.0 million to the sole stockholder of TEC, and $9.0 million, in the aggregate, to the three former principles of Shamrock which were issued as part of the consideration in the acquisition of TEC and the assets of Shamrock. These notes, though secured by the oil and gas assets of Tandem, are subordinated, in all respects, to the bank’s first priority security interest. All the notes bear interest at the current prime rate as established by a major bank. The interest is due monthly and the notes mature on May 31, 2009.

Proved Reserves

Tandem’s proved oil and gas reserves decreased 5% to 9,004 Mboe’s at December 31, 2006 from 9,464 Mboe’s at December 31, 2005. The pre-tax present value of estimated future net revenues from these reserves, discounted at 10% and computed in accordance with SEC guidelines, totaled $142.8 million at December 31, 2006, as compared to $201.6 million at December 31, 2005. The estimates were based on weighted average oil prices of $57.65 per Bbl in 2006, as compared to $57.38 in 2005, and gas prices of $5.35 per Mcf in 2006, as compared to $9.94 per Mcf in 2005. (See the definition of proved reserves in the glossary at the end of this proxy statement.)

The following table summarizes changes in Tandem’s proved reserves during 2006 on an Mboe basis.

Mboe

Total proved reserves, December 31, 2005	9,464.0
Purchases of reserves in place
Extensions and discoveries	167.0
Revisions of previous estimates	(289.2)
Sales of reserves in place	0
Production	(337.4)
Total proved reserves, December 31, 2006	9,004.4
Proved developed reserves
Beginning of period	3,308.4
End of period	3,118.6

During 2006, Tandem replaced 49% of the 337.4 Mboe that it produced in 2006, computed by dividing the extensions and discoveries for 2006 by production. Tandem uses this reserve replacement ratio as a benchmark for determining the sources through which it has expanded or contracted its base of proved reserves. Following is a discussion of the important factors related to each source of reserves for the year ended December 31, 2006.

Purchases of Reserves in Place. Tandem had no purchases or sale of reserves during 2006. Although Tandem continually seeks potential acquisitions, it is impossible to predict the likelihood of adding any reserves in 2007 through purchases of reserves in place.

Extensions and Discoveries. Tandem’s extensions and discoveries during 2006 consisted of approximately 30.0 Mboe of proved undeveloped reserves attributable to the identification of new drilling locations in the Ball field, 85.0 Mboe of proved developed non-producing reserves added during the year associated with “behind pipe” opportunities identified within the Choate and Ball fields, and approximately 52.0 Mboe of proved developed producing reserves associated with a shallow gas discovery within the Tomball field. Based upon the reserve report, Tandem believes that the proved undeveloped and proved developed non-producing reserves added through these sources will require the expenditure of approximately $300,000 over the next two years before they can be converted to proved developed producing reserves and therefore to cash flow. Due to the nature of the oil and gas drilling business, it is impossible to predict the extent to which Tandem might add any reserves in 2007 through extensions and discoveries.

Revisions of Previous Estimates. Of the 289.2 Mboe downward revision of proved reserves during 2006, substantially all the increase was due to the effects of lower gas prices on the estimated quantities of proved reserves at the end of 2006 compared to 2005. This source is subject to volatility due to well performance and product prices and can generate both upward revisions and downward revisions.

Reserve estimates are inherently imprecise. Proved undeveloped reserves are generally the least accurate due to limitations on available information. This increases the risk that the reserve additions in 2005 that are classified as proved undeveloped reserves could be subject to downward revisions in the future as economic conditions change and as more information is obtained through drilling.

The estimated present value of future cash flows relating to proved reserves is extremely sensitive to prices used at any measurement period. The average prices used for each commodity for the years ended December 31, 2006 and 2005 were as follows:

	Average Prices
As of December 31,	Oil	Gas

2006	$57.65	5.35
2005	$57.38	9.94

Supplemental Information

The following information is intended to supplement the consolidated financial statements included in this proxy statement with data that is not readily available from those statements.

	Year Ended December 31,
	2006		2005	2004

Oil and Gas Production Data:
Gas (MMcf)	735.6		723.6	678.1
Oil (MBbls)	214.8		156.5	103.8
BOE (MBbls)	337.4	(1)	277.1	216.9

Average Sales Prices(1):
Oil ($/Bbl):
Before hedging gains (losses)	$62.94		$56.18	$40.48
Hedging gains (losses)	(1.40)		—	—
Net realized price	$61.54		$56.18	$40.48

Gas($/Mcf):
Before hedging gains (losses)	$6.16		$7.54	$5.63
Hedging gains (losses)	0.08		(0.68)	—
Net realized price	$6.24		$6.86	$5.63
Average Lifting Cost per BOE of Production:	$19.31		$15.42	$13.10

——————

(1)

Production on a boe basis for the year ended December 31, 2006 was 22% higher than for the year ended December 31, 2005. This increase was due primarily to the production from the oil and gas properties acquired from Shamrock in June, 2005.

Capital Expenditures

The reserve report prepared by Williamson Petroleum Consultants, Inc., Tandem’s independent petroleum consultants, dated as of December 31, 2006, assumes that Tandem will expend approximately $12.8 million in expenditures in 2007 to drill a number of existing proved undeveloped locations, with the intent of converting them into proved developed producing locations, thereby, generating new cash flows. Current forecasts would require Tandem to obtain additional capital sources to enable it to expend the  full $12.8 million forecasted. If the additional capital cannot be secured, then some portion of the capital program identified in 2006 will be deferred until 2008.

Off Balance Sheet Arrangements

Tandem has no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in its financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligations

We have contractual obligations and commitments that may affect our financial position. The following table sets forth Tandem’s significant contractual obligations as of December 31, 2005:

	2007	2008-2010	2011-2013	Thereafter	Total
	(in thousands)
Revolving Credit Facility (secured)	$1,750.0	$19,250.0	$—	$—	$21,000.0
Term Notes	$—	$21,000.0	$—	$—	$21,000.0
Operating leases	$186.7	$211.3	$—	$—	$398.0
Asset Retirement Obligations	$177.4	$181.1	$57.3	$1,439.9	$1,855.7
Derivative Obligations	$633.0	$441.0	$—	$—	$1,074.0

Deferred taxes are not included in the table above. The utilization of net operating loss carryforwards combined with Tandem’s plans for development and acquisitions may offset any major cash outflows. However, the ultimate timing of the settlements cannot be precisely determined.

In addition to the mandatory principal reduction requirements under the revolving line of credit facility and payment obligations under the term notes identified above, we are subject to interest payments on such indebtedness.

Critical Accounting Policies

Summary

Summarized below are the critical accounting policies which Tandem follows in preparing its financial statements and disclosures. Many of these policies require Tandem to make difficult, subjective and complex judgments in the course of making estimates of matters that are inherently imprecise. Tandem will attempt to explain the nature of these estimates, assumptions and judgments, and the likelihood that materially different amounts would be reported in its financial statements under different conditions or using different assumptions.

Full Cost and Impairment of Assets

Tandem accounts for its oil and natural gas exploration and development activities using the full cost method of accounting. Under this method, all costs incurred in the acquisition, exploration and development of oil and natural gas properties are capitalized. Costs of non-producing properties, wells in the process of being drilled and significant development projects are excluded from depletion until such time as the related project is developed and proved reserves are established or impairment is determined. At the end of each quarter, the net capitalized costs of Tandem’s oil and natural gas properties, as adjusted for asset retirement obligations, is limited to the lower of unamortized cost or a ceiling, based on the present value of estimated future net revenues, net of income tax effects, discounted at 10%, plus the lower of cost or fair market value of Tandem’s unproved properties. Revenues are measured at unescalated oil and natural gas prices at the end of each quarter, with effect given to cash flow hedge positions. If the net capitalized costs of oil and natural gas properties exceed the ceiling, we are subject to a ceiling test write-down to the extent of the excess. A ceiling test write-down is a non-cash charge to earnings. It reduces earnings and impacts stockholders’ equity in the period of occurrence and results in lower DD&A expense in future periods.

There is a risk that Tandem will be required to write down the carrying value of its oil and natural gas properties when oil and natural gas prices decline. If commodity prices deteriorate, it is possible that Tandem could incur an impairment in future periods.

Depletion

Provision for depletion of oil and natural gas properties under the full cost method is calculated using the unit of production method based upon estimates of proved developed oil and natural gas reserves with oil and natural gas production being converted to a common unit of measure based upon their relative energy content. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. The cost of any impaired property is transferred to the balance of oil and natural gas properties being depleted.

Significant Estimates and Assumptions

Oil and Gas Reserves

Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner. The accuracy of a reserve estimate depends on the quality of available geological and engineering data, the precision of the interpretation of that data, and judgment based on experience and training. Tandem has historically engaged an independent petroleum engineering firm to evaluate its oil and gas reserves. As a part of this process, Tandem’s internal reservoir engineer and the independent engineers exchange information and attempt to reconcile any material differences in estimates and assumptions.

The techniques used in estimating reserves usually depend on the nature and extent of available data, and the accuracy of the estimates vary accordingly. As a general rule, the degree of accuracy of reserve estimates varies with the reserve classification and the related accumulation of available data, as shown in the following table.

Type of Reserves	Nature of Available Data	Degree of Accuracy

Proved undeveloped	Data from offsetting wells, seismic data	Least accurate
Proved developed nonproducing	Logs, core samples, well tests, pressure data	More accurate
Proved developed producing	Production history, pressure data over time	Most accurate

Assumptions as to future commodity prices and operating and capital costs also play a significant role in estimating oil and gas reserves and the estimated present value of the cash flows to be received from the future production of those reserves. Volumes of recoverable reserves are affected by the assumed prices and costs due to what is known as the economic limit (that point in the future when the projected costs and expenses of producing recoverable reserves exceed the projected revenues from the reserves). But more significantly, the estimated present value of future cash flows from the reserves is extremely sensitive to prices and costs, and may vary materially based on different assumptions. SEC financial accounting and reporting standards require that pricing parameters be tied to the price received for oil and natural gas on the effective date of the reserve report. This requirement can result in significant changes from period to period given the volatile nature of oil and gas product prices, as illustrated in the following table.

	Proved Reserves		Average Price
	Oil (a) (MBbls)	Gas (MMcf)	Oil (a) ($/Bbl)	Gas ($/Mcf)

As of December 31:
2006	5,539.9	20,786.6	$57.65	$5.35
2005	5,814.5	21,896.7	$57.38	$9.94
2004	988.6	16,603.6	$41.41	$5.94

For purposes of estimations and assumptions of oil and gas reserves the definition of proved reserves is as follows:

Proved oil and gas reserves: Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

(1) Reservoirs are considered proved if economic producibility is supported by either actual production or by a conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(2) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the proved classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(3) Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as indicated additional reserves; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

Valuation of proved undeveloped properties

Placing a fair market value on proved undeveloped properties, commonly referred to as “PUDs” is very subjective since there is no quoted market for them. The negotiated price of any PUD between a willing seller and willing buyer depends on the specific facts regarding the PUD, including:

•

the location of the PUD in relation to known fields and reservoirs, available markets and transportation systems for oil and gas production in the vicinity, and other critical services;

•

the nature and extent of geological and geophysical data on the PUD;

•

the terms of the leases holding the acreage in the area, such as ownership interests, expiration terms, delay rental obligations, depth limitations, drilling and marketing restrictions, and similar terms;

•

the PUDs risk-adjusted potential for return on investment, giving effect to such factors as potential reserves to be discovered, drilling and completion costs, prevailing commodity prices, and other economic factors; and

•

the results of drilling activity in close proximity to the PUD that could either enhance or condemn the prospect’s chances of success.

Valuation allowance for NOL Carryforwards

In computing Tandem’s provision for income taxes, it must assess the need for a valuation allowance on deferred tax assets, which consist primarily of net operating loss (“NOL”) carryforwards. For federal income tax purposes, these NOL carryforwards, if unused, expire 15 to 20 years from the year of origination. Generally, Tandem assesses its ability to fully utilize these carryforwards by comparing expected future book income to expected future taxable income based on the assumption that Tandem will produce its existing reserves, as scheduled for production in Tandem’s reserve report, under current economic conditions. If future book income does not exceed future taxable income by amounts sufficient to utilize NOLs before they expire, Tandem must impair the resulting deferred tax asset. These computations are inherently imprecise due to the extensive use of estimates and assumptions. As a result, Tandem may make additional impairments to allow for such uncertainties.

Effects of Estimates and Assumptions on Financial Statements

Generally accepted accounting principles do not require, or even permit, the restatement of previously issued financial statements due to changes in estimates unless such estimates were unreasonable or did not comply with applicable SEC accounting rules. Tandem is required to use its best judgment in making estimates and assumptions, taking into consideration the best and most current data available to it at the time of the estimate. At each accounting period, Tandem makes new estimates using new data, and continues the cycle. Readers should be aware that estimates prepared at various times may be substantially different due to new or additional information. While an estimate made at one point in time may differ from an estimate made at a later date, both may be proper due to the differences in available information or assumptions. In this section, Tandem will discuss the effects of different estimates on its financial statements.

Provision for DD&A

Tandem computes its provision for DD&A on a unit-of-production method. Each quarter, Tandem uses the following formulas to compute the provision for DD&A.

•

DD&A Rate = Current period production, divided by beginning proved reserves

•

Provision for DD&A = DD&A Rate, times the un-depleted full cost pool of oil and gas properties

Reserve estimates have a significant impact on the DD&A rate. If reserve estimates for our properties are revised downward in future periods, the DD&A rate will increase as a result of the revision. Alternatively, if reserve estimates are revised upward, the DD&A rate will decrease.

Hedging Activities

From time to time, Tandem may utilize derivative instruments, consisting of swaps, floors and collars, to attempt to reduce its exposure to changes in commodity prices and interest rates. Tandem accounts for its derivatives in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. SFAS No. 133 requires that all derivative instruments be recognized as assets or liabilities in the balance sheet, measured at fair value. The accounting for changes in the fair value of a derivative depends on both the intended purpose and the formal designation of the derivative. Designation is established at the inception of a derivative, but subsequent changes to the designation are permitted. Tandem has elected not to designate any of its derivative financial contracts as accounting hedges and, accordingly, has accounted for these derivative financial contracts using mark-to-market accounting. Changes in fair value of derivative instruments which are not designated as cash flow hedges are recorded in other income (expense) as changes in fair value of derivatives.

Asset Retirement Obligation

Tandem follows the provisions of SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires Tandem to recognize a liability for the present value of all legal obligations associated with the retirement of tangible, long-lived assets and capitalize an equal amount as a cost of the asset. The cost of the abandonment obligations, less estimated salvage values, is included in the computation of depreciation, depletion and amortization.

Recent Accounting Pronouncements

SFAS 155 – In February 2006, the FASB issued Statement No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140” (“SFAS 155”). SFAS 155 permits an entity to measure at fair value any financial instrument that contains an embedded derivative that otherwise would require bifurcation. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. We will adopt SFAS 155 as of January 1, 2007. Adoption should have no effect on our financial position or results of operations.

SFAS 156 – In March 2006, the FASB issued Statement No. 156, “Accounting for Servicing of Financial Assets,” (“SFAS 156”) which amends SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 156 requires the initial recognition at fair value of a servicing asset or servicing liability when an obligation to service a financial asset is undertaken by entering into a servicing contract. The adoption of SFAS 156 effective January 1, 2007 should not affect our financial position or results of operations.

SFAS 157 – In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (“SFAS 157”), which establishes a single authoritative definition of fair value based upon the assumptions market participants would use when pricing an asset or liability and creates a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, additional disclosures are required, including disclosures of fair value measurements by level within the fair value hierarchy. SFAS 157 is effective for fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We will adopt SFAS 157 as of January 1, 2008. Adoption should have no effect on our financial position or results of operations.

SFAS 159 – In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value. SFAS 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. We are currently evaluating the provisions of SFAS 159 and assessing the impact it may have on our financial position and results of operations.

FASB Staff Position AUG AIR-1 – FASB Staff Position No. AUG AIR-1, “Accounting for Planned Major Maintenance Activities” (“FSP AUG AIR-1”), prohibits companies from accruing as a liability in annual and interim periods the future costs of periodic major overhauls and maintenance of plant and equipment (the “accrue-in-advance method”). Other previously acceptable methods of accounting for planned major overhauls and maintenance (the direct expense, built-in overhaul and deferral methods) will continue to be permitted. The new requirements apply to entities in all industries for fiscal years beginning after December 15, 2006, and must be retrospectively applied. We will adopt FSP AUG AIR-1 as of January 1, 2007. Adoption should have no effect on our financial position or results of operations.

FIN 48 – In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109”, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” It prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We adopted FIN 48 effective January 1, 2007. However, the FASB is in the process of issuing Proposed FSP FIN 48-a, “Implementation Guidance on Interpretation 48”. The guidance will provide conditions for determining when a tax position is considered to be effectively settled through examination. Although the final amount of our adoption adjustment will depend on the guidance issued, we do not expect the final impact of adoption to have a material effect on our financial position.

Quantitative and Qualitative Disclosures About Market Risk

The following quantitative and qualitative information is provided about market risks and derivative instruments to which Tandem was a party at December 31, 2006, and from which Tandem may incur future earnings, gains or losses from changes in market interest rates and oil and natural gas prices.

Price Risks

Tandem engages in price risk management activities from time to time. These activities are intended to manage Tandem’s exposure to fluctuations in commodity prices for natural gas and crude oil. Tandem utilizes derivative financial instruments, primarily price collars, puts and calls, as the means to manage this price risk. In addition to these financial transactions, Tandem is a party to various physical commodity contracts for the sale of hydrocarbons that cover varying periods of time and have varying pricing provisions. Under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS Nos. 137, 138 and 149, these various physical commodity contracts qualify for the normal purchases and normal sales exception and therefore, are not subject to hedge accounting or mark-to-market accounting. The financial impact of these various physical commodity contracts is included in revenues at the time of settlement, which in turn affects average realized hydrocarbon prices.

For the year ended December 31, 2006, Tandem recognized gains on its hedging activities of $3.5 million. Presented below is a summary of Tandem’s crude oil and natural gas derivative financial contracts at December 31, 2006, with crude oil prices expressed in dollars per barrels of crude oil and notional crude oil volumes in barrels of crude oil per year; and natural gas prices expressed in dollars per million British thermal units ($/MMBtu) and notional natural gas volumes in million British thermal units per year (MMBtu). As indicated, Tandem does not have any financial derivative contracts that extend beyond October 2009.

On August 30, 2006, Tandem entered into a swap contract with a counterparty for 120,000 bbls of oil for the calendar year 2009. When using swaps to hedge oil and natural gas production, Tandem receives a fixed price for the respective commodity and pays a floating market price as defined in each contract (generally NYMEX futures prices), resulting in a net amount due to or from the counterparty.

The total fair value of the crude oil and natural gas financial derivative contracts at December 31, 2006, is a liability of approximately $1.1 million as follows:

Period	Instrument Type	Total Volumes (MMBTU/BBL)	Weighted Average Floor/Ceiling	Fair Value Asset/ (Liability) (stated in thousands)

2007	Gas Collar	504,000	$5.00/$11.02	$(44)
	Gas Call Option Sold	504,000	9.10	(125)
	Gas Call Option Purchased	504,000	12.00	(279
	Gas Put Option Sold	504,000	5.00	(81)
	Gas Put Option Purchased	504,000	6.00	220
	Oil Collar	142,834	40.00/72.10	(337)
	Oil Call Option Sold	150,000	67.00	(629)
	Oil Call Option Purchased	150,000	72.10	392

2008	Gas Collar	378,000	5.00/11.02	(113)
	Gas Call Option Sold	378,000	9.10	(361)
	Gas Call Option Purchased	378,000	12.00	186
	Gas Put Option Sold	378,000	5.00	(74)
	Gas Put Option Purchased	378,000	6.00	170
	Oil Collar	102,085	40.00/72.10	(433)
	Oil Call Option Sold	112,500	67.00	(769)
	Oil Call Option Purchased	112,500	72.10	544

2009	Oil Swaps	120,000	71.00	409
	Total fair value liability			$(1,074)

At December 31, 2006 the fair value of Tandem’s financial derivative contracts are shown in the accompanying financial statements as follows (in thousands):

Fair value of commodity derivative
Current portion	(633)
Long-term portion	(441)
Total fair value liability	$(1,074)

The natural gas and crude oil prices shown in the above table are based on the corresponding NYMEX index and have been valued using actively quoted prices and quotes obtained from the counterparties to the derivative agreements. The above prices represent a weighted average of several contracts entered into and are on a per MMBtu or per barrel basis for gas and oil derivatives, respectively. Total volumes shown for the crude oil collar reflect net volumetric positions with a single counterparty under which contracts provide for netting of all settlement amounts.

The following table summarizes the estimated fair value of financial instruments and related transactions at December 31, 2006 as follows (in millions):

	Carrying Amount	Estimated Fair Value(1)

Long-term debt	$40.25	40.25
Current portion of long-term debt	1.75	1.75
NYMEX-related commodity derivative
Market positions(1)	$1.1	1.1

——————

(1)

Estimated fair values have been determined by using available market data and valuation methodologies. Judgment is required in interpreting market data and the use of different market assumptions or estimation methodologies may affect the estimated fair value amounts.

Market Price and Dividend Data for Tandem Securities

Tandem’s common stock is traded on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol “TDYH.PK.” The high and low bid prices of Tandem’s common stock as reported by the OTCBB, for the quarter indicated are as follows. Such inter-dealer quotations do not necessarily represent actual transactions and do not reflect retail mark-ups, mark-downs or commissions:

	Common Stock
	High	Low
2007:
First Quarter (through March 27, 2007)	$3.20	$2.30

2006:
Fourth Quarter	$3.70	$2.26
Third Quarter	$4.15	$4.05
Second Quarter	$4.20	$3.86
First Quarter	$4.25	$2.30

2005:
Fourth Quarter	$3.20	$1.20
Third Quarter	$3.65	$1.27
Second Quarter	$7.75	$2.50
First Quarter	$3.65	$1.35

Tandem has never declared or paid any dividends on Tandem’s common stock, nor does Tandem anticipate paying cash dividends in the foreseeable future.

DIRECTORS AND EXECUTIVE OFFICERS OF PLATINUM FOLLOWING
THE CONSUMMATION OF THE ASSET ACQUISITION

Upon the consummation of the asset acquisition, the board of directors and executive officers of Platinum will be as follows:

Name	Age	Position

Mark Nordlicht	38	Chairman of the Board
Barry Kostiner	35	Chief Executive Officer, Secretary and Director
William C. Glass	35	President and Director
James E. Bashaw	43	Director
Albert Helmig	55	Director
Richard Geyser	38	Vice President
James H. Dorman	73	Executive Vice President
Jim L. Troxel	53	Executive Vice President
Tim Culp*	48	Director

——————

*

Mr. Culp is to be elected to the board upon consummation of the asset acquisition.

Mark Nordlicht has been our chairman of the board since our inception. Mr. Nordlicht is the founder and sole managing member of the general partner of the Platinum Partners Value Arbitrage Fund, a New York based relative value fund launched in January 2003. The Value Arbitrage Fund employs various strategies across multiple asset classes and has a 20% concentration in energy derivatives. Mr. Nordlicht is also Chairman of Optionable Inc., a hybrid voice-electronic broker matching trades in energy swaps, futures, and options founded by Mr. Nordlicht in November 1999, and the Chairman of Platinum Diversified Mining, Inc., a special purpose acquisition company focusing on the mining industry founded in 2006. In addition, Mr. Nordlicht is formerly the founder and general partner of Northern Lights Trading, a proprietary options trading firm based in New York which employed traders in the natural gas, crude oil, cotton, coffee, gold, and silver option trading pits. From 1998 through December 2002 Mr. Nordlicht was managing partner of West End Capital and WEC Asset Management, New York based private equity firms founded by Mr. Nordlicht. Mr. Nordlicht earned a BA degree from Yeshiva University in 1989.

Barry Kostiner has been our chief executive officer, secretary and a member of our board of directors since inception. Mr. Kostiner has been involved in energy trading and structuring since 1992. Mr. Kostiner has negotiated structured transactions and built trading desks in electricity, natural gas options and physical gas. Since March 2003, he has been a principal of Ellipse Energy LLC, a consulting and private equity firm. From March 2001 to January 2003, he was a managing director at Allegheny Energy, a energy trading and generation asset management company. At Allegheny, as a managing director, he was responsible for the physical gas trading desk that controlled fuel supply and risk management for 2,800 MW of natural gas fired generation, with an acquisition value of over $2 billion. He also was involved in initiating the coal trading group, the E&P asset acquisition and European trading businesses. From January 1999 until March 2001, he was a vice president at Merrill Lynch in its energy trading group which was subsequently sold to Allegheny Energy. From October 1995 until January 1999, he was an associate at Goldman Sachs in its energy origination group. Mr. Kostiner was a founding employee involved in business development, strategy and management for the joint venture between Goldman Sachs and Constellation Energy. He received a BS in Electrical Engineering and MS in applied mathematics from MIT. His master’s thesis jointly supervised by Harvard’s Kennedy School of Government was on mathematics applied to deregulated electricity markets.

An article appearing in the Wall Street Journal on August 4, 2006 describes Mr. Kostiner’s activities after leaving Allegheny Energy in 2003 leading up to his involvement with Platinum in 2005 as briefly forming his own consulting firm that “didn’t really go anywhere” and getting help from Mr. Nordlicht after failing to raise money from private equity firms. This description mischaracterized Mr. Kostiner’s activities during this period of time. In fact, as a principal in Ellipse Energy, Mr. Kostiner worked together with a single private investment fund, MHR Fund, on a single transaction: MHR’s unsuccessful attempt to acquire an E&P company in the United Kingdom. After taking some time off, as part of his search for new employment and his networking efforts, he shared his business strategy to use hedge financing to maximize value with a number of business contacts and investors in the oil and gas industry, including Mr. Nordlicht, before he became involved with Platinum.

William C. Glass has been President and a member of our board of directors since inception. Mr. Glass has worked in the energy industry and energy financial derivatives markets since 1996. Mr. Glass has been an independent energy trader and consultant since December 2003. From July 2000 to December 2003, Mr. Glass was

Vice president of Marubeni Energy Incorporated’s North American Natural gas division. He was responsible for all natural gas transactions, transportation, marketing, trading, and operations. From February 1997 to July 2000, Mr. Glass was a senior trader at Southern Company Energy marketing. His responsibilities included managing the financial gas daily desk as well as trading gulf coast, northeast, and mid west financial products. From October 1995 to February 1997, Mr. Glass worked at Enron as part of the risk management team. Mr. Glass holds a bachelor’s in Finance and Accounting from Texas A&M University.

James E. Bashaw has been a member of our board of directors since inception. He is currently the CEO of James E. Bashaw & Co., a Houston based investment advisory and financial services firm. Founded by Mr. Bashaw in November 2001, his firm manages over $350 million for its clients. In March 1994, Mr. Bashaw opened an office for Equitable Securities Corporation, an investment advisory and financial services firm, in Nashville, Tennessee, becoming a partner in 1997. In March 1998, Mr. Bashaw founded the Galleria office of J.C. Bradford & Co., a Nashville based brokerage and investment banking firm. The firm was sold to Paine Webber in 2000, with Paine Webber subsequently acquired by UBS Financial Services. Mr. Bashaw was employed by J.C. Bradford until November 2001. Under the leadership of Mr. Bashaw, the Houston office became one of the top 10 profitable offices in Paine Webber/UBS. Mr. Bashaw brings extensive relationships in the energy industry.

Albert Helmig has been a member of our board of directors since inception. Mr. Helmig has over 35 years of experience in the commodity trading industry. Since 2000, Mr. Helmig has been a consultant in the commodity and energy trading industry. From 1991 to 2000, Mr. Helmig served on the board of the New York Mercantile Exchange (NYMEX), the world’s largest energy exchange. From 1992 to 2000, Mr. Helmig served on NYMEX’s executive committee and was also Vice Chairman from 1998 to 2000. While at NYMEX, he chaired over twenty committees including regulatory, clearing, contract design, control, delivery and marketing committees. NYMEX experienced unprecedented growth during Mr. Helmig’s tenure. As chairman of marketing and vice chairman of the exchange, he was the global spokesman for NYMEX for over ten years, representing the exchange with the energy industry, foreign governments and exchanges at industry forums worldwide. He was a member of NYMEX for 16 years and owned and operated the largest independent floor execution service on NYMEX/COMEX with an international clientele. Mr. Helmig is currently a Director of Optionable, a hybrid voice-electronic broker matching trades in energy swaps, futures, and options, which was founded by our chairman Mark Nordlicht. In addition, Mr. Helmig is the founder and managing partner of Gray House, a private consultancy firm with a global clientele ranging from producers, financial institutions, integrated energy companies, merchant trading corporations, and government agencies. Mr. Helmig holds BS degrees in Economics and Finance from Philadelphia University.

Richard Geyser has been our Vice President since inception. Mr. Geyser has over 10 years of alternative investment-related experience. Since February 2004, Mr. Geyser has been a Managing Director of Platinum Partners Value Arbitrage Fund, a private investment partnership. From March 2003 to October 2003, he was a Director of Capital Introduction at Paravane Partners, a division of Leeb Brokerage Services. From February 2002 to February 2003, he co-founded two hedge funds: Voyager Partners (options volatility and equity statistical arbitrage) and Entropy Partners (equity statistical arbitrage). From 1996 through 2001, Mr. Geyser was a Senior VP at BlueStone Capital Corp during which time his clients financed dozens of publicly traded companies, including several energy-related companies. Mr. Geyser received an MBA with High Honors from Thunderbird, the American Graduate School of International Management and an A.B. cum laude from Harvard College.

James H. Dorman has been our Executive Vice President since inception. He brings with him 46 years of global experience in E&P. Since 2001, Mr. Dorman has been involved in various advisory projects. He has been a member of the Board of Directors for Transmeridian Exploration Inc., a public E&P company listed on the American Stock Exchange, for the past three years. From 1996 through 2001, Mr. Dorman formed a public Canadian exploration company, Doreal Energy, and with his partners developed successful exploration projects in England, Columbia and Portugal. From 1990 through 1995, Mr. Dorman advised Garnet Resources and American International Petroleum on the development of South American E&P assets, including the development of 1.5 mm acres in Columbia. From 1964 through 1989, Mr. Dorman held various positions at Tenneco. As Vice President of Exploration for the South America Division, Mr. Dorman had responsibility for 28 commercial discoveries, including the giant San Francisco – Balcon and Colombina oil fields, prior to Tenneco’s acquisition by Shell. Mr. Dorman began his career with Chevron in Louisiana in 1955. His diverse experience includes service as an Army Medic for the National Guard in Korea in 1951-2. Mr. Dorman has a BS with honors in Petroleum Geology from Mississippi State University and a MS in Geology from the University of Missouri.

Jim L. Troxel has been our Executive Vice President since inception. He has had diverse experience as a senior geologist. Mr. Troxel has held his current position of Vice President of Exploration at Thorp Petroleum Corporation, an oil and gas E&P company, since 1997. He has overseen the drilling of 49 wells, with production of 70 Bcf and 3 mm boe. Mr. Troxel was at Amerada Hess, a public oil and gas E&P company listed on the NYSE, from 1987 through 1996, where he held the role of senior geologist. He was responsible for discovering Hess’ largest field during this period, which produced 95 Bcf and 6 mm boe. While at Texas Oil and Gas, an oil and gas E&P company, from 1980 through 1987, Mr. Troxel was an area geologist that managed a team of geologists and geophysicists that directed the drilling of exploration prospects. For four years, he generated prospects for 4 rigs out of a 12 rig drilling program. Mr. Troxel received his BS in Geology from the University of Oklahoma.

Tim G. Culp joined Tandem in June 2005 as President and Chief Executive Officer and continues to serve in that capacity today. Mr. Culp was a co-founder, senior officer and principal stockholder of TEC and Shamrock Energy Corporation and its operating affiliate, Arrowhead Operating, Inc. Prior to forming TEC, Mr. Culp was a Vice President with Adobe Resources Corporation. During Mr. Culp’s tenure, Adobe, TEC and Shamrock acquired over $140 million in oil and gas properties. Mr. Culp has over twenty-five years of oil and gas industry experience with over twenty years of experience in property acquisitions and development. Prior to joining Adobe, Mr. Culp was a manager for the public accounting firm of KPMG Peat Marwick. Mr. Culp received his Bachelor of Business Administration degree in Accounting from Texas Tech University in 1981.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of James E. Bashaw and Tim Culp,will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Albert Helmig and William C. Glass, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mark Nordlicht and Barry Kostiner, will expire at the third annual meeting.

Executive Compensation

No executive officer has received any cash compensation for services rendered. We have been paying and will continue to pay Platinum Partners Value Arbitrage, L.P., an affiliate of Mark Nordlicht, our chairman of the board, a fee of $7,500 per month for providing us with certain secretarial services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Nordlicht compensation in lieu of a salary. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our officers and directors will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

BENEFICIAL OWNERSHIP OF PLATINUM SECURITIES

The following table sets forth information regarding the beneficial ownership of our common stock as of March 23, 2007:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all our officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock	Approximate Percentage of Outstanding Common Stock Beneficially Owned Subsequent to Issuance of Shares in Acquisition

Azimuth Opportunity,Ltd.(2)	1,542,000	8.6%	6.0%
J.D. Capital Management LLC(3)
J. David Rogers	1,262,000	7.0%	4.9%
Millenco, L.P./NY(4)
Millennium Management, L.L.C.
Israel A. Englander	1,935,000	10.8%	7.5%
D. B. Zwirn Special Opportunities Fund, L.P.(5)	1,625,000	9.0%	6.3%
D.B. Zwirn Special Opportunities Fund, Ltd.
HCM/2 Special Opportunities LLC
QVT Financial LP(6)	1,387,500	7.7%	5.4%
Mark Nordlicht(7)	2,151,000	12.0%	8.3%
Barry Kostiner(8)	933,130	5.2%	3.6%
William C. Glass(9)	270,000	1.5%	1.0%
Richard Geyser(10)	90,000	* %	* %
James H. Dorman(11)	60,000	* %	* %
Jim L. Troxel(12)	60,000	* %	* %
Albert Helmig	45,000	*	* %
James E. Bashaw(13)	45,000	* %	* %
All directors and executive officers as a group (8 individuals)	3,654,130	20.3%	14.1%

——————

*

Denotes percentages of less than 1%.

(1)

Unless otherwise indicated, the business address of each of the individuals is 25 Phillips Parkway, Montvale, New Jersey 07645.

(2)

Based upon a Statement on Schedule 13G (Amendment No. 1) dated December 13, 2006 filed by Azimuth Opportunity, Ltd. The address of Azimuth Opportunity, Ltd. is c/o WSmiths Finance, Nemours Chambers, P.O. Box 3170, Road Town, Tortola, British Virgin Islands.

(3)

Based upon an Initial Statement of Beneficial Ownership of Securities on Form 3 dated August 24, 2006 filed by J.D. Capital Management LLC, we understand that JD Capital Management LLC is the investment manager of Temp Master Fund LP and, by virtue of such status, may be deemed to be the beneficial owner of 1,262,000 units owned by Tempo. Mr. Rogers is the managing member of J.D. Capital and has voting and investment power with respect to the shares. The address of J.D. Capital and Mr. Rogers is Two Greenwich Plaza, Greenwich, Connecticut 06830.

(4)

Based upon a Statement on Schedule 13G dated November 20, 2005 filed by Millenco, L.P., Millennium Management, L.L.C. and Israel A. Englander, Millennium Management is the general partner of Millenco and, as such, may be deemed to have voting control and investment discretion over the securities owned by Millenco. Israel A. Englander is the managing member of Millennium Management and has voting and investment power with respect to the shares. The address of the parties is c/o Millennium Management, L.L.C. 666 Fifth Avenue, New York New York 10103.

(5)

Based upon a Statement on Schedule 13G dated September 5, 2006 filed by D.B. Zwirn & Co., L.P., DBZ GP, LLC, Zwirn Holdings, LLC, Daniel B. Zwirn , D.B. Zwirn Special Opportunities Fund, L.P. (“Fund L.P.”), D.B. Zwirn Special Opportunities Fund, Ltd. (“Fund Ltd.”) and HCM/Z Special Opportunities LLC (“Opportunities

LLC”), D.B. Zwirn & Co., L.P., DBZ GP, LLC, Zwirn Holdings, LLC, and Daniel B. Zwirn may each be deemed the beneficial owner of (i) 573,750 shares of common stock owned by Fund, L.P., (ii) 932,500 shares of common stock owned by Fund, Ltd. and (iii) 118,750 shares of common stock owned by Opportunities LLC. D.B. Zwirn & Co., L.P. is the manager of each of Fund L.P., Fund Ltd. and Opportunities LLC, and, consequently, has voting control and investment discretion over the shares of common stock held by each of the Funds. Furthermore, Daniel B. Zwirn is the managing member of, and thereby controls, Zwirn Holdings, LLC, which in turn is the managing member of and, thereby, controls DBZ GP, LLC, which in turn is the general partner of and thereby controls D.B. Zwirn & Co., L.P. The address of each of the parties is 745 Fifth Avenue, 18th Floor, New York, NY 10151, except for Fund Ltd. which has an address at P.O. Box 896, George Town, Harbour Centre, 2nd Floor, Grand Cayman, Cayman Islands, British West Indies and Opportunities LLC which has an address at Seven Mile Beach, Grand Cayman, Cayman Islands, British West Indies.

(6)

Based upon a Statement on Schedule 13G (Amendment No. 1) dated February 13, 2007 filed by QVT Financial LP, QVT Financial GP LLC, QVT Fund LP, and QVT Associates GP LLC. QVT Financial LP is the investment manager for QVT Fund LP, which beneficially owns 1,162,242  shares of common stock. QVT Financial LP is also the investment manager for a separate discretionary account, which holds 223,258  shares of common stock. QVT Financial LP has the power to direct the vote and disposition of the common stock held by each of the QVT Fund LP and the separate discretionary account. Accordingly, QVT Financial LP may be deemed to be the beneficial owner of an aggregate amount of 1,387,500  shares of common stock. QVT Financial LP is the general partner of QVT Financial LP and QVT Associates GP LLC is the general partner of the QVT Fund LP. The address of each of the parties is 1177 Avenue of the Americas, 9th Floor New York, New York 10036, except QVT Fund LP whose address is Walkers SPV, Walkers House, P.O. Box 908GT, Mary Street, George Town, Grand Cayman, Cayman Islands.

(7)

Includes 21,000 shares owned directly by Mr. Nordlicht and 2,130,000 shares held by Platinum Management (NY) LLC, a limited liability company controlled by Mr. Nordlicht. The address of Mr. Nordlicht and Platinum Management (NY) LLC is 152 West 57th Street, New York, New York 10019.

(8)

Does not include an aggregate of 525,000 shares of common stock he may receive in the event Messrs. Glass, Geyser, Dorman, Troxel or Bashaw’s shares do not vest as described below in footnotes 6, 7, 8, 9 and 10, respectively.

(9)

These shares vest in full upon the expiration of the three-year escrow period, October 24, 2008, provided Mr. Glass is still affiliated with us at such time, or if his affiliation has been terminated without cause or as a result of death or disability. In the event Mr. Glass is not affiliated with us, for reasons other than as described in the previous sentence, at the time of the expiration of the three-year escrow period, these shares revert back to Mr. Kostiner.

(10)

These shares vest in full upon the expiration of the three-year escrow period, October 24, 2008, provided Mr. Geyser is still affiliated with us at such time, or if his affiliation has been terminated without cause or as a result of death or disability. In the event Mr. Geyser is not affiliated with us, for reasons other than as described in the previous sentence, at the time of the expiration of the three-year escrow period, these shares revert back to Mr. Kostiner.

(11)

These shares vest in full upon the expiration of the three-year escrow period, October 24, 2008, provided Mr. Dorman is still affiliated with us at such time, or if his affiliation has been terminated without cause or as a result of death or disability. In the event Mr. Dorman is not affiliated with us, for reasons other than as described in the previous sentence, at the time of the expiration of the three-year escrow period, these shares revert back to Mr. Kostiner.

(12)

These shares vest in full upon the expiration of the three-year escrow period, October 24, 2008, provided Mr. Troxel is still affiliated with us at such time, or if his affiliation has been terminated without cause or as a result of death or disability. In the event Mr. Troxel is not affiliated with us, for reasons other than as described in the previous sentence, at the time of the expiration of the three-year escrow period, these shares revert back to Mr. Kostiner. Mr. Troxel’s business address is 1001 McKinney, Suite 2200, Houston, Texas 77002.

(13)

These shares vest in full upon the expiration of the three-year escrow period, October 24, 2008, provided Mr. Bashaw is still affiliated with us at such time, or if his affiliation has been terminated without cause or as a result of death or disability. In the event Mr. Bashaw is not affiliated with us, for reasons other than as described in the previous sentence, at the time of the expiration of the three-year escrow period, these shares revert back to Mr. Kostiner. Mr. Bashaw’s business address is 5200 San Felipe, Houston, Texas 77056.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Platinum Related Party Transactions

Prior to our IPO, we issued an aggregate of 3,250,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at an average purchase price of approximately $0.0077 per share as follows:

Name	Number of Shares	Relationship to Us

Platinum Management (NY) LLC	1,922,918	Stockholder (beneficially owned by our Chairman, Mark Nordlicht)
Barry Kostiner	812,500	Chief Executive Officer, Secretary and Director
William C. Glass	243,750	President and Director
Richard Geyser	81,250	Vice President
James H. Dorman	54,166	Executive Vice President
Jim L. Troxel	54,166	Executive Vice President
Albert Helmig	40,625	Director
James E. Bashaw	40,625	Director

On September 23, 2005, our board of directors authorized a stock dividend of .3846153 of a share of common stock for each outstanding share of common stock, effectively lowering the purchase price to $.0056 per share. The sole purpose of such stock dividend authorized by the board of directors was to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock immediately after our IPO.

On October 21, 2005, we effected a four-for-five reverse stock split, effectively raising the purchase price to $0.0069 per share. The sole purpose for such reverse stock split authorized by the board and approved by our stockholders was to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock immediately after our IPO. Following the reverse stock split, there are 3,600,000 shares of common stock outstanding as reflected in the section entitled “Beneficial Owners of Platinum Securities” beginning on page 121.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to a registration rights agreement. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before three years from the date of the IPO. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Platinum Partners Value Arbitrage, L.P., an affiliate of Mark Nordlicht, has made available to us certain office and secretarial services, as we may require from time to time through the consummation of the asset acquisition.We have agreed to pay Platinum Partners Value Arbitrage, L.P. $7,500 per month for these services. Platinum Management NY LLC is the general partner of Platinum Partners Value Arbitrage, L.P. and Mark Nordlicht is the managing member and 100% owner of Platinum Management (NY) LLC. As a result, he will benefit from the transaction to the extent of his interest in Platinum Partners Value Arbitrage, L.P. However, this arrangement is solely for our benefit and is not intended to provide Mr. Nordlicht compensation in lieu of a salary. We believe, based on fees for similar services in the New York City metropolitan area, that the fee charged by Platinum Partners Value Arbitrage, L.P. is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

During 2005, Mark Nordlicht, our chairman of the board, advanced a total of approximately $180,000 to us to cover expenses related to the IPO. This loan was repaid together with interest at a rate of 4% per annum upon consummation of the IPO. During 2006, Mr. Nordlicht advanced to us an aggregate of $175,000 pursuant to three promissory notes. During 2007, Mr. Nordlicht advanced to us an aggregate of $200,000 pursuant to two promissory notes. The notes accrue interest at a rate of 5% per annum and mature upon the earlier of the consummation by Platinum of a business combination or April 28, 2007.

We have reimbursed and will continue to reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per month administrative fees and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of above listed Platinum stockholders or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

Pursuant to an escrow agreement, all of the shares of our common stock outstanding prior to our IPO have been placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•

October 28, 2008;

•

our liquidation; or

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares are not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of our IPO.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. In addition, our management will gather pricing information, estimates or fairness opinions from unaffiliated third parties with respect to similar transactions undertaken by us.

TEC Related Party Transactions

In 2005, TEC purchased, and retired, as treasury stock, the common shares held by one of its two stockholders, Mr. Joe Bullard, for $13.0 million. The purchase was funded from a portion of the proceeds of TEC’s revolving line of credit.

TEC issued a promissory note to its principal stockholder, Mr. Tim Culp, for $12.0 million in connection with the purchase from Mr. Culp of all of the issued and outstanding stock of TEC. Mr. Culp also received approximately 1.8 million shares of common stock of Tandem in connection with the distribution of shares issued to officers, directors and other related parties for services rendered.

In connection with the purchase of TEC by Tandem, approximately 7.4 million shares of common stock of Tandem were issued to officers, directors and other related parties of TEC, in addition to shares issued to Mr. Tim Culp referenced above, for services rendered.

Mr. Lance Duncan was a director and officer of Tandem for a short time from March, 2005, through June 1, 2005. After efforts to purchase TEC and Shamrock Energy Corporation failed, Mr. Duncan continued his relationship with Messrs. Culp and Chambers and his efforts to acquire TEC’s assets for his own account. More recently, Mr. Duncan introduced Platinum’s management to Tandem, which resulted in the asset acquisition agreement with TEC. As a consequence of his efforts in this regard, Platinum and Mr. Duncan have entered into a finder’s agreement pursuant to which Platinum has agreed to pay Mr. Duncan a fee of $3.0 million at the consummation of the asset acquisition for introduction of the parties. Platinum has also entered into a consulting agreement with Mr. Duncan, the term of which commences upon the consummation of the asset acquisition, for future consulting services including investigation and evaluation of possible future acquisitions for Platinum. Under the terms of the consulting agreement, we have offered to Mr. Duncan, contingent upon the closing of the acquisition, a total of 714,286 shares of restricted common stock of Platinum to be issued in semi-annual installments over the eighteen month term of the agreement beginning with the closing of the acquisition. This offer was made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act. In the consulting agreement, Mr. Duncan represents that he is an “accredited investor” as defined in Rule 502(a) of Regulation D under the Securities Act, that he is acquiring the shares for his own account for investment and not with a view toward distribution and that he acknowledges that the shares will be “restricted securities” that cannot be resold, except under certain circumstances permitted by the securities laws.

See the section entitled “Business of TEC – Tandem Corporate Structure” beginning on page 93 for a discussion of the prior related party transactions.

APPRAISAL RIGHTS

Platinum stockholders do not have appraisal rights in connection the asset acquisition under the DGCL.

STOCKHOLDER PROPOSALS

Assuming the asset acquisition proposal is approved, the Platinum 2008 annual meeting of stockholders will be held on or about _________________, 2008 unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2008 annual meeting, you need to provide it to us by no later than _________________, 2008. You should direct any proposals to our secretary at Platinum’s principal office in Montvale, New Jersey. If you want to present a matter of business to be considered at the year 2007 annual meeting, under Platinum’s by-laws you must give timely notice of the matter, in writing, to our secretary. To be timely, the notice has to be given between _________________ and _________________.

EXPERTS

The consolidated balance sheets of Tandem Energy Holdings, Inc. at December 31, 2006 and 2005 and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2006 included in this proxy statement, have been audited by Johnson, Miller & Co. CPA’s, P.C., independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Platinum at December 31, 2006 and for the year ended December 31, 2006 and at December 31, 2005 reflecting the period from April 25, 2005 (inception) through December 31, 2005, included in this proxy statement have been audited by Marcum & Kleigman, LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Representatives of Marcum & Kleigman, LLP, will be present at the special meeting of stockholders or will be available by telephone with the opportunity to make statements and to respond to appropriate questions.

WHERE YOU CAN FIND MORE INFORMATION

Platinum files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended. You may read and copy any of these documents at the Securities and Exchange Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

Information and statements contained in this proxy statement, or any annex to this proxy statement in this proxy statement, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this document relating to Platinum has been supplied by Platinum, and all such information relating to TEC has been supplied by TEC. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document, or if you have questions about the asset acquisition, you should contact via phone or in writing:

Mark Nordlicht, Chairman, Platinum Energy Resources, Inc., 25 Phillips Parkway, Montvale, New Jersey 07645.

GLOSSARY OF TERMS

The definitions set forth below shall apply to the indicated terms as used in this proxy statement. All volumes of natural gas referred to herein are stated at the legal pressure base of the state or area where the reserves exist and at 60 degrees Fahrenheit and in most instances are rounded to the nearest major multiple.

Bbl. One stock tank barrel, or 42 U.S. gallons liquid volume, used herein in reference to crude oil or other liquid hydrocarbons.

Bcf. One billion cubic feet of natural gas.

Bcfe. One billion cubic feet of natural gas equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

Boe. The amount of natural gas that is equal to one barrel of oil on an energy basis, using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

Development well. A well drilled within the proved areas of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

Dry hole or well. A well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Field. An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

Gross acres or gross wells. The total acres or wells, as the case may be, in which a working interest is owned.

Injection well. A well employed for the introduction into an underground stratum of water or gas under pressure. Injection wells are employed for the disposal of salt water produced with oil, as well as in pressure maintenance, secondary recovery or recycling operations to introduce a fluid or gas into the producing formation to maintain underground pressures which would otherwise be reduced by virtue of the production of oil or natural gas.

Mboe. One thousand barrels of oil equivalent.

Mcf. One thousand cubic feet of natural gas.

Mmcf. One million cubic feet of natural gas.

Oil. Crude oil.

PV-10 Value and present value. When used with respect to proved reserves of oil, natural gas and natural gas liquids, the estimated future gross revenues to be generated from the production of proved reserves, net of estimated production and future development costs, using prices and costs in effect as of the date indicated, without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expenses or to depreciation, depletion and amortization, discounted using an annual discount rate of 10%.

Present value of proved reserves. The present value of estimated future revenues, discounted at 10% annually, to be generated from the production of proved reserves determined in accordance with Securities and Exchange Commission guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation, without giving effect to (i) estimated future abandonment costs, net of the estimated salvage value of related equipment, (ii) nonproperty related expenses such as general and administrative expenses, debt service and future income tax expense, or (iii) depreciation, depletion and amortization.

Productive well. A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Proved developed reserves. Proved reserves that are expected to be recovered from existing wellbores, whether or not currently producing, without drilling additional wells. Production of such reserves may require a recompletion. For a complete definition of “proved developed reserves,” please refer to Rule 4-10(c)(3) of Regulation S-X, as promulgated under the Securities Act of 1933, as amended.

Proved oil and gas reserves: Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

(1) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(2) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the proved classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(3) Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as indicated additional reserves; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

Proved undeveloped location. A site on which a development well can be drilled consistent with spacing rules for purposes of recovering proved undeveloped reserves.

Proved undeveloped reserves (PUD). Proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. For a complete definition “proved undeveloped reserves,” please refer to Rule 4-10(a)(4) of Regulation S-X, as promulgated under the Securities Act of 1933, as amended.

Recompletion. The completion for production of an existing wellbore in another formation from that in which the well has been previously completed.

Royalty interest. An interest in an oil and gas property entitling the owner to a share of oil or natural gas production free of costs of production.

3-D seismic data. Seismic data collected as an intersecting grid of seismic lines. Data collected in this fashion may be used to help create 3-D computer models of the underground geometries of the rocks. The collection of seismic data involves sending shock waves into the ground and measuring how long it takes the subsurface rocks to reflect the waves back to the surface. Shock waves are generated by pounding the earth with a vibrator truck or by exploding small dynamite charges in shallow holes. The arrival times of the waves at the surface are detected by listening devices called geophones. Computers then process the geophone data and convert it into seismic lines, which are two- or three-dimensional displays that resemble cross-sections.

2-D seismic data. Seismic data collected using two-dimensional lines created by laying geophones out in single line. See the definition of 3-D seismic data for a description of how seismic data is collected.

Working interest. The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and a share of production.

Workover. Operations on a producing well to restore or increase production.

INDEX TO FINANCIAL STATEMENTS

Tandem Energy Holdings, Inc.
Audited Consolidated Financial Statements
Report of Independent Certified Public Accountants	F1-1
Consolidated Balance Sheets – December 31, 2006 and 2005	F1-2
Consolidated Statements of Operations – Years ended December 31, 2006, 2005 and 2004	F1-3
Consolidated Statements of Stockholders’ Equity (Deficit) – Years ended December 31, 2006, 2005 and 2004	F1-4
Consolidated Statements of Cash Flows – Years ended December 31, 2006, 2005 and 2004	F1-5
Notes to Consolidated Financial Statements	F1-7

Shamrock Energy Corporation
Audited Financial Statements
Report of Independent Certified Public Accountants	F2-1
Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased From Shamrock Energy Corporation – Five months ended May 31, 2005 and for the year ended December 31, 2004	F2-2
Notes to Statements of Revenues and Direct Operating Expenses of the Oil and
Gas Properties Purchased From Shamrock Energy Corporation	F2-3

Unaudited Pro Forma Information
Unaudited Pro Forma Condensed Consolidated Balance Sheet	F2-7
Unaudited Forward-Looking Condensed Consolidated Statement of Operations	F2-8
Notes to Unaudited Pro Forma Financial Statements	F2-9

Platinum Energy Resources, Inc.
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F3-1
Balance Sheets – December 31, 2006 and 2005	F3-2
Statements of Operations – For the year ended December 31, 2006 and period from April 25, 2005 (inception) to December 31, 2005	F3-3
Statements of Changes in Stockholders’ Equity – For the year ended December 31, 2006 and the period from April 25, 2005 (inception) to December 31, 2005	F3-4
Statements of Cash Flows – For the year ended December 31, 2006 and the period from April 25, 2005 (inception) to December 31, 2005	F3-5
Notes to Financial Statements	F3-6

Management’s Annual Report on Internal Control over Financial Reporting

F4-1

Report of Independent Registered Public Accounting Firm

F4-2

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
Tandem Energy Holdings, Inc.

We have audited the consolidated balance sheets of Tandem Energy Holdings, Inc., a Nevada corporation, (“Tandem”) (successor to Tandem Energy Corporation) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of Tandem’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Tandem’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 15, on October 5, 2006, Tandem entered into an agreement whereby a publicly-owned entity will, subject to shareholder approval, acquire all of the assets and assume all of the liabilities of Tandem’s wholly-owned subsidiary.

In our opinion, the consolidated financial statements, referred to above, present fairly, in all material respects, Tandem’s financial position at December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December  31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Johnson, Miller & Co. CPA’s, P.C.

Midland, Texas

April 2, 2007

F1-1

TANDEM ENERGY HOLDINGS, INC.
(Previously Tandem Energy Corporation)

CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005

	2006	2005
ASSETS
Current assets
Cash and cash equivalents	$2,482,608	3,690,183
Accounts receivable:
Oil and gas sales	1,551,494	2,007,192
Affiliates and other, net	493,120	304,055
Inventory	73,781	38,724
Federal income tax receivable	—	630,497
Other current assets	301,578	301,578
Total current assets	4,902,581	6,972,229
Property and equipment
Oil and gas properties, full cost method	35,639,538	29,076,034
Other	1,271,035	603,061
Less accumulated depreciation, depletion and amortization	(5,635,280)	(3,000,770)
Property and equipment, net	31,275,293	26,678,325
Other assets
Investment in partnership	30,001	35,324
Deferred fees, net of amortization	111,109	377,778
Real estate held for development	584,167	585,863
Total other assets	725,277	998,965
Total assets	$36,903,151	34,649,519

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable
Trade	$970,894	1,422,063
Oil and gas sales	395,528	155,858
Current portion of long-term debt	1,750,000	500,000
Fair value of commodity derivatives	633,073	1,697,271
Current income taxes payable	123,053	—
Asset retirement obligation - current	177,411	—
Accrued liabilities and other	936,712	1,056,173
Total current liabilities	4,986,671	4,831,365
Long-term debt	40,250,000	42,000,000
Fair value of commodity derivatives	440,873	2,924,423
Asset retirement obligation	1,678,296	1,640,940
Total liabilities	47,355,840	51,396,728
Stockholders’ equity (deficit)
Common stock, $.001 par value, authorized 100,000,000 shares;
Shares issued and outstanding: 23,799,322	23,799	23,799
Additional paid-in capital	64,275,801	64,275,801
Retained earnings	(74,752,289)	(81,046,809)
Total stockholders’ equity (deficit)	(10,452,689)	(16,747,209)
Total liabilities and stockholders’ equity (deficit)	$36,903,151	34,649,519

The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.

F1-2

TANDEM ENERGY HOLDINGS, INC.
(Previously Tandem Energy Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Revenues
Oil and gas sales	$17,812,015	13,757,713	8,017,687
Costs and expenses
Lease operating expense	6,516,711	4,273,420	2,840,951
General and administrative	2,836,837	1,824,676	688,934
Stock-based compensation	—	37,605,730	—
Depreciation, depletion and amortization	2,641,315	1,915,613	390,432
Accretion of asset retirement obligation	137,222	120,209	45,916
Total costs and expenses	12,132,085	45,739,648	3,966,233
Operating income (loss)	5,679,930	(31,981,935)	4,051,454
Other income (expense)
Sale of environmental credits	—	—	446,200
Interest expense	(3,503,812)	(1,726,583)	(28,837)
Partnership income (loss)	49,877	8,399	(13,980)
Change in fair value of derivatives	3,547,748	(4,702,419)	—
Gain on sale of property and equipment	401,470	707,239	—
Other	229,054	69,794	56,654
Total other income (expense), net	724,337	(5,643,570)	460,037
Income (loss) before income taxes	6,404,267	(37,625,505)	4,511,491
Income tax benefit (expense)
Current	(109,747)	658,264	(512,327)
Deferred	—	657,850	(285,202)
Total income tax benefit (expense)	(109,747)	1,316,114	(797,529)
NET INCOME (LOSS)	$6,294,520	(36,309,391)	3,713,962
Earnings (loss) per share	$.26	(1.96)	1.24
Weighted average shares outstanding	23,799,322	18,514,688	3,000,000 (1)

——————

(1)

Pro-forma shares outstanding after conversion

The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.

F1-3

TANDEM ENERGY HOLDINGS, INC.
(Previously Tandem Energy Corporation)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
Years Ended December 31, 2006, 2005 and 2004

	Common Stock		Additional Paid-In Capital	Retained Earnings (Deficit)	Total
	Shares	Par Value

Balance, January 1, 2004	1,000	$10	2,710,115	(810,321)	1,899,804
Distributions to shareholders	—	—	—	(321,184)	(321,184)
Net income	—	—	—	3,713,962	3,713,962
Balance, December 31, 2004	1,000	10	2,710,115	2,582,457	5,292,582
Acquisition and retirement of treasury stock	(500)	(5)	—	(13,015,000)	(13,015,005)
Shares issued in conjunction with:
Conversion of TEC shares	2,999,500	2,995	(2,995)	—	—
Conversion of Tandem shares	16,322	16	(16)	—	—
Acquisition of Shamrock assets	7,500,000	7,500	11,992,500	—	12,000,000
Compensation for management	9,243,000	9,243	33,845,567	—	33,854,810
Compensation for consultants	2,507,000	2,507	3,748,413	—	3,750,920
Private placement offerings	1,533,000	1,533	1,482,217	—	1,483,750
Distributions to shareholders
Acquisition of TEC – shares	—	—	10,500,000	(10,500,000)	—
Acquisition of Shamrock assets	—	—	—	(11,699,375)	(11,699,375)
Acquisition of TEC – notes payable	—	—	—	(12,000,000)	(12,000,000)
Other	—	—	—	(105,500)	(105,500)
Net loss	—	—	—	(36,309,391)	(36,309,391)
Balance, December 31, 2005	23,799,322	23,799	64,275,801	(81,046,809)	(16,747,209)
Net income	—	—	—	6,294,520	6,294,520
Balance, December 31, 2006	23,799,322	$23,799	64,275,801	(74,752,289)	(10,452,689)

The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.

F1-4

TANDEM ENERGY HOLDINGS, INC.
(Previously Tandem Energy Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Increase (Decrease) in Cash and Cash Equivalents
Cash flows from operating activities:
Net income (loss)	$6,294,520	(36,309,391)	3,713,962
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	2,641,315	1,915,613	390,432
Accretion of asset retirement obligation	137,222	120,209	45,916
Amortization of deferred loan fees	266,669	155,555	—
Partnership (income) loss	(49,877)	(8,399)	13,980
Gain on sale of real estate held for development	(401,470)	(707,239)	—
Change in fair value of derivatives	(3,547,748)	4,702,419	—
Stock-based compensation	—	37,605,730	—
Current income tax (benefit)	—	(630,497)	—
Deferred income tax (benefit) expense	—	(657,850)	285,202
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	266,633	(796,317)	(1,026,039)
Increase in inventory	(35,057)	(38,724)	—
Decrease in other current assets	—	700	5,766
Increase (decrease) in accounts payable	(211,499)	618,147	363,864
Increase (decrease) in income taxes payable	753,550	(436,387)	—
Increase (decrease) in accrued liabilities and other	(119,461)	725,852	730,812
Net cash provided by operating activities	5,994,797	6,259,421	4,523,895
Cash flows from investing activities:
Property and equipment additions	(7,342,671)	(7,518,057)	(1,194,227)
Partnership distributions	55,200	11,000	37,328
Proceeds from sale of property and equipment	585,099	929,469	—
Increase (decrease) in advance relocation fees	—	(173,588)	173,588
Increase in due from affiliates	—	—	(15,000)
Net cash used in investing activities	(6,702,372)	(6,751,176)	(998,311)
Cash flows from financing activities:
Long-term borrowings	—	23,000,000	—
Payment of bank loan fees	—	(825,000)	—
Payments of bank borrowings	(500,000)	(1,500,000)	(1,300,000)
Payments of notes to former shareholders	—	(147,280)	(150,000)
Cash distributions to shareholders	—	(8,401,453)	(321,184)
Proceeds from issuance of stock	—	1,483,750	—
Acquisition and retirement of treasury stock	—	(13,000,000)	—
Net cash (used in) provided by financing activities	(500,000)	610,017	(1,771,184)
Net (decrease) increase in cash and cash equivalents	(1,207,575)	118,262	1,754,400
Cash and cash equivalents, beginning of year	3,690,183	3,571,921	1,817,521
Cash and cash equivalents, end of year	$2,482,608	3,690,183	3,571,921

The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.

F1-5

TANDEM ENERGY HOLDINGS, INC.
(Previously Tandem Energy Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS – (continued)
Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Non-cash financing and investing activities:
Asset retirement cost and obligation	$77,545	126,550	4,593
Stock issued in connection with:
Shamrock asset acquisition	$—	12,000,000	—
Distribution to shareholders	$—	10,500,000	—
Stockholder distributions financed by note payable	$—	12,000,000	—
Cash paid during the year for:
Taxes	$75,327	408,274	50,000
Interest	$3,063,202	1,343,398	28,929

The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.

F1-6

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Basis of Presentation and Nature of Operations

Organization

Tandem Energy Holdings, Inc. (“Tandem”) is a publicly traded, non-reporting company. It was originally incorporated in Nevada as Las Vegas Major League Sports, Inc. (“Las Vegas”) on July 22, 1993, to engage in certain business activities associated with the Canadian Football League. In April 1994, it completed an initial public offering and began trading under the symbol LVTD. In 1996, Las Vegas filed for bankruptcy protection and ceased being a reporting company and ceased operations. In 1998, Las Vegas changed its name to Pacific Medical Group, Inc. (“Pacific”) in connection with a share exchange transaction with a privately-held company whose business plan was to engage in the manufacture and sale of medical products. That business was unsuccessful and Pacific ceased operations for some years. In February, 2005, Pacific changed its name to Tandem Energy Holdings, Inc. and changed its trading symbol to TDYH.PK. In June, 2005, Tandem Energy Corporation, a privately held Colorado corporation (“TEC”), which had acquired certain oil and gas assets of Shamrock Energy Corporation, a privately held Texas corporation (“Shamrock”), became a wholly owned subsidiary of Tandem. TEC and Shamrock, independent oil and gas E & P companies headquartered in Midland, Texas, have been engaged in the oil and gas industry since 1977 and 2004, respectively.

Basis of Presentation

The acquisition by Tandem in June, 2005, of all of the outstanding stock of TEC is accounted for as a combination of entities under common control, sometimes referred to hereinafter as the “share exchange.” Consequently, the assets, liabilities and results of operations presented herein are the historical results of operations of Tandem and TEC. The financial statements presented herein are the historical financial statements of the combined entities. See Note 3 for a detailed discussion of this transaction.

Nature of Operations

Tandem based in Midland, Texas, is engaged in the exploration, development and production of oil and gas properties located primarily in Texas and New Mexico.

Substantially all of Tandem’s oil and gas production is sold under short-term contracts which are market-sensitive. Accordingly, Tandem’s financial condition, results of operations and capital resources are highly dependent upon prevailing market prices of, and demand for, crude oil and natural gas. These commodity prices are subject to wide fluctuations and market uncertainties due to a variety of factors that are beyond the control of Tandem. These factors include the level of global demand for petroleum products, foreign supply of oil and gas, the establishment of and compliance with production quotas by oil-exporting countries, weather conditions, the price and availability of alternative fuels, and overall economic conditions, both foreign and domestic.

Note 2 — Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Tandem and its wholly owned subsidiaries, Tandem Energy Corporation and Mixon Drilling, Inc. All intercompany balances and transactions have been eliminated.

Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accounting policy most affected by management’s estimates and assumptions is the reliance on estimates of proved reserves to compute the provision for depreciation, depletion and amortization (“DD&A”), and the determination of any impairment of long-lived assets.

F1-7

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies – (continued)

Oil and Gas Properties

TEC uses the full cost method of accounting for exploration and development activities as defined by the Securities and Exchange Commission (SEC). Under this method of accounting, the costs of unsuccessful, as well as successful, exploration and development activities are capitalized as properties and equipment. This includes any internal costs that are directly related to exploration and development activities but does not include any costs related to production, general corporate overhead or similar activities. Gain or loss on the sale or other disposition of oil and gas properties is not recognized, unless the gain or loss would significantly alter the relationship between capitalized costs and proved reserves of oil and natural gas attributable to a country. Tandem has defined a cost center by country. Currently, all of Tandem’s oil and gas properties are located within the continental United States.

Properties and equipment include costs that are excluded from costs being depreciated or amortized. Oil and gas costs excluded represent investments in unproved properties and major development projects in which Tandem owns a direct interest. These unproved property costs include nonproducing leasehold, geological and geophysical costs associated with leasehold or drilling interests and exploration drilling costs. All costs excluded are reviewed at least quarterly to determine if impairment has occurred. The amount of any impairment is transferred to the capitalized costs being amortized in the DD&A pool.

Depreciation, Depletion and Amortization

The depreciable base for oil and gas properties includes the sum of capitalized costs net of accumulated DD&A, estimated future development costs and asset retirement costs not accrued in oil and gas properties, less costs excluded from amortization and salvage. The depreciable base of oil and gas properties and mineral investments are amortized using the unit-of-production method based on total proved oil and gas reserves. Properties and equipment carrying values do not purport to represent replacement or market values.

Proved Oil and Gas Reserves

In accordance with Rule 4-10(a) of SEC Regulation S-X, proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalation based upon future conditions.

(i)

Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation tests. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contracts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(ii)

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the “proved” classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

F1-8

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies – (continued)

Proved Oil and Gas Reserves

(iii)

Estimates of proved reserves do not include the following:

(A)

oil that may become available from known reservoirs but is classified separately as “indicated   additional reserves”;

(B)

crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;

(C)

crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and

(D)

crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

Ceiling Test

Under the full cost method of accounting, a ceiling test is performed each quarter. The full cost ceiling test is an impairment test prescribed by SEC Regulation S-X Rule 4-10. The ceiling test determines a limit, on a country-by-country basis, on the book value of oil and gas properties. Currently, all of Tandem’s operations are located in the United States. The capitalized costs of proved oil and gas properties, net of accumulated DD&A and the related deferred income taxes, may not exceed the estimated future net cash flows from proved oil and gas reserves, excluding future cash outflows associated with settling asset retirement obligations that have been accrued on the balance sheet, generally using prices in effect at the end of the period held flat for the life of production and including the effect of derivative instruments that qualify as cash flow hedges, discounted at 10%, net of related tax effects, plus the cost of unevaluated properties and major development projects excluded from the costs being amortized. If capitalized costs exceed this limit, the excess is charged to expense and reflected as additional accumulated DD&A.

Asset Retirement Obligation

Tandem follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations . SFAS No. 143 requires Tandem to recognize a liability for the present value of all legal obligations associated with the retirement of tangible, long-lived assets and capitalize an equal amount as a cost of the asset. The cost of the abandonment obligations, less estimated salvage values, is included in the computation of depreciation, depletion and amortization.

Income Taxes

Tandem follows the asset and liability method prescribed by SFAS No. 109, Accounting for Income Taxes . Under this method of accounting for income taxes, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in enacted tax rates is recognized in income in the period that includes the enactment date.

F1-9

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies – (continued)

Environmental Expenditures

Tandem is subject to extensive federal, state and local environmental laws and regulations. These laws regulate the discharge of materials into the environment and may require Tandem to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed.

Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments for the liability or component is fixed or reliably determinable.

Hedging Activities

From time to time, Tandem may utilize derivative instruments, consisting of swaps, floors and collars, to attempt to reduce its exposure to changes in commodity prices and interest rates. Tandem accounts for its derivatives in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities , as amended. SFAS No. 133 requires that all derivative instruments be recognized as assets or liabilities in the balance sheet, measured at fair value. The accounting for changes in the fair value of a derivative depends on both the intended purpose and the formal designation of the derivative. Designation is established at the inception of a derivative, but subsequent changes to the designation are permitted. Tandem has elected not to designate any of its derivative financial contracts as accounting hedges and, accordingly, has accounted for these derivative financial contracts using mark-to-market accounting. Changes in fair value of derivative instruments which are not designated as cash flow hedges are recorded in other income (expense) as changes in fair value of derivatives.

Cash and Cash Equivalents

Tandem considers all cash and highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk – Cash

Tandem maintains its cash balances at a single major financial institution. Certain balances may at times exceed the federally insured limits established by the Federal Deposit Insurance Corporation. Tandem has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Inventory

Inventory consists primarily of tubular goods and other well equipment which Tandem plans to utilize in its ongoing exploration and development activities and is carried at the lower of cost or market value.

Investment in Partnership

Tandem uses the equity method to account for its non-operating 33-1/3% interest in a real estate partnership.

Real Estate Held for Development

Tandem’s real estate held for development is at cost and relates to undeveloped land located near Tomball, Texas.

F1-10

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies – (continued)

Debt Financing Costs

As discussed in Note 4, certain financing costs related to Tandem’s revolving line of credit have been capitalized. The deferred debt financing costs are being amortized over the term of the financing.

Stock-Based Compensation

Tandem has not issued any stock-based compensation to employees for the two years ended December 31, 2006 and 2005, except for the issuance of common stock as compensation discussed in Notes 3 and 11. Such issuances were recorded at the fair value of the stock at the time of issuance. As of December 31, 2006, Tandem does not have any other stock-based compensation plans or obligations.

Revenue Recognition and Gas Balancing

Tandem utilizes the sales method of accounting for oil, natural gas and natural gas liquids revenues whereby revenues, net of royalties, are recognized as the production is sold to purchasers. The amount of gas sold may differ from the amount to which Tandem is entitled based on its revenue interests in the properties. Tandem did not have any significant gas imbalance positions at December 31, 2006 or 2005.

Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income , established standards for reporting and displaying comprehensive income and its components (revenue, expenses, gains and losses) in a full set of general-purpose financial statements. There were no differences between net income and comprehensive income in 2006 or 2005.

Concentration Risks

Tandem sells its oil and natural gas production to various customers, serves as operator in the drilling, completion and operation of oil and gas wells, and from time to time enters into derivatives with various counterparties. When management deems appropriate, Tandem may obtain letters of credit to secure amounts due from its significant oil and gas purchasers and follow other procedures to monitor credit risk from joint owners and derivatives counterparties.

Accounts Receivable and Allowance for Doubtful Accounts

Tandem’s trade receivables consist of receivables from non-operators who own an interest in properties which Tandem operates. Tandem has the ability and the right to withhold oil and gas revenues from any owner who is delinquent in their payments. At December 31, 2006 or 2005, all trade receivables were collectable; therefore, the allowance for doubtful accounts was zero.

Recent Accounting Pronouncements

SFAS 155 —In February 2006, the FASB issued Statement No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140” (“SFAS 155”). SFAS 155 permits an entity to measure at fair value any financial instrument that contains an embedded derivative that otherwise would require bifurcation. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. We will adopt SFAS 155 as of January 1, 2007. Adoption should have no effect on our financial position or results of operations.

F1-11

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies – (continued)

SFAS 156 — In March 2006, the FASB issued Statement No. 156, “Accounting for Servicing of Financial Assets,” (“SFAS 156”) which amends SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 156 requires the initial recognition at fair value of a servicing asset or servicing liability when an obligation to service a financial asset is undertaken by entering into a servicing contract. The adoption of SFAS 156 effective January 1, 2007 should not affect our financial position or results of operations.

SFAS 157 — In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (“SFAS 157”), which establishes a single authoritative definition of fair value based upon the assumptions market participants would use when pricing an asset or liability and creates a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, additional disclosures are required, including disclosures of fair value measurements by level within the fair value hierarchy. SFAS 157 is effective for fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We will adopt SFAS 157 as of January 1, 2008. Adoption should have no effect on our financial position or results of operations.

SFAS 159 — In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value. SFAS 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. We are currently evaluating the provisions of SFAS 159 and assessing the impact it may have on our financial position and results of operations.

FASB Staff Position AUG AIR-1 — FASB Staff Position No. AUG AIR-1, “Accounting for Planned Major Maintenance Activities” (“FSP AUG AIR-1”), prohibits companies from accruing as a liability in annual and interim periods the future costs of periodic major overhauls and maintenance of plant and equipment (the “accrue-in-advance method”). Other previously acceptable methods of accounting for planned major overhauls and maintenance (the direct expense, built-in overhaul and deferral methods) will continue to be permitted. The new requirements apply to entities in all industries for fiscal years beginning after December 15, 2006, and must be retrospectively applied. We will adopt FSP AUG AIR-1 as of January 1, 2007. Adoption should have no effect on our financial position or results of operations.

FIN 48 —In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109”, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” It prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We adopted FIN 48 effective January 1, 2007. However, the FASB is in the process of issuing Proposed FSP FIN 48-a, “Implementation Guidance on Interpretation 48”. The guidance will provide conditions for determining when a tax position is considered to be effectively settled through examination. Although the final amount of our adoption adjustment will depend on the guidance issued, we do not expect the final impact of adoption to have a material effect on our financial position.

F1-12

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Common Stock and Significant Transactions

The following is a description of Tandem’s common stock transactions and other significant events:

Date	Description of Transaction	Issuance (Cancellation) of Shares of Common Stock

February 2005(1)	Acquisition of control of Pacific		16,322
March 1, 2005(2)	Proposed acquisitions of TEC and Shamrock by Tandem Energy
	Holdings, Inc. (Texas)		—
March 7, 2005(1)	Shares issued to sole officer and director (Mortensen)		20,000,000
March 8, 2005(3)	Shares issued to third parties		2,000,000
March 16, 2005(3)	Shares issued to third parties		250,000
March 17, 2005(4)	Cancellation of shares issued to Mortensen		(20,000,000)
March 17, 2005(4)	Issuance of shares to TEC/Shamrock control group and former
	director Mortensen		20,000,000
May 31, 2005(5)	Original TEC and Shamrock purchase agreements terminated		—
June 1, 2005(5)	Cancellation of shares issued to TEC/Shamrock control group and
	former director Mortensen		(20,000,000)
June 1, 2005(6)	Restated acquisition agreements of TEC and Shamrock		—
June 1, 2005(7)	Issuance of shares to Tandem management as compensation	9,143,000
June 8, 2005(8)	Acquisition and retirement of Tandem treasury stock	—
June 8, 2005(9)	Shares issued for acquisition of Shamrock assets	7,500,000
June 8, 2005(10)	Shares issued for acquisition of TEC stock	3,000,000
June 14, 2005(7)	Shares issued to related party	100,000
June-July 2005(7)	Shares issued for compensation	257,000
	Total shares issued		20,000,000
June 14, 2005(11)	Shares issued in connection with private placement offering		1,533,000
	Total shares outstanding		23,799,322

1. Acquisition of Control of Pacific

In February 2005, a group of promoters, including Lyle Mortensen (“Mortensen”), acquired control of Pacific. Mortensen was named sole officer and director, changed Pacific’s name to Tandem, declared a 1 for 500 reverse stock split resulting in 16,322 shares of common stock outstanding and, on March 7, 2005, issued himself 20,000,000 shares of common stock.

2. Proposed Acquisitions of TEC and Shamrock

In February 2005, Mr. Mortensen had incorporated a new privately held Texas corporation (Tandem, Texas) to facilitate the acquisition of TEC and the Shamrock Assets. It was intended that Tandem, Texas would then be rolled up into Tandem.

On March 1, 2005, Tandem (Texas) entered into agreements to purchase the common stock of TEC and certain oil and gas properties owned by Shamrock to be completed no later than May 31, 2005. See the discussion below under the captions “ 9 – Acquisition of Shamrock Assets by Tandem “ and “ 10 – Acquisition of TEC . “

F1-13

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Common Stock and Significant Transactions – (continued)

3. Shares Issued to Third Parties

In conjunction with its formation, on March 8, 2005 and March 16, 2005, Tandem issued 2,000,000 and 250,000 shares, respectively, to third parties and recorded compensation expense of $2,680,000 and $335,000, respectively, ($1.34 per share) based on Tandem’s average closing trading price on the OTC Pink Sheet system two days before and two days after the transaction (the “average trading price”).

4. March 17, 2005 Cancellation and Issuance of Common Stock

On March 17, 2005, in anticipation of the fulfillment of the March 1, 2005 proposed TEC and Shamrock acquisitions, Mortensen cancelled the 20,000,000 shares issued to himself on March 7, 2005, and on March 17, 2005, Mortensen, as sole officer and director, issued 20 million restricted shares of common stock to a group comprised of Mortensen, principals of Tandem and Shamrock (Tim Culp, Dyke Culp and Jack Chambers) and others.

On March 30, 2005, Mortensen appointed certain TEC and Shamrock owners and management members as officers and directors of Tandem and immediately resigned as officer and director.

5. Termination of Original TEC/Shamrock Acquisition Agreements and Cancellation of Stock

On May 31, 2005, the original TEC/Shamrock acquisition agreements terminated due to the inability to secure the necessary financing. As a result of the terminations, on June 1, 2005, Tandem’s new board of directors cancelled all 20 million shares of common stock issued on March 17, 2005, for lack of consideration, and that they were issued in connection with the fulfillment of the acquisition of Tandem, Texas by Tandem, which never occurred.

All of the cancelled 20 million shares were subsequently returned to Tandem, except for 2.878 million shares controlled by Mortensen. Management of TEC believes that all of the shares controlled by Mortensen are null and void. See the additional discussion below under the captions “7 – Compensation Shares” with respect to any resolution of Mortensen’s 2.878 million shares.

6. Revised TEC/Shamrock Purchase Agreements

On June 1, 2005, after the May 31, 2005 termination of the original TEC/Shamrock purchase agreements, management of TEC revised and restated the TEC/Shamrock purchase agreements.

7. Compensation Shares

On June 1, 2005, Tandem issued to Tandem’s management team and other related parties 9,143,000 compensation shares valued at $33,554,810 ($3.67 per share) and, on June 14, 2005, 100,000 compensation shares to others valued at $300,000 ($3.00 per share), based on the average trading price at date of issuance. All management shares were restricted and subject to a voting agreement.

Mortensen is contesting Tandem’s cancellation of his 2.878 million shares of common stock. Although management believes Mortensen’s claim is without merit, if Mortensen is partially or completely successful, certain members of Tandem’s management team have agreed to reduce their compensation shares for any Mortensen shares and to reimburse Tandem for any related expense. Accordingly, any resolution of the Mortensen’s shares will have no effect on Tandem’s total shares outstanding or its results of operations.

In addition, during June-July 2005, TEC issued 257,000 compensation shares valued at $735,920 (ranging from $1.96-$3.67 per share), based on the average trading price at date of issuance.

F1-14

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Common Stock and Significant Transactions – (continued)

7. Compensation Shares

The following is a summary of TEC’s compensation share expense for the year ended December 31, 2005:

	Date Issued	Shares	Expense

Third parties(3)	March 8, 2005	2,250,000	$3,015,000
Management	June 1, 2005	9,143,000	33,554,810
Related party	June 14, 2005	100,000	300,000
Others	June-July 2005	257,000	735,920
Total		11,750,000	$37,605,730

8. Acquisition and Retirement of TEC Treasury Stock

Historically, TEC was owned equally by Joe C. Bullard and Tim G. Culp, who served as its president and vice president, respectively. Prior to 2002, the spouses of Culp and Bullard also owned shares. Under a stock redemption agreement executed in 2002, the spouses redeemed their shares for notes which required annual payments until the notes were satisfied.  These notes were paid in full during the second quarter of 2005.

On June 8, 2005, in conjunction with the revised and restated TEC/Shamrock purchase agreements and pursuant to a share redemption agreement, TEC repurchased and retired as treasury stock one-half of its outstanding common shares owned by Bullard for $13.0 million and cancelled a $15,000 note receivable, funded by proceeds of the revolving line of credit discussed in Note 6 to the Consolidated Financial Statements. As a result, Tim Culp became the sole shareholder of TEC.

9. Acquisition of Shamrock Assets by Tandem

Historically, Shamrock was owned equally by Tim Culp, his brother Dyke Culp, and Jack Chambers. At date of acquisition, TEC’s then sole stockholder owned or controlled a two-thirds interest in Shamrock, the other one-third interest was owned or controlled by an unrelated third party. Accordingly, the acquisition of the two-thirds Shamrock interest has been accounted for as a combination of entities under common control using carryover historical costs, and the acquisition of the remaining one-third Shamrock interest has been accounted for as a purchase in accordance with SFAS No. 141, Business Combinations .

The following is a summary of the combination of entities under common control related to the two-thirds Shamrock interest:

Consideration paid to predecessor shareholder:
Cash paid	$5.3 million
Issuance of note payable	6.0 million
Repayment of certain debt	3.2 million
Issuance of 3.5 million shares valued at average trading price of $3.00 per share	10.5 million
Total consideration paid	25.0 million
Less historic cost basis of net assets acquired	2.8 million
Distribution to predecessor shareholder	$22.2 million

F1-15

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Common Stock and Significant Transactions – (continued)

9. Acquisition of Shamrock Assets by Tandem

The following is a summary of the purchase of the one-third Shamrock interest:

Cash paid	$2.6 million
Issuance of note payable	3.0 million
Repayment of certain debt	1.6 million
Issuance of 4.0 million shares valued at average trading price of $3.00 per share	12.0 million
Total purchase price	$19.2 million

The following is a summary of the Shamrock acquisition transactions:

Cost basis of assets acquired:
Two-thirds interest	$2.8 million
One-third interest	19.2 million
Total assets acquired	22.0 million
Distribution to predecessor shareholder	22.2 million
Total consideration paid	$44.2 million

The results of operations of Shamrock’s oil and gas properties have been recorded in TEC’s consolidated financial statements since the June 1, 2005 acquisition date. Reference is made to Note 14 of the Consolidated Financial Statements for further discussion of the Shamrock acquisition.

10. Acquisition of TEC

On June 8, 2005, pursuant to a restated purchase agreement, Tandem acquired the remaining 500 shares of capital stock outstanding in TEC from Tim Culp in exchange for 3.0 million shares of Tandem common stock and a note payable of $12.0 million. The 3.0 million shares of Tandem common stock were valued at the historic cost basis of the 500 shares of TEC common stock and the $12.0 million note payable is reflected as a distribution to the Tandem shareholder.

Since TEC was owned 100% by Tim Culp, and since Culp controlled more than 50%of Tandem, the acquisition of TEC by Tandem has been accounted for as a combination of entities under common control using Tandem’s and TEC’s carryover historical cost basis.

Since the business combination is accounted for as a combination of entities under common control, no purchase value adjustment for Tandem or TEC is appropriate or necessary. Consequently, the consolidated financial statements presented herein are the historical results of operations of both TEC and Tandem.

11. Private Placement Offering

On March 30, 2005, in contemplation of original March 1, 2005 proposed TEC and Shamrock acquisitions, Tandem began a 2,000,000 private placement offering at $1.00 per share. On June 14, 2005, Tandem closed the private placement offering and issued 1,533,000 shares of common stock and received net proceeds of approximately $1.5 million. The net proceeds are being used for general operating purposes.

F1-16

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Other Current Assets

Financing costs totaling $800,000 relating to Tandem’s revolving line of credit, as discussed in Note 6, were capitalized during 2005. Tandem is amortizing these costs to expense over the term of the financing; the portion scheduled to be amortized in 2007 ($266,667) is included in other current assets.

Note 5 — Asset Retirement Obligation

The following table summarizes the changes in the Tandem’s asset retirement obligation for the years ended December 31, 2006 and 2005 as follows:

Balance, January 1, 2005	$602,938
Additions related to new properties	126,550
Additions related to acquisition of Shamrock properties	791,243
Accretion expense	120,209
Balance, December 31, 2005	1,640,940
Additions related to new properties	77,545
Accretion expense	137,222
Balance, December 31, 2006	$1,855,707

Note 6 — Long-Term Debt

TEC’s long-term debt at December 31 consisted of the following:

	2006	2005

Revolving line of credit	$21,000,000	21,500,000
Notes to former TEC and Shamrock owners	21,000,000	21,000,000
Total long-term debt	42,000,000	42,500,000
Less current portion of long-term debt	(1,750,000	(500,000)
Long-term debt, net of current portion	$40,250,000	42,000,000

F1-17

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Long-Term Debt – (continued)

Revolving Line of Credit

On June 8, 2005, TEC entered into a revolving line of credit agreement with a bank to provide an initial borrowing base of up to $23.0 million. The borrowing base is reduced by payments of $250,000 each month beginning July 1, 2005, and the lender may redetermine the borrowing base at its discretion. The revolving line of credit expires June 8, 2008. Under the terms of the third amendment to the credit agreement, dated September 21, 2006, and in anticipation of the impending asset acquisition referred to in Note 15, the borrowing base was set at $21.35 million and the mandatory principal reduction requirement was waived until December 1, 2006.  The December 1, 2006 principle reduction requirement was waived.  On February 28, 2007, under the terms of the fourth amendment to the credit agreement, the new borrowing base was set at $21.1 million with mandatory principle reduction requirements of $250,000 per month beginning June 1, 2007.  Accordingly, TEC has reclassed a portion of its revolving line of credit as a current liability in the amount of $1.75 million.

The revolving line of credit is secured by Tandem’s oil and gas properties. The proceeds from the initial borrowings under the revolving line of credit were used primarily for the Shamrock acquisition in 2005 and in conjunction with the stock redemption agreement with one of TEC’s predecessor stockholders in the amount of $13.0 million also in 2005.

The revolving line of credit bears interest at either the bank’s base rate or LIBOR, plus a margin which varies with the ratio of Tandem’s outstanding borrowings to a defined borrowing base. Tandem can choose periodically to change the interest rate base which applies to outstanding borrowings. As of December 31, 2006, $20.5 million of the $21.0 million due under the revolving line of credit bears interest payable at LIBOR plus 2.25% (7.57%); the remainder bears interest at the bank’s base rate (8.25% at December 31, 2006).

Under the terms of revolving line of credit agreement, Tandem must maintain certain financial ratios, must repay any amounts due in excess of the borrowing base, and may not declare any dividends or enter into any transactions resulting in a change in control, without the lender’s consent. In connection with the revolving line of credit, Tandem entered into crude oil and natural gas derivative swaps, puts and calls discussed in Note 9.

Notes to Former TEC and Shamrock Owners

As discussed in Notes 3 and 11, Tandem issued a note payable to the sole stockholder of TEC as part of the overall consideration for the share exchange. Such note, in the principle amount of $12.0 million, bears interest at a national bank’s prime rate (8.25% at December 31, 2006) payable monthly. Interest only is due through May 31, 2009, at which point the note and any unpaid interest is due in full.

As discussed in Notes 3 and 14, TEC issued notes payable to three individuals as part of the overall consideration for the acquisition of the Shamrock properties. Such notes, in the aggregate totaling $9.0 million, bear interest at a national bank’s prime rate (8.25% at December 31, 2006) payable monthly. Interest is due through May 31, 2009, at which point the note and any unpaid interest is due in full.

Scheduled Maturities

Annual maturities of TEC’s long-term debt for the years ended December 31, are as follows:

2007	$1,750,000
2008	19,250,000
2009	21,000,000
$42,000,000

F1-18

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Income Taxes

Deferred tax assets and liabilities are the result of temporary differences between the financial statement carrying values and the tax basis of assets and liabilities. For the years ended December 31, 2006, 2005 and 2004, Tandem’s income tax benefit (expense) is summarized as follows:

	Current	Deferred	Total
Year ended December 31, 2006:
State income tax benefit (expense)	$—	—	—
Federal income tax benefit ( expense)	(109,747)	—	(109,747)
	$(109,747)	—	(109,747)

	Current	Deferred	Total
Year ended December 31, 2005:
State income tax benefit (expense)	$—	—	—
Federal income tax benefit (expense)	658,264	657,850	1,316,114
	$658,264	657,850	1,316,114

	Current	Deferred	Total
Year ended December 31, 2004:
State income tax benefit (expense)	$(85,957)	—	(85,957)
Federal income tax benefit (expense)	(426,370)	(285,202)	(711,572)
	$(512,327)	(285,202)	(797,529)

Income tax benefit (expense) for the years ended December 31, 2006, 2005 and 2004 differs from the expected amount based on Tandem’s income (loss) before income taxes computed at the federal statutory income tax rate as follows:

	2006	2005	2004

Income tax benefit (expense) computed at statutory rate	$(2,207,586)	12,792,672	(1,533,907)
Statutory depletion	—	483,123	843,879
Nondeductible expenses and other	(1,111)	(4,195)	(21,544)
Alternative minimum tax	(34,421)	—	(85,957)
Utilization (carryover) of net operating losses	2,133,371	(11,955,486)	—
Total income tax benefit (expense)	$(109,747)	1,316,114	(797,529)

F1-19

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Income Taxes – (continued)

At December 31, 2006, Tandem’s future financial and tax net operating loss carryforward benefits were approximately $5.7 million and $0.7 million, respectively, and are available to reduce future income taxes. If not utilized, the carryforwards will expire in 2025.

Note 8 — Marketing Arrangements and Major Customers

Tandem sells substantially all of its crude oil production under short-term contracts based on prices quoted on the New York Mercantile Exchange (“NYMEX”) for spot West Texas Intermediate contracts, less agreed-upon deductions which vary by grade of crude oil.

The majority of Tandem’s natural gas production is sold under short-term contracts based on pricing formulas which are generally market responsive. From time to time, Tandem may also sell a portion of the gas production under short-term contracts at fixed prices. Tandem believes that the loss of any of its oil and gas purchasers would not have a material adverse effect on its results of operations due to the availability of other purchasers.

During the years ended December 31, 2006, 2005 and 2004, two customers accounted for approximately 80%, 77% and 64%, respectively, of Tandem’s crude oil and natural gas revenues. Tandem believes that the loss of either of Tandem’s significant customers would not create a financial risk as Tandem’s oil and gas production can be sold to others at similar prices.

Note 9 — Price, Interest Rate and Credit Risk Management Activities

Price and Interest Rate Risks

Tandem engages in price risk management activities from time to time. These activities are intended to manage Tandem’s exposure to fluctuations in commodity prices for natural gas and crude oil. Tandem utilizes derivative financial instruments, primarily price collars, puts and calls, as the means to manage this price risk. In addition to these financial transactions, Tandem is a party to various physical commodity contracts for the sale of hydrocarbons that cover varying periods of time and have varying pricing provisions. Under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities , as amended by SFAS Nos. 137, 138 and 149, these various physical commodity contracts qualify for the normal purchases and normal sales exception and therefore, are not subject to hedge accounting or mark-to-market accounting. The financial impact of these various physical commodity contracts is included in revenues at the time of settlement, which in turn affects average realized hydrocarbon prices.

During 2006 and 2005, as discussed in Note 6, Tandem’s revolving line of credit required Tandem to execute various crude oil and natural gas swaps, collars, puts and calls (derivative financial instruments). Tandem has elected not to designate any of its derivative financial contracts as accounting hedges and, accordingly, has accounted for these derivative financial contracts using mark-to-market accounting. For the year ended December 31, 2006, Tandem recognized gains on its hedging activities of $3.3 million, including a mark-to-market gain of $3.5 million at December 31, 2006.  For the year ended December 31, 2005, Tandem recognized losses on its hedging activities of $5.2 million, including a mark-to-market loss of $4.7 million at December 31, 2005.

Presented below is a summary of Tandem’s crude oil and natural gas derivative financial contracts at December 31, 2006, with crude oil prices expressed in dollars per barrels of crude oil and notional crude oil volumes in barrels of crude oil per year; and natural gas prices expressed in dollars per million British thermal units ($/MMBtu) and notional natural gas volumes in million British thermal units per year (MMBtuy). As indicated, Tandem does not have any financial derivative contracts that extend beyond October 2009.

Moreover, Tandem has not entered into any additional crude oil or natural gas financial derivative contracts since December 31, 2006. Tandem accounts for its financial derivative contracts using mark-to-market accounting. The total fair value of the crude oil and natural gas financial derivative contracts at December 31, 2006, was a liability of approximately $1.1 million.

F1-20

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Price, Interest Rate and Credit Risk Management Activities – (continued)

Period	Instrument Type	Total Volumes (MMBTU/BBL)	Weighted Average (Floor/Ceiling)	Fair Value Asset/ (Liability) (stated in thousands)

2007	Gas Collar	504,000	$5.00/$11.02	$(44)
	Gas Call Option Sold	504,000	9.10	(279)
	Gas Call Option Purchased	504,000	12.00	125
	Gas Put Option Sold	504,000	5.00	(81)
	Gas Put Option Purchased	504,000	6.00	220
	Oil Collar	142,834	40.00/72.10	(337)
	Oil Call Option Sold	150,000	67.00	(629)
	Oil Call Option Purchased	150,000	72.10	392
2008	Gas Collar	378,000	5.00/11.02	(113)
	Gas Call Option Sold	378,000	9.10	(361)
	Gas Call Option Purchased	378,000	12.00	186
	Gas Put Option Sold	378,000	5.00	(74)
	Gas Put Option Purchased	378,000	6.00	170
	Oil Collar	102,085	40.00/72.10	(433)
	Oil Call Option Sold	112,500	67.00	(769)
	Oil Call Option Purchased	112,500	72.10	544
2009	Oil Swaps	120,000	71.00	409
	Total fair value liability			$(1,074)

The fair value of Tandem’s financial derivative contracts at December 31, 2006 are shown in the accompanying financial statements as follows (in thousands):

Fair value of commodity derivative:
Current portion	$(633)
Long-term portion	(441)
Total fair value liability	$(1,074)

The natural gas and crude oil prices shown in the above table are based on the corresponding NYMEX index and have been valued using actively quoted prices and quotes obtained from the counterparties to the derivative agreements. The above prices represent a weighted average of several contracts entered into and are on a per MMBtu or per barrel basis for gas and oil derivatives, respectively. Total volumes shown for the crude oil collar reflect net volumetric positions with a single counterparty under which contracts provide for netting of all settlement amounts.

F1-21

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Price, Interest Rate and Credit Risk Management Activities – (continued)

The following table summarizes the estimated fair value of financial instruments and related transactions at December 31, 2006 (in millions):

	Carrying Amount	Estimated Fair Value(1)

Long-Term Debt	$40.2	40.2
NYMEX-Related Commodity Derivative
Market Positions(1)	$1.1	1.1

——————

(1)

Estimated fair values have been determined by using available market data and valuation methodologies. Judgment is required in interpreting market data and the use of different market assumptions or estimation methodologies may affect the estimated fair value amounts.

Note 10 — Commitments and Contingencies

Leases

Tandem leases office space from third parties under non-cancelable operating leases that expires May 31, 2010. Beginning in 2006, Tandem also leased office equipment and a compressor in the Tomball field.  Rental expense pursuant to these leases amounted to $135,128 and $34,146 for the years ended December 31, 2006 and 2005, respectively. Future minimum annual lease payments under the non-cancelable lease for the years ending December 31 are as follows:

2007	$186,744
2008	93,660
2009	92,256
2010	25,327
Thereafter	—
$397,987

Legal Proceedings

Except as discussed in Note 16, Tandem is not currently a defendant in any lawsuit arising in the ordinary course of business.

Note 11 — Related Party Transactions

As discussed in Note 3, in 2005, TEC purchased as treasury stock the common shares held by one of its two shareholders for $13.0 million. The purchase was funded from a portion of the proceeds of Tandem’s revolving line of credit discussed in Note 6.

F1-22

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Related Party Transactions – (continued)

As discussed in Note 3, Tandem issued a note payable to its primary shareholder, Mr. Culp, for $12.0 million in connection with the share exchange with TEC. Mr. Culp also received 1.8 million shares of restricted common stock in connection with the distribution of restricted shares issued to officers, directors and other related parties for services discussed in Note 3, such shares were valued for accounting purposes at $3.67 per share and the resulting approximately $6.6 million was charged to compensation expense in 2005.

As discussed in Note 3, in connection with the purchase of TEC, 7.4 million shares of restricted common stock were distributed to officers, directors and other related parties of Tandem, other than Mr. Culp, for services. The overall value of such shares (approximately $27.3 million) was charged to compensation expense in 2005, as discussed in Note 3.

Note 12 — Oil and Gas Properties

The following table sets forth changes in Tandem’s capitalized costs for oil and gas properties for the years ended December 31, 2005 and 2006:

	Intangible Costs	Lease & Well Equipment	Leasehold Cost	Total

Balance at January 1, 2005	$2,028,759	1,502,570	95,836	3,627,165
Additions	3,249,328	8,996,007	13,203,534	25,448,869
Balance at December 31, 2005	5,278,087	10,498,577	13,299,370	29,076,034
Additions	4,228,983	2,328,231	6,290	6,563,504
Balance at December 31, 2006	$9,507,070	12,826,808	13,305,660	35,639,538

Note 13 — Oil and Gas Reserve Information (Unaudited)

The estimates of proved oil and gas reserves utilized in the preparation of the consolidated financial statements were prepared by Williamson Petroleum Consultants, independent petroleum engineers. Such estimates are in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under economic and operating conditions existing at the registrant’s year end with no provision for price and cost escalations except by contractual arrangements. Future cash inflows were computed by applying year-end prices to the year-end quantities of proved reserves. Future development, abandonment and production costs were computed by estimating the expenditures to be incurred in developing, producing, and abandoning proved oil and gas reserves at the end of the year, based on year-end costs. Future income taxes were computed by applying statutory tax rates to the estimated net pre-tax cash flows after consideration of tax basis and tax credits and carryforwards. All of Tandem’s reserves are located in the United States. For information about Tandem’s results of operations from oil and gas producing activities, see the accompanying consolidated statements of operations.

In accordance with Rule 4-10(a) of SEC Regulation S-X, proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

F1-23

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Oil and Gas Reserve Information (Unaudited) – (continued)

(1) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(2) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the proved classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(3) Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as indicated additional reserves; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

Tandem emphasizes that reserve estimates are inherently imprecise. Accordingly, the estimates are expected to change as more current information becomes available. In addition, a portion of Tandem’s proved reserves are classified as proved developed nonproducing and proved undeveloped, which increases the imprecision inherent in estimating reserves which may ultimately be produced.

The following table sets forth proved oil and gas reserves together with the changes therein and proved developed reserves (oil in Bbls, gas in Mcf, gas converted to Boe’s at six Mcf per Bbl) for the years ended December 31, 2006, 2005 and 2004 (in thousands):

	2006			2005			2004
	Oil	Gas	Boe	Oil	Gas	Boe	Oil	Gas	Boe

Proved reserves:
Beginning of period	5,814	21,897	9,464	989	16,604	3,756	793	16,031	3,465
Revisions	(117)	(1,034)	(289)	460	(32)	455	300	1,251	508
Extensions and discoveries	57	660	167	56	3,482	636	—	—	—
Sales of minerals-in-place	—	—	—	—	—	—	—	—	—
Purchases of minerals-in-place	—	—	—	4,466	2,567	4,894	—	—	—
Production	(215)	(736)	(338)	(157)	(724)	(277)	(104)	(678)	(217)
End of period	5,539	20,787	9,004	5,814	21,897	9,464	989	16,604	3,756
Proved developed reserves:
Beginning of period	2,295	6,077	3,308	989	5,708	1,940	794	4,052	1,469
End of period	2,170	5,691	3,119	2,295	6,077	3,308	989	5,708	1,940

F1-24

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Oil and Gas Reserve Information (Unaudited) – (continued)

The following table sets forth standardized measure of discounted future net cash flows (stated in thousands) relating to proved reserves for the year ended December 31, 2006 and 2005:

	2006	2005	2004

Future cash inflows	$430,558	551,286	137,750
Future costs:
Production	(121,129)	(141,530)	(46,250)
Abandonment	(4,872)	(4,665)	(1,493)
Development	(41,153)	(41,810)	(5,401)
Income taxes	(28,881)	(61,738)	(14,378)
Future net cash inflows	234,523	301,543	70,228
10% discount factor	(111,945)	(114,098)	(26,573)
Standardized measure of discounted net cash flows	$122,578	(187,445)	43,655

The following table sets forth the changes in the standardized measure of discounted future net cash flows relating to proved reserves for the years ended December 31, 2006 and 2005:

	2006		2005	2004
	(in thousands)
	$
Standardized measure, beginning of year		187,445	43,655	17,989
Net changes in sales prices, net of production costs		(45,744)	52,323	4,494
Revisions of quantity estimates		(5,461)	50,642	12,150
Accretion of discount		20,159	4,818	3,842
Changes in future development costs, including development costs incurred that reduced future development costs		955	(1,874)	(1,226)
Changes in timing and other		(3,583)	(2,121)	1,296
Net change in income taxes		(20,981)	(44,852)	10,282
Future abandonment costs		(1,856)	918	5
Extensions and discoveries		3,178	16,584	-
Sales, net of production costs:
Continuing operations		(11,534)	(10,321)	(5,177)
Sales of minerals-in-place		—	—	—
Purchases of minerals-in-place		—	77,673	—
Net increase (decrease) in standardized measure		(64,867)	143,790	25,666
Standardized measure, end of period		$122,578	187,445	43,655

Impact of Pricing

The estimates of cash flows and reserve quantities shown above are based on year-end oil and gas prices, except in those cases where future natural gas or oil sales are covered by physical contracts at specified prices. Forward price volatility is largely attributable to supply and demand perceptions for natural gas and crude oil.

F1-25

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Oil and Gas Reserve Information (Unaudited) – (continued)

Under full-cost accounting rules, TEC reviews the carrying value of its proved oil and gas properties each quarter. Under these rules, capitalized costs of proved oil and gas properties, net of accumulated DD&A and deferred income taxes, may not exceed the present value of estimated future net cash flows from proved oil and gas reserves, discounted at 10%, plus the lower of cost or fair value of unproved properties included in the costs being amortized, net of related tax effects (the “ceiling”). These rules generally require pricing future oil and gas production at the unescalated oil and gas prices at the end of each fiscal quarter and require a write-down if the “ceiling” is exceeded. Given the volatility of oil and gas prices, it is reasonably possible that Tandem’s estimate of discounted future net cash flows from proved oil and gas reserves could change in the near term. If oil and gas prices decline significantly, even if only for a short period of time, it is possible that write-downs of oil and gas properties could occur in the future.

The estimated present value of future cash flows relating to proved reserves is extremely sensitive to prices used at any measurement period. The average prices used for each commodity for the years ended December 31, 2006, 2005 and 2004 were as follows:

	Average Prices
As of December 31,	Oil	Gas

2006	$57.65	5.35
2005	$57.38	9.94
2004	$41.41	5.94

Note 14 — Shamrock Acquisition

On June 8, 2005, Tandem, through its wholly-owned subsidiary TEC, acquired certain oil and gas properties located in the Permian Basin of West Texas, Southeastern New Mexico, and Hardin County in East Texas, from Shamrock. The total purchase price was approximately $44.2 million including the issuance of 7.5 million shares of Tandem common stock. Since the purchase of TEC by Tandem and the Shamrock asset acquisition by TEC occurred concurrently, the 7.5 million shares were issued directly by Tandem. See Note 3 for a complete discussion of the acquisition.

The Shamrock properties included estimated total proved reserves of 4.9 million equivalent barrels of oil.

Acquisition Pro Forma

The following pro forma information shows the effect on Tandem’s consolidated results of operations as if the Shamrock acquisition occurred on January 1, 2005. The pro forma information (stated in thousands) includes numerous assumptions, and is not necessarily indicative of future results of operations.

	2005		2004
	As Reported	Pro Forma	As Reported	Pro Forma
Year ended December 31:
Oil and gas sales	$13,758	16,203	$8,018	12,105
Operating expenses	4,273	5,233	2,841	4,508
Operating profit	$9,485	10,970	$5,177	7,597

Note 15 — Pending Sale of Tandem Assets

On January 19, 2006, Tandem announced that it had executed a definitive merger agreement (“Merger Agreement”) with Platinum Energy Resources, Inc. (“Platinum”), a publicly-owned entity, for the acquisition of 100% of the outstanding stock of Tandem for total cash consideration of approximately $102 million.

F1-26

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Pending Sale of Tandem Assets – (continued)

On October 5, 2006, Platinum and Tandem announced that the proposed merger had been terminated, and announced a restructured transaction from a merger transaction to an acquisition of the assets of Tandem’s operating subsidiary Tandem Energy Corporation (“TEC”), pursuant to a plan of reorganization under Section 368(a)(1)(C) of the Internal Revenue Code. As a part of the new Asset Acquisition Agreement and Plan of Reorganization, dated October 4, 2006, Platinum Energy will acquire all of the assets and assume substantially all of the liabilities of TEC, including approximately $42 million of TEC’s debt, in exchange for the issuance of approximately 8 million PGRI shares to TEC shareholders subject to approval by the Platinum shareholders. The total number of shares to be received by TEC will be $60 million divided by the per share cash value of the Platinum Energy IPO trust account at the time of closing. The per share cash value was $7.58 as of December 31, 2006. After the transaction is consummated, TEC and its parent, Tandem, will liquidate and distribute the PGRI shares to Tandem’s shareholders. Under the restructured transaction, the date by which the close of the transaction must occur has been reset to May 31, 2007. Consummation of the acquisition is conditioned upon, among other things, approval of the transaction by Platinum Energy’s stockholders. A new date for the special meeting of Platinum stockholders to vote on the proposal to approve the asset acquisition has not yet been set.

Note 16 — Litigation

As discussed in Note 3, in early March, 2005, Tandem, whose board was comprised solely of one of its promoters, Lyle Mortensen, issued 20 million restricted shares of its common stock to Mr. Mortensen. Some of these shares were subsequently transferred by Mr. Mortensen to others including principals of TEC and Shamrock, Tim Culp, Dyke Culp and Jack Chambers, in late March, 2005. Concurrently, Mr. Mortensen resigned as a director and officer of Tandem. Tandem’s board cancelled all of the 20 million shares on the grounds that the stock was issued without consideration from Mr. Mortensen, in that the shares were originally issued in fulfillment of a planned acquisition of TEC/Shamrock by a Texas corporation formed by Mr. Mortensen to facilitate a contemplated merger of the new Texas corporation and Tandem. This contemplated merger never occurred. All of the cancelled shares were returned to Tandem, except for 2.878 million shares controlled by Mr. Mortensen. Management of Tandem believes that all of the shares controlled by Mr. Mortensen are null and void and has instructed its common stock transfer agent to place a hold on the Mr. Mortensen common stock certificates. On May 17, 2006, Tandem received notification from a third party claiming to be a “holder in due course” of a certificate representing 2.7 million shares of Tandem common stock controlled by Mr. Mortensen and a demand that certificate be reissued without a restrictive legend as 2.7 million free-trading shares. Management of Tandem intends to vigorously contest the third party claim. On May 23, 2006, Tandem filed a lawsuit in Nevada District Court seeking a declaration by the court that the certificates evidencing the shares issued to Mr. Mortensen and subsequently transferred to his affiliate were not validly issued, that such shares should be cancelled by the transfer agent in accordance with the previous instructions of Tandem’s board, and that the third party does not have a valid claim to or interest in the shares. Tandem is also seeking, in the interim, an injunction prohibiting the transfer agent from effecting a transfer of the shares or taking any other action with respect to the certificates representing the shares, except actions previously directed by the board. The third party, as well as two other defendants, successfully challenged the jurisdiction of the Nevada court over them and were therefore able to be excluded from the lawsuit, which is proceeding without them.  The third party filed a competing lawsuit against Tandem and Platinum in the Florida Circuit court on or about June 14, 2006, seeking a declaration by the court that Tandem’s cancellation of the shares was improper and that the third party is the rightful owner of the shares, and an injunction prohibiting Tandem and Platinum from taking any action in detriment to his alleged rights in and to the shares. Tandem is challenging the jurisdiction of the Florida court over it since it has had no contact with the state of Florida, and is also seeking the imposition of sanctions against the third party. Although the ultimate outcome of these lawsuits is presently unknown, management believes that an indemnification agreement adequately protects Tandem from any liability. Accordingly, based on SFAS No. 5, Accounting for Contingencies, no liability has been recorded in the accompanying consolidated financial statements.

F1-27

TANDEM ENERGY HOLDINGS, INC.
(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 — Litigation – (continued)

On September 25, 2006, Tandem filed a lawsuit against Mr. Mortensen and Mr. Mortensen’s corporate affiliate in the Judicial District Court in Tarrant County, Texas, the domicile of Mr. Mortensen and his affiliate, seeking a declaration by the court that the certificates issued to Mr. Mortensen and subsequently transferred to his affiliate are void, that the certificates were properly cancelled by Tandem and that the transfer agent is authorized to cancel and destroy the certificates. In addition, Tandem is seeking a temporary and permanent injunction against Mr. Mortensen, his affiliate and any other person in possession of the certificates prohibiting any transfer or other disposition of the certificates and ordering that they be cancelled.

F1-28

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
Tandem Energy Holdings, Inc.

We have audited the accompanying Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased from Shamrock Energy Corporation (the “Company”) for the five months ended May 31, 2005 and for the year ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As disclosed in Note 2, the accompanying financial statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America and are not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties purchased from Shamrock Energy Corporation for the five months ended May 31, 2005 and for the year ended December 31, 2004, on the basis of accounting described in Note 2.

/s/ Johnson, Miller & Co. CPA’s, P.C.

Midland, Texas
May 23, 2006

F2-1

TANDEM ENERGY HOLDINGS, INC.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED FROM
SHAMROCK ENERGY CORPORATION
For the Five Months Ended May 31, 2005 and
Year Ended December 31, 2004

	2005	2004
	(in thousands)
Revenues	$2,445	$4,087
Direct operating expenses	960	1,667
Excess of revenues over direct operating expenses	$1,485	$2,420

The accompanying notes are an integral part of these financial statements.

F2-2

TANDEM ENERGY HOLDINGS, INC.

NOTES TO STATEMENTS OF REVENUES AND
DIRECT OPERATING EXPENSES OF THE
OIL AND GAS PROPERTIES PURCHASED FROM
SHAMROCK ENERGY CORPORATION

Note 1 — The Properties

On June 8, 2005, Tandem Energy Corporation, an indirect wholly-owned subsidiary of Tandem Energy Holdings, Inc. (collectively, “Tandem”), consummated the purchase of certain producing and non-producing oil and gas properties of Shamrock Energy Corporation (“Shamrock”), a related party, located in Burleson, Hardin, Pecos and Scurry Counties, Texas, and Eddy County, New Mexico (the “Acquired Properties”) for $33.3 million. For presentation purposes, the information assumes an effective date of June 1, 2005.

Note 2 — Basis for Presentation

It is our understanding that the SEC has taken the position that the acquisition of producing oil and gas properties constitutes a business pursuant to Rule 11-01(d) of Regulation S-X. Complete financial statements for the Acquired Properties prepared in accordance with accounting principles generally accepted in the United States are not presented for the following reasons:

•

The Acquired Properties were not accounted for or operated as a separate property unit by Shamrock. Shamrock was formed in March 2004 for the purpose of buying the Acquired Properties from other entities. Accordingly, full separate historical financial statement information prior to March 2004 from other entities either does not exist or is no longer available from the other entities.

•

Certain historical general and administrative expenses for the Acquired Properties prior to March 2004 applicable to the other entities are indeterminable. If determinable such amounts might not be indicative of the level of such expenses to be incurred in the future.

•

Certain historic exploration and development cost for the Acquired Properties prior to March 2004 incurred by other entities are indeterminable. If determinable, such amounts might not be indicative of exploration and development cost in the future.

•

Certain historical income tax information for the Acquired Properties prior to March 2004 applicable to other entities, such as net operating losses, statutory depletion and other tax deductible expenses are indeterminable. If determinable, such amounts might not be of income tax expense in the future.

•

Historical depreciation, depletion and amortization (“DD&A”) expense prior to March 2004 applicable to other entities, is not determinable as the historic depletable cost basis, reserve information and depletion rates are indeterminable.

•

Subsequent to March 2004, Shamrock accounted for the Acquired Properties on an income tax basis, while Tandem uses the full cost method of accounting. Using the income tax basis, costs such as geological and geophysical (“G&G”), exploratory dry holes, intangible drilling costs and delay rentals are expensed as incurred whereas under the full-cost method these types of charges would be capitalized to their respective full-cost pool.

The accompanying statements of revenues and direct operating expenses of the oil and gas properties purchased from Shamrock Energy Corporation represent the accounts related to the net working and revenue interests for the Acquired Properties and the related revenues and direct operating expenses for the five months ended May 31, 2005 and the year ended December 31, 2004.

Revenues and direct operating expenses for the Acquired Properties are presented on the accrual basis of accounting. Revenues are recorded using the sales method of accounting for oil, natural gas and natural gas liquids revenues whereby revenues, net of royalties, are recognized as the production is sold to purchasers. Direct operating expenses include lease operating expense, severances taxes and ad valorem taxes. DD&A, general and administrative expenses and corporate income taxes have not been included for the reasons discussed above.

F2-3

TANDEM ENERGY HOLDINGS, INC.

NOTES TO STATEMENTS OF REVENUES AND
DIRECT OPERATING EXPENSES OF THE
OIL AND GAS PROPERTIES PURCHASED FROM
SHAMROCK ENERGY CORPORATION

Note 2 — Basis for Presentation – (continued)

Past historical results are not necessarily indicative of future results. For reasons including those noted, the financial statements and other information presented are not indicative of the financial condition or results of operations of the Acquired Properties going forward or indicative of results had the acquisition been consummated in the periods presented.

Note 3 — Oil and Gas Reserves – Unaudited

Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can reasonably be expected to be recovered through existing wells with existing equipment and operating methods. Proved oil and natural gas reserve quantities and the related discounted future net cash flows before income taxes (see Standardized Measure) for the period ended December 31, 2004 are based on estimates prepared by the engineering firm of Williamson Petroleum Consultants, Inc. (“WPC”), and the proved oil and natural gas reserve quantities and the related discounted future net cash flows before income taxes for the period ended May 31, 2005 were prepared by Tandem Energy Holdings, Inc.’s petroleum engineers. For the period ended May 31, 2005, the reserves and related discounted future net cash flows was prepared by using the December 31, 2005 reserve report (also prepared by WPC) and rolling the balances back to May 31, 2005 using production forecasted for the interim period between June 1, 2005 and the end of 2005. The resulting reserve forecast was then repriced at May 31, 2005 product prices in accordance with Securities and Exchange Commission guidelines. For each period, the estimates have been prepared in accordance with guidelines established by the Securities and Exchange Commission. All the reserves relating to the Acquired Properties are located within the continental United States.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following estimated quantities of proved oil and natural gas reserves and changes in net proved reserves of the Acquired Properties represent estimates only and should not be construed as being exact.

The following information (stated in thousands) presents Shamrock’s proved and proved developed reserves for the five months ended May 31, 2005 and the year ended December 31, 2004:

	2005			2004
	Oil (BBLs)	Gas (MCF)	Total (BOE)	Oil (BBL)	Gas (MCF)	Total (BOE)

Proved reserves:
Beginning of period	4,413	2,561	4,840	3,677	2,513	4,096
Revisions	252	(22)	248	124	76	137
Extensions and discoveries	—	—	—	715	—	715
Production	(50)	(13)	(52)	(103)	(28)	(108)

End of period	4,615	2,526	5,036	4,413	2,561	4,840

Proved developed reserves:
Beginning of period	823	265	867	778	244	819
End of period	1,098	301	1,148	823	265	867

F2-4

TANDEM ENERGY HOLDINGS, INC.

NOTES TO STATEMENTS OF REVENUES AND
DIRECT OPERATING EXPENSES OF THE
OIL AND GAS PROPERTIES PURCHASED FROM
SHAMROCK ENERGY CORPORATION

Note 3 — Oil and Gas Reserves – Unaudited – (continued)

Standardized Measure – The following information (stated in thousands) presents standardized measure of discounted future net cash flows relating to the Acquired Properties in proved oil and natural gas reserves at May 31, 2005 and December 31, 2004:

	2005	2004

Future cash flows	$234,992	$193,688
Future production costs/taxes	(64,153)	(64,113)
Future abandonment costs	(893)	(859)
Future development costs	(33,703)	(31,853)
Income taxes	(42,957)	(32,945)
Net future cash flows	93,286	63,918
10% discount factor	(43,056)	(38,672)
Discounted future net cash	$50,230	$25,246

Future cash flows are computed by applying fiscal or period end prices of oil and natural gas to period-end quantities of proved oil and natural gas reserves. Future operating expenses and development costs are computed primarily by Tandem’s petroleum engineers by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at the end of each period, based on period-end costs and assuming the continuation of existing economic conditions.

A discount factor of 10 percent was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended, nor should it be interpreted, to represent the replacement cost or fair market value of the Acquired Properties’ oil and natural gas reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money and the risks inherent in reserve estimates of oil and natural gas producing operations.

Changes in Standardized Measure – The following information (stated in thousands) presents changes in the standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the five months ended May 31, 2005 and the year ended December 31, 2004:

	2005	2004

Balance beginning of the year	$25,246	$16,670
Net changes in sales prices, net of production costs	19,856	4,168
Revisions of quantity estimates	10,841	7,422
Accretion of discount	5,819	2,256
Change in future development costs	—	(7,583)
Changes in timing and other	—	1,434
Net change in income taxes	(10,013)	(1,425)
Future abandonment costs	(34)	(65)
Extensions and discoveries	—	4,768
Sales, net of production costs	(1,485)	(2,399)
Balance end of the year	$50,230	$25,246

Sales of oil and natural gas, net of oil and natural gas operating expenses, are based on historical pre-tax results. The changes due to revisions in standardized variables are reported on a pre-tax discounted basis, while the accretion of discount is pre-tax basis.

F2-5

TANDEM ENERGY HOLDINGS, INC.

PRO FORMA FINANCIAL STATEMENTS FOR THE
OIL AND GAS PROPERTIES PURCHASED FROM
SHAMROCK ENERGY CORPORATION

The Properties

On June 8, 2005, Tandem Energy Corporation, an indirect wholly-owned subsidiary of Tandem Energy Holdings, Inc. (collectively, “Tandem”), consummated the purchase of certain producing and non-producing oil and gas properties of Shamrock Energy Corporation (“Shamrock”), a related party, located in Burleson, Hardin, Pecos and Scurry Counties, Texas, and Eddy County, New Mexico (the “Acquired Properties”) for $33.3 million. For presentation purposes, the information assumes an effective date of June 1, 2005.

Basis of Presentation and Sources of Information

The accompanying unaudited pro forma financial statements and the related notes have been prepared to present the pro forma effect of the June 8, 2005 acquisition of the working and net revenue interests of certain properties from Shamrock Energy Corporation (the “Acquired Properties”) and the financing thereof, as if the acquisition occurred on January 1, 2005.

The unaudited pro forma financial statements and related notes should be read in conjunction with Tandem’s audited consolidated financial statements for the year ended December 31, 2005 and 2004, and the Statements of Revenues and Direct Operating Expenses for the Oil and Gas Properties From Shamrock Energy Corporation for the five months ended May 31, 2005, included herein.

Certain information (including substantial footnote disclosures) included in the annual historical financial statements has been excluded in these condensed pro forma financial statements. The pro forma data presented is not necessarily indicative of the financial results that would have been attained had the acquisition actually occurred on January 1, 2005, because they exclude various operating expenses, and should not be viewed as indicative of operations in future periods.

Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist for the Acquired Properties and are not practicable to obtain in these circumstances. Therefore, on a historical basis, Tandem is presenting only the revenues and direct operating expenses for the Acquired Properties in accordance with the rules and guidelines of the Securities and Exchange Commission.

Certain estimates and judgments were made in preparing the unaudited pro forma financial statements as discussed in the notes.

The pro forma condensed consolidated balance sheet presents the combining of Tandem’s historical balance sheet as of December 31, 2004, and the pro forma adjustments to reflect the acquisition as if it occurred on January 1, 2005.

The pro forma consolidated statement of operations represents only an estimate of combining Tandem’s historical results, the historical results of the Acquired Properties from June 8, 2005 (date of acquisition) through December 31, 2005, and the pro forma adjustments to reflect the acquisition as if it occurred on January 1, 2005.

The unaudited pro forma financial statements do not consider nonrecurring items included in the historical financial statements.

F2-6

TANDEM ENERGY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET
January 1, 2005
(in thousands)

	Tandem Historical	Pro Forma Adjustments		Total

ASSETS

Cash and cash equivalents	$3,572	$(2,781)	(1)	$791
Other current assets	1,540			1,540
Net property and equipment	2,562	22,000	(2)	24,562
Other assets	846	347	(3)	1,193

TOTAL ASSETS	$8,520	$19,566		$28,086

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities	$1,967	$1,304	(4)	$3,271
Long-term debt	—	17,696	(5)	17,696
Other noncurrent liabilities	1,260	893	(6)	2,153

Stockholders’ equity (deficit)	5,293	(327)		4,966

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$8,520	$19,566		$28,086

The accompanying notes are an integral part of these financial statements

F2-7

TANDEM ENERGY HOLDINGS, INC.

UNAUDITED FORWARD LOOKING CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005
(in thousands, except per share data)

	Tandem Historical	Acquisition Historical	Pro Forma Adjustments			Total

REVENUES:
Oil and natural gas sales	$13,758	$2,445	$—			$16,203
COSTS AND EXPENSES:
Operating expenses	4,273	960	—			5,233
General and administrative expense	1,825	—	—	(a	)	1,825
Stock-based compensation	37,606					37,606
Depreciation, depletion and amortization	1,916	—	420	(b	)	2,336
Accretion of asset retirement obligation	120					120
Total expenses	45,740	960	420			47,120

Operating income (loss)	(31,982)	1,485	(420)			(30,917)
Other income (expense), net:
Change in fair market value of derivative instruments	(4,702)	—	—			(4,702)
Partnership income	8	—	—			8
Interest expense	(1,726)	—	(524)	(c	)	(2,250)
Gain on sale of real estate held for development	707	—	—			707
Other income	70	—	—			70
Total other income (expense), net	(5,643)	—	(524)			(6,167)

Income (loss) before income taxes	(37,625)	1,485	(944)			(37,084)
Income tax benefit (expense)
Current	658		(184)	(d	)	474
Deferred	658					658
Total income tax benefit (expense)	1,316	—	(184)			1,132

Net income (loss)	$(36,309)	$1,485	$(1,128)			$(35,952)

Net income (loss) per common share:	$(1.96)					(1.94)
Weighted average common shares:	18,515					18,515

The accompanying notes are an integral part of these financial statements

F2-8

TANDEM ENERGY HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Note 1 — Pro Forma Adjustments

The following is an explanation of pro forma balance sheet adjustments:

(1)

Additional cash required above the availability of the credit facility to fund the cash component of the acquisition.

(2)

Total consideration given was $44.2 million. The $22.0 million represents the historical carryforward cost basis of two-thirds of the interest acquired ($2.8 million), and the purchase price adjusted cost of one-third of the acquisition cost ($19.2 million). The net excess ($22.2 million) is reflected as a distribution in the equity section of the balance sheet.

(3)

Prepaid bank fees associated with the bank debt incurred for the Shamrock asset acquisition.

(4)

The current portion of the senior bank credit debt incurred to purchase the Shamrock assets.

(5)

The long-term portion of the senior credit debt incurred ($10.0 million less the current portion of $1.3 million), plus the 9.0 million of subordinated notes issued to the owners of Shamrock.

(6)

The asset retirement cost associated with the oil and gas properties purchased from Shamrock pursuant to SFAS 143.

The following is an explanation of the pro forma statement of operations adjustments:

a.

No incremental general and administrative costs related to this acquisition have been included, and general and administrative costs are expected to increase only minimally, if at all, as a result of these acquisitions. Additional accounting personnel were hired in anticipation of Tandem becoming a public corporation and are not related to the acquisition of the Acquired Properties. As a result, a very minimal amount of our internal resources will be used to oversee the Acquired Properties and, accordingly, we believe that the impact from the Acquisition on our total general and administrative expenses will be minimal.

b.

The incremental depreciation, depletion and amortization expense (“DD&A”) using the units-of-production method of the Acquired Properties.

c.

The pro forma adjustment for increased interest expense associated with bank borrowings notes payable to Shamrock owners related to the property purchase. Interest was calculated using Tandem’s June 30, 2005 rate of 6.25%.

d.

The pro forma income tax expense adjustment using the applicable federal statutory income tax rate of 34 percent, based on the adjusted change in net income before income taxes.

F2-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of Platinum Energy Resources, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Platinum Energy Resources, Inc. and Subsidiary (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2006 and for the period from April 25, 2005 (inception) to December 31, 2005, and for the period from April 25, 2005 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Platinum Energy Resources, Inc. and Subsidiary as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the year ended December 31, 2006 and for the period from April 25, 2005 (inception) to December 31, 2005, and for the period from April 25, 2005 (inception) to December 31, 2006 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s certificate of incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a business combination (as defined) prior to April 28, 2007 or October 28, 2007, if certain extension criteria have been satisfied. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 29, 2007, expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ Marcum & Kliegman LLP

New York, New York
March 29, 2007

F3-1

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2006	2005

ASSETS
Current Assets
Cash	$—	$902,498
Cash and cash equivalents held in trust	109,213,492	105,884,102
Prepaid expenses and other current assets	79,526	118,711
Total Current Assets	109,293,018	106,905,311

Deferred acquisition costs	1,662,632	—
Total Assets	$110,955,650	$106,905,311

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$1,471,167	$87,795
Due to related party	85,585	16,875
Notes payable – stockholder	75,000	—
Income taxes payable – state	130,960	28,100
Total Current Liabilities	1,762,712	132,770

Common stock subject to possible redemption, 2,878,560 shares at conversion value	21,831,777	21,071,059

Commitments

Stockholders’ Equity
Preferred stock, $.0001 par value, 1,000,000 authorized, 0 issued	—	—
Common stock, $.0001 par value; 75,000,000 shares authorized; 18,000,000 shares (which includes 2,878,560 subject to possible conversion) issued and outstanding	1,512	1,512
Additional paid-in capital	85,424,242	85,424,242
Earnings accumulated during the development stage	1,935,407	275,728

Total Stockholders’ Equity	87,361,161	85,701,482

Total Liabilities and Stockholders’ Equity	$110,955,650	$106,905,311

See notes to consolidated financial statements.

F3-2

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2006	Period from April 25, 2005 (Inception) to December 31 2005	Cumulative for the Period from April 25, 2005 (Inception) to December 31, 2006

Operating Expenses
Administrative cost allowance – related party	$68,710	$16,875	$85,585
Marketing, general and administrative expenses	717,590	150,399	867,989

Total operating expenses	786,300	167,274	953,574

Other Income (Expenses)
Interest income, net of interest allocated to common stock subject to possible redemption of $760,718, $0 and $760,718	2,568,672	476,102	3,044,774
Interest (expense)	(2,693)	(5,000)	(7,693)
Total other income (expense)	2,565,979	471,102	3,037,081

Net Income Before Income Taxes	1,779,679	303,828	2,083,507
Provision For Income Taxes	120,000	28,100	148,100

Net Income	$1,659,679	$275,728	$1,935,407

Weighted Average Number Of Common Shares:
Basic	15,121,440	6,549,489
Diluted	17,479,194	6,980,246

Net Income Per Common Share:
Basic	$0.11	$0.04
Diluted	$0.09	$0.04

See notes to consolidated financial statements.

F3-3

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in Capital	Earnings Accumulated During the Development Stage	Total Stockholders’ Equity
	Shares	Amount

Common shares issued to founders for cash, May 6, 2005 at $.0077 per share	3,250,000	$$325	$$24,675	$—	$$25,000
Retroactive effect of common stock dividend, declared September 23, 2005	1,250,000	125	(125)	—	—
Retroactive effect of four-for-five reverse split effected October 21, 2005	(900,000)	(90)	90	—	—
Sale of 14,400,000 units, net of underwriters’ discount and offering expenses (includes 2,878,560 shares subject to possible conversion), October 28, 2005 at $8.00 per Unit	14,400,000	1,440	106,470,273	—	106,471,713
Proceeds subject to possible conversion of 2,878,560 shares, October 28, 2005 at $7.32 per Unit	(2,878,560)	(288)	(21,070,771)	—	(21,071,059)
Proceeds from issuance of option, October 28, 2005	—	—	100	—	100
Net income, for the period from April 25, 2005 (Inception) to December 31, 2005	—	—	—	275,728	275,728
Balance at December 31, 2005	15,121,440	1,512	85,424,242	275,728	85,701,482
Net income, for the year ended December 31, 2006	—	—	—	1,659,679	1,659,679
Balance at December 31, 2006	15,121,440	$1,512	$85,424,242	$1,935,407	$87,361,161

See notes to consolidated financial statements.

F3-4

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31, 2006	Period from April 25, 2005 (Inception) to December 31, 2005	Cumulative for the Period from April 25, 2005 (Inception) to December 31, 2006

Cash Flows From Operating Activities
Net income	$1,659,679	$275,728	$1,935,407
Changes in operating assets and liabilities:			—
Prepaid expenses and other current assets	39,185	(118,711)	(79,526)
Accounts payable and accrued expenses	241,273	87,795	329,068
Due to related party	68,710	16,875	85,585
Income taxes payable – State	102,860	28,100	130,960
Net cash provided by operating activities	2,111,707	289,787	2,401,494

Cash Flows From Investing Activities
Deposits in to cash and cash equivalents held in Trust Fund	(3,329,390)	(105,884,102)	(109,213,492)
Payment of performance deposit	(500,000)	—	(500,000)
Recovery of performance deposit upon restructuring	500,000	—	500,000
Payment of deferred acquisition costs	(520,533)	—	(520,533)
Net cash used in investing activities	(3,849,923)	(105,884,102)	(109,734,025)

Cash Flows From Financing Activities
Interest on cash held in trust allocated to common stock subject to possible redemption	760,718	—	760,718
Proceeds from the sale of common stock	—	25,000	25,000
Proceeds from notes payable-stockholder	75,000	180,000	255,000
Repayment of note payable-stockholder	—	(180,000)	(180,000)
Gross proceeds of public offering	—	115,200,000	115,200,000
Payments of costs of public offering	—	(8,728,287)	(8,728,287)
Proceeds from issuance of underwriter’s stock option	—	100	100
Net cash provided by financing activities	835,718	106,496,813	107,332,531

Net (Decrease) Increase in Cash	(902,498)	902,498	—

Cash – Beginning of the Period	902,498	—	—

Cash – End of Period	$—	$902,498	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$2,693	$5,000
Income taxes	$17,140	$—
Non-Cash Investing and Financing Activities:
Deferred acquisition costs accrued and deferred	$1,142,099	$—

See notes to consolidated financial statements.

F3-5

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Business and Operations

Platinum Energy Resources, Inc. and subsidiary (a development stage enterprise) (the “Company”) was incorporated in Delaware on April 25, 2005 as a blank check company. The Company’s objective is to acquire an operating business in the energy industry.

As of December 31, 2006, the Company had not yet commenced any commercial operations. All activities through December 31, 2006 relate to the Company’s formation, the completion of the public offering described below and the Asset Acquisition transaction, as described in Note 5. The accompanying consolidated financial statements have been prepared in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, Development Stage Enterprises, since planned principal operations have not commenced.

The registration statement of the Company’s initial public offering (“Offering”) was declared effective on October 24, 2005. The Company consummated the Offering on October 28, 2005 and received net proceeds of approximately $106,472,000. See Note 4 – “Initial Public Offering,” for a complete discussion. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating business in the global oil and gas energy and production industry (“Business Combination”). There is no assurance that the Company will be able to successfully affect a Business Combination. An amount of $105,408,000 of the net proceeds plus interest earned is being held in a trust account (“Trust Account”) and invested in United States Treasury Bills having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of the consummation of its first Business Combination or liquidation of the Company. The Company’s first Business Combination must be with a target business or businesses whose collective fair market value would be at least equal to 80% of the Company’s net assets at the time of such acquisition. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Founding Stockholders”), have agreed to vote their 3,600,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable. See Note 5 – “Business Combination,” for a discussion of a definitive Asset Acquisition Agreement and Plan of Reorganization entered into on October 4, 2006, as amended, which was entered into following the restructuring of the transactions contemplated by the Agreement and Plan of Merger entered into on January 26, 2006 with the same parties.

With respect to a Business Combination that is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding less than 20% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per-share interest in the Trust Account computed without regard to the shares held by Founding Stockholders.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering (October 28, 2005), or 24 months from the consummation of the Offering if certain extension criteria have been satisfied. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern (See Note 2 for Management Plans). In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units in the Offering discussed in Note 3 – “Initial Public Offering”).

F3-6

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Managements Plans

Management believes that it will consummate the Asset Acquisition described in Note 5 and that it will  have sufficient available funds (outside of the trust fund) to operate through the consummation of the Asset Acquisition. The principal sources of these funds will be from loans advanced from certain stockholders of the Company. Upon consummation of the Asset Acquisition, cash held in trust will be released after the payment of debt pursuant to the Asset Acquisition and payment to stockholders exercising their conversion rights as described in Note 1.

There can be no assurance that the acquisition described in Note 5 will be consummated. Should this Business Combination, or another qualifying Business Combination, not be reduced to a definitive agreement by April 28, 2007 and consummated by October 28, 2007, the Company would be required to return the funds held in trust to holders of shares issued in the Initial Public Offering described in Note 4, as a mandatory liquidating distribution, pursuant to a plan of dissolution and liquidation approved by the stockholders.

Note 3 — Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiary PER Acquisition Corp, (“PER”) after elimination of all intercompany accounts and transactions. PER was organized as a Delaware corporation on January 25, 2006 for the purpose of merging into Tandem Energy Holdings, Inc. (“Tandem”) See Note 5 – “Business Combination” for a discussion of a definitive agreement and plan of merger entered into January 26, 2006, which agreement was subsequently terminated and replaced by a definitive Asset Acquisition Agreement and Plan of Reorganization entered into on October 4, 2006.

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Income Per Share

The Company follows the provisions of SFAS No. 128, “Earnings Per Share”. In accordance with SFAS No. 128, earnings per common share amounts (“Basic EPS”) were computed by dividing earnings by the weighted average number of common shares outstanding for the period. Earnings per common share amounts, assuming dilution (“Diluted EPS”), were computed by reflecting the potential dilution from the exercise of  dilutive common stock purchase warrants. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the  consolidated statements of operations.

F3-7

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies – (continued)

A reconciliation between the numerators and denominators of the Basic and Diluted EPS computations for earnings is as follows.

	Year Ended December 31, 2006
	Net Income (Numerator)	Shares (Denominator)	Per Share Amounts

Basic EPS
Net Income	$1,659,679	15,121,440	$0.11
Effect of Dilutive Securities
Warrants	—	2,357,754	(0.02)
Net income attributable to common stock and assumed exercise of warrants	$1,659,679	17,479,194	$0.09

	Year Ended December 31, 2005
	Net Income (Numerator)	Shares (Denominator)	Per Share Amounts

Basic EPS
Net Income	$275,728	6,549,489	$0.04
Effect of Dilutive Securities
Warrants	—	430,757	$0.00
Net income attributable to common stock and assumed exercise of warrants	$275,728	6,980,246	$0.04

The Company has determined that the Warrants contained in the Units sold in the IPO (see Note 4) are dilutive and accordingly has included the Warrants in diluted EPS using the Treasury Stock Method.

An option to purchase 720,000 Units was excluded in the computation of diluted EPS for the years ended  December 31, 2006 and the period from April 25, 2005 (inception) to December 31, 2005 because the option price exceeded the average market price for the Units in these periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

From time to time the Company has cash and cash equivalents balances in banks in excess of the maximum amount insured by the FDIC.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents.

F3-8

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies – (continued)

Recent Accounting pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on the recognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The accounting provisions of FIN 48 will be effective for the Company beginning January 1, 2007. The Company is in the process of determining the effect, if any, that the adoption of FIN 48 will have on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements . SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. In addition, this statement defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Where applicable, this statement simplifies and codifies related guidance within generally accepted accounting principles. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company’s adoption of SFAS No. 157 is not expected to have a material effect on its financial statements.

In September 2006, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”) which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current misstatement. SAB 108 was effective for fiscal years ending after November 15, 2006. Adoption of SAB 108 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value. The objective of SFAS 159 is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Generally accepted accounting principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. The FASB has indicated it believes that SFAS 159 helps to mitigate this type of accounting-induced volatility by enabling companies to report related assets and liabilities at fair value, which would likely reduce the need for companies to comply with detailed rules for hedge accounting. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS 157 and SFAS No. 107, “Disclosures about Fair Value of Financial Instruments.” SFAS 159 is effective for the Company as of the beginning of fiscal year 2008. The Company has not yet determined the impact SFAS 159 may have on its consolidated financial position, results of operations, or cash flows.

Note 4 — Initial Public Offering

On October 28, 2005, the Company sold to the public 14,400,000 units (“Units”) at an offering price of $8.00 per Unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of the completion of a Business Combination with a target business or one year from the effective date of the Offering and expiring four years from the effective date of the Offering. The Warrants will be redeemable, in whole or in part, upon written consent of the representative of the underwriters, at a price of $0.01 per Warrant upon thirty (30) days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any twenty (20) trading days within a thirty (30) trading day period ending on the third day prior to the date on which

F3-9

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED  FINANCIAL STATEMENTS

Note 4 — Initial Public Offering – (continued)

notice of redemption is given. Separate trading of the common stock and Warrants comprising the Units commenced on or about December 9, 2005. An additional 2,160,000 Units could have been sold for over-allotments in the 45-day period after the closing date of October 28, 2005. No over-allotment Units were sold.

In connection with the Offering, the Company issued an option (the “Units Purchase Option” or “UPO”), for $100.00, to the representative of the underwriters to purchase up to 720,000 Units at an exercise price of $10.00 per Unit. The Units issuable upon exercise of this option are identical to those described in the preceding paragraph, except that the warrants underlying the Units will be exercisable at $7.50 per share. This option is exercisable at $10.00 per Unit commencing on the later of the consummation of a Business Combination and one year from the date of the prospectus relating to the Offering (October 24, 2005) and expiring five years from such date. The option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash.The option and the 720,000 units, the 720,000 shares of common stock and the 720,000 warrants underlying such units, and the 720,000 shares of common stock underlying such warrants, have been deemed compensation by the National Association of Securities Dealers (“NASD”) and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of the Offering prospectus (October 24, 2005). Although the purchase option and its underlying securities are intended to be registered under the registration statement relating to the Offering, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of the Offering with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company would be obligated to bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or a recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Should the Company be unable to deliver shares of its common stock underlying the exercise of the Warrants included in the Units and shares of its common stock underlying the exercise of the Company’s Unit Purchase Option  as a result of the absence of an effective registration statement with respect to these securities, then the Warrants and the UPO would not be exercisable and the Company will have no obligation to pay holders of the Warrants and UPO any cash or otherwise “net cash settle” the Warrant or the UPO. In this event, the Warrants and UPO may expire worthless.

The Company has accounted for the fair value of the option, inclusive of the receipt of the $100.00 cash payment, as an expense of the Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this option is approximately $2,412,000 ($0.168 per Unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative of the underwriters is estimated as of the date of grant using the following assumptions: (i) expected volatility of 49.65%, (ii) risk-free interest rate of 4.34%, (iii) expected life of 5 years and (iv) a dividend rate of zero.

The volatility calculation of 49.65% is based on the 365-day average volatility of a representative sample of seven (7) companies with an average market capitalizations of $407.0 million, ranging from $309.0 million to $595.0 million, that Management believes are engaged in the oil and gas energy and production industry (the “Sample Companies”). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the 365-day average volatility of the Sample Companies because Management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected

F3-10

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Initial Public Offering – (continued)

volatility of the Company’s common stock post-business combination. A one-year period was selected as being representative of the current environment and market valuations for companies in this sector. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a Business Combination within the prescribed time period and liquidates, the option would become worthless.

Note 5 — Proposed Business Combination

On January 26, 2006, the Company announced that it had executed a definitive agreement and plan of merger with Tandem Energy Holdings, Inc., a Nevada corporation, which was amended on June 30, 2006 and July 31, 2006, pursuant to which, subject to satisfaction of the conditions contained in the merger agreement, our wholly-owned subsidiary, PER Acquisition Corp., would merge with and into Tandem. At the effective time of the merger, Tandem would be the surviving corporation in the merger with PER Acquisition Corp. and would continue as a wholly-owned subsidiary of Platinum. Currently, Tandem, through its wholly-owned subsidiary, Tandem Energy Corporation, a Colorado corporation headquartered in Midland, Texas, is engaged in the oil and gas E&P industry and operates oil fields in Texas and New Mexico.

The definitive merger agreement contemplated the merger of the Company’s wholly-owned subsidiary, PER Acquisition Corp., with and into Tandem, with current stockholders of Tandem receiving, in the aggregate, approximately $102 million in cash less the amount required to retire the indebtedness of Tandem and its subsidiaries of approximately $42 million.

On October 4, 2006, Platinum, the Company’s wholly-owned subsidiary, PER Acquisition Corp., and Tandem restructured their previously announced merger and Platinum, PER Acquisition Corp. and Tandem’s wholly-owned subsidiary Tandem Energy Corporation (“TEC”) entered into an Asset Acquisition Agreement and Plan of Reorganization (the “Asset Acquisition”) pursuant to which Platinum will acquire substantially all of the assets and assume substantially all of the liabilities of TEC, including approximately $42 million of TEC’s debt which will be retired at closing, in exchange for the issuance of approximately eight million shares of Platinum common stock to TEC. The total number of shares to be received by TEC will be determined by dividing $60 million by the per share cash value of Platinum’s IPO trust account, which is determined by dividing the amount held in trust by 14,400,000 (the number of shares issued in Platinum’s IPO). The per share cash value was $7.58 at December 31, 2006. In connection with the restructured transaction, Tandem returned $350,000 of the performance deposit associated with the original Merger Transaction to the Company. The remaining balance of $150,000 is to be applied towards the payment of Tandem/TEC transaction costs incurred in connection with the Asset Acquisition. After the consummation of the Asset Acquisition, TEC and its parent, Tandem, will liquidate and distribute the Platinum shares to Tandem’s stockholders.

The closing of the Asset Acquisition is subject to various closing conditions, including the filing of a proxy statement with the U.S. Securities and Exchange Commission, approval of the Asset Acquisition by the stockholders of the Company and Tandem and the satisfaction or waiver of other customary conditions. In addition, the closing is conditioned on holders of less than twenty percent (20%) of the shares of the Company common stock issued in the Offering voting against the Asset Acquisition and electing to convert their shares of the Company common stock into cash, as permitted by the Company’s amended certificate of incorporation. The Company’s initial shareholders, officers and directors, who hold approximately 20% of the Company’s voting stock, have agreed to vote their shares in accordance with the vote of the majority of the non-affiliated public stockholders on the Asset Acquisition.

The parties have made customary representations and warranties and covenants in the Asset Acquisition agreement. In addition, TEC has agreed not to solicit proposals related to alternative business combination transactions or enter into discussions concerning or to provide information in connection with alternative business combination transactions. The Company has agreed not to enter into any agreement to acquire any oil and gas interest that would require a closing prior to the closing of the Asset Acquisition agreement.  The Asset Purchase Agreement contains certain termination rights for both the Company and TEC.

F3-11

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Proposed Business Combination – (continued)

On December 6, 2006, Platinum executed an amendment to the Asset Acquisition agreement. In accordance with the Asset Acquisition agreement, following the consummation of the transaction, TEC will dissolve and in connection therewith transfer the shares of Platinum common stock to Tandem, its sole stockholder. In the amendment to the Asset Acquisition agreement, Platinum has agreed to register such shares for distribution to the stockholders of Tandem upon the contemplated dissolution of Tandem.

In connection with the Asset Acquisition Agreement:

a.

The Company retained C.K. Cooper & Company, Inc., an investment banking firm, to provide a fairness opinion as to whether the consideration to be paid by the Company in the Asset Acquisition is fair, from a financial point of view, to the Company’s stockholders and that the fair value of TEC is at least equal to 80% of the Company’s net assets. C.K. Cooper was originally retained to provide a fairness opinion in connection with the previously proposed merger with Tandem and was paid $50,000 at that time. In October 2006, the Company, entered into a letter agreement with C.K. Cooper to provide a fairness opinion in connection with respect to the Asset Acquisition Agreement, with $25,000 paid upon execution of the arrangement and an additional $25,000 due upon closing of the Asset Acquisition.

b.

In connection with the Asset Acquisition Agreement, the Company entered into a Finders Agreement with Mr. Lance Duncan, an individual with prior affiliations with Tandem, who had been given limited authority by Tandem management to act on its behalf. Pursuant to the Finders Agreement, the Company agreed to pay Mr. Duncan a fee of $3.0 million at the consummation of the Asset Purchase agreement in consideration for his introduction of TEC to Platinum. The Company also entered into a Consulting Agreement pursuant to which the Company agreed to issue to Mr. Duncan over an 18-month period following the consummation of the Asset Acquisition Agreement restricted shares of the Company’s common stock valued at $5.0 million in consideration of future consulting services, including the investigation and evaluation of  enterprises in the energy industry, focusing on oil and gas, with a view to possible future acquisition and, if warranted, to assist in the scheduling of meetings, site inspections and due diligence investigations between the parties, as applicable.

Deferred acquisition and financing costs reflected on the consolidated balance sheet as of December 31, 2006, includes costs principally incurred in connection with the Tandem transaction, including due diligence related costs, fair value consultants and other fees.

NOTE 6 – Note Payable – Stockholder

In May 2006 and August 2006, the Company received $50,000 and $25,000 from the proceeds of a note payable to an officer and stockholder of the Company. The notes bear interest at 5% per annum and are due on the earlier of (i) April 28, 2007 or (ii) upon the consummation of the Asset Acquisition Agreement.

NOTE 7 — Commitments

a. As of December 31, 2006 the Company occupied office space provided by an affiliate of a Founding Stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company agreed to pay such affiliate $7,500 per month for such office space and services commencing on the effective date of the Offering. As of December 31, 2006 and 2005, $85,585 and $16,875, respectively, was accrued with respect to this arrangement. Upon completion of a Business Combination or the distribution of the trust account to the public stockholders, the Company will no longer be required to pay this monthly fee.

F3-12

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — Commitments – (continued)

b. In October 2005, the Company entered into a sublease for office space expiring April 2009 at the rate of $2,844 per month. The agreement provided that the Company, at its option, may cancel the sublease effective, November 2006, and that the sublessor could request that the Company vacate the premises on 60 days advanced notice. Pursuant to a termination agreement, the Company received a refund of advanced rent and of the security deposit aggregating $17,063 in the year ended December 31, 2006, which was included in prepaid expenses and other current assets on the balance sheet as of December 31, 2005.

c. In February 2006, the Company entered into an operating facilities sublease arrangement in New Jersey. The term of the sublease commenced on March 1, 2006 and expires February 28, 2009. Future minimum payments under this sublease arrangement, including executory costs, approximates $20,000 for each of the years ending December 31, 2007 and 2008 and $3,333 for the year ending December 31, 2009.

d. The Company has engaged Casimir Capital LP (“CCLP”), the representative of the underwriters, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission (“SEC”), the Company has agreed to pay CCLP for bona fide services rendered, a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of an effective prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for its securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•

the market price of the underlying shares of common stock is lower than the exercise price;

•

the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

•

the warrants are held in a discretionary account;

•

the warrants are exercised in an unsolicited transaction; or

•

the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

e. On March 20, 2006, the board of directors of the  Company approved its 2006 Long-Term Incentive Plan (the “Plan”) subject to approval and consummation of the Asset Acquisition with TEC and to the approval of the Company’s stockholders. If the asset acquisition proposal is not approved and/or the asset acquisition is not consummated, the Plan will not be effective. Under the proposed Plan, the Company may grant incentive and non-qualified stock options, stock appreciation rights, performance units, restricted stock awards and performance bonuses, or collectively, awards, to officers and key employees. In addition, the Plan authorizes the grant of non-qualified stock options and restricted stock awards to directors and to any independent contractors and consultants. Generally, all classes of employees are eligible to participate in the Plan.

No options, restricted stock or other awards under the Plan have been made or committed to be made as of the date hereof.

The Company has reserved a maximum of 4 million shares of our authorized common stock for issuance upon the exercise of awards to be granted pursuant to the Plan.

F3-13

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Income Taxes

The Company utilizes an asset liability approach to determine the extent of any deferred income taxes, as described in SFAS No. 109, “Accounting for Income Taxes.” This method gives consideration to the future tax consequences associated with differences between financial statement and tax bases of assets and liabilities.

The provision for income taxes for the year ended December 31, 2006 and the period April 25, 2005 (inception) to December 31, 2005 is comprised of current New Jersey state income taxes.

A reconciliation of the federal statutory income tax rate to the Company’s effective tax rate as reported is as follows:

	2006	2005

Taxes at federal statutory rate	34.0%	34.0%
State income tax net of federal benefit	4.5%	6.1%
Non taxable income – interest	(49.1)%	(53.3)%
Non deductible expenses	1.0%	1.2%
Increase in valuation allowance	16.3%	21.2%
Effective income tax rate	6.7%	9.2%

Significant components of deferred tax assets and liabilities at December 31, 2006 are as follows:

	2006	2005

Deferred expenses – start-up costs	$356,000	$64,000
Less: valuation allowance	356,000	64,000
Net deferred tax assets	$—	$—

The Company has recorded a full valuation allowance against its net deferred tax assets at December 31, 2006 since management believes that based upon current available objective evidence it is more likely than not that the deferred tax assets at December 31, 2006 will not be realized.

The valuation allowance for deferred tax assets increased by approximately $292,000 for the year ended December 31, 2006 and by approximately $64,000 for the period from April 25, 2005 (inception) through December 31, 2005.

Note 9 — Subsequent Events

a. On February 1, 2007, the Company received $100,000 from the proceeds of a note payable to an officer and stockholder of the Company. On March 7, 2007, the Company received an additional $100,000 from the proceeds of a note payable to this officer and stockholder of the Company. The notes bears interest at 5% per annum and are due on the earlier of (i) April 28, 2007 or (ii) upon the consummation of the Asset Acquisition agreement. As of March 7, 2007, the Company was indebted to this officer and stockholder in the aggregate amount of $275,000 pursuant to notes payable.

b. On February 9, 2007, Platinum and TEC executed an amendment to the Asset Acquisition agreement which extends the date by which either party may terminate the Asset Acquisition agreement to March 31, 2007.

c. On March 29, 2007, Platinum and TEC executed an amendment to the Asset Acquisition Agreement which extends the date by which either party may terminate its Asset Acquisition Agreement to May 31, 2007.

F3-14

MANAGEMENT’S ANNUAL REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, our principal executive officer and principal financial officer and effected by our Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we carried out an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2006 based on the criteria in “Internal Control - Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based upon this evaluation, our management concluded that our internal control over financial reporting was effective as of December 31, 2006.

Marcum & Kleigman LLP, the independent registered public accounting firm that audited our consolidated financial statements included in this proxy statement, has also audited our management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006 as stated in their report included herein.

F4-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Platinum Energy Resources, Inc. and Subsidiary

We have audited management's assessment, included in the accompanying Management's Report on Internal Controls over Financial Reporting, that Platinum Energy Resources, Inc. and Subsidiary (the "Company") maintained effective internal control over financial reporting as of December 31, 2006 based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management's assessment and an opinion on the effectiveness of the Company's internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assessment that the Company maintained effective internal control over financial reporting as of December 31, 2006, is fairly stated, in all material respects, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2006 and for the period from April 25, 2005 (inception) to December 31, 2005 and for the period from April 25, 2005 (inception) to December 31, 2006 of the Company and our report dated March 29, 2007 expressed an unqualified opinion on those financial statements. Our report also contains an explanatory paragraph describing conditions that raise substantial as to the Company’s ability to continue as a going concern.

/s/ Marcum & Kliegman LLP

New York, New York
March 29, 2007

F4-2

ANNEX A-1

ASSET ACQUISITION AGREEMENT
AND
PLAN OF REORGANIZATION

THIS ASSET ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered in on this the 4th day of October, 2006, by and among Tandem Energy Corporation, a Colorado corporation (“Seller”), Platinum Energy Resources, Inc., a Delaware corporation (“Platinum”), and PER Acquisition Corporation, Delaware corporation and a wholly owned subsidiary of Platinum (“Buyer”).

BACKGROUND

A. Seller is currently engaged in the oil and gas exploration and production business;

B. Buyer desires to acquire, and Seller desires to sell, all of the assets and properties of Seller, including all aspects of Seller’s business, and Buyer desires to assume certain liabilities of Seller, all in exchange solely for voting stock of Platinum (the “Acquisition”); and

C. The parties intend that the Acquisition shall be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(C) of the Code, and that this Agreement, as it relates to the Acquisition, shall constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-3.

ARTICLE I
DEFINITIONS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

(a) “Affiliate” of a person shall mean (i) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person and (ii) an “associate,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act.

(b) “Ancillary Documents” shall mean each agreement, instrument and document (other than this Agreement) executed or to be executed by Seller, Platinum, Buyer or their respective shareholders in connection with the consummation of the transactions contemplated hereby.

(c) “Applicable Law” shall mean any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Authority to which a specified person or property is subject.

(d) “Assets” shall mean all of the assets, properties and rights of Seller, whether such assets, properties and rights are tangible or intangible, of every kind, nature and description wherever situated, including, without limitation, all of the assets, properties and rights owned by Seller on the Closing Date but excluding Seller’s charter to exist as a corporation, Seller’s minute book, Seller’s corporate seal, and other corporate records having exclusively to do with its corporate organization and capitalization. The Assets being conveyed hereunder include but are not limited to the following:

(i) All assets of Seller shown on Seller’s Balance Sheet;

(ii) All equipment and other items of tangible personal property utilized in connection with the operation of the Business and whether or not such items of tangible personal property are of such character to be considered to be fixtures;

(iii) All cash, time and demand deposits and cash equivalents of Seller as of the Closing;

(iv) All accounts receivable of Seller;

(v) The interests of Seller in all Contracts to which Seller is a party;

(vi) The interests of Seller in all licenses and permits held by Seller relating to the ownership, development and operation of the Assets to the extent such licenses and permits are assignable;

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(vii) All insurance policies with respect to the Assets and any and all rights of Seller thereunder;

(viii) All intellectual property rights owned by Seller;

(ix) All capital stock of Mixon Drilling, Inc. and all limited partnership units in Spring Creek Limited Partnership;

(x) All financial, customer, administrative and personnel records (including, without limitation, all equipment records, administrative files, customer lists and records, and customer billing records, documents, catalogs, books, records, files, operating manuals, and existing financial data relating to the ownership and operation of the Assets);

(xi) All goods and consumable supplies used in connection with the operation of the Acquired Business or the Assets;

(xii) The interests of Seller in and to all personal property, tangible or intangible, arising or acquired by Seller in the Ordinary Course of Business relating to the Assets, between the date of execution of this Agreement and the Closing Date;

(xiii) All prepaid expenses of Seller relating to the Business;

(xiv) The interests of Seller in and to its telephone number, its facsimile number and its Seller internet domain name;

(xv) The interests of Seller in and to the name “Tandem Energy Corporation” and any variation thereof, and any related going concern value and goodwill; and

(xvi) All computer software and all computer disks and programs owned, licensed or otherwise used in the Business.

(xvii) All real property owned by Seller, including improvements and structures thereon and appurtenances thereto and including the Oil and Gas Interests

(e) “Business” shall mean the oil and gas exploration and production business of the Seller, including all of the Oil and Gas Interests of Seller.

(f) “Business Day” shall mean a day on which banks are open for the transaction of business in Dallas, Texas.

(g) “Closing” shall mean the consummation of the exchange of Assets for the Platinum Exchange Shares (as such term is defined in Section 2.04).

(h) “Closing Date” shall mean the date on which the Closing occurs.

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended

(j) “Contract” shall mean, when such term is capitalized herein, written or oral agreements, commitments or arrangements of Seller.

(k) “Control” (including the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or otherwise.

(l) “Control Persons” means Tim G. Culp, Jack A. Chambers, Michael G. Cunningham and Todd M. Yocham.

(m) “Encumbrances” shall mean liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

(n) “Environmental Law” shall mean any and all laws, statutes, ordinances, rules, regulations, notices, orders or determinations of any tribal authority or other Governmental Authority pertaining to health or the environment, including, without limitation, the Clean Air Act, as amended: the Comprehensive Environmental

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Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended; the Federal Water Pollution Control Act, as amended; the Occupational Safety and Health Act of 1970, as amended; the Resource Conservation, and Recovery Act of 1976 (“RCRA”), as amended; the Safe Drinking Water Act, as amended; the Toxic Substances Control Act, as amended; the Hazardous & Solid Waste Amendments Act of 1984, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Hazardous Materials Transportation Act, as amended; any state laws pertaining to the handling of oil and gas exploration or production wastes or the use, maintenance and closure of pits and impoundments; and any other environmental conservation or protection laws. As used in this Agreement with respect to Environmental Law, “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA; provided, however, that (A) to the extent the laws of the jurisdiction wherein any assets are located establish a meaning for “hazardous substance,” “release,” “solid waste” or “disposal” that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply and (B) the terms “hazardous substance” and “solid waste” shall include all oil and gas exploration and production wastes that may present an endangerment to public health or welfare or the environment, even if such wastes are specifically exempt from classification as hazardous substances or solid wastes pursuant to CERCLA or RCRA or the state analogues to those statutes.

(o) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(q) “Good, Marketable and Defensible Title” shall mean title in and to the Oil and Gas Interests that, except for any permitted Encumbrances, and that to Seller’s knowledge:

(i) Is free and clear of all defects, burdens and liens;

(ii) In the case of each Oil and Gas Interest, (A) is filed, recorded or otherwise referenced of record in the records of the applicable county in a manner which under applicable local law constitutes imputed notice of such Oil and Gas Interest to third parties acquiring an interest in or an encumbrance against such Oil and Gas Interest, or (1) in the case of federal leases, in the records of the applicable office of the Bureau of Land Management, (2) in the case of Indian leases and mineral development agreements, in the applicable office of the Bureau of Indian Affairs or applicable tribal records, or (3) in the case of state leases, in the records of the applicable state land office, but only to the extent the records referenced in (1), (2) and (3) above constitute imputed notice under applicable local law to third parties acquiring an interest in or an encumbrance against such leases, or (B) is assignable to Seller or a Buyersidiary out of an interest of record (as provided in clause (A) above), but only to the extent that all conditions required to earn an enforceable right to such assignment have been satisfied and the record owner of such interest is ready, willing and able to make such assignment;

(iii) In the case of each Oil and Gas Interest set forth in the reserve reports of Seller that entitles Seller to receive and retain, without reduction, suspension or termination and after deduction of all applicable royalties, overriding royalties, production payments or other burdens payable out of production, not less than the percentage set forth in the reserve reports as Seller’s “Net Revenue Interest” of all Hydrocarbons produced, saved and marketed from such Oil and Gas Interest, through the productive life of such Oil and Gas Interest, except for changes or adjustments in such “Net Revenue Interest” after the date hereof and in compliance with Seller’s covenants and agreement under this Agreement that result from the establishment of new units, changes in existing units (or the participating areas therein), the entry into of new pooling or unitization agreements, or an election not to participate in an operation under a joint operating agreement or a unit agreement;

(iv) In the case of each Oil and Gas Interest set forth in the reserve report of Seller that obligates Seller to bear not greater than the percentage set forth in the reserve report as Seller’s “Working Interest” of the costs and expenses relating to the maintenance, development and operation of such Oil and Gas Interest (including the plugging and abandonment and site restoration with respect to all existing and future wells located thereon or attributable thereto), through plugging, abandonment and salvage of all wells and related lease facilities located on such Oil and Gas Interest or lands pooled, unitized or otherwise combined therewith, except for changes or adjustments in such “Working Interest” after the date hereof and in compliance with Seller’s covenants and agreement under this Agreement that result from the establishment of new units, changes in existing units (or the participating areas therein), the entry into of new pooling or

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unitization agreements, or an election by a third party not to participate in an operation under a joint operating agreement or a unit agreement;

(v) In the case of each Oil and Gas Interest, reflects that all royalties, rentals, Pugh clause payments, shut in gas payments and other payments due with respect to such Oil and Gas Interest have been properly and timely paid, except for payments held in suspense for title or other reasons which are customary in the industry and which will not result in grounds for cancellation of Seller’s rights in such Oil and Gas Interest; and

(vi) Reflects that all consents to assignment, notices of assignment or preferential purchase rights which are applicable to or must be complied with in connection with the transaction contemplated by this Agreement, have been obtained and complied with to the extent the failure to obtain or comply with the same could render this transaction or any such prior sale, assignment or transfer (or any right or interest affected thereby) void or voidable or could result in Seller incurring any liability or loss of title.

(r) “Governmental Authority” shall mean any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign, federal or state).

(s) “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(t) “Hydrocarbons” shall mean oil, condensate, gas, casinghead gas and other liquid or gaseous Hydrocarbons.

(u) “Hydrocarbon Agreement” shall mean any of the Hydrocarbon Sales Agreements and Hydrocarbon Purchase Agreements.

(v) “Hydrocarbon Purchase Agreement” shall mean any material sales agreement, purchase contract, or marketing agreement that is currently in effect and under which Seller is a buyer of Hydrocarbons for resale (other than purchase agreements entered into in the ordinary course of business with a term of three months or less, terminable without penalty on 30 days’ notice or less, which provide for a price not greater than the market value price that would be paid pursuant to an arm’s-length contract for the same term with an unaffiliated third-party seller, and which do not obligate Seller to take any specified quantity of Hydrocarbons or to pay for any deficiencies in quantities of Hydrocarbons not taken).

(w) “Hydrocarbon Sales Agreement” shall mean any material sales agreement, purchase contract, or marketing agreement that is currently in effect and under which Seller is a seller of Hydrocarbons (other than “spot” sales agreements entered into in the ordinary course of business with a term of three months or less, terminable without penalty on 30 days` notice or less, and which provide for a price not less than the market value price that would be received pursuant to an arm’s- length contract for the same term with an unaffiliated third party purchaser).

(x) “IRS” shall mean the Internal Revenue Service.

(y) “Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are actually known by the chief executive officer, president, chief financial officer, or any senior executive or other vice president of such Person without any inquiry or investigation.

(z) “Material Adverse Change” shall mean with respect to any Person, any adverse change or adverse condition in or relating to the financial condition, of such Person and its subsidiaries that is material to such Person and its subsidiaries taken as a whole.

(aa) “Material Contract” shall mean, as relates to Seller, (i) oil and gas leases, (ii) operating agreements relating to such leases, and (iii) Contracts relating to the Business and involving a total commitment by or to any party thereto of at least $10,000 on an annual basis and which cannot be terminated by Seller with notice of ninety (90) days or less without penalty to Seller.

(bb) “Oil and Gas Interests” shall mean: (i) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including, without limitation, working, royalty and overriding royalty interests, mineral interests, leasehold interests, production

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payments, operating rights, net profits interests, other non-working interests and non-operating interests; (ii) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations and concessions; (iii) easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (iv) interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

(cc) “Ordinary Course of Business” shall mean an action taken by a Person if:

(i) Such action is taken in the ordinary course of the normal day-to-day operations of such Person and is consistent with past practices of such Person;

(ii) Such action is not required to be authorized by the Board of Directors o of such Person and is not required to be specifically authorized by the shareholders, if any, of such Person; and

(iii) Such action is similar in nature and magnitude to actions customarily taken, without any authorization by the Board of Directors, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

(dd) “Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock Seller, trust, enterprise, limited liability Seller, unincorporated organization or Governmental Authority.

(ee) “Proceedings” shall mean all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Authority.

(ff) “Reasonable Best Efforts” shall mean a party’s best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

(gg) “Registration Statement” shall mean the registration statement on Form S-4 that Platinum intends to file with the SEC relating to registration of the Platinum Exchange Shares and the solicitation of proxies from Platinum’s shareholders.

(hh) “Related Person” shall mean either (i) a member of an affiliated group within the meaning of Section 1504 of the Code, but without regard to Section 1504(b), which includes Platinum (generally, a corporation of which Platinum owns at least 80% of both the vote and value, directly or indirectly through other affiliated corporations), or (ii) a corporation that is controlled by Platinum, or that controls Platinum, under the rules of Section 304(a)(2) of the Code without regard to Treasury Regulation Section 1.1502-80(b) (generally, a corporation that Platinum owns at least 50% of its vote or value, subject to various attribution rules, or a corporation that owns at least 50% of the vote or value of Platinum, subject to various attribution rules) in each case as defined in Treasury Regulation Section 1.368-1(e)(3).

(ii) “SEC” shall mean the United States Securities and Exchange Commission.

(jj) “Seller’s Parent” shall mean Tandem Energy Holdings, Inc., a Nevada corporation.

(kk) “Subsidiary” shall mean an entity in which fifty percent (50%) or more of its outstanding equity securities or interests are owned by Seller.

(ll) “Tax” shall mean any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, produc-tion, severance, transportation, employment, payroll, franchise or other tax imposed by any United States federal, state or local (or any foreign or provincial) taxing authority, including any interest, penalties or additions attributable thereto.

(mm) “Tax Return” shall mean any return or report, including any related or supporting information, with respect to Taxes.

(nn) “Securities Act” shall mean the Securities Act of 1933, as amended.

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ARTICLE II
EXCHANGE OF ASSETS FOR STOCK

2.01 Acquisition of Assets. Subject to the terms and conditions specified in this Agreement, Seller shall convey, transfer and deliver to Buyer, and Buyer shall acquire from Seller, all of the Assets as specified herein on the Closing Date. Seller shall convey Good, Marketable and Defensible Title to the Assets and all parts thereof to Buyer free and clear of all Encumbrances, except as expressly provided in this Agreement or in the Seller’s Disclosure Schedule to the contrary.

2.02 Assumed Liabilities. Buyer shall assume or pay in full, at and as of the Closing Date, all of the liabilities, obligations and commitments of Seller except those specifically excluded pursuant to Section 2.03 of this Agreement. The liabilities, obligations and commitments of Seller assumed by Buyer pursuant to this Section 2.02 are hereinafter referred to as the “Assumed Liabilities.” As part of its obligation with respect to the Assumed Liabilities, Buyer shall pay in full at the Closing all of the then outstanding indebtedness of Seller to Guaranty Bank of Texas (or any successor bank), Tim G. Culp, the Estate of Dyke Culp and Jack A. Chambers, the present principal amount of each of which is set forth in Section 2.02 of the Seller Disclosure Statement.

The assumption of the Assumed Liabilities by Buyer shall not in any way limit the rights of Platinum or Buyer for any breach of the covenants, representations or warranties of Seller contained in this Agreement.

2.03 Excluded Liabilities. Except for the Assumed Liabilities, all of the liabilities and obligations or the Seller shall at and after the Closing remain the sole and exclusive responsibility of the Seller. Without limiting the generality of the foregoing, Buyer will not assume, and will not discharge or otherwise be liable for the following specific liabilities:

(a) Liabilities or obligations of Seller with respect to any transactions occurring after the Closing Date;

(b) Any Taxes imposed upon Seller by reason of the transactions contemplated by this Agreement;

(c) Liabilities or obligations of Seller arising out of its failure to comply with:

(1) Any provision of the federal securities laws, rules, or regulations; and

(2) The securities laws of any state or rules and regulations of any authorities administering such laws;

(d) Liabilities or obligations of Seller arising from or related to any employee welfare benefit plans or employee pension benefit plans, within the meaning of ERISA, maintained, sponsored or contributed to by Seller; and

(e) Liabilities or obligations of the Seller relating to or arising out of any actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or threatened against the Seller, to the extent that such actions, suits, claims, investigations or legal, administrative or arbitration proceeding relate to or arise out of events occurring prior to Closing.

The foregoing liabilities are hereinafter referred to as the “Excluded Liabilities.”

2.04 Acquisition Consideration. In exchange for the Assets transferred by Seller, Buyer shall issue and deliver to Seller that number of shares (rounded upward to the nearest whole share) of Platinum voting common stock, par value $0.0001 per share, (the “Platinum Common Stock”) determined by dividing Sixty Million Dollars ($60,000,000) by the actual per share conversion price, as calculated as the amount of funds held in Platinum’s trust account as of two business days prior to the Closing Date divided by Fourteen Million Four Hundred Thousand (14,400,000) (the “Platinum Exchange Shares”). Prior to the issuance and delivery of the Platinum Exchange Shares, Platinum shall have caused such Platinum Exchange Shares to be registered pursuant to a registration statement properly filed in accordance with Section 6 of the Securities Act and such registration statement shall have been declared effective by the SEC.

2.05 Closing. The Closing shall take place (i) at the offices of Snell Wylie & Tibbals, 1850 North Central, Suite 1800, Dallas, Texas, at 10:00 a.m., local time, on after the Business Day immediately following the date on which the later to occur of the receipt by Platinum of the approval of its shareholders of the Acquisition or the receipt by Seller’s Parent of the approval of its shareholders to the liquidation and dissolution of Seller’s Parent; or (ii) at such other time or place or on such other date as the parties hereto shall agree. The transfer of the Assets and

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the Acquired Business as provided in this Agreement shall be effected by assignments, bills of sale and other instruments of transfer and conveyance in that form necessary to effectively transfer all of Seller’s Assets and the Acquired Business to Buyer as specified by this Agreement and as reasonably required by Platinum, Buyer or their counsel. The assignment and assumption of the Assumed Liabilities as provided in this Agreement shall be effected by an assignment and assumption agreement and other instruments of assignment and assumption in the form necessary to effectively assign all of the Assumed Liabilities to Buyer and to have Buyer fully assume all the Assumed Liabilities as specified by this Agreement and as reasonably required by Seller or its counsel. All Closing transactions shall be deemed to have occurred simultaneously.

2.06 Liquidation and Dissolution of Seller. Promptly after the Closing Date but not later than thirty (30) calendar days after the Closing Date, Seller shall proceed, and Seller’s Parent shall cause Seller to proceed, with due diligence to wind up Seller’s affairs, liquidate, and distribute Seller’s remaining assets, including the Platinum Exchange Shares received pursuant to the exchange, to Seller’s Parent and voluntarily dissolve Seller. In connection with the winding up of Seller’s affairs, Seller shall proceed promptly after the Closing Date to prepare and file all income Tax Returns and reports required under Applicable Law, covering all periods (or portions of any period) ending on or before the Closing Date for which Tax Returns and reports have not previously been filed. Buyer shall have no obligations or responsibilities in connection with the liquidation and dissolution of the Seller. The Acquisition, including, without limitation, the sale of the Assets to Buyer, shall not be effected in any respect by the failure or delay of the Seller to effect or consummate its liquidation or dissolution.

ARTICLE III
SHAREHOLDER APPROVAL

3.01 Platinum. Platinum will use its Reasonable Best Efforts to take all steps necessary to hold a meeting of its shareholders at the earliest practicable date for the purpose of submitting this Agreement to them for approval and requesting authorization of the Acquisition. In connection with such meeting of shareholders, Platinum will solicit proxies from its shareholders and Platinum and Seller will cooperate with each other (including, without limitation, providing to each other appropriate information) for the purpose of complying with the requirements of the Securities Act and the Exchange Act, and the rule and regulations promulgated thereunder, as they relate to such meeting. In the materials that it provides in connection with its solicitation of proxies, Platinum shall include a recommendation of its board of directors that its shareholders approve the Acquisition.

3.02 Buyer. Buyer has obtained the consent of Platinum, its sole shareholder, to the Acquisition.

3.03 Seller. Seller has obtained the consent of Seller’s Parent, its sole shareholder, to the Acquisition.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.01 Representations and Warranties of Seller. Seller represents and warrants to Buyer and Platinum, except as set forth in the Disclosure Schedule which Seller shall furnish to Platinum and Buyer on or before November 10, 2006 (the “Seller Disclosure Schedule”) and which will set forth the exceptions to the representations and warranties contained in this Section 4.01 and items requiring description by this Section 4.01 under the captions referencing the subsections to which such exceptions apply, that:

(a) Organization and Good Standing of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power to carry on its business as it is now being conducted, and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Seller is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary.

(b) Organization and Good Standing of Subsidiary. Seller has one subsidiary, Mixon Drilling, Inc., which is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power to carry on its respective business as it is now being conducted, and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Seller’s subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of their respective properties owned or leased or the nature of their activities makes such qualification necessary.

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(c) Power. Seller has the power and authority to enter into this Agreement and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, will not (i) violate or conflict with any provision of the certificate of organization or bylaws of Seller, (ii) violate or conflict with any material agreement or instrument to which Seller is a party or by which Seller or any of the properties are bound; (iii) violate or conflict with any judgment, order, ruling, or decree applicable to Seller as a party in interest, (iv) violate or conflict with any law, rule or regulation applicable to Seller, or (v) result in the creation or imposition of any lien, charge or other encumbrance upon the Assets.

(d) Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Seller and the Ancillary Documents to which Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate Proceedings are necessary to authorize the execution, delivery or performance of this Agreement and the Ancillary Documents to which Seller is a party. This Agreement has been, and each of the Ancillary Agreements to be executed by Seller at Closing will be, duly executed and delivered by Seller and constitute the valid and binding obligation of Seller, enforceable in accordance with their respective terms.

(e) Governmental Authorities; Consents. Seller is not required to submit any notice, report or other filing with any Governmental Authority in connection with its execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, and, except as set forth in the Seller Disclosure Schedule, no consent, approval or authorization of any Governmental Authority or any other Person is required to be obtained by Seller in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby and except for such consents, approvals and authorizations which, if not obtained, would not result in a Material Adverse Change with respect to Seller.

(f) Capital Stock. The authorized capital stock of Seller consists of 500,000 shares of common stock, of which 500 shares are currently issued and outstanding. All of the outstanding shares of Seller’s common stock have been duly authorized and are validly issued, fully paid and nonassessable. All outstanding shares of capital stock of Seller’s subsidiary and 33.33% of the limited partnership units in Spring Creek Limited Partnership are owned by Seller, free and clear of any Encumbrances. All outstanding shares of capital stock of Seller are owned by Seller’s Parent and are free and clear of any Encumbrances.

(g) Financial Statements. The following audited and unaudited financial statements (collectively, the “Seller Financial Statements”) have been delivered to Purchaser and are attached as Appendix 4.01(d) to the Seller Disclosure Schedule:

(i) The audited consolidated balance sheet of Seller’s Parent as of December 31, 2005, and the related audited statements of operations and changes in stockholders’ equity for the fiscal year then ended; and

(ii) The unaudited consolidated balance sheet of Seller’s Parent and the related unaudited statements of operations for the period ended June 30, 2006.

The Seller Financial Statements (i) have been, or will be, prepared in accordance with generally accepted accounting principles (“GAAP”) on a basis consistent throughout the periods covered thereby; (ii) present, or will present, fairly, in all material respects, the financial condition of Seller as of the dates thereof and the results of their operations for the periods then ended; and (iii) are, or will be, consistent with the books and records of Seller, which books and records are true, correct and complete in all material respects. For purposes of this Agreement, the “Balance Sheet” means the consolidated balance sheet of Seller’s Parent dated as of June 30, 2006, and the “Balance Sheet Date” means June 30, 2006. All liabilities and obligations, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the date of the Seller Financial Statements and are required, under GAAP, to be recorded or disclosed in the balance sheets included in the Seller Financial Statements or disclosed in notes to the Seller Financial Statements are, or will be, so recorded or disclosed.

Since the Seller Balance Sheet Date there has been no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of Seller and its subsidiary, which has had or is reasonably likely to result in a Material Adverse Change. To Seller’s knowledge, the accounts receivable of Seller included in the Seller Balance Sheet are reasonably expected to be collectible substantially in full over a reasonable period subject to reserves for bad debt established therefor and which are reflected in the Seller

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Financial Statements (by use of Seller’s normal collection methods without resort to litigation or reference to a collection agency), and to Seller’s knowledge, (i) there do not exist any defenses, counterclaims and set-offs which would materially adversely affect such receivables, and (ii) all such receivables are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of Seller. Seller has performed all obligations in all material respects with respect thereto which they were obligated to perform to the date hereof.

(h) Condition of Properties. To the Knowledge of Seller, except as may be limited by the ordinary course of business occurring on a day-to-day basis, all properties and assets owned or utilized by Seller and its subsidiary, specifically including, but not limited to, the oil and gas properties owned by Seller, are in good operating condition and repair, free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations of Seller and its subsidiary), ordinary wear and tear excepted, and have been maintained consistent with prudent industry practice. No other assets or properties are needed to permit Seller and its subsidiary to carry on their respective businesses as conducted during the preceding 12 months and as proposed to be conducted. To the Knowledge of Seller, all buildings, plants and other structures owned or otherwise utilized by Seller and its subsidiary are in good condition and repair, ordinary wear and tear excepted, and have no structural defects or other defects (except such minor defects as do not significantly interfere with the use thereof in the conduct of the normal operations of Seller and its subsidiary) and are suitable and adequate for the purposes for which they are presently being used.

(i) Intellectual Property. Seller and its subsidiary own, or are licensed or otherwise has the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs (“Intellectual Property Rights”) which are material to the condition (financial or otherwise) or conduct of the business and operations of Seller and its subsidiary. To the knowledge of Seller, (i) the use of Intellectual Property Rights by Seller and its subsidiary does not infringe on the Intellectual Property Rights of any person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of Seller or its subsidiary which could result in a Material Adverse Change; and (ii) no one or more persons are, in any manner that in the aggregate could result in a Material Adverse Change, infringing on any Intellectual Property Right of Seller and its subsidiary. No claims are pending or, to the Knowledge of Seller, threatened that Seller is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property Right.

(j) No Undisclosed Liabilities. Neither Seller nor its subsidiary has any debt, liability or obligation of any kind, whether accrued, absolute, contingent, inchoate, determined, determinable, or otherwise, except for (i) liabilities or obligations which, individually or in the aggregate, would not result in a Material Adverse Change; (ii) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby; (iii) liabilities or obligations disclosed in the Balance Sheet or footnotes thereto; and (iv) liabilities or obligations arising in the ordinary course of business after the Balance Sheet Date and which do not result in a Material Adverse Change.

(k) No Litigation. There is no suit, action, proceeding, or investigation presently pending or, to the Knowledge of Seller, threatened against or affecting the Seller or its subsidiary or the Assets that has had or could reasonably be expected to result in a Material Adverse Change or prevent, hinder or materially delay the ability of the Seller to consummate the Acquisition, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against the Seller or its subsidiary or the Assets which has had, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(l) Compliance with Laws and Permits. Neither Seller nor its subsidiary is in violation of, or in default in any material respect under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under any applicable law, rule, regulation, ordinance, order, writ, decree or judgment of any Governmental Authority. Seller and its subsidiary have obtained and hold all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Authorities necessary for the lawful conduct of its business and the lawful ownership, use and operation of the Assets (the “Seller Permits”), except for Seller Permits which the failure to obtain or hold would not, individually or in the aggregate, result in a Material Adverse Change. Seller and its subsidiary are in compliance with the terms of the Seller Permits, except where the failure to comply would not, individually or in the aggregate, result in a Material Adverse Change. All of the Seller Permits are in full force and effect and no action or claim is pending

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nor, to the Knowledge of Seller, is threatened to revoke or terminate any Seller Permit or declare any Seller Permit invalid in any material respect. No investigation or review by any Governmental Authority with respect to Seller or its subsidiary is pending or, to the knowledge of Seller, threatened, other than those the outcome of which would not, individually or in the aggregate, result in a Material Adverse Change. All Seller Permits that are material to Seller are set forth in Section 4.01(l) of the Seller Disclosure Schedule.

(m) Title to Assets. Seller has Good, Marketable and Defensible Title to all of its Oil and Gas Interests. All leases relating to the Oil and Gas Interests are in full force and effect, and Seller has not received any notice of default with respect to any of such leases.

(n) Oil and Gas Operations. To the Knowledge of Seller, as to wells not operated by Seller, and without qualification as to Knowledge, as to wells operated by Seller:

(i) As of the date of this Agreement, (A) none of the wells included in the Oil and Gas Interests of Seller has been overproduced such that it is subject or liable to being shut-in or to any overproduction penalty, (B) Seller has not received any deficiency payment under any gas contract for which any person has a right to take deficiency gas from Seller, and (C) Seller has not received any payment for production which is subject to refund or recoupment out of future production;

(ii) There have been no changes proposed in the production allowables for any wells included in the Oil and Gas Interests of Seller that could reasonably be expected to result in a Material Adverse Change;

(iii) All wells included in the Oil and Gas Interests of Seller have been drilled and (if completed) completed, operated, and produced in accordance with good oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules, and regulations, except where any failure or violation could not reasonably be expected to result in a Material Adverse Change;

(iv) Seller has not agreed to nor are is it now obligated to abandon any well operated by it and included in the Oil and Gas Interests that is or will not be abandoned and reclaimed in accordance with applicable laws, rules, and regulations and good oil and gas industry practices;

(v) Proceeds from the sale of Hydrocarbons produced from and attributable to the Oil and Gas Interests are being received by Seller in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $5,000 and held in suspense in the ordinary course of business);

(vi) Subject to the terms of Section 4.01(l) below, no person has any call on, option to purchase, or similar rights with respect to the Oil and Gas Interests or to the production attributable thereto, and upon consummation of the transactions contemplated by this Agreement, Buyer will have the right to market production from the Oil and Gas Interests on terms no less favorable than the terms upon which Seller is currently marketing such production; and

(vii) All royalties, overriding royalties, compensatory royalties and other payments due from or in respect of production with respect to the Oil and Gas Interests, have been or will be, prior to the Effective Time, properly and correctly paid or provided for in all material respects, except for those for which Seller has a valid right to suspend and for which Seller has created appropriate suspense accounts.

(o) Hydrocarbon Sales and Purchase Agreements.

(i) None of the Hydrocarbon Sales Agreements of Seller or Hydrocarbon Purchase Agreements of Seller has required, or will require as of or after the Closing Date, Seller to (A) have sold or delivered, or to sell or deliver, Hydrocarbons for a price materially less than the market value price that would have been, or would be, received pursuant to any arm’s-length contract with an unaffiliated third-party purchaser; or (B) to have purchased or received, or to purchase or receive, Hydrocarbons for a price materially greater than the market value price that would have been, or would be, paid pursuant to an arm’s-length contract with an unaffiliated third-party seller;

(ii) Each of the Hydrocarbon Agreements of Seller is valid, binding, and in full force and effect, and no party is in material breach or default of any Hydrocarbon Agreement of Seller, and to the knowledge of

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Seller, no event has occurred that with notice or lapse of time (or both) would constitute a material breach or default or permit termination, modification, or acceleration under any Hydrocarbon Agreement of Seller;

(iii) There have been no claims from any third party for any price reduction or increase or volume reduction or increase under any of the Hydrocarbon Agreements of Seller or any of its Subsidiaries, and Seller has not made any claims for any price reduction or increase or volume reduction or increase under any of the Hydrocarbon Agreements of Seller;

(iv) Payments for Hydrocarbons sold pursuant to each Hydrocarbon Sales Agreement of Seller have been made (subject to adjustment in accordance with such Hydrocarbon Sales Agreements) materially in accordance with prices or price-setting mechanisms set forth in such Hydrocarbon Sales Agreements;

(v) No purchaser under any Hydrocarbon Sales Agreement of Seller has notified Seller (or, to the knowledge of Seller, the operator of any property where Seller is not the designated operator) of its intent to cancel, terminate, or renegotiate any Hydrocarbon Sales Agreement of Seller or otherwise to fail and refuse to take and pay for Hydrocarbons in the quantities and at the price set out in any hydrocarbon sales agreement, whether such failure or refusal was pursuant to any force majeure, market out, or similar provisions contained in such Hydrocarbon Sales Agreement or otherwise;

(vi) Seller is not obligated in any Hydrocarbon Sales Agreement by virtue of any prepayment arrangement, a “take-or-pay” or similar provision, a production payment, or any other arrangements to deliver Hydrocarbons produced from an oil and gas interest of Seller at some future time without then or thereafter receiving payment therefor;

(vii) The information heretofore provided to Buyer by Seller contains a true and correct calculation of Seller’s gas balancing positions as of the dates shown therein; and

(xiii) The Hydrocarbon Agreements of Seller are of the type generally found in the oil and gas industry, do not, individually or in the aggregate, contain unusual or unduly burdensome provisions that would, individually or in the aggregate, result in a Material Adverse Change, and are in form and substance considered normal within the oil and gas industry.

(p) Environmental Matters. With respect to environmental matters, (i) the Assets have not violated and do not violate any order or requirement of any Governmental Authority or any Environmental Law, nor are there any conditions existing on, in, at, under, or about or resulting from the past or present operations of the Assets that may give rise to any on-site or off-site investigation or remedial obligations under any Environmental Laws, and to Seller’s Knowledge the ownership and operation of the Assets have been in compliance with Environmental Laws; (ii) the Assets are not subject to any existing, pending or threatened notice of violation, action, suit, investigation, inquiry or Proceeding by or before any court, any applicable tribal authority or any other Governmental Authority or arbitrator with respect to environmental matters, nor has any such notice been issued that has not been fully satisfied and complied with in a timely manner so as to bring the Assets into full compliance with Environmental Law; (iii) no lien, deed notice or use restriction has been recorded pursuant to any Environmental Law with respect to the Assets; (iv) to Seller’s Knowledge, all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the Assets, including, without limitation, those relating to the past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment have been duly obtained or filed, and Seller has been and are in compliance with the terms and conditions of all such notices, permits, licenses and, similar authorizations; (v) to Seller’s Knowledge, all hazardous substances or solid waste generated at or as a result of the operations of Seller and its subsidiaries and the Assets have, since the effective date of the relevant requirements of RCRA, been transported, treated and disposed of only by carriers maintaining valid authorizations under RCRA and any other Environmental Law and only at treatment storage and disposal facilities maintaining valid authorizations under RCRA and any other Environmental Law, which carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any existing, pending or overtly threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Law; (vi) neither Seller nor its subsidiary currently owns or operates, nor in the past has it owned or operated, any property that is on the United States Environmental Protection Agency’s National Priorities or CERCLIS list, or any similar list; (vii) to Seller’s Knowledge, no hazardous substance or solid waste has been disposed of or otherwise released (including without limitation discharges or releases into pits) and there has been no threatened release of any hazardous substances or solid waste, on, to, from or as a result of the operations of

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Seller and its subsidiary or the Assets except in compliance with Environmental Law, and there are no storage tanks or other containers on or under any of the properties of Seller and its subsidiary comprising a part of the Assets from which hazardous substances, petroleum products or other contaminants may be released into the surrounding environment; (viii) neither Seller nor its subsidiary has owned, operated or leased any real property other than the properties comprising a part of the Assets that it currently owns, leases or operates; and (ix) to Seller’s Knowledge, there is no liability (contingent or otherwise) in connection with any release or threatened release of any hazardous substance or solid waste into the environment as a result of or with respect to the Assets.

 (q) Tax Matters. Except as set forth in Seller Disclosure Schedule, as relates to Tax matters:

(i) Seller and any affiliated, combined or unitary group of which Seller is or was a member for purposes of any Taxes has timely filed, been included in or sent, and will, prior to the Closing, timely file, be included in or send all Tax Returns required to be filed or sent by or relating to any of them prior to the Closing relating to any Taxes with respect to any income, properties or operations of Seller prior to the Closing Date.

(ii) As of the time of filing, the Tax Returns of Seller and its subsidiary:

(A) Correctly reflected (and, as to any Tax Returns not filed as of the date hereof, will correctly reflect) in all material respects the facts regarding the income, business, assets, operations, activities and status of Seller and any other information required to be shown therein;

(B) Constituted (and, as to any Tax Returns not filed as of the date hereof, will constitute) complete and accurate representations of the Tax liabilities for the periods covered; and

(C) Accurately set forth all items (to the extent required to be included or reflected in the Tax Returns) relevant to future Tax liabilities, including the Tax bases of properties and assets;

(iii) Seller and its subsidiary have timely paid all Taxes whether or not shown as due and payable on the Tax Returns that have been filed;

(iv) A reserve (in accordance with generally accepted accounting principles) has been established on the Seller Financial Statements for any Taxes that relate to past periods but are not yet due; and will establish such a reserve for all other Taxes payable for any periods that end before the Closing for which no Tax Returns have yet been filed and for any periods that begin before the Closing and end after the Closing to the extent such Taxes are attributable to the portion of any such period ending at the Closing;

(v) The charges, accruals and reserves for Taxes reflected on the Seller Financial Statements are adequate to cover the Tax liabilities accruing or payable by Platinum in respect of periods prior to the date hereof;

(vi) Neither Seller nor its subsidiary is delinquent in the payment of any Taxes and has not requested any extension of time within which to file or send any Tax Return, which Tax Return has not since been filed or sent;

(vii) To Seller’s Knowledge, no deficiency for any Taxes has been proposed, asserted or assessed against Seller or its subsidiary (or any member of any affiliated or combined group of which Seller or its subsidiary is or has been a member for which Seller or its subsidiary could be liable for Taxes);

(viii) Neither Seller nor its subsidiary has granted any extension of the limitation period applicable to any Tax claims and neither Seller nor its subsidiary has waived any such limitation period;

(ix) Neither Seller nor its subsidiary is, nor has either been, a party to any tax sharing agreement with any corporation which is not a member of the affiliated group of which Seller is a member;

(x) Neither Seller nor its subsidiary has made any elec-tion under Section 341(f) or Section 1362(a) of the Code;

(xi) No Tax is required to be withheld pursuant to  1445 of the Code as a result of the transactions contemplated in this Agreement;

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(xii) Neither Seller nor its subsidiary nor any Affiliate is a party to any agreement, contract plan or arrangement that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by Platinum that are not deductible (in whole or in part) under Section 280G of the Code;

(xiii) To Seller’s Knowledge, no examinations of the Tax Returns of Seller or its subsidiary are currently in progress or, to the Knowledge of Seller, threatened and no deficiencies have been asserted or assessed against Seller as a result of any audit by the Internal Revenue Service or any other taxing authority and no such deficiency has been proposed or threatened;

(xiv) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the Assets.

(xv) Neither Seller nor its subsidiary will be required to include any item of income in, or exclude any item of deduction from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) a change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (B) any “closing agreement,” as described in Code §7121 (or any corresponding provision of state, local or foreign income Tax law), (C) any intercompany transaction or any excess loss account (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income Tax law), (D) any installment sale or open transaction made on or prior to the Closing Date, or (E) as a result of any prepaid amount received on or prior to the Closing Date.

(xvi) Neither Seller nor its subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or Code §361.

(xvii) Seller and its subsidiary have withheld and timely paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(r) Contracts. Each Contract is in full force and effect and is the legal, valid and binding obligation of Seller and, to the Knowledge of the Seller, of the other parties thereto, enforceable against Seller and, to the Knowledge of the Seller, the other parties thereto in accordance with its terms and, upon consummation of the Acquisition, shall continue in full force and effect without penalty or other adverse consequence. Seller is not in material default under any Contract, nor, to the Knowledge of Seller, is any other party to any Contract in breach of or default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material breach or default by Seller, or to the Knowledge of the Seller, any other party thereunder. No party to any of the Contracts has exercised any termination rights with respect thereto, and no such party has given notice of any significant dispute with respect to any Contract. Seller has, and will transfer to Buyer at the Closing, good and valid title to the Contracts, free and clear of all Encumbrances. All of the Material Contracts of Seller are listed in the Seller Disclosure Schedule, and Seller has delivered to Buyer true, correct and complete copies of all of the Material Contracts, together with all amendments, modifications or supplements thereto.

(s) Employees. Except as set forth in the Seller Disclosure Statement, (1) no executive employee of Seller or its subsidiary and, to the Knowledge of Seller, no group of employees of Seller or its subsidiary has any plans to terminate his, her or its employment; (2) neither Seller nor its subsidiary has any material labor relations problem pending and their respective labor relations are satisfactory to Seller and its subsidiary; (3) there are no workers’ compensation claims pending against Seller or its subsidiary, nor is Seller aware of any facts that would give rise to such a claim; (d) to Seller’s Knowledge, no employee of Seller or its subsidiary is subject to any secrecy or non-competition agreement or any other agreement or restrictions of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the Business; (e) no employee or former employee of Seller or its subsidiary has any claim with respect to any intellectual property rights of Seller or its subsidiary; and (f) Seller has furnished to Platinum and Buyer copies of all non-competition agreements between Seller and any of the managers or employees of Seller and its subsidiary.

(t) Labor Relations.

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(i) There are (1) no collective bargaining agreements or other similar agreements, arrangements or understandings, written or oral, with employees as a group to or by which Seller or its subsidiary is a party or is bound, (2) no employees of Seller or its subsidiary are represented by any labor organization, collective bargaining representative or group of employees, (3) no labor organization, collective bargaining representative or group of employees claims to represent a majority of the employees of Seller or its subsidiary in an appropriate unit of Seller or its subsidiary, (4) neither Seller nor its subsidiary has been the subject of any representational campaign by any union or other organization or group seeking to become the collective bargaining representative of any of its employees or been subject to or, to the Knowledge of Seller, threatened with any strike or other concerted labor activity or dispute, and (5) neither Seller nor its subsidiary is obligated to bargain collectively with respect to wages, hours and other terms and conditions of employment with any recognized or certified labor organization, collective bargaining representative or group of employees.

(ii) Seller and its subsidiary are in compliance in all material respects with all Applicable Laws pertaining to employment and employment practices, wages, hours, equal opportunity, collective bargaining, the payment of social security and other taxes and other terms and conditions of employment in respect of their respective employees, except for noncompliance with such Applicable Laws which does not and will not result in a Material Adverse Change with respect to Seller or its subsidiary. There is no pending or, to the Knowledge of Seller, threatened Proceeding by or before, and neither Seller nor its subsidiary is subject to any judgment, order, writ, injunction or decree of or inquiry from, the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor or any other Governmental Authority in connection with any current, former or prospective employee of Seller or its subsidiary.

(u) Employee Plans. Neither Seller nor its subsidiary maintain s any plans which would be considered an “employee benefit plan” under ERISA. Seller maintains a medical insurance plan and a term life insurance plan for its employees (the “Seller Employee Plans”). Each Seller Employee Plan has been maintained and operated in all material respects in accordance with its terms and with the provisions of applicable law. All insurance premiums and other payments required to be made to or under each Seller Employee Plan with respect to all periods prior to the Closing have been made or provided for. Each Seller Employee Plan may be unilaterally terminated or amended by Seller at any time. The consummation of the Acquisition will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the Acquisition.

(v) Bank Accounts. The Seller Disclosure Schedule contains a true, correct and complete list of the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Seller or its subsidiary maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

(w) Books and Records. All the books and records of Seller and its subsidiary, including all personnel files, employee data, and other materials relating to employees have been in all material respects maintained in accordance with good business practice and all Applicable Laws. Such books and records accurately and fairly reflect, in reasonable detail, all material transactions, revenues, expenses, assets and liabilities of Seller and its subsidiary.

(x) Brokerage. No third party shall be entitled to receive any brokerage commissions, finder’s fees, fees for financial advisory services or similar compensation in connection with the Acquisition based on any arrangement or agreement made by or on behalf of Seller.

(y) Indebtedness. As of the Closing Date, Seller will not have any outstanding obligations or liabilities of a nature required by generally accepted accounting principles to be recognized or discussed in the Financial Statements as debt which are not recognized or discussed in the Financial Statements, other than trade payables and similar obligations incurred in the Ordinary Course of Business.

(z) Filing Information. The information supplied by or on behalf of Seller for inclusion in the Registration Statement on shall not at the time the proxy statement/prospectus forming a part of such Registration Statement is mailed to Platinum’s shareholders contain any untrue statement of a material fact or omit to state any material fact required to be stated in the proxy statement/prospectus or necessary in order to make statements in the

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proxy statement/prospectus, in light of the circumstances under which they were made, not misleading, and the information included or supplied by on or behalf of Seller for inclusion in any filing pursuant to Rule 165 and Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act (each a “Regulation M-A Filing”), shall not, on the date the proxy statement/prospectus is first mailed to stockholders of Platinum and at the time such Regulation M-A Filing is filed with the SEC contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the proxy statement/prospectus not false or misleading, or omit to state any material fact necessary to correct any a statement in any earlier communications with respect to the solicitation for proxies for the Platinum shareholders’ meeting that has become false or misleading.

(aa) Insurance. Each insurance policy maintained by Seller covering the Assets, copies of which have been provided to Buyer, is listed in the Seller Disclosure Statement, is in full force and effect, and is reasonable in coverage and amount in relation to the risks to which Seller and the Assets may be exposed in the operation of its business prior to the Closing. None of such policies shall, pursuant to their terms, in any way be affected by or terminate or lapse by reason of this Agreement or the Acquisition. No notice of cancellation or termination has been received with respect to any such policy.

(bb) Affiliated Transactions. Except for the instruments evidencing the indebtedness of Seller to Tim G. Culp, the Estate of Dyke Culp and Jack Chambers listed in Section 2.04 of the Seller Disclosure Statement which is a part of the Assumed Liabilities and which Buyer has agreed to pay in full at the Closing, there are no Contracts or other material transactions or agreements between Seller, on the one hand, and any (a) officer or director of Seller or Seller’s Parent; (b) Control Persons; or (c) Affiliate of any such officer, director or Control Person.

(cc) Sufficiency of Assets. The Assets constitute, and on the Closing Date will constitute, all of the assets and property owned by the Seller and comprise all of those properties assets and rights necessary to operate the Business in the ordinary course.

(dd) No Material Adverse Change. Since June 30, 3006, there has not been any Material Adverse Change in the, or event or condition that might reasonably be expected to result in any Material Adverse Change in, the assets, financial condition, operating results, customer, employee or supplier relations business condition or prospects of Seller or its subsidiary.

(ee) Accuracy of Information. All of the information and other data relating to the Assets and the Business furnished to Buyer and Platinum by or on behalf of Seller in connection with the with the Acquisition is accurate and complete in all material respects, and none of such information contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, under the circumstances in which they are made, not misleading.

4.02 Representations and Warranties of Platinum and Buyer. Platinum and Buyer hereby jointly and severally represent and warrant to Seller that, except as set forth in the Platinum Disclosure Schedule on or before November 10, 2006 (the “Platinum Disclosure Schedule”) and which will set forth the exceptions to the representations and warranties contained in this Section 4.02 and items requiring description by this Section 4.02 under captions referencing the subsections to which such exceptions apply, that:

(a) Incorporation and Corporate Power. Except as set forth in the Platinum Disclosure Schedule, each of Platinum and Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of the Articles of Incorporation and Bylaws of each of Platinum and Buyer which have been furnished to Seller prior to the date hereof reflect all amendments made thereto and are correct and complete as of the date hereof. Platinum is qualified to do business as a foreign corporation in the states in which the nature of its business or its ownership of property requires it to be so qualified except for those jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Change with respect to Platinum.

(b) Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by each of Platinum and Buyer and the Ancillary Documents to which Platinum or Buyer are a party

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and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate Proceedings are necessary to authorize the execution, delivery or performance of this Agreement and the Ancillary Documents to which Platinum or Buyer are a party. This Agreement has been, and each of the Ancillary Agreements to be executed by Platinum and Buyer at Closing will be, duly executed and delivered by each of Platinum and Buyer and constitute the valid and binding obligation of each, enforceable in accordance with their respective terms.

(c) No Breach. The execution, delivery and performance of this Agreement by each of Platinum and Buyer and the Ancillary Documents to which Platinum or Buyer are a party and the consummation by them of the transactions contemplated hereby and thereby do not (i) conflict with or result in a violation of any provision of the charter or bylaws of either Platinum or Buyer, (ii) constitute a default under, or give rise to any right of termination, cancellation, or acceleration under any material bond, debenture, note, mortgage, indenture, lease, Contract, agreement, or other instrument or obligation to which Platinum or Buyer is a party or by which either of them or any of their properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of Platinum or Buyer, or (iv) violate any Applicable Law binding upon Platinum or Buyer except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, result in a Material Adverse Change with respect to Platinum.

(d) Governmental Authorities; Consents. Other than with respect to any securities law reporting obligation or the filing of any pre-Acquisition notification form required by the HSR Act, neither Platinum nor Buyer is required to submit any notice, report or other filing with any Governmental Authority in connection with their respective execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, and no consent, approval or authorization of any Governmental Authority or any other Person is required to be obtained by either Platinum or Buyer in connection with their respective execution, delivery and performance of this Agreement or the transactions contemplated hereby and except for such consents, approvals and authorizations which, if not obtained, would not result in a Material Adverse Change with respect to Platinum.

(e) Capital Stock. The authorized capital stock of Platinum consists of 75,000,000 shares of common stock, of which 18,000,000 shares are currently issued and outstanding, and 1,000,000 shares of preferred stock, of which none are currently outstanding. All of the outstanding shares of Platinum Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The Platinum Disclosure Schedule lists all warrants, options, conversion rights and agreements to purchase or otherwise acquire from Platinum any shares of capital stock or other securities of Platinum outstanding as of the date of this Agreement and on the Closing Date. All of the outstanding shares of capital stock of Buyer are owned directly by Platinum.

(f) Financial Statements. The following audited and unaudited financial statements (collectively, the “Platinum Financial Statements”) have been delivered to Seller and are attached as Appendix 4.02(f) to the Platinum Disclosure Schedule:

(i) The audited consolidated balance sheet of Platinum as of December 31, 2005, and the related audited statements of operations and changes in stockholders’ equity for the fiscal year then ended; and

(ii) The unaudited consolidated balance sheet of Platinum and the related unaudited statements of operations for the period ended June 30, 2006.

The Platinum Financial Statements (i) have been, or will be, prepared in accordance with generally accepted accounting principles (“GAAP”) on a basis consistent throughout the periods covered thereby; (ii) present, or will present, fairly, in all material respects, the financial condition of Platinum as of the dates thereof and the results of their operations for the periods then ended; and (iii) are, or will be, consistent with the books and records of Platinum which books and records are true, correct and complete in all material respects. For purposes of this Agreement, the “Platinum Balance Sheet” means the consolidated balance sheet of Platinum dated as of June 30, 2006, and the “Balance Sheet Date” means June 30, 2006. All liabilities and obligations, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the date of the Platinum Financial Statements and are required, under GAAP, to be recorded or disclosed in the balance sheets included in the Platinum Financial Statements or disclosed in notes to the Platinum Financial Statements are, or will be, so recorded or disclosed.

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Since the Platinum Balance Sheet Date there has been no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of Platinum, which has had or is reasonably likely to result in a Material Adverse Change. To Platinum’s Knowledge, the accounts receivable and other receivables of Platinum included in the Platinum Balance Sheet are reasonably expected to be collectible substantially in full over a reasonable period subject to reserves for bad debt established therefor and which are reflected in the Platinum Financial Statements (by use of Platinum’s normal collection methods without resort to litigation or reference to a collection agency), and to Platinum’s Knowledge, (i) there do not exist any defenses, counterclaims and set-offs which would materially adversely affect such receivables, and (ii) all such receivables are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of Platinum. Platinum has performed all obligations in all material respects with respect thereto which they were obligated to perform to the date hereof.

(g) Absence of Undisclosed Liabilities. Except as disclosed in the Platinum Balance Sheet or as set forth in the Platinum Disclosure Statement, Platinum has no material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except liabilities which have arisen after June 30, 2006 in the Ordinary Course of Business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and other liabilities which, in the aggregate, are not material to Platinum or Buyer.

(h) No Material Adverse Change. Since June 30, 2006, there has not been any Material Adverse Change in, or any event or condition that might reasonably be expected to result in any Material Adverse Change in, the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of Platinum oerr Bu.

(i) Tax Matters. Except as set forth on the Platinum Disclosure Schedule:

(i) Each of Platinum and any affiliated, combined or unitary group of which Platinum is or was a member for purposes of any Taxes (the “Platinum Group”) has timely filed, been included in or sent, and will, prior to the Closing, timely file, be included in or send all Tax Returns required to be filed or sent by or relating to any of them prior to the Closing relating to any Taxes with respect to any income, properties or operations of the Platinum Group prior to the Closing Date;

(ii) As of the time of filing, the Tax Returns of the Platinum Group:

(A) Correctly reflected (and, as to any Tax Returns not filed as of the date hereof, will correctly reflect) in all material respects the facts regarding the income, business, assets, operations, activities and status of the Platinum Group and any other information required to be shown therein;

(B) Constituted (and, as to any Tax Returns not filed as of the date hereof, will constitute) complete and accurate representations of the Tax liabilities for the periods covered; and

(C) Accurately set forth all items (to the extent required to be included or reflected in the Tax Returns) relevant to future Tax liabilities, including the Tax bases of properties and assets;

(D) Platinum has timely paid all Taxes whether or not shown as due and payable on the Tax Returns that have been filed by the Platinum Group;

(E) Platinum has established a reserve (in accordance with generally accepted accounting principles) on Platinum’s Financial Statements for any Taxes that relate to past periods but are not yet due; and will establish such a reserve for all other Taxes payable for any periods that end before the Closing for which no Tax Returns have yet been filed and for any periods that begin before the Closing and end after the Closing to the extent such Taxes are attributable to the portion of any such period ending at the Closing;

(F) The charges, accruals and reserves for Taxes reflected on Platinum’s Latest Financial Statements are adequate to cover the Tax liabilities accruing or payable by Platinum in respect of periods prior to the date hereof;

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(G) Neither Platinum nor Buyer is delinquent in the payment of any Taxes and has not requested any extension of time within which to file or send any Tax Return, which Tax Return has not since been filed or sent;

(H) To Platinum’s Knowledge, no deficiency for any Taxes has been proposed, asserted or assessed against Platinum or Buyer (or any member of any affiliated or combined group of which Platinum and Buyer are or have been a member for which Platinum or Buyer could be liable for Taxes);

(I) Neither Platinum nor Buyer has granted any extension of the limitation period applicable to any Tax claims and Neither Platinum nor Buyer has waived any such limitation period;

(J) Neither Platinum nor Buyer is, nor has it been, a party to any tax sharing agreement with any corporation which is not a member of the affiliated group of which Platinum and Buyer are a member;

(K) Platinum has not made any elec-tion under Section 341(f) or Section 1362(a) of the Code;

(L) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated in this Agreement;

(M) Neither Platinum nor any Affiliate is a party to any agreement, Contract, plan or arrangement that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by Platinum that are not deductible (in whole or in part) under Section 280G of the Code;

(N) To Platinum’s Knowledge, no examinations of the Tax Returns of any member of the Platinum Group are currently in progress or, to the Knowledge of Platinum, threatened and no deficiencies have been asserted or assessed against any member of the Platinum Group as a result of any audit by the Internal Revenue Service or any other taxing authority and no such deficiency has been proposed or threatened; and

(O) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any member of the Platinum Group.

(P) No member of the Platinum Group will be required to include any item of income in, or exclude any item of deduction from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) a change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (B) any “closing agreement,” as described in Code §7121 (or any corresponding provision of state, local or foreign income Tax law), (C) any intercompany transaction or any excess loss account (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income Tax law), (D) any installment sale or open transaction made on or prior to the Closing Date or (E) as a result of any prepaid amount received on or prior to the Closing Date.

(Q) No member of the Platinum Group has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or Code §361.

(R) Platinum and Buyer have withheld and timely paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(j) No Litigation. Except as set forth in the Platinum Disclosure Statement, there is no suit, action, proceeding, or investigation presently pending or, to the knowledge of Platinum or Buyer, threatened against or affecting the Platinum or Buyer that has had or could reasonably be expected to result in a Material Adverse Change with respect to Platinum or Buyer or prevent, hinder or materially delay the ability of Platinum or Buyer to consummate the Acquisition, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against the Platinum or Buyer which has had, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

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(k) Employees. (a) No executive employee of Platinum or Buyer and, to the Knowledge of Platinum, no group of employees of Platinum or Buyer has any plans to terminate his, her or its employment; (b) Platinum and Buyer have complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (c) Platinum and Buyer have no material labor relations problem pending and its labor relations are satisfactory; (d) there are no workers’ compensation claims pending against Platinum or Buyer nor is Platinum or Buyer aware of any facts that would give rise to such a claim; and (e) no employee of Platinum or Buyer is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Platinum or Buyer.

(l) Employee Benefit Plans. Neither Platinum nor Buyer maintains any plans which would be considered an “employee benefit plan” under ERISA.

(m) Compliance with Laws; Permits.

(i) Platinum and Buyer, and their respective officers, directors, agents and employees in their capacity as such, have complied in all material respects with all Applicable Laws, regulations and other requirements which materially affect the business of Platinum and Buyer and to which Platinum or Buyer may be subject, and, except as set forth on the Platinum Disclosure Schedule, no claims have been filed against Platinum or Buyer alleging a violation of any such laws, regulations or other requirements. Neither Platinum nor Buyer has any Knowledge of any such action.

(ii) Platinum and Buyer have, in full force and effect, all permits necessary to conduct their respective businesses and own and operate their respective properties. A true, correct and complete list of all the Permits held by Platinum and Buyer is set forth on the Platinum Disclosure Schedule. Platinum and Buyer have conducted their respective businesses in all material respects in compliance with all material terms and conditions of such Permits.

(n) SEC Filings. Platinum has delivered to Seller copies of the following documents previously filed by Platinum with the Securities and Exchange Commission (the “Commission”): (i) Platinum’s annual report on Form 10-K for the fiscal year ended December 31, 2005, (ii) Platinum’s quarterly reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, and (iii) Platinum’s current reports on Form 8-K, filed on February 1, 2006 (as amended on August 1, 2006), July 6, 2006, August 4, 2006, August 16, 2006, and August 22, 2006. Platinum has filed all reports, registration statements and other documents required to be filed by it under the Exchange Act since its inception (the “SEC Filings”). Platinum has delivered to or made available for inspection by Seller and Seller’s Parent accurate and complete copies of all the SEC Filings in the form filed by Platinum with the Commission since its inception. The SEC Filings were prepared in accordance and complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable. Except to the extent information contained therein has been revised and except for Platinum’s Schedule 14A filed on August 1, 2006 which Platinum intends to amend, none of such forms, reports and statements, including, without limitation, any financial statements, exhibits and schedules included therein and incorporated therein by reference, at the time filed, declared effective or mailed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(o) Brokerage. Except as set forth on the Platinum Disclosure Schedule, no third party shall be entitled to receive any brokerage commissions, finder’s fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Platinum or Buyer or any affiliate thereof.

(p) Validity of Platinum Common. The shares of Platinum Common Stock to be issued to Seller pursuant to this Agreement have been duly authorized and, upon issuance, delivery and payment therefor, will be validly issued, fully paid and nonassessable.

(q) Accuracy of Information. All of the information and other data relating to Platinum and Buyer furnished to Seller by or on behalf of Buyer or Platinum in connection with the Acquisition is accurate and complete in all material respects, and none of such information contains any untrue statement of a material fact, or omits to

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state a material fact necessary to make the statements contained therein, under the circumstances in which they are made, not misleading.

4.03 Representations as to Qualification as a “C” Reorganization. Seller, Platinum and Buyer, as applicable by the context below, make the following additional representations and warranties with respect to the qualifications of the Acquisition under Section 368(c) of the Code:

(a) Value of Platinum Common Stock. Seller represents that the fair market value of the shares of Platinum Exchange Shares received by Seller and distributed to Seller’s Parent and, in turn, distributed by Seller’s Parent to its shareholders, will be approximately equal to the fair market value of the Assets surrendered in the exchange.

(b) Characteristics of Platinum Common Stock. Platinum represents that following the Closing the Platinum Exchange Shares will have no less favorable characteristics (as to voting rights, liquidity, transferability, anti-dilution, price or any other material characteristics) than any other common equity securities of Platinum.

(c) No Plan to Reacquire Platinum Common Stock. Platinum represents that neither Platinum nor Buyer (nor, to the Knowledge of Platinum and Buyer, any Related Person to Platinum or Buyer) has any plan or intention to redeem or otherwise reacquire, directly or indirectly through any transaction, agreement or arrangement with any other Person, any of the Platinum Common Stock to be issued in the Acquisition or to make any extraordinary distributions with respect to such stock except in transactions on the open market through a broker for the then prevailing market price or in accordance Rule 10-b-18 promulgated under the Exchange Act.

(d) No Intention to Sell Assets. Buyer has no plan or intention to sell or otherwise dispose of any of the Assets acquired in the Acquisition, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

(e) Historic Business. Seller represents that the business carried on by Seller is its “historic business” within the meaning of Treasury Regulation Section 1.368-1(d) and no assets of Seller have been sold, transferred or disposed of which would prevent Buyer from using a “significant portion” of Seller’s “historic business assets” in a business following the Acquisition, as such terms are used in Treasury Regulation Section 1.368-1(d). Following the Acquisition, Platinum represents that Buyer will continue the historic Business of Seller or use a significant portion of Seller’s historic assets in a business that is substantially similar to the Business.

(f) Payment of Expenses. Except as set forth in Section 5.14 of this Agreement, Platinum, Buyer and Seller represent that they will pay their respective expenses, if any, incurred in connection with the Acquisition.

(g) Intercompany Indebtedness. There is no intercompany indebtedness existing between either Platinum or Buyer and Seller that was issued, acquired, or will be settled at a discount.

(h) No Investment Seller. No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) of the Code.

(i) No Equity Interest in Seller. Platinum represents that neither Platinum nor Buyer owns, directly or indirectly, nor has Platinum or Buyer owned during the past five years, directly or indirectly, any equity interests in Seller.

(j) Continuation of Buyer. Platinum represents that it does not have any plan or intention to liquidate Buyer, to merge Buyer into another corporation, or to sell or otherwise dispose of the stock of Buyer.

(k) Actions of Platinum and Buyer. Platinum represents that neither Platinum nor Buyer shall take any action that would jeopardize the characterization of the Acquisition as a reorganization within the meaning of Section 368(a)(1)(C) of the Code without first obtaining a legal opinion that such action should not prevent the Acquisition from qualifying as a reorganization.

(l) Ownership of Buyer. Platinum represents that Buyer is a wholly-owned subsidiary of Platinum.

(m) Valid Business Reason. Platinum represents that there is a valid business reason for Buyer purchasing the Assets from Seller with the Platinum Exchange Shares and assuming the Assumed Liabilities.

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(n) Substantially all Assets. Seller represents that Seller will transfer to Buyer at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Seller immediately prior to the Acquisition. For purposes of this representation, amounts paid by Seller to dissenters, amounts used by Seller to pay its reorganization expenses, amounts paid by Seller to shareholders who receive cash or other property and all redemptions and distributions (except for regular, normal dividends) made by Seller immediately preceding the Acquisition will be included as assets of Seller held immediately prior to the Acquisition.

(o) Distribution. Seller represents that it will distribute the Platinum Exchange Shares and its other properties in pursuance of this Agreement and Plan of Reorganization.

(p) Assumptions of Liabilities. Seller represents that the Assumed Liabilities were incurred by Seller in the ordinary course of its business.

(q) Value. Seller represents that the fair market value of the assets of Seller transferred to Buyer will equal or exceed the sum of the liabilities assumed by Buyer plus the amount of liabilities, if any, to which the transferred assets are subject.

4.04 Representations and Warranties on Closing. The representations and warranties made in this Article IV will be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.

ARTICLE V
ACTIONS AND AGREEMENTS PENDING CLOSING

5.01 Covenants of Seller. Seller hereby covenant and agree with Platinum and Buyer as follows:

(a) Conduct and Preservation of Business. Except as may be contemplated elsewhere in this Agreement, during the period from the date hereof to the Closing Date, Seller (i) shall conduct its operations according to its Ordinary Course of Business and in material compliance with all Applicable Laws, (ii) shall use its Reasonable Best Efforts to preserve, maintain and protect its properties and (iii) shall use its Reasonable Best Efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it; provided, however, that Seller shall not be required to make any payments or enter into or amend any contractual agreements, arrangements or understandings to satisfy any of the foregoing obligations other than for those payments required to be made under those agreements to which Seller is a party as of the date of execution hereof.

(b) Restrictions on Certain Actions. Except as otherwise expressly provided in this Agreement, prior to the Closing Date, Seller shall not, without the prior written consent of Platinum and Buyer, which consent shall not be unreasonably withheld:

(i) Create, incur, guarantee or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other Person; (ii) make any loans, advances or capital contributions to, or investments in, any other person (other than customary loans or advances to employees in amounts not material to the maker of such loan or advance and other than accounts receivable); (iii) pledge or otherwise encumber any equity securities of Seller; or (iv) except in the Ordinary Course of Business or in connection with an increase in Seller’s bank line of credit as stated above, mortgage or pledge any of its material assets, tangible or intangible, or create any material lien thereupon;

(ii) Acquire, sell, lease, transfer or otherwise dispose of, directly or indirectly, any assets outside the Ordinary Course of Business that in the aggregate are material to Seller considered as a whole;

(iii) Acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof;

(iv) Make any capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $100,000 and which are not consistent with Seller’s current business plan;

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(v) Except as described in the Seller Disclosure Schedule, make any tax election or settle or compromise any federal, state, local or foreign income tax liability material to Seller considered as a whole;

(vi) Change any of the accounting principles or practices used by it, except for any change required by reason of a concurrent change in generally accepted accounting principles;

(vii) Take any action which would make any of the representations or warranties of Seller contained in this Agreement untrue or inaccurate in any material respect as of any time from the date of this Agreement to the Closing or would or might result in any of the conditions set forth in this Agreement not being satisfied;

(viii) Purchase or otherwise acquire, or propose to purchase or otherwise acquire, any of its outstanding securities;

(ix) Declare or pay any dividend or distribution on any shares of capital stock of Seller;

(x) Make any acquisition of a material amount of assets or any disposition of a material amount of assets, or enter into a material contract or release or relinquish any material contract rights not in the ordinary course of business;

(xi) Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than payment of interest on the indebtedness listed in Section 2.02 of the Seller Disclosure Statement or and the payment of ordinary trade payables in accordance with past practice;

(xii) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing material license, lease, Contract or other agreement or arrangement;

(xiii) Take any action with respect to the grant of any severance or termination pay (otherwise than pursuant to written policies or consistent with written practices in effect prior to the date hereof) or with respect to any increase of benefits payable under its written severance or termination pay practices in effect on the date hereof;

(xiv) Pay any benefit not required by any existing Seller Benefit Plan;

(xv) Propose or adopt any amendments to its Articles of Incorporation or Bylaws if the result of same would be a material detrimental to the Assets or the Business;

(xvi) enter into any new employment agreement with any officer, director or employee or grant any material increase in the compensation or benefits to any officer, director or employee;

(xvii) Take any action to terminate any of its employee benefit plans if Platinum or Buyer, pursuant to the terms of this Agreements, assuming any obligations with respect thereto; or

(xviii) Authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section 5.01(b).

5.02 Covenants of Platinum and Buyer. Platinum and Buyer hereby covenant and agree with Seller as follows:

(a) Conduct and Preservation of Business. During the period from the date hereof to the Closing Date, Platinum and Buyer (i) shall conduct its operations according to its Ordinary Course of Business and in material compliance with all Applicable Laws, (ii) shall use its Reasonable Best Efforts to preserve, maintain and protect its properties and (iii) shall use its Reasonable Best Efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it; provided, however, that neither Platinum nor Buyer shall be required to make any payments or enter into or amend any contractual agreements, arrangements or understandings to satisfy any of the foregoing obligations, other than for those payments required to be made under those agreements to which Platinum or Buyer is a party as of the date of execution hereof. Notwithstanding the foregoing, nothing contained herein shall restrict the ability of Platinum or a subsidiary thereof to enter into any acquisition transaction (including, without limitation, a merger) in which Platinum or a subsidiary thereof is the acquiring party or surviving corporation which is consummated primarily through the issuance of shares of stock of Platinum.

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(b) Restrictions on Certain Actions. Except as may be otherwise expressly provided in this Agreement, during the period from the date hereof to the Closing Date neither Platinum nor Buyer shall, without the prior written consent of Seller, which consent shall not be unreasonably withheld:

(i) Amend its Articles of Incorporation or Bylaws;

(ii) Take any action which would make any of the representations or warranties of Platinum and Buyer contained in this Agreement untrue or inaccurate in any material respect as of any time from the date of this Agreement to the Closing or would or might result in any of the conditions set forth in this Agreement not being satisfied; or

(iii) Authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section 5.02(b).

5.03 Access to Information.

(a) Requirements of Seller. Subject to Applicable Law, between the date hereof and the Closing, Seller (i) shall give Platinum and its authorized representatives reasonable access at Seller’s principal office during normal business hours, to all employees, all plants, offices and other facilities, and all books and records of Seller, (ii) shall permit Platinum and its authorized representatives to make such inspections as Platinum may reasonably require to verify the accuracy of any representation or warranty contained in Article IV or the title of Seller to the Assets and (iii) shall cause Seller’s officers to furnish Platinum and its authorized representatives with such financial and operating data and other information with respect to Seller as Platinum may from time to time reasonably request; provided, that Seller shall have the right to have a representative present at all times and provided further, however, that no such activity shall be disruptive to the ongoing conduct of the day-to-day business by Seller.

(b) Requirements of Platinum and Buyer. Subject to Applicable Law, between the date hereof and the Closing, Platinum and Buyer (i) shall permit Seller and its authorized representatives to make such inspections as they may reasonably require to verify the accuracy of any representation or warranty contained in Article IV and (ii) shall cause Platinum’s and Buyer’s officers to furnish Seller and its authorized representatives with such financial and operating data and other information with respect to Platinum and its subsidiaries as Seller may from time to time reasonably request; provided, that Platinum and Buyer shall have the right to have a representative present at all times and provided further, however, that no such activity shall be disruptive to the ongoing conduct of the day-to-day business by Platinum or Buyer.

5.04 Nondisclosure.

(a) Requirements of Seller. Except as and to the extent required by Applicable Law and except in connection with the exercise of their rights or the performance of its obligations under this Agreement, Seller agrees that from and after the date hereof (and without limitation of time), such parties shall (and shall cause its affiliates to) hold in confidence, and shall use all Reasonable Best Efforts to cause all present and former members, managers, officers and employees of Seller and its Affiliates to hold in confidence, any and all proprietary, confidential or secret information or data of or in respect of Platinum and Buyer (collectively, the “Platinum Confidential Information”) and shall not disclose, publish or intentionally use such Platinum Confidential Information or data for any purpose other than as provided in this Agreement (i) without the prior written consent of Platinum and Buyer, (ii) until such information or data has been publicly disclosed by Platinum or Buyer or otherwise ceased to be secret or confidential as evidenced by general public knowledge through no fault of Seller or its Affiliates; provided, however, that Seller shall have the right to disclose such Platinum Confidential Information or data, without consent, to the extent that, in the opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to Platinum, such disclosure is compelled by any Governmental Authority, audit, defense or prosecution of a Proceeding; provided further, however, that if Seller proposes to make such disclosure based upon such opinion of counsel, it shall advise and consult with Platinum and Buyer before such disclosure concerning the information or data it proposes to disclose and shall give Platinum an opportunity to seek a protective order or other appropriate remedy to foreclose such disclosure without penalty to Seller.

(b) Requirements of Platinum and Buyer. Except as and to the extent required by Applicable Law and except in connection with the exercise of their rights or the performance of their obligations under this

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Agreement, Platinum and Buyer agree that from and after the date hereof and ending on the Closing Date, such parties shall (and shall cause its Affiliates to) hold in confidence, and shall use all Reasonable Best Efforts to cause its Affiliates to hold in confidence, any and all proprietary, confidential or secret information or data of or in respect of Seller (the “Seller Confidential Information”) and shall not disclose, publish or intentionally use such Seller Confidential Information or data for any purpose other than as provided in this Agreement (i) without the prior written consent of Seller, (ii) until such information or data has been publicly disclosed by Seller or otherwise ceased to be secret or confidential as evidenced by general public knowledge through no fault of Platinum or Buyer; provided, however, that Platinum or Buyer shall have the right to disclose such Seller Confidential Information or data, without consent, to the extent that, in the opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to Seller, such disclosure is compelled by any Governmental Authority, audit, defense or prosecution of a Proceeding; provided further, however, that if Platinum or Buyer propose to make such disclosure based upon such opinion of counsel, they shall advise and consult with Seller before such disclosure concerning the information or data it proposes to disclose and shall give Seller an opportunity to seek a protective order or other appropriate remedy to foreclose such disclosure without penalty to Platinum or Buyer.

(c) Requirements of All Parties Upon Termination of Agreement. If this Agreement is terminated for any reason, upon the written request of Seller, Platinum and its affiliates and representatives shall promptly return to Seller or destroy any Seller Confidential Information in their possession and shall certify in writing to Seller that they have done so. Similarly, if this Agreement is terminated for any reason, upon the written request of Platinum, Seller shall promptly return to Platinum or destroy any Platinum Confidential Information in their possession and shall certify in writing to Platinum that they have done so.

5.05 Notification of Certain Matters. Seller shall give prompt notice to Platinum and Buyer of (a) the discovery of any fact or circumstance which would be likely to cause any representation or warranty contained in Article IV and made by it to be untrue or inaccurate at or prior to the Closing, (b) the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty contained in Article IV and made by it to be untrue or inaccurate in any material respect at or prior to the Closing and (c) any material failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Seller hereunder or in any Ancillary Document. Platinum and Buyer shall give prompt notice to Seller of (i) the discovery of any fact or circumstance which would be likely to cause any representation or warranty contained in Article IV and made by it to be untrue or inaccurate at or prior to the Closing, (ii) the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty contained in Article IV and made by it to be untrue or inaccurate in any material respect at or prior to the Closing and (iii) any material failure of Platinum or Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Platinum or Buyer hereunder or in any Ancillary Document. The delivery of any notice pursuant to this Section 5.05 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Sections 6.01 and 6.02, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice; provided, however, that if the Closing shall occur, then all matters disclosed pursuant to this Section 5.05 at or prior to the Closing shall be waived and no party shall be entitled to make a claim thereon pursuant to the terms of this Agreement.

5.06 Reasonable Best Efforts. Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its Reasonable Best Efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including, without limitation, (a) cooperation in determining whether any other consents, approvals, orders, authorizations, waivers, declarations, filings or registrations of or with any Governmental Entity or third party are required in connection with the consummation of the transactions contemplated hereby, (b) using its Reasonable Best Efforts to obtain any such consents, approvals, orders, authorizations and waivers required to consummate the transactions contemplated by this Agreement and to effect any such declarations, filings and registrations, (c) using its Reasonable Best Efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (d) using its Reasonable Best Efforts to defend, and to cooperate in defending, all lawsuits or other Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (v) causing the conditions set forth in Articles Sections 6.01 and 6.02, as applicable, to be satisfied on or prior to the Closing Date and (e) the execution of any additional instruments necessary to consummate the transactions contemplated hereby.

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5.07 Public Announcements. Except as may be required by Applicable Law or by obligations pursuant to any listing agreement with any national securities exchange, neither Platinum and Buyer, on the one hand, nor Seller, on the other, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party. Notwithstanding anything to the contrary contained herein, each party prior to or after Closing or termination of this Agreement, as applicable, may issue any press release or make any public statement without approval of the other as may be required by law, provided the party issuing the press release or making such statement shall give prior notice thereof to the other party and consult with the other party as to the contents thereof.

5.08 Indemnification of Claims of Brokers. Seller, on the one hand, and Platinum, on the other, shall indemnify and hold each other harmless from any claim or demand for commission, finder’s fee or similar compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of Seller or any of Seller’s Affiliates or Platinum or any of Platinum’s Affiliates, as the case may be, and shall bear the cost of legal fees and expenses incurred in defending against any such claim.

5.09 Performance of Buyer. Platinum shall cause Buyer to comply with all its obligations hereunder and, subject to the terms and conditions hereof, to consummate the Acquisition as contemplated herein.

5.10 Characteristics of Platinum Common Stock. Platinum shall insure that for a period of three (3) years following the Closing the Platinum Exchange Shares will have no less favorable characteristics (as to voting rights, liquidity, transferability, anti-dilution, price or any other material characteristics) than any other common equity securities of Platinum.

5.11 Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 6.01 and 6.02 have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto; provided, however, that if the Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing shall be waived and no party shall be entitled to make a claim thereon pursuant to the terms of this Agreement.

5.12 No Redemption. Platinum agrees that for a period of one year following the Closing, it will not repurchase or redeem any of its shares of Platinum Common Stock except in transactions on the open market through a broker for the then prevailing market price or transactions that comply with Rule 10b-18 under the Exchange Act.

5.13 Further Assurances. At and after the Closing Date, the directors and officers of Buyer shall be authorized to execute and deliver, in the name and on behalf of Seller or Buyer, any deeds, bills of sale, assignments or assurances, and to take and do, in the name and on behalf of Seller or Buyer, any other actions and things to vest, perfect or confirm of record or otherwise in Buyer any and all right, title and interest in, to and under any of the rights, properties or assets of Seller or Buyer acquired or to be acquired by Buyer as a result of, or in connection with, the Acquisition. Further, at and after the Closing Date, the directors and officers of Buyer, or the managers and officers of Seller, shall be authorized to execute and deliver, on the name and on behalf of Buyer or Seller, respectively, as required, any instruments of assignment and assumption necessary to effectively assign all of the Assumed Liabilities to Buyer and to have Buyer fully assume all the Assumed Liabilities as specified by this Agreement.

5.14 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense. Notwithstanding the foregoing, if the Closing shall occur, Platinum will at Closing pay Seller’s attorneys and accountants directly for theretofore unpaid attorney’s fees, accounting fees, and expenses incurred by Seller in connection with the transactions contemplated by this Agreement.

5.15 Management Matters. On the Closing Date, Buyer shall employ Michael G. Cunningham as Senior Vice President, Todd Yocham as Senior Vice President of Engineering, and Toben Scott as Vice President of Operations. On the Closing Date, Platinum, acting through its board of directors, shall increase the number of its directors by

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one and elect Tim G. Culp or his designee as a director of Platinum to fill such vacancy. For so long as Tim G. Culp shall own at least one percent (1%) of the outstanding shares of Platinum, he shall be entitled to nominate one member for election to the board of directors of Platinum in the same way other board members are nominated and submitted for election by the shareholders of Platinum.

5.16 No Solicitation. Unless and until this Agreement shall have been terminated by either party in accordance with the provisions of Section 7.01 hereof, Seller shall not, and shall not authorize or permit any of its officers, directors, employees or representatives, without first obtaining the written consent of Platinum or Buyer, to solicit, initiate, encourage, negotiate or conclude any transaction which entails the sale of all or any part of the Assets (other than sales in the Ordinary Course of Business), any acquisition or consolidation of Seller with any person or entity other than Platinum or Buyer, the sale or other transfer of any shares of its capital stock to any person or entity other than Platinum or Buyer. In the event Seller receives or learns that any of Seller’s officers, directors, employees or representatives has received, from any third party, any offer to enter into any such prohibited transaction, then Seller shall promptly communicate to Platinum or Buyer the material terms of such offer and the identity of the third party making such offer.

5.17 Standstill Agreement. In recognition and consideration of the fact that Seller and Seller’s Parent have and will invest substantial time and effort in connection with the transactions contemplated by this Agreement and, in addition, will be foregoing other opportunities to dispose of the Assets, Platinum agrees that it will not, for so long as this Agreement is in effect, acquire Oil and Gas Interests or any equity in any entity which owns Oil and Gas Interests from any Person prior to the Closing Date specified herein.

5.18 Reservation of Shares. Platinum shall reserve out of its authorized but unissued shares of Platinum Common Stock a sufficient number of shares to permit it to issue the Platinum Exchange Shares in accordance with the terms of this Agreement.

5.19 SEC Filings. Platinum shall use its Reasonable Best Efforts, and Seller and the Control Persons shall provide such reasonable assistance as Platinum shall require, to file and cause to be declared effective with the SEC the Registration Statement, as well as to make any required M-A Filings described in that Section.

ARTICLE VI
CONDITIONS TO CONSUMMATION OF THE ACQUISITION

6.01 Conditions to Obligations of Seller. The obligations of Seller to consummate the Acquisition shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions, unless waived by Seller as provided herein:

(a) Representations and Warranties True. All the representations and warranties of Platinum and Buyer contained in this Agreement, and in any Ancillary Document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

(b) Covenants and Agreements Performed. Platinum and Buyer shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c) Certificate. Seller shall have received a certificate executed on behalf of Platinum by the Chairman of the Board, the President or the Vice President - Finance of Platinum, dated the Closing Date, representing and certifying, in such detail as Seller may reasonably request, that the conditions set forth in this Section 6.01 have been fulfilled and that Platinum and Buyer are not in breach of any provision of this Agreement, including, without limitation, any representation or warranty made herein.

(d) Opinions of Counsel. Seller shall have received an opinion of Sills Cummis Epstein & Gross P.C., legal counsel to Platinum and Buyer, dated the Closing Date, with respect to such matters as Seller or its legal counsel may reasonably request. In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by directors and officers of each of Platinum and Buyer and by

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government officials and upon such other documents and data as such counsel deems appropriate as a basis for such opinion. To the extent the foregoing opinion concerns the laws of any jurisdiction other than New York or New Jersey, such counsel may rely upon the opinion of legal counsel, who shall be reasonably satisfactory to Seller and who shall be admitted to practice in such other jurisdiction. Any opinion relied upon by such counsel, which shall be in form and substance reasonably satisfactory to Seller and its legal counsel, shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that its reliance thereon is justified.

(e) Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the Acquisition.

(f) Consents. All consents, approvals, orders, authorizations and waivers of, and all declarations, filings and registrations with, third parties (including Governmental Authorities) required to be obtained or made by or on the part of the parties hereto, or otherwise reasonably necessary for the consummation of the Acquisition, shall have been obtained or made, and all thereof shall be in full force and effect at the time of Closing, unless the failure to obtain or make any such consent, approval, order, authorization, waiver, declaration, filing or registration would not result in a Material Adverse Change with respect to Platinum or Buyer or on the business or assets of Platinum or Buyer, considered as a whole.

(g) Market Value of Platinum Common Stock. The average of the closing sale prices of a share of the Platinum Common Stock as reported on a national securities exchange or quotation system for each business day in the 60-calendar day period ending on the day before the day for Closing shall have been not less than $7.00 per share.

(h) Other Documents. Seller shall have received the certificates, instruments and documents listed below:

(i) A copy of the resolutions of the Board of Directors of Platinum authorizing the execution, delivery and performance by Platinum of this Agreement, certified by the secretary or an assistant secretary of Platinum.

(ii) Copies of the resolutions of the Board of Directors of Buyer, and those of Platinum, as the sole stockholder of Buyer, authorizing the execution, delivery and performance by Buyer of this Agreement, certified by the secretary or an assistant secretary of Buyer.

(iii) A certificate from the Secretary of State of Delaware, dated not more than 10 days prior to the Closing Date, as to the legal existence and good standing of Platinum under the laws of such state.

(iv) Certificates from the Secretary of State of Delaware, dated not more than 10 days prior to the Closing Date, as to the legal existence and good standing of Buyer under the laws of such state.

(v) An assignment and assumption of the Assumed Liabilities executed by Buyer.

(vi) Such other certificates, instruments and documents as may be reasonably requested by Seller to carry out the intent and purposes of this Agreement.

(vii) A certificate certifying that Buyer is not a “foreign person”, as such term is defined in Section 1445 of the Code, and that the acquisition of the Platinum Exchange Shares is not subject to the federal income tax withholding requirements of such section of the Code.

(j) Registration Statement. The Registration Statement shall have been declared effective by the SEC.

6.02 Conditions to Obligations of Platinum and Buyer. The obligations of Platinum and Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions, unless waived by Platinum and Buyer as provided herein:

(a) Representations and Warranties True. All the representations and warranties of Seller contained in this Agreement, and in any Ancillary Document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement and except

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to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

(b) Covenants and Agreements Performed. Seller shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date.

(c) Certificate. Platinum and Buyer shall have received a certificate executed on behalf of Seller by the President of Seller, dated the Closing Date, representing and certifying, in such detail as Platinum may reasonably request, that the conditions set forth in this Section 6.02 have been fulfilled and that Seller is not in breach of any provision of this Agreement including, without limitation, any representation or warranty made herein.

(d) Opinion of Counsel. Platinum shall have received an opinion of Snell Wylie & Tibbals, legal counsel to Seller, dated the Closing Date, with respect to such matters as Platinum and its legal counsel may reasonably request. In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by managers and officers of Seller and by government officials and upon such other documents and data as such counsel deems appropriate as a basis for such opinion. To the extent the foregoing opinion concerns the laws of any jurisdiction other than Texas, such counsel may rely upon the opinion of legal counsel, who shall be reasonably satisfactory to Platinum, admitted to practice in such other jurisdiction. Any opinion relied upon by such counsel, which shall be in form and substance reasonably satisfactory to Platinum, shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that its reliance thereon is justified.

(e) Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit or obtain material damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

(f) Consents. All consents, approvals, orders, authorizations and waivers of, and all declarations, filings and registrations with, third parties (including Governmental Authorities) required to be obtained or made by or on the part of the parties hereto, or otherwise reasonably necessary for the consummation of the Acquisiton, shall have been obtained or made, and all thereof shall be in full force and effect at the time of Closing, unless the failure to obtain or make any such consent, approval, order, authorization, waiver, declaration, filing or registration would not result in a Material Adverse Change with respect to Seller or its subsidiary or on the Business or Assets, considered as a whole.

(g) Other Documents. Platinum or Buyer, as applicable, shall have received the certificates, instruments and documents listed below:

(i) Assignments and Bills of Sale, each duly executed by Seller, transferring the Assets to Buyer free and clear of any Encumbrances except as otherwise set forth herein.

(ii) All Seller’s books and records, including, without limitation bank account records, accounting records, computer records and all contracts with third parties.

(iii) A copy of the resolutions of the Seller’s Parent authorizing the execution, delivery and performance by Seller of this Agreement, certified by the secretary or an assistant secretary of Seller’ Parent.

(iv) A copy of the resolutions of the Seller’s Board of Directors authorizing the execution, delivery and performance of Seller of this Agreement, certified by the secretary or assistant secretary of Seller.

(v) A Certificate from the Secretary of State of Colorado, dated not more than 10 days prior to the Closing Date, as to the legal existence of Seller under the laws of such state.

(vi) A Certificate from the Comptroller of Public Accounts of the State of Texas, dated not more than 10 days prior to the Closing Date, as to the good standing of Seller under the laws of such state.

(vii) A certificate certifying that Seller is not a “foreign person”, as such term is defined in Section 1445 of the Code, and that the sale of the Assets is not subject to the federal income tax withholding requirements of such section of the Code.

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(viii) Such other certificates, instruments and documents as may be reasonably requested by Platinum or Buyer to carry out the intent and purpose of this Agreement.

(h) Approval of Acquisition, Etc. The Acquisition, as well as an amendment to Platinum’s certificate of incorporation, shall have been duly approved by the requisite vote under applicable law of the shareholders of Platinum at a duly held meeting and the shareholders of Platinum owning twenty percent (20%) or more of the shares sold in Platinum’s initial public offering shall not have exercised their conversion rights as described in the Platinum’s Prospectus dated October 24, 2005;

(i) Registration Statement. The Registration Statement shall have been declared effective by the SEC.

ARTICLE VII
TERMINATION, AMENDMENTAND WAIVER

7.01 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

(a) By mutual written consent of Seller, Platinum and Buyer; or

(b) By either Seller, Platinum or Buyer, if:

(i) The Closing shall not have occurred on or before December 31, 2006, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (i); or

(ii) There shall be any statute, rule or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable; or

(iii) Platinum is delinquent in filing, or is no longer filing, periodic reports under the Exchange Act on the Closing Date; or

(c) By Seller if (i) any of the representations and warranties of Platinum and Buyer contained in this Agreement shall not be true and correct in any material respect, when made or at any time prior to the Closing as if made at and as of such time, in any respect which is material to Platinum and Buyer or the ability of Platinum and Buyer to consummate the transactions contemplated hereby or (ii) Platinum or Buyer shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of Platinum and Buyer under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty or failure (provided it can be cured) has not been cured within ten (10) days of actual knowledge thereof by Platinum or Buyer; or

(d) By Platinum and Buyer if (i) any of the representations and warranties of Seller contained in this Agreement shall not be true and correct in any material respect, when made or at any time prior to the Closing as if made at and as of such time, in any respect which is material to Seller considered as a whole or the ability of Seller to consummate the transactions contemplated hereby or (ii) Seller shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of Seller under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty or failure (provided it can be cured) has not been cured within ten (10) days of actual knowledge thereof by Seller.

7.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.01 by Platinum and Buyer, on the one hand, or Seller, on the other, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Platinum, Buyer or Seller or any of their respective directors, officers, managers, employees, stockholders or representatives, except that the agreements contained in this Section 7.02 and in Sections 5.04, 5.08 and 5.14 shall survive the termination hereof. Nothing contained in this Section 7.02 shall otherwise relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.

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7.03 Waiver. Each of Seller, on the one hand, and Platinum and Buyer, on the other, may (a) waive any inaccuracies in the representations and warranties of the other contained herein or in any document, certificate or writing delivered pursuant hereto; and (b) waive compliance by the other with any of the other’s agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.04 Remedies Not Exclusive. In the event this Agreement is terminated prior to Closing, the rights and remedies provided in this Article VII shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

ARTICLE VIII
SURVIVAL OF REPRESENTATIONS AND WARRANTIES/INDEMNIFICATION

8.01 Survival. All representations and warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing. All representations, warranties, covenants and agreements of the parties contained in this Agreement shall expire, terminate and be of no force and effect on and after the expiration of the close of business on the first anniversary of the Closing Date, except that:

(a) The representations and warranties regarding title to the Assets contained in 4.01(j) and the indemnifications set forth in Sections 8.02 and 8.03 shall survive indefinitely; and

(b) The representations and warranties regarding the Taxes, Tax Return filings and payments of Taxes, contained in Section 4.01(n) and Section 4.02(i) hereof shall survive until ninety (90) days after the expiration of the applicable statutory period of limitation (including extensions thereto granted prior to the Closing Date).

(c) The covenants set forth in Sections 5.04, 5.15 and 5.16 hereof shall survive for the minimum period required to effectuate the intent of the provisions of such Sections.

8.02 Indemnification by the Control Persons. Subject to the terms and conditions of this Article VIII, the Control Persons, severally in the proportions set forth in Annex “C”, shall indemnify, defend and hold harmless Platinum and Buyer and their respective Affiliates (collectively, the “Platinum Indemnitees”) from and against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Damages”), incurred by any of the Platinum Indemnitees by reason of or resulting from (a) any breach by Seller of any of its representations, warranties, covenants or agreements contained in this Agreement, (b) the Excluded Liabilities, (c) the operation of Seller prior to the Closing Date other than for the Assumed Liabilities; and (d) liabilities incurred as a result of the cancellation of shares of common stock of Seller’s Parent originally issued to Aritex Corporation (collectively “Platinum Claims”). Notwithstanding the foregoing, the indemnification obligations of the Control Persons pursuant to this Section 8.02 shall be subject to the following limitations:

(i) No indemnification shall be required to be made by the Control Persons pursuant to this Section 8.02 with respect to any Platinum Claims to the extent that the aggregate amount of Damages incurred by Platinum and Buyer exceeds Ten Million and No/100 Dollars ($10,000,000.00) in total amount.

(ii) No indemnification shall be required to be made by any Control Person pursuant to this Section 8.02 with respect to any Platinum Claims unless and until the aggregate amount of Damages incurred by the Platinum Indemnitees with respect to all Platinum Claims exceeds Five Million and No/100 Dollars ($5,000,000.00), it being agreed and understood that, if such amount is exceeded, the Control Persons shall not be liable to the full extent of such Damages but shall be liable only to the extent that the aggregate amount of Damages incurred by the Platinum Indemnitees exceeds Five Million and No/100 Dollars ($5,000,000.00).

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(iii) The amount of Damages required to be paid by the Control Persons to the Platinum Indemnitees pursuant to this Section 8.02 as a result of any Platinum Claim shall be reduced to the extent of any amounts to which the Platinum Indemnitees are entitled to receive pursuant to the terms of the insurance policies (if any) covering such Platinum Claim.

(iv) The amount of Damages required to be paid by the Control Persons to the Platinum Indemnitees pursuant to this Section 8.02 as a result of any Platinum Claim shall be reduced by the amount of any Tax benefit actually realized by the Platinum Indemnitees as a result of such Platinum Claim (the “Platinum Claim Reduction Amount”).

(v) No indemnification shall be required to be made by the Control Persons pursuant to this Section 8.02 with respect to any Platinum Claims arising out of or resulting from the breach of the representations and warranties of Seller contained in Article IV if the Control Persons, or any of them, can establish that Platinum had actual knowledge on or before the Closing Date of the event, occurrence, condition or circumstance constituting such breach.

(vi) The indemnification obligations of the Control Persons pursuant to this Section 8.02 shall be limited to actual damages and shall not include incidental, consequential, indirect, punitive or exemplary damages.

(vii) All indemnification obligations of the Control Persons shall be made in cash or at the option of the Control Persons in shares of Platinum Common Stock having a fair market value based upon the 60-Day Average Adjusted Price equal to the amount of such obligation.

(viii) Notwithstanding anything herein to the contrary, the limitations set forth in subsections (i) and (ii) above shall not apply with respect to Platinum Claims relating to liabilities incurred by the Platinum Indemnitees as a result of the cancellation of shares of common stock of Seller’s Parent originally issued to Aritex Corporation.

8.03 Indemnification by Platinum. Subject to the terms and conditions of this Section 8.03, Platinum shall indemnify, defend and hold harmless the shareholders of Seller’s Parent (collectively, the “Tandem Shareholder Indemnitees”) from and against any and all Damages incurred by any the Tandem Shareholders by reason of or resulting from (a) any breach by Platinum or Buyer of any of its representations, warranties, covenants or agreements contained in this Agreement; or (b) the Assumed Liabilities (collectively “Tandem Shareholder Claims”). Notwithstanding the foregoing, the indemnification obligations of Platinum pursuant to this Section 8.03 shall be subject to the following limitations:

(i) No indemnification shall be required to be made by Platinum pursuant to this Article X with respect to any Tandem Shareholder Claims to the extent that the aggregate amount of Damages incurred by the Tandem Shareholder Indemnitees exceeds Ten Million and No/100 Dollars ($10,000,000.00) in total amount.

(ii) No indemnification shall be required to be made by Platinum pursuant to this Article X with respect to any Tandem Shareholder Claims unless and until the aggregate amount of Damages incurred by the Tandem Shareholder Indemnitees with respect to all Tandem Shareholders Claims exceeds Five Million and No/100 Dollars ($5,000,000.00), it being agreed and understood that, if such amount is exceeded, Platinum shall not be liable to the full extent of such Damages but shall be liable only to the extent that the aggregate amount of Damages incurred by the Tandem Shareholder Indemnitees exceeds Five Million and No/100 Dollars ($5,000,000.00).

(iii) The amount of Damages required to be paid by Platinum to the Tandem Shareholder Indemnitees pursuant to this Section 8.03 as a result of any Tandem Shareholder Claim shall be reduced to the extent of any amounts to which the Tandem Shareholder Indemnitees are entitled to receive pursuant to the terms of the insurance policies (if any) covering such Tandem Shareholder Claim.

(iv) The amount of Damages required to be paid by Platinum to the Tandem Shareholder Indemnitees pursuant to this Section 8.03 as a result of any Tandem Shareholder Claim shall be reduced by the amount of any Tax benefit actually realized by the Tandem Shareholder Indemnitees as a result of such Tandem Shareholder Claim (the “Tandem Shareholder Claim Reduction Amount”).

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(v) No indemnification shall be required to be made by Platinum pursuant to this Section 8.03 with respect to any Tandem Shareholder Claim arising out of or resulting from the breach of the representations and warranties of Platinum or Buyer contained in Article IV if Platinum can establish that a Control Person had actual knowledge on or before the Closing Date of the event, occurrence, condition or circumstance constituting such breach.

(vi) The indemnification obligations of Platinum pursuant to this Section 8.03 shall be limited to actual damages and shall not include incidental, consequential, indirect, punitive or exemplary damages.

(vii) All indemnification obligations of Platinum shall be made in shares of Platinum Common Stock having a fair market value based upon the 60-Day Average Adjusted Price equal to the amount of such obligation.

(viii) No indemnification shall be required for any Tandem Shareholder Claims relating to or arising out of the liquidation and dissolution of Seller, including, without limitation, the failure or delay of Seller to effect or consummate such liquidation and dissolution or the tax treatment of such liquidation and dissolution.

(ix) Notwithstanding anything herein to the contrary, the limitations set forth in subsections (i) and (ii) above shall not apply with respect to Tandem Shareholder Claims relating to liabilities incurred by the Tandem Shareholder Indemnitees as a result of any claims by Lance Duncan or his Affiliates for broker’s, finders or other fees relating to the Acquisition.

8.04 Indemnification Procedure. The following indemnification procedures shall apply to the indemnification rights set forth in Sections 8.02 and 8.03:

(a) Platinum Claims. Platinum shall give prompt written notice to the Tandem Representative (as such term is defined in Section 8.05 of this Agreement) of any claim for which indemnification pursuant to Section 8.02 is being sought (a “Notice of Platinum Claim”). The Notice of Platinum Claim shall set forth with reasonable specificity the basis under this Agreement, and the facts that otherwise form the basis, of such Platinum Claim; provided, however, that the failure of the Platinum Indemnitee to provide a Notice of Platinum Claim shall not preclude it from seeking indemnification hereunder unless such failure has materially prejudiced the Control Person’s ability to defend such claim.

If the Platinum Claim involves results from or in connection with a lawsuit or other legal action brought by an unrelated third party, the Control Persons shall be entitled to, at their sole expense, either:

(i) to participate therein; or

(ii) to assume the entire defense thereof with counsel who is selected by it and who is reasonably satisfactory to the Platinum Indemnitees, provided that the Control Persons agree in writing that they do not and will not contest their responsibility for indemnifying the Platinum Indemnitees in respect of such Platinum Claim, and no settlement shall be made without the prior written consent of the Platinum Indemnitees which shall not be unreasonably withheld (except that no such consent shall be required if the claimant is entitled under the settlement to only monetary damages to be paid solely by the Control Persons). If, however, the Claim would, if successful, result in the imposition of Damages for which the Control Persons would not be solely responsible hereunder, or representation of both parties by the same counsel would otherwise be inappropriate due to actual or potential differing interests between them, then the Platinum Indemnitees shall not be entitled to assume the entire defense and each party shall be entitled to retain counsel (at their own expense) who shall cooperate with one another in defending against such Claim. If the Control Persons do not choose to defend against a Platinum Claim by a third party, the Platinum Indemnitees may defend against such Platinum Claim in such manner as it deems appropriate or settle such Platinum Claim (after giving notice thereof to the Control Persons) on such terms as the Platinum Indemnitees may deem appropriate, and the Platinum Indemnitees shall be entitled to periodic reimbursement of expenses incurred in connection therewith and prompt indemnification from the Control Persons, including without limitation reasonable attorneys’ fees, in accordance with Section 8.02 hereof.

In the event the Platinum Claim involves any action by an unaffiliated third party, no compromise or settlement thereof may be effected by Platinum without the Tandem Representative’s consent (which shall not be unreasonably withheld).

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(b) Tandem Claims. The Tandem Representative shall give prompt written notice to Platinum of any claim for which indemnification pursuant to Section 8.03 is being sought (a “Notice of Tandem Claim”). The Notice of Tandem Claim shall set forth with reasonable specificity the basis under this Agreement, and the facts that otherwise form the basis, of such Tandem Claim; provided that the failure of any Tandem Shareholder Indemnitee to provide a Notice of Tandem Claim shall not preclude it from seeking indemnification hereunder unless such failure has materially prejudiced Platinum’s ability to defend such claim..

Any Tandem Claim for which indemnification is being sought shall be handled in the same manner as a Platinum Claim would be handled pursuant to Section 8.04(a).

8.05 Tandem Representative. For purposes of this Article VIII, the Tandem Shareholders shall be represented by Tim G. Culp or such other person (the “Tandem Representative”) as may be designated from time to time by the Control Persons upon written notice to Platinum. Platinum shall (i) give the Tandem Representative and his agents, representatives and advisors access to all employees, offices and other facilities, and all books and records of the Platinum and Buyer and (ii) furnish the Tandem Representative and his agents, representatives and advisors with such financial and operating data and other information with respect to Platinum and Buyer, in each case as the Tandem Representative may reasonably require to verify the accuracy of any Platinum Claim or Damages alleged by any Platinum Indemnitee.

8.06 Sole Remedy. Except as otherwise provided in this Section, Seller, Control Persons, Platinum and Buyer acknowledge and agree that, following the Closing, the indemnification provided in this Article VIII shall be the sole and exclusive remedy available to the Tandem Shareholders, on the one hand, and Platinum and Buyer, on the other, with respect to any claims arising out of, based upon or in any way connected with the transactions contemplated by this Agreement, including, without limitation, for any breach or inaccuracy of the representations and warranties set forth in Article IV, except for any claim for fraudulent inducement. The provisions of the foregoing sentence shall apply only to monetary damages and shall not restrict a party from seeking specific performance or other nonmonetary and equitable remedies for breach of another part of this Agreement.

ARTICLE IX
MISCELLANEOUS

9.01 Entire Agreement. This Agreement, together with the Schedules, Exhibits, Annexes, Ancillary Documents and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, or agreements, oral or otherwise have been made by any party, or anyone acting on behalf of any party, which are not embodied herein or in the Schedules, Annexes and Exhibits hereto, and no other agreement, statement or promise not contained in this Agreement or in the Schedules, Annexes or Exhibits hereto shall be binding. The parties hereto have had the opportunity to consult with their respective attorneys concerning the meaning and the import of this Agreement and the Schedules, Annexes and Exhibits hereto and each has read this Agreement and the Schedules and Exhibits hereto, as signified by such party’s signature below, and are executing the same for the purposes and consideration herein expressed.

9.02 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (by operation of law or otherwise) without the prior written consent of the other parties, except that upon written notice to Seller (a) Buyer may assign to any other direct wholly owned domestic corporate subsidiary of Platinum all of Buyer’s rights, interests or obligations hereunder, provided as a condition of such assignment to any subsidiary of Platinum, such subsidiary shall be required to make the same representations to Seller as Buyer had under Article IV hereof. Except as set forth in this Section 9.01, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than Platinum, Buyer and Seller any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

9.03 Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision

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may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

9.04 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Texas regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

9.05 Notices. All notices, requests, demands, claims and other communications required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery (effective upon delivery); (b) facsimile (effective on the next day after transmission); (c) recognized overnight delivery service (effective on the next day after delivery to the service); or (d) registered or certified mail, return receipt requested and postage prepaid (effective on the third day after being so mailed), in each case addressed to the intended recipient as set forth below:

If to Platinum or Buyer:

Platinum Energy Resources, Inc.
152 West 57th Street
New York, New York 10019
Attention: Mark Nordlicht
Facsimile: 212-581-0002

With a copy to:

Sills Cummis Epstein & Gross P.C.
One Riverfront Plaza
Newark, New Jersey 07102
Attention: Eliezer M. Helfgott
Facsimile: 973-643-6500

If to Seller:

Tandem Energy Corporation
Post Office Box 1559
Midland, Texas 79702-1559
Attention: Tim G. Culp
Facsimile: 432-686-0527

With a copy to:

Snell Wylie & Tibbals
8150 North Central
Suite 1800
Dallas, Texas 75206
Attention: Phillip A. Wylie
Facsimile: 214-691-2501

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Any party may change his or its address for receiving notices by giving written notice of such change to the other parties in accordance with this Section 9.05.

9.06 Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

9.07 DTPA Waiver. To the extent applicable to the transaction contemplated hereby, each of Platinum and Buyer waives the provisions of the Texas Deceptive Trade Practices Act, Chapter 17, Subchapter E, Sections 17.41 through 17.63, inclusive, Texas Bus. & Com. Code. Notwithstanding the foregoing, the parties hereto agree that such waiver shall not in any way modify, limit, reduce or otherwise impact the obligations of the Control Persons pursuant to Section 8.02 of this Agreement.

9.08 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

9.09 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto. 14.6

9.10 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.

9.11 Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

9.12 References. All references in this Agreement to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivision of this Agreement unless expressly provided otherwise. The words “this Agreement”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include”, “includes” and “including” are used in this Agreement, such words shall be deemed to be followed by the words “without limitation”. Each reference herein to a Schedule or Exhibit refers to the item identified separately in writing by the parties hereto as the described Schedule or Exhibit to this Agreement. All Schedules, Annexes and Exhibits are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

9.13 United States Dollars. Unless expressly indicated otherwise, all dollar amounts in this Agreement and the Schedules and Exhibits hereto are expressed in United States dollars.

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SIGNATURES

To evidence the binding effect of the foregoing terms and condition, the parties have caused their respective duly authorized representative to execute and deliver this Agreement on the date first above written.

Seller:

TANDEM ENERGY CORPORATION

By:	/s/ Tim G. Culp
Tim G. Culp President

Platinum:

PLATINUM ENERGY RESOURCES, INC.

By:	/s/ Mark Nordlicht
Mark Nordlicht, Chairman

Buyer:

PER ACQUISITION CORP.

By:	/s/ Mark Nordlicht
Mark Nordlicht President

A1-36

CONTROL PERSON AGREEMENT

The following persons hereby acknowledge that (i) they are the Control Persons defined in the foregoing Asset Acquisition Agreement and Plan of Reorganization, and (ii) they are executing and delivering this Control Person Agreement in their individual capacities to evidence their agreement to be bound by the provisions of Section 8.02 of the Asset Acquisition Agreement and Plan of Reorganization, but not otherwise.

By:	/s/ Tim G. Culp
Tim G. Culp

By:	/s/ Jack A. Chambers
Jack A. Chambers

By:	/s/ Michael G. Cunningham
Michael G. Cunningham

By:	/s/ Todd M. Yocham
Todd M. Yocham

A1-37

ANNEX A-2

AMENDMENT NO. 1
TO
ASSET ACQUISITION AGREEMENT
AND
PLAN OF REORGANIZATION

THIS AMENDMENT NO. 1 TO ASSET ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION (this “Amendment”) is made and entered into this 6th day of December, 2006, by and between Tandem Energy Corporation, a Colorado corporation (“Seller”), Platinum Energy Resources, Inc., a Delaware corporation (“Platinum”), and PER Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Platinum (“Buyer”).

BACKGROUND

The parties have entered into that certain Asset Acquisition Agreement and Plan of Reorganization dated October 4, 2006 (the “Agreement”), which provides for the acquisition by Buyer of all of the assets of Seller and the assumption by Buyer of substantially all of the liabilities of Seller on the term and conditions set forth in the Agreement.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Agreement.

The parties now desire to amend the Agreement in the manner and on the terms and conditions hereinafter set forth.

AMENDMENTS

In consideration of the mutual benefits to be derived from this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Section 1.01(gg) of the Agreement is hereby deleted in its entirety and nothing is substituted in its place.

2. The last sentence of Section 2.04 of the Agreement is hereby deleted in its entirety and the following is substituted in its place:

“The issuance and delivery of the Platinum Exchange Shares are intended to be exempt from the registration requirements of the Securities Act pursuant to 4(2) thereof and Rule 506 of Regulation D promulgated thereunder; and exempt from the registration or qualification requirements of any applicable state securities laws. As a result, the Platinum Exchange Shares may not be offered, sold, or transferred by the holder thereof until either a registration statement under the Securities Act or applicable state securities laws shall have become effective with regard thereto, or an exemption under the Securities Act and applicable state securities laws is available with respect to any proposed offer, sale or transfer.

3. The reference in the first sentence of Section 2.06 of the Agreement to “thirty (30)” is hereby deleted and “sixty (60)” is substituted in its place.

4. The last two sentences of Section 3.01 of the Agreement are hereby deleted in their entirety and the following are substituted in their place:

“In connection with such meeting of shareholders, Platinum will solicit proxies from its shareholders and Platinum and Seller will cooperate with each other (including, without limitation, providing to each other appropriate information) for the purpose of complying with the requirements of Regulation 14A under the Exchange Act in connection with the proxy statement for such meeting.  In its proxy statement, Platinum shall include a recommendation of its board of directors that its shareholders approve the Acquisition.”

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5. Section 4.01(z) of the Agreement is hereby deleted in its entirety and the following is substituted in its place:

“(z) Filing Information. The information supplied by Seller or Seller’s Parent for inclusion in the proxy statement to be supplied by Platinum to its shareholders shall not at the time the proxy statement is mailed to Platinum’s shareholders contain any untrue statement of a material fact or omit to state any material fact required to be stated in the proxy statement or necessary in order to make statements in the proxy statement, in light of the circumstances under which they were made, not misleading and the information included or supplied by on or behalf of Seller or Seller’s Parent for inclusion in any filing Rule 14a-12 under the Exchange Act (each a “14a-12 Filing”), shall not, on the date the proxy statement is first mailed to shareholders of Platinum, at the time such 14a-12 Filing is filed with the  SEC, at the time of the Platinum shareholders’ meeting and at the Closing Date contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements made in the proxy statement not false or misleading, or omits to state any material fact necessary to correct any a statement in any earlier communications with respect to the solicitation for proxies for the Platinum shareholders’ meeting that has become false or misleading.”

6. Section 4.03(h) of the Agreement is hereby deleted in its entirety and the following is substituted in its place:

“(h) No Investment Company. None of the parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) of the Code.”

7. The following Section 4.01(ff) is hereby added to the Agreement:

“(ff) Private Placement

(i) Seller has been given access to such documents, records, and other information and has had adequate opportunity to ask questions of, and receive answers from, Platinum’s officers and representatives concerning Platinum’s business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the shares to be issued to it hereunder.

(ii) Seller understands that investment in shares of Platinum Common Stock is a speculative investment involving a high degree of risk.  Seller is aware that there is no guarantee that it will realize any gain from accepting the Platinum Exchange Shares as acquisition consideration.  Seller is acquiring the Platinum Exchange Shares for its own account and not with a view to the distribution thereof in violation of the Securities Act, and any applicable securities laws of any state; provided, however, all of the parties hereto acknowledge that it is Seller’s intention, as well as that of Seller’s Parent, to dissolve as soon as reasonably possible following the Closing and distribute the Platinum Exchange Shares to its stockholders.

(iii) Seller is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Seller is financially able to bear the economic risk of its decision to accept the Platinum Exchange Shares as acquisition consideration, including the ability (but not the intention) to hold the Platinum Exchange Shares indefinitely or to afford a complete loss of its investment in the Platinum Exchange Shares.  Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the shares.

(iv) Seller acknowledges that the certificates for the securities comprising the Platinum Exchange Shares that Seller will receive will contain legends substantially as follows:

THE SHARES THAT ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR PLATINUM ENERGY RESOURCES, INC. (THE “COMPANY”) RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE. THE SHARES THAT ARE REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE ASSET ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION BETWEEN THE COMPANY, TANDEM ENERGY CORPORATION AND PER ACQUISITION CORPORATION, DATED AS OF OCTOBER 4, 2006, AS AMENDED, INCLUDING, WITHOUT LIMITATION, SECTION 9.14 THEREOF.

A2-2

Seller understands that the Platinum Exchange Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof.  Seller acknowledges that the Platinum Exchange Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Seller is aware of the provisions of Rule 144 promulgated under the Securities Act, that permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions. Seller expressly acknowledges that Platinum is relying upon Seller’s representations contained in this Section 4.01(ff).”

8. Section 5.19 of the Agreement is hereby deleted in its entirety and nothing is substituted in its place.

9. Section 6.01(j) of the Agreement is hereby deleted in its entirety and nothing is substituted in its place.

10. Section 6.02(i) of the Agreement is hereby deleted in its entirety and nothing is substituted in its place.

11. A reference to a new Section 9.14 is hereby inserted into Section 8.01(c) of the Agreement.

12. The reference in Section 7.01(b) of the Agreement to “December 31, 2006” is hereby deleted and “January 31, 2007” is substituted in its place.

13. A new Section 9.14, which shall read as set forth hereinbelow, is hereby added to the Agreement:

“9.14 Post-Closing Covenant.

(a) Within thirty (30) days following (i) receipt of a written notice from Seller’s Parent that Seller has completed its dissolution and distribution in liquidation of its remaining assets, including all of the Platinum Exchange Shares received pursuant to the exchange transaction described in Section 2.06 hereunder; and (ii) receipt of a written notice from Seller’s Parent that (A) it has received all of the Platinum Exchange Shares in the liquidation and distribution and dissolution of Seller, (B) it is the sole record and beneficial owners of all of the Platinum Exchange Shares, (C) it requests that Platinum register the Platinum Exchange Shares, Platinum shall proceed to effect a registration in accordance with Section 9.14(c).

(b) Seller’s Parent shall be prohibited from the sale, transfer or distribution of the Platinum Exchange Shares until an effective registration statement covering such sale, transfer or distribution is in effect.   It is understood and agreed that Platinum will place a stop transfer order with its transfer agent restricting the sale, transfer or distribution by Seller’s Parent of the Platinum Exchange Shares until such time.

(c) Whenever Platinum is required to effect a registration pursuant to Section 9.14(a), Platinum shall:

(i) Prepare and file with the SEC a registration statement on Form S-1, SB-2 or S-3, as appropriate (or any successor to Form S-1, SB-2 or S-3) covering the distribution of all of the Platinum Exchange Shares from Seller’s Parent pro rata to its stockholders, use its best efforts to cause such registration statement to become effective within ninety (90) days from the date of first filing and thereafter keep such registration statement effective for such period as is reasonably necessary for Seller’s Parent to complete its dissolution and distribution in liquidation as mentioned elsewhere in this Agreement.  The registration statement shall contain a plan of distribution that contemplates a distribution of the Platinum Exchange Shares to the shareholders of Seller’s Parent pursuant to a dissolution and distribution in liquidation of Seller’s Parent, but in any event no longer than seventy-five (75) days.  Seller acknowledges that the length of time necessary for the SEC to review the registration statements and amendments thereto filed by Platinum pursuant to this Section 9.14 is totally and completely outside of Platinum’s control and that there my be other events and circumstances that are outside of Platinum’s control that also may delay the effectiveness of the registration statement. Therefore, so long as Platinum is diligently pursuing making the registration statement effective, it shall be deemed to meet its best efforts obligation under this subsection (c)(i).  Notwithstanding anything in this Section 9.14 to the contrary, Platinum shall not be required to file a registration statement with respect to the Platinum Exchange Shares until it has received such information from Seller’s Parent as Platinum may reasonably request in connection with the preparation of the registration statement in order to effect the registration of the Platinum Exchange Shares under the Securities Act and in connection with Platinum’s obligation to comply with federal and applicable state securities laws.

A2-3

(ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Platinum Exchange Shares.

(iii) Furnish to the holder of the Platinum Exchange Shares such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Platinum Exchange Shares owned by such holder.

(iv) Use all reasonable efforts to register and qualify the Platinum Exchange Shares under such other state securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the holder of the Platinum Exchange Shares, provided that Platinum shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(v) Notify the holder of the Platinum Exchange Shares at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, thereupon such holder shall immediately discontinue disposition of the Platinum Exchange Shares pursuant to the registration statement until the holder receives, to the extent required, a supplemented or amended prospectus.

(vi) Do all such other acts and things as may reasonably be required to assist the holder of the Platinum Exchange Shares to make a distribution of the Platinum Exchange Shares in compliance with the Securities Act and any applicable state securities or Blue Sky laws.

All expenses of the registration of the Platinum Exchange Shares and compliance with any applicable state securities or Blue Sky laws, including the fees and expenses of legal counsel representing the holder of the Platinum Exchange Shares, shall be borne and paid by Platinum.”

14. Except as set forth above, the remaining terms and conditions of the Agreement shall not be amended by this Amendment and shall remain in full force and effect, and binding in accordance with their respective terms.

15. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

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SIGNATURES

To evidence the binding effect of the foregoing terms and condition, the parties have caused their respective duly authorized representative to execute and deliver this Amendment on the date first above written.

Seller:

TANDEM ENERGY CORPORATION

By:	/s/ Tim G. Culp
Tim G. Culp President

Platinum:

PLATINUM ENERGY RESOURCES, INC.

By:	/s/ Mark Nordlicht
Mark Nordlicht, Chairman

Buyer:

PER ACQUISITION CORP.

By:	/s/ Mark Nordlicht
Mark Nordlicht President

A2-5

CONTROL PERSON AGREEMENT

The following persons hereby acknowledge that (i) they are the Control Persons defined in the Agreement described in the Amendment, and (ii) they are executing and delivering this Control Person Agreement in their individual capacities to consent to the amendments to the Agreement contained in the foregoing Amendment.

/s/ Tim G. Culp
Tim G. Culp

/s/ Jack A. Chambers
Jack A. Chambers

/s/ Michael G. Cunningham
Michael G. Cunningham

/s/ Todd M. Yocham
Todd M. Yocham

A2-6

ANNEX A-3

AMENDMENT NO. 2
TO
ASSET ACQUISITION AGREEMENT
AND
PLAN OF REORGANIZATION

THIS AMENDMENT NO. 2 TO ASSET ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION (this “Amendment”) is made and entered into this 9th day of February, 2007, by and between Tandem Energy Corporation, a Colorado corporation (“Seller”), Platinum Energy Resources, Inc., a Delaware corporation (“Platinum”), and PER Acquisition Corp., a Delaware corporation (“Buyer”).

BACKGROUND

The parties have entered into that certain Asset Acquisition Agreement and Plan of Reorganization dated October 4, 2006, as amended by Amendment No. 1 to the Asset Acquisition Agreement and Plan of Reorganization, dated December 6, 2006 (as amended, the “Agreement”), which provides for the acquisition by Buyer of all of the assets of Seller and the assumption by Buyer of substantially all of the liabilities of Seller. Capitalized terms used  herein and not otherwise defined shall have the meanings assigned thereto in the Agreement.

The parties desire to amend the provisions of the Agreement on the terms and conditions set forth herein.

TERMS AND CONDITIONS

In consideration of the mutual benefits to be derived from this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.

The reference in Section 7.01(b) of the Agreement to “January 31, 2007” is hereby deleted and “March 31, 2007” is substituted in its place.

2.

Except as set forth above, the remaining terms and conditions of the Agreement shall not be amended by this Amendment and shall remain in full force and effect, and binding in accordance with their respective terms.

3.

This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

A3-1

SIGNATURES

To evidence the binding effect of the foregoing terms and condition, the parties have caused their respective duly authorized representative to execute and deliver this Amendment on the date first above written.

Seller:

TANDEM ENERGY CORPORATION

By:	/s/ Tim G. Culp
Tim G. Culp President

Platinum:

PLATINUM ENERGY RESOURCES, INC.

By:	/s/ Mark Nordlicht
Mark Nordlicht, Chairman

Buyer:

PER ACQUISITION CORPORATION

By:	/s/ Mark Nordlicht
Mark Nordlicht President

A3-2

CONTROL PERSON AGREEMENT

The following persons hereby acknowledge that (i) they are the Control Persons defined in the Agreement described in the Amendment, and (ii) they are executing and delivering this Control Person Agreement in their individual capacities to consent to the amendments to the Agreement contained in the foregoing Amendment.

/s/ Tim G. Culp
Tim G. Culp

/s/ Jack A. Chambers
Jack A. Chambers

/s/ Michael G. Cunningham
Michael G. Cunningham

/s/ Todd M. Yocham
Todd M. Yocham

A3-3

AMENDMENT NO. 3
TO
ASSET ACQUISITION AGREEMENT
AND
PLAN OF REORGANIZATION

THIS AMENDMENT NO. 3 TO ASSET ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION (this “ Amendment” ) is made and entered into this 29th day of March, 2007, by and between Tandem Energy Corporation, a Colorado corporation (“ Seller ”), Platinum Energy Resources, Inc., a Delaware corporation (“ Platinum ”), and PER Acquisition Corp., a Delaware corporation (“ Buyer ”).

BACKGROUND

The parties have entered into that certain Asset Acquisition Agreement and Plan of Reorganization dated October 4, 2006, as amended by Amendment No. 1 to the Asset Acquisition Agreement and Plan of Reorganization, dated December 6, 2006 and Amendment No. 2 to the Asset Acquisition Agreement and Plan of Reorganization, dated February 9, 2007 (as amended, the “ Agreement ”), which provides for the acquisition by Buyer of all of the assets of Seller and the assumption by Buyer of substantially all of the liabilities of Seller. Capitalized terms used  herein and not otherwise defined shall have the meanings assigned thereto in the Agreement.

The parties desire to amend the provisions of the Agreement on the terms and conditions set forth herein.

TERMS AND CONDITIONS

In consideration of the mutual benefits to be derived from this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. The reference in Section 7.01(b) of the Agreement to “March 31, 2007” is hereby deleted and “May 31, 2007” is substituted in its place.

2. Except as set forth above, the remaining terms and conditions of the Agreement shall not be amended by this Amendment and shall remain in full force and effect, and binding in accordance with their respective terms.

3. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

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SIGNATURES

To evidence the binding effect of the foregoing terms and condition, the parties have caused their respective duly authorized representative to execute and deliver this Amendment on the date first above written.

Seller:

TANDEM ENERGY CORPORATION

By:	/s/ Tim G. Culp
Tim G. Culp President

Platinum:

PLATINUM ENERGY RESOURCES, INC.

By:	/s/ Mark Nordlicht
Mark Nordlicht, Chairman

Buyer:

PER ACQUISITION CORPORATION

By:	/s/ Mark Nordlicht
Mark Nordlicht President

A4-2

CONTROL PERSON AGREEMENT

The following persons hereby acknowledge that (i) they are the Control Persons defined in the Agreement described in the Amendment, and (ii) they are executing and delivering this Control Person Agreement in their individual capacities to consent to the amendments to the Agreement contained in the foregoing Amendment.

/s/ Tim G. Culp
Tim G. Culp

/s/ Jack A. Chambers
Jack A. Chambers

/s/ Michael G. Cunningham
Michael G. Cunningham

/s/ Todd M. Yocham
Todd M. Yocham

A4-3

ANNEX B

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
PLATINUM ENERGY RESOURCES, INC.
Pursuant to Sections 242 and 245
of the
Delaware General Corporation Law

Platinum Energy Resources, Inc., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1.

The name of the Corporation is “Platinum Energy Resources, Inc.”

2.

The Corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on April 25, 2005 (as amended, the “Certificate of Incorporation”).

3.

This Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation.

4.

This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the Delaware General Corporation Law.

5.

The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation is Platinum Energy Resources, Inc.

SECOND: The registered office of the Corporation is to be located at 615 S. DuPont Hwy., Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“GCL”).

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 76,000,000 of which 75,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, (full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH: The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then elect additional Class A, Class B and Class C directors. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class or creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, I have signed this Amended and Restated Certificate of Incorporation this      day of                           , 2006.

Barry Kostiner Chief Executive Officer

ANNEX C

PLATINUM ENERGY RESOURCES, INC.
2006 LONG-TERM INCENTIVE PLAN

ARTICLE I
PURPOSE

Section 1.1 Purpose. This 2006 Long-Term Incentive Plan (the “Plan”) is established by Platinum Energy Resources, Inc., a Delaware corporation (the “Company”) to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Stock Appreciation Rights (“SARs”), Performance Units and Performance Bonuses to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, SARs and Performance Units to Consultants and Eligible Directors, subject to the conditions set forth in the Plan.

Section 1.2 Establishment. The Plan is effective as of [         ], 2006 and for a period of ten years thereafter. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled. The Plan is subject to approval by the Company’s stockholders in accordance with applicable law which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the stockholders, Awards under the Plan may be granted, but no such Awards may be exercised prior to receipt of stockholder approval. In the event stockholder approval is not obtained within a twelve-month period, all Awards granted shall be void.

Section 1.3 Shares Subject to the Plan. Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of 4 million shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”). A maximum of 2 million shares of Common Stock of the total authorized under this Section 1.3 may be granted as Incentive Stock Options. The limitations of this Section 1.3 shall be subject to the adjustment provisions of Article X.

ARTICLE II
DEFINITIONS

Section 2.1 “Account” means the recordkeeping account established by the Company to which will be credited an Award of Performance Units to a Participant.

Section 2.2 “Affiliated Entity” means any corporation, partnership, limited liability company or other form of legal entity in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

Section 2.3 “Award” means, individually or collectively, any Option, Restricted Stock Award, SAR, Performance Unit or Performance Bonus granted under the Plan to an Eligible Employee by the Board or any Nonqualified Stock Option, Performance Unit SAR or Restricted Stock Award granted under the Plan to a Consultant or an Eligible Director by the Board pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Board may establish by the Award Agreement or otherwise.

Section 2.4 “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Board’s exercise of its administrative powers.

Section 2.5 “Board” means the Board of Directors of the Company and, if the Board has appointed a Committee as provided in Section 3.1, the term “Board” shall include such Committee.

Section 2.6 “Change of Control Event” means each of the following:

(i) Any transaction in which shares of voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company are issued by the Company, or sold or transferred by the stockholders of the Company as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such transaction cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately after such transaction;

(ii) The asset acquisition or consolidation of the Company with or into another entity as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such asset acquisition or consolidation cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the surviving corporation or resulting entity immediately after such asset acquisition of consolidation; or

(iii) The sale of all or substantially all of the Company’s assets to an entity of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such asset sale do not beneficially own voting securities of the purchasing entity representing more than 50% of the total combined voting power of all outstanding voting securities of the purchasing entity immediately after such asset sale.

Section 2.7 “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

Section 2.8 “Committee” means the Committee appointed by the Board as provided in Section 3.1.

Section 2.9 “Common Stock” means the common stock, par value $.0001 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article X.

Section 2.10 “Consultant” means any person who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.

Section 2.11 “Date of Grant” means the date on which the grant of an Award is authorized by the Board or such later date as may be specified by the Board in such authorization.

Section 2.12 “Disability” means the Participant is unable to continue employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Board.

Section 2.13 “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Board.

Section 2.14 “Eligible Director” means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity.

Section 2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Section 2.16 “Fair Market Value” means (A) during such time as the Common Stock is registered under Section 12 of the Exchange Act, the closing price of the Common Stock as reported by an established stock exchange or automated quotation system on the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any such stock exchange or automated quotation system that day, on the next preceding day on which there was a sale of such Common Stock, or (B) during any such time as the Common Stock is not listed upon an established stock exchange or automated quotation system, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc., or (C) during any such time as the Common Stock cannot be valued pursuant to (A) or (B) above, the fair market value shall be as determined by the

Board considering all relevant information including, by example and not by limitation, the services of an independent appraiser.

Section 2.17 “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

Section 2.18 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

Section 2.19 “Option” means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

Section 2.20 “Participant” means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted by the Board under the Plan.

Section 2.21 “Performance Bonus” means the cash bonus which may be granted to Eligible Employees under Article IX of the Plan.

Section 2.22 “Performance Units” means those monetary units that may be granted to Eligible Employees, Consultants or Eligible Directors pursuant to Article VIII hereof.

Section 2.23 “Plan” means this Platinum Energy Resources, Inc. 2006 Long-Term Incentive Plan.

Section 2.24 “Restricted Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VI of the Plan.

Section 2.25 “Retirement” means the termination of an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity on or after attaining age 62.

Section 2.26 “SAR” means a stock appreciation right granted to an Eligible Employee, Consultant or Eligible Director under Article VII of the Plan.

Section 2.27 “Subsidiary” shall have the same meaning set forth in Section 424 of the Code.

ARTICLE III
ADMINISTRATION

Section 3.1 Administration of the Plan by the Board. The Board shall administer the Plan. The Board may, by resolution, appoint a committee to administer the Plan and delegate its powers described under this Section 3.1 for purposes of Awards granted to Eligible Employees and Consultants.

Subject to the provisions of the Plan, the Board shall have exclusive power to:

(a) Select Eligible Employees and Consultants to participate in the Plan.

(b) Determine the time or times when Awards will be made to Eligible Employees or Consultants.

(c) Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, SAR, Performance Unit, or Performance Bonus, the number of shares of Common Stock or Performance Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Board.

(d) Determine whether Awards will be granted singly or in combination.

(e) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award.

(f) Determine whether and to what extent a Performance Bonus may be deferred, either automatically or at the election of the Participant or the Board.

(g) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

Section 3.2 Administration of Grants to Eligible Directors. The Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options, Performance Units, SARs or shares of Restricted Stock awarded to Eligible Directors selected for participation. If the Board appoints a committee to administer the Plan, it may delegate to the committee administration of all other aspects of the Awards made to Eligible Directors.

Section 3.3 Board to Make Rules and Interpret Plan. The Board in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan or any Awards and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties.

Section 3.4 Section 162(m) Provisions. The Company intends for the Plan and the Awards made there under to qualify for the exception from Section 162(m) of the Code for “qualified performance based compensation” if it is determined by the Board that such qualification is necessary for an Award. Accordingly, the Board shall make determinations as to performance targets and all other applicable provisions of the Plan as necessary in order for the Plan and Awards made there under to satisfy the requirements of Section 162(m) of the Code.

ARTICLE IV
GRANT OF AWARDS

Section 4.1 Grant of Awards. Awards granted under this Plan shall be subject to the following conditions:

(a) Subject to Article X, the aggregate number of shares of Common Stock made subject to the grant of Options and/or SARs to any Eligible Employee in any calendar year may not exceed 100,000.

(b) Subject to Article X, the aggregate number of shares of Common Stock made subject to the grant of Restricted Stock Awards and Performance Unit Awards to any Eligible Employee in any calendar year may not exceed 100,000.

(c) The maximum amount made subject to the grant of Performance Bonuses to any Eligible Employee in any calendar year may not exceed $500,000.

(d) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Board’s discretion for Awards not involving Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares authorized under Section 1.3.

(e) Common Stock delivered by the Company in payment of an Award authorized under Articles V and VI of the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

(f) The Board shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(g) Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant upon the exercise of any Option.

(h) The Board shall be prohibited from canceling, reissuing or modifying Awards if such action will have the effect of repricing the Participant’s Award.

(i) Eligible Directors may only be granted Nonqualified Stock Options, Restricted Stock Awards, SARs or Performance Units under this Plan. Subject to Article X, the aggregate number of shares of Common Stock made subject to the grant of Options to any individual Eligible Director in any calendar year may not exceed 10,000.

(j) Subject to Article X, in no event shall more than 10,000 shares of Restricted Stock be awarded to any individual Eligible Director in any calendar year.

(k) The maximum term of any Award shall be ten years.

ARTICLE V
STOCK OPTIONS

Section 5.1 Grant of Options. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Board may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors and Consultants. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 5.2.

Section 5.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

(a) Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Board at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

(b) Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Board; or (iii) a combination of the foregoing. In addition to the foregoing, the Board may permit an Option granted under the Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Board.

(c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Board in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Board. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

(d) Other Terms and Conditions. Among other conditions that may be imposed by the Board, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.

(e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary, and not to Eligible Employees of an Affiliated Entity unless such entity shall be considered as a “disregarded entity” under the Code and shall not be distinguished for federal tax purposes from the Company or the applicable Subsidiary.

(f) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(g) Stockholder Rights. No Participant shall have a right as a stockholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

ARTICLE VI
RESTRICTED STOCK AWARDS

Section 6.1 Grant of Restricted Stock Awards. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to Eligible

Employees, Consultants or Eligible Directors. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Board shall determine. Each Restricted Stock Award shall be subject to an Award Agreement setting forth the terms of such Restricted Stock Award and may be evidenced in such manner as the Board deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates.

Section 6.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a) Restriction Period. Restricted Stock Awards granted to an Eligible Employee shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Awards granted to Consultants or Eligible Directors shall require the holder to provide continued services to the Company for a period of time. These employment and service requirements are collectively referred to as a “Restriction Period”. The Board or the Committee, as the case may be, shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. In addition to any time vesting conditions determined by the Board or the Committee, as the case may be, Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria based upon the Company’s achievement of all or any of the operational, financial or stock performance criteria set forth on Exhibit A annexed hereto, as may from time to time be established by the Board or the Committee, as the case may be. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Board or the Committee, as the case may be shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 11.6, the Board or the Committee, as the case may be, may, in its discretion, accelerate the vesting of a Restricted Stock Award in the case of the death, Disability or Retirement of the Participant who is an Eligible Employee or resignation of a Participant who is a Consultants or an Eligible Director.

(b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Board shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(c) Rights as Stockholders. During any Restriction Period, the Board may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a stockholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

ARTICLE VII
STOCK APPRECIATION RIGHTS

Section 7.1 Grant of SARs. The Board may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Board may determine, grant a SAR to any Eligible Employee, Consultant or Eligible Director. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem Award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

Section 7.2 Exercise and Payment. SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Board in the Award Agreement. Exercise of a SAR shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of

Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in shares of Common Stock.

Section 7.3 Restrictions. In the event a SAR is granted in tandem with an Incentive Stock Option, the Board shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or its Subsidiaries on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the Exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

ARTICLE VIII
PERFORMANCE UNITS

Section 8.1 Grant of Awards. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees, Consultants and Eligible Directors. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 8.2.

Section 8.2 Conditions of Awards. Each Award of Performance Units shall be subject to the following conditions:

(a) Establishment of Award Terms. Each Award shall state the target, maximum and minimum value of each Performance Unit payable upon the achievement of performance goals.

(b) Achievement of Performance Goals. The Board shall establish performance targets for each Award for a period of no less than a year based upon some or all of the operational, financial or performance criteria listed in Exhibit A attached. The Board shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as determined in the sole discretion of the Board.

ARTICLE IX
PERFORMANCE BONUS

Section 9.1 Grant of Performance Bonus. The Board may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Board may determine, grant a Performance Bonus to certain Eligible Employees selected for participation. The Board will determine the amount that may be earned as a Performance Bonus in any period of one year or more upon the achievement of a performance target established by the Board. The Board shall select the applicable performance target(s) for each period in which a Performance Bonus is awarded. The performance target shall be based upon all or some of the operational, financial or performance criteria more specifically listed in Exhibit A attached.

Section 9.2 Payment of Performance Bonus. In order for any Participant to be entitled to payment of a Performance Bonus, the applicable performance target(s) established by the Board must first be obtained or exceeded. Payment of a Performance Bonus shall be made within 60 days of the Board’s certification that the performance target(s) has been achieved unless the Participant has previously elected to defer payment pursuant to a nonqualified deferred compensation plan adopted by the Company. Payment of a Performance Bonus may be made in either cash or Common Stock as determined in the sole discretion of the Board.

ARTICLE X
STOCK ADJUSTMENTS

In the event that the shares of Common Stock, as constituted on the effective date of the Plan, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of asset acquisition, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the “Minimum Adjustment”). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article X and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article X which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

ARTICLE XI
GENERAL

Section 11.1 Amendment or Termination of Plan. The Board may alter, suspend or terminate the Plan at any time provided, however, that it may not, without stockholder approval, adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article X), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits to Participants provided by the Plan.

Section 11.2 Termination of Employment; Termination of Service. If an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, Disability or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (i) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or Disability (as defined above) in lieu of the three-month period), and (ii) vested Nonqualified Stock Option during the remaining term of the Option. If an Eligible Employee’s employment terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The Board may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

In the event a Consultant ceases to provide services to the Company or an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s Award Agreement or by the Board. The Consultant or Eligible Director shall have a period of three years following the date he ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Stock Options which are otherwise exercisable on his date of termination of service.

Section 11.3 Limited Transferability – Options. The Board may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to
(i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family

Members are the only partners or members. In addition, there may be no consideration for any such transfer. The Award Agreement pursuant to which such Nonqualified Stock Options are granted expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 11.3. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 11.2 hereof the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Section 11.2 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 11.2 hereof. No transfer pursuant to this Section 11.3 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Board shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 11.3, all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; however, no such transfer shall be effective to bind the Company unless the Board has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

Section 11.4 Withholding Taxes. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Board may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Board.

Section 11.5 Change of Control. Notwithstanding any other provision in this Plan to the contrary, Awards granted under the Plan to any Eligible Employee, Consultant or Eligible Director shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event.

Section 11.6 Amendments to Awards. Subject to the limitations of Article IV, such as the prohibition on repricing of Options, the Board may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate. However, amendments which are adverse to the Participant shall require the Participant’s consent.

Section 11.7 Registration; Regulatory Approval. Following approval of the Plan by the stockholders of the Company as provided in Section 1.2 of the Plan, the Board, in its sole discretion, may determine to file with the Securities and Exchange Commission and keep continuously effective, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable.

Section 11.8 Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

Section 11.9 Reliance on Reports. Each member of the Board and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

Section 11.10 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 11.11 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except as superseded by applicable Federal law.

Section 11.12 Other Laws. The Board may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

Section 11.13 No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

Section 11.14 Conformance to Section 409A of the Code To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

EXHIBIT A

2005 Long-Term Incentive Plan
Performance Criteria

Operational Criteria may include:

Reserve additions/replacements
Finding & development costs
Production volume
Production Costs
Financial Criteria may include:
Earnings(net income, earnings before interest, taxes, depreciation and amortization (“EBITDA”)

Earnings per share:

Cash flow
Operating income
General and Administrative Expenses
Debt to equity ratio

Debt to cash flow
Debt to EBITDA
EBITDA to Interest
Return on Assets
Return on Equity
Return on Invested Capital
Profit returns/margins
Midstream margins

Stock Performance Criteria:

Stock price appreciation
Total stockholder return
Relative stock price performance

ANNEX D

October 3, 2006

PLATINUM ENERGY RESOURCES, INC.

25 Phillips Parkway
Montvale, NJ 07645

Attention: Board of Directors:

Dear Sirs:

You have requested our opinion as to the fairness, from a financial point of view, to the holders, as a group, collectively, referred to herein as “Stockholders”, of common stock, par value $0.0001 per share (“Common Stock”), of Platinum Energy Resources, Inc., a Delaware corporation (“Platinum”), of the aggregate consideration to be paid by Platinum as set forth in the Asset Acquisition Agreement and Plan of Reorganization (the “Asset Acquisition Agreement”), by and among Platinum, PER Acquisition Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Platinum (“Acquisition Sub”), and Tandem Energy Corporation, a Colorado corporation (“TEC”). Pursuant to the Asset Acquisition Agreement, Acquisition Sub has agreed to purchase all of the assets and properties of TEC, including all aspects of TEC’s business, and Acquisition Sub will assume certain liabilities of TEC, all in exchange solely for voting stock of Platinum (the “Acquisition”). In exchange for the assets of TEC, Platinum shall issue and deliver to TEC that number of shares (rounded upward to the nearest whole share) of Platinum voting Common Stock, determined by dividing Sixty Million Dollars ($60,000,000) by the actual per share conversion price, as calculated as the amount of funds held in Platinum’s trust account as of two business days prior to the closing date divided by Fourteen Million Four Hundred Thousand (14,400,000). In addition, Platinum will also assume or repay the outstanding long-term indebtedness of TEC at the time of the Acquisition of approximately $42,000,000. As a result of the terms outlined in the draft Asset Acquisition Agreement dated October 2, 2006, we have determined that the aggregate consideration to be paid to TEC is equal to $102,000,000 (the “Consideration”). In addition in rendering an opinion as to whether the consideration to be paid by Platinum is fair, from a financial point of view, to the Stockholders, we have also been requested to determine if the fair market value of the assets being purchased from TEC are at least equal to 80% of the net assets of Platinum.

In connection with our review of this transaction, and in arriving at our opinion described below, we have reviewed business and financial information relating to Platinum and TEC, including, among things:

•

the draft Asset Acquisition Agreement dated October 2, 2006;

•

certain publicly available business and financial information relating to Platinum that we deemed relevant;

•

audited financial statements for TEC for the fiscal year ended December 31, 2004 and 2005;

•

independent Engineering Report prepared for Tandem Energy Holdings, Inc. by Williamson Petroleum Consultants dated February 17, 2006;

•

the pro forma impact of the Acquisition;

•

such other information and analyses we deemed appropriate;

•

reviewed and analyzed certain publicly available financial information for companies whose operations we considered relevant in evaluating Platinum and TEC;

•

compared the financial terms of the Acquisition with the financial terms of certain other transactions that we deemed relevant;

•

certain publicly available financial information for companies whose operations C. K. Cooper considered relevant in evaluating Platinum and TEC;

•

the financial terms of the acquisition with the financial terms of certain other transactions that C. K. Cooper deemed relevant;

In addition, we have held several conversation with senior management of Platinum and TEC, including, in particular, regarding course of discussions of the Acquisition. Conversation also discussed recent developments in

D-1

the business operations of TEC, including a review of reserve estimates prepared by the management of TEC, comparable transactions, etc.

In each case, it has been represented to C. K. Cooper & Company by management of Platinum that these documents and agreements are in the form and substance that will be used for the Acquisition. Furthermore, it has been confirmed that any modifications to these agreements that may materially alter the conditions utilized in determining our opinion would be shared with C. K. Cooper & Company.

In connection with our review, we have not independently verified any of the foregoing information, and we have relied upon such information being complete and accurate in all material respects. We have assumed, with your consent, that the financial forecasts provided to us and discussed with us have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the senior management and key personnel of Platinum. In addition, we have not conducted a physical inspection or made an independent evaluation or appraisal of assets of TEC, nor have we been furnished with any such evaluation or appraisal. Our opinion relates to the assets of TEC as a going concern and, accordingly, we express no opinion based on its liquidation value. In rendering our opinion, we have assumed that in the course of obtaining any necessary regulatory and governmental approvals for the proposed Acquisition, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the proposed Acquisition. Our opinion is based on circumstances as they exist and can be evaluated on, and the information made available to us at, the date hereof and is without regard to any market, economic, financial, legal or other circumstances or event of any kind of nature that may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

We and our affiliates may in the future provide, certain investment banking and financial services to Platinum for which we would expect to receive, compensation.

C. K. Cooper & Company as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, negotiated underwriting, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We will receive a fee for our services in connection with rendering our opinion. In the ordinary course of our business, we may actively trade the securities of Platinum for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of Platinum in connection with their consideration of the Acquisition and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purpose, without C. K. Cooper & Company, Inc.’s prior written consent, which consent will not be unreasonably withheld. However, notwithstanding the foregoing, we consent to the inclusion of the opinion in the proxy statement relating to the Acquisition.

Our opinion does not address the merits of the underlying decision by Platinum to engage in the Acquisition or the relative merits of the Acquisition compared to any alternative business strategy or transaction in which Platinum might engage. This opinion is not intended to be and does not constitute a recommendation to any Stockholder regarding how such holder should vote on the approval and adoption of the Asset Acquisition Agreement or any matter related thereto. We are not expressing any opinion herein as to the prices at which Platinum Common Stock has traded or will trade following the closing of the Acquisition.

Based upon our experience as an investment banker and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof the Consideration to be paid by Platinum in the Acquisition is fair, from a financial point of view, to the Stockholders. In addition, it is our opinion that the fair market value of the assets of TEC is at least equal to 80% of the net assets of Platinum.

Very truly yours,

C. K. COOPER & COMPANY, INC.

D-2

ANNEX E

TANDEM ENERGY HOLDINGS, INC
Shareholders of Record of Tandem Energy Holdings, Inc. Common Stock
as of December 31, 2006

NAME	NO. OF SHARES

ABCO Properties, LLC	20,000
Blank, Trevor	10,000
Brahaney, E. L.	25,000
Buchanan, Ramona S.	5,000
Burlington Feeders, Inc.	15,000
Capital Access Group, LLC	50,000
Carey, Katherine J.	100,000
CBarney Investments Ltd.	200,000
CEDE & Co	2,315,615
Chambers, Jack A.	5,191,322
Chambers, Rex	324,458
Chambers, Ronnie	20,000
Cork Investments, Inc.	15,000
Culp, Dyke	648,915
Culp, Tim G.	7,786,983
Cunningham, Michael G.	2,595,661
Cutrera, James	5,000
Dalton, Stewart G. And Martha M. Dalton JT TEN	25,000
Denkinger, Steve	150,000
Diaz, Nelson A.	5,000
Empire Properties LLC	50,000
Epley, James T. & Tammy Epley JT TEN	10,000
Hepner, Frank & Mary M. Hepner JT. TEN	10,000
HHBC INC	10,000
Hogan, Peter	5,000
Hunt, David M.	10,000
James, Steve	25,000
Karayan, Sylvia	5,000
Kounce, Jack N. & Jeri J. Kounce JT TEN	2,000
Malloy, Cynthia M.	10,000
Mixon, Donnie	100,000
Neill, Joe A. & Mattie L. Neill JT TEN	35,000
Pentony, John	12,000
Pisani, B. Michael	60,000
Richardson, Erick	100,000
RP CapitaL LLC	50,000
Scott, Toben	500,000
Seaside Capital II, LLC	360,000
Shaw, Richard	15,000
Soto, Orlando	50,000
Stapp, Larry A. & Frances N. STAPP JT TEN	50,000
Swearingin, Calvin	140
The Research Works	65,000
Townsend, Mark	50,000
Unacounted Shareholders-Post	2,067
Underwood, James R. & Mary Jo Underwood Jt Ten	30,000
Univest Management Inc Profit	54,500
Wright, Teresa K.	25,000
Yocham, Todd M.	2,595,661

Total	23,799,322

E-1

TANDEM ENERGY HOLDINGS, INC.
Common Stock Sales
Between January 1, 2005 and December 31, 2006

Stock Certificate	Shares Issued	Record Holder	Date Issued	Date Sold or Transferred(1)	No. of Shares Sold or Transferred

TE1003	500,000	Tbeck Capital	March 11, 2005	March 30, 2005	500,000
TE1004	500,000	Tbeck Capital	March 11, 2005	March 30, 2005	500,000
TE1005	200,000	Tbeck Capital	March 11, 2005	March 30, 2005	200,000
TE1007	100,000	Tracie Williams	March 11, 2005	April 21, 2005	100,000
TE1048	25,000	Westcap Securities	April 12, 2005	April 25, 2005	25,000
TE1047	133,333	Brandon Manumaleuna	April 12, 2005	April 26, 2005	133,333
TE1046	275,000	Jose Pardo	April 12, 2005	April 26, 2005	275,000
TE1050	13,334	Mark Perez	April 12, 2005	April 26, 2005	13,334
TE1049	53,333	Terry L Merritt	April 12, 2005	April 26, 2005	53,333
TE1011	50,000	Ana L. Martinez	March 11, 2005	October 12, 2005	50,000
TE1008	50,000	Jose Mendoza	March 11, 2005	October 12, 2005	50,000
TE1009	50,000	Mariela Vilaboa	March 11, 2005	October 12, 2005	50,000
TE1107	1,500	Martha Lowe	June 21, 2005	January 24, 2006	1,500
TE1122	7,912	Jose Pardo	February 28, 2006	March 9, 2006	7,912
TE1128	40,000	Janney Montgomery Scott LLC	April 13, 2006	April 21, 2006	40,000
TE1129	12,500	Janney Montgomery Scott LLC	April 13, 2006	April 21, 2006	12,500
TE1130	100,000	Janney Montgomery Scott LLC	April 13, 2006	April 21, 2006	100,000
TE1132	25,000	First Clearing	April 21, 2006	April 27, 2006	25,000
TE1133	12,500	First Clearing	April 21, 2006	April 27, 2006	12,500
TE1134	5,000	First Clearing	April 21, 2006	April 27, 2006	5,000
TE1131	12,500	Janney Montgomery Scott LLC	April 14, 2006	April 27, 2006	12,500
TE1136	15,000	First Clearing	April 24, 2006	May 1, 2006	15,000
TE1021	40,000	Lucci Financial Group	March 21, 2005	May 5, 2006	40,000
TE1139	27,500	Janney Montgomery Scott LLC	May 8, 2006	May 17, 2006	27,500
TE1143	15,000	First Clearing	May 30, 2006	June 7, 2006	15,000
TE1146	45,000	Janney Montgomery Scott LLC	September 19, 2006	September 26, 2006	45,000
TE1073	30,000	Burlington Feeders	June 20, 2005	October 18, 2006	7,500
TE1076	5,000	Jerry Corman	June 20, 2005	October 18, 2006	1,500
TE1104	10,000	T D Wilson	June 20, 2005	October 19, 2006	5,000
TE1149	500	Janney Montgomery Scott LLC	October 12, 2006	October 24, 2006	500
TE1098	10,000	Tracy Spaeth	June 20, 2005	November 8, 2006	10,000
TE1152	1,000	Jerry Corman	October 18, 2006	November 13, 2006	1,000
TE1153	1,000	Jerry Corman	October 18, 2006	November 13, 2006	1,000
TE1154	1,000	Jerry Corman	October 18, 2006	November 13, 2006	1,000
TE1155	500	Jerry Corman	October 18, 2006	November 13, 2006	500
TE1163	1,000	T D Wilson	October 19, 2006	November 17, 2006	1,000
TE1164	2,000	T D Wilson	October 19, 2006	November 17, 2006	2,000
TE1165	2,000	T D Wilson	October 19, 2006	November 17, 2006	2,000
TE1161	10,000	Burlington Feeders	October 18, 2006	November 24, 2006	4,500
TE1088	3,000	Ken James	June 20, 2005	November 24, 2006	3,000
TE1173	1,000	Burlington Feeders	November 24, 2006	December 18, 2006	1,000
TE1174	1,000	Burlington Feeders	November 24, 2006	December 18, 2006	1,000
TE1175	1,000	Burlington Feeders	November 24, 2006	December 18, 2006	1,000
TE1166	5,000	T D Wilson	October 19, 2006	December 27, 2006	5,000

——————

(1)

This column represents (i) sales of shares of Tandem common stock registered with Tandem and (ii) shares of Tandem common stock that at the request of the recordholder were transferred to Cede & Co. and reissued in street name. While Tandem believes that any such transfer of shares to Cede & Co. and reissuance in street name was for the purpose, or in connection with, the sales of such shares by such beneficial owner, Tandem has no information on such possible sales.

E-2

FORM OF PROXY CARD

REVOCABLE PROXY

PLATINUM ENERGY RESOURCES, INC.
25 Phillips Parkway
Montvale, New Jersey 07645

SPECIAL MEETING OF STOCKHOLDERS
                          , 2007
10:00 a.m. EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF PLATINUM ENERGY RESOURCES, INC.

The undersigned appoints Mark Nordlicht and Barry Kostiner, as proxies, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Platinum Energy Resources, Inc. held of record by the undersigned on, _____, 2007 at the Special Meeting of Stockholders to be held on,                 2007, at 10:00 a.m., eastern time, or any postponement or adjournment thereof, at the offices of Sills Cummis Epstein & Gross P.C., One Rockefeller Plaza, New York, New York 10020.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO APPROVE AND AUTHORIZE THE ASSET ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF YOU ARE A RECORD HOLDER AND NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED BY THE PROXIES “FOR” PROPOSAL NUMBERS 1, 2 AND 3. THE PLATINUM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.

PLATINUM MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTES IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE PLATINUM BOARD OF DIRECTORS.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS REVOCABLE PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side)

PROXY

This proxy will be voted as directed. If you are a record holder and no directions are given, this proxy will be voted by the proxies “FOR” proposal numbers 1, 2 and 3. The Platinum board of directors unanimously recommends a vote “FOR” the following proposals.

The approval of Proposal Number 1 and the consummation of the asset acquisition are conditions to the effectiveness of Proposal Number 2 and Proposal Number 3 assuming such proposals are approved by the Stockholders.

1.

To approve and authorize the Asset Acquisition Agreement and
Plan of Reorganization among Platinum Energy Resources, Inc.,
PER Acquisition Corp., Tandem Energy Corporation and certain affiliates of Tandem Energy Corporation, as amended.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

Only if you voted “AGAINST” Proposal Number 1 and you hold shares of Platinum common stock issued in the Platinum initial public offering, you may exercise your conversion rights and demand that Platinum convert your shares of common stock into a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box on the reverse side. If you exercise your conversion rights, then you will be exchanging your shares of Platinum common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the asset acquisition is completed and you continue to hold these shares through the effective time of the asset acquisition and tender your stock certificate to the combined company. To exercise your conversion rights check the following box. Failure to (a) vote against the adoption of the Asset Acquisition Agreement and Plan of Reorganization, (b) check the following box and (c) submit this proxy in a timely manner will result in the loss of your conversion rights.

I HEREBY EXERCISE MY CONVERSION RIGHTS	☐

2.

To approve and authorize the amendment and restatement of the
Certificate of Incorporation of Platinum to delete the preamble and
Sections A through D, inclusive, of Article Sixth from the Certificate of Incorporation from and after the closing of the asset acquisition.

		FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	To approve the Platinum Energy Resources, Inc. 2006 Long-Term Incentive Plan.	FOR	AGAINST	ABSTAIN
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MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature _____________________ Signature _____________________ Date ________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If the stockholder is a corporation, sign in full name by an authorized officer.